UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                                :
                                      :        Chapter 11
ICG COMMUNICATIONS, INC.,             :        Case No.  00-4238 (PJW)
et al.,                               :
-- ---
                                      :        Jointly Administered
                           Debtors.   :


               FINDINGS OF FACT, CONCLUSIONS OF LAW AND ORDER
           CONFIRMING SECOND AMENDED JOINT PLAN OF REORGANIZATION
           OF ICG COMMUNICATIONS, INC. AND ITS AFFILIATED DEBTORS
                   AND DEBTORS IN POSSESSION, AS MODIFIED





                                          TABLE OF CONTENTS

                                                                                                 Page


INTRODUCTION........................................................................................1

I.       FINDINGS OF FACT...........................................................................5
                  A.       JURISDICTION AND VENUE...................................................5
                  B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                           1129 OF THE BANKRUPTCY CODE..............................................5
                                    1.      Section 1129(a)(1) -- Compliance of the Plan
                                            with Applicable Provisions of the Bankruptcy
                                            Code....................................................5
                                            a.       Sections 1122 and 1123(a)(1)-(4)--
                                                     Classification and Treatment of Claims
                                                     and Interests..................................5
                                            b.       Section 1123(a)(5) -- Adequate Means
                                                     for Implementation of the Modified
                                                     Plan...........................................6
                                            c.       Section 1123(a)(6) -- Prohibition
                                                     Against the Issuance of Nonvoting
                                                     Equity Securities and Adequate
                                                     Provisions for Voting Power of Classes
                                                     of Securities..................................8
                                            d.       Section 1123(a)(7) - Selection of
                                                     Directors and Officers in a Manner
                                                     Consistent with the Interests of
                                                     Creditors and Equity Security Holders
                                                     and Public Policy..............................9
                                            e.       Section 1123(b)(1)-(2)-- Impairment of
                                                     Claims and Interests and Assumption,
                                                     Assumption and Assignment or
                                                     Rejection of Executory Contracts and
                                                     Unexpired Leases..............................10
                                            f.       Section 1123(b)(3)-- Retention,
                                                     Enforcement and Settlement of Claims
                                                     Held by the Debtors...........................10
                                            g.       Section 1123(b)(5)-- Modification of the
                                                     Rights of Holders of Claims...................11
                                            h.       Section 1123(b)(6)-- Other Provisions
                                                     Not Inconsistent with Applicable
                                                     Provisions of the Bankruptcy Code.............11
                                            i.       Section 1123(d)-- Cure of Defaults............12
                                    2.      Section 1129(a)(2) -- Compliance with
                                            Applicable Provisions of the Bankruptcy Code...........12
                                    3.      Section 1129(a)(3)-- Proposal of the Modified
                                            Plan in Good Faith.....................................12
                                    4.      Section 1129(a)(4)-- Bankruptcy Court
                                            Approval of Certain Payments as Reasonable.............13
                                    5.      Section 1129(a)(5)-- Disclosure of Identity of
                                            Proposed Management, Compensation of
                                            Insiders and Consistency of Management
                                            Proposals with the Interests of Creditors and
                                            Public Policy..........................................14
                                    6.      Section 1129(a)(6)-- Approval of Rate Changes..........14
                                    7.      Section 1129(a)(7)-- Best Interests of Holders
                                            of Claims and Interests................................15
                                    8.      Section 1129(a)(8)-- Acceptance of the
                                            Modified Plan by Each Impaired Class...................15
                                    9.      Section 1129(a)(9)-- Treatment of Claims
                                            Entitled to Priority Pursuant to Section 507(a)
                                            of the Bankruptcy Code.................................16
                                    10.     Section 1129(a)(10)-- Acceptance By at Least
                                            One Impaired Class.....................................16
                                    11.     Section 1129(a)(11)-- Feasibility of the
                                            Modified Plan..........................................16
                                    12.     Section 1129(a)(12)-- Payment of Bankruptcy
                                            Fees...................................................17
                                    13.     Section 1129(a)(13)-- Retiree Benefits.................17
                                    14.     Section 1129(b)-- Confirmation of the Modified
                                            Plan Over the Nonacceptance of Impaired
                                            Classes................................................17
                                    15.     Bankruptcy Rule 3016(a)................................18
                                    16.     Section 1129(d)-- Purpose of Modified Plan.............18
                  C.       SETTLEMENTS AND RELEASES................................................18
                                    1.      Settlement of Intercompany Claims Between the
                                            Holdings Debtors and the Services Debtors..............18
                                    2.      Settlements with Cisco and Lucent......................19
                                    3.      Fairness of Releases...................................19
                  D.       SATISFACTION OF CONDITIONS TO CONFIRMATION..............................20
                  E.       SUBSTANTIVE CONSOLIDATION...............................................20

II.      CONCLUSIONS OF LAW........................................................................20
                  A.       JURISDICTION AND VENUE..................................................21
                  B.       EXEMPTIONS FROM SECURITIES LAWS.........................................21
                  C.       EXEMPTIONS FROM TAXATION................................................22
                  D.       COMPLIANCE WITH SECTION 1129 OF THE
                           BANKRUPTCY CODE.........................................................22
                  E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                           PROVIDED  UNDER THE MODIFIED PLAN AND
                           CERTAIN OTHER MATTERS...................................................23
                  F.       AGREEMENTS AND OTHER DOCUMENTS..........................................24
                  G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                           REJECTIONS OF EXECUTORY CONTRACTS AND
                           UNEXPIRED LEASES........................................................25
                  H.       SUBSTANTIVE CONSOLIDATION...............................................25

III.     ORDER.....................................................................................26
                  A.       CONFIRMATION OF THE MODIFIED PLAN.......................................26
                  B.       EFFECTS OF CONFIRMATION.................................................26
                                    1.      Immediate Effectiveness; Successors and
                                            Assigns................................................26
                                    2.      Continued Corporate Existence; Vesting of
                                            Assets.................................................27
                                    3.      Cancellation and Surrender of Instruments,
                                            Securities and Other Documentation.....................28
                                    4.      Release of Liens.......................................28
                  C.       CLAIMS BAR DATES........................................................29
                                    1.      Bar Dates for Administrative Claims....................29
                                            a.       General Bar Date Provisions...................29
                                            b.       Bar Dates for Certain Administrative
                                                     Claims........................................30
                                                     i.       Professional Compensation............30
                                                     ii.      Ordinary Course Liabilities..........30
                                                     iii.     Priority Tax Claims..................31
                                    2.      Bar Date for Rejection Damages Claims and
                                            Related Procedures.....................................31
                  D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                           MODIFIED PLAN...........................................................32
                                    1.      Restructuring Transactions.............................32
                                    2.      Directors and Officers; Employment-Related
                                            Agreements and Compensation Programs...................36
                                            a.       Directors and Officers of Reorganized
                                                     Debtors.......................................37
                                            b.       Approval of New Employment,
                                                     Retirement, Indemnification, and Other
                                                     Related Agreements and Incentive
                                                     Compensation Programs.........................37
                                    3.      Approval of Agreements Related to the New
                                            Common Stock...........................................38
                                    4.      Approval of Exit Financing.............................38
                                    5.      Approval of New Loan Documents.........................40
                                    6.      Approval of Executory Contract and Unexpired
                                            Lease Provisions and Related Procedures................42
                                    7.      Distribution Record Date...............................46
                  E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                           DEBTORS AND SERVICES DEBTORS............................................47
                  F.       ACTIONS IN FURTHERANCE OF THE MODIFIED PLAN.............................48
                  G.       RELEASES AND INDEMNIFICATION............................................51
                  H.       DISCHARGE, TERMINATION, INJUNCTION AND
                           SUBORDINATION RIGHTS....................................................52
                                    1.      Discharge of Claims and Satisfaction and
                                            Termination of Interests...............................52
                                    2.      Injunctions............................................53
                                    3.      Releases and Satisfaction of Subordination
                                            Rights.................................................54
                                    4.      Exculpation............................................55
                  J.       PAYMENT OF STATUTORY FEES...............................................59
                  K.       SUBSTANTIAL CONSUMMATION................................................59
                  L.       RETENTION OF JURISDICTION...............................................59
                  M.       NOTICE OF ENTRY OF SECOND CONFIRMATION
                           ORDER...................................................................60





                             TABLE OF EXHIBITS


Exhibit                    Exhibit Name
-------                    ------------

A                          Plan
B                          Modification
C                          Rejection Bar Date Notice
D                          Cure Amount Notice
E                          Confirmation Notice




                                INTRODUCTION
                                ------------

                  The above-captioned debtors and debtors in possession (collectively, the"Debtors") having proposed the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated April 3, 2002 (the "Original Plan"); the Bankruptcy Court having entered its Order (I) Approving Procedures and Materials Employed to Provide Notice of the Disclosure Statement Hearing,
(II) Approving Disclosure Statement, (III) Determining Treatment of Certain Claims for Notice and Voting Purposes, (IV) Scheduling Hearing on Confirmation of the Plan, (V) Establishing Record Date and Procedures for Filing Objections to the Plan and Temporary Allowance of Claims and (VI) Approving Solicitation Procedures for Confirmation, dated April 3, 2002 (the "Original Solicitation Order") [Docket No. 1349]; a hearing pursuant to section 1129 of the Bankruptcy Code to consider confirmation of the Original Plan having been held on May 20, 2002 (the "First Confirmation Hearing"); the Bankruptcy Court having entered its Findings of Fact, Conclusions of Law, and Order Confirming Second Amended Joint Plan of Reorganization of ICG Communications, Inc. and its Affiliated Debtors and Debtors in Possession, dated May 21, 2002 (the "Original Confirmation Order") [Docket No. 1551]; the substantial consummation of the Original Plan, within the meaning of section 1127 of the Bankruptcy Code having not occurred; the Debtors having proposed the Modification to Second Amended Joint Plan of Reorganization of ICG Communications, Inc. et al., dated July 26, 2002 (the "Modification" and the Original Plan as modified by the Modification, the "Modified Plan")1 [Docket Nos. 1657, 1658, 1660 - 1663]; the Bankruptcy Court having entered the Order (I) Approving Supplemental Disclosure With Respect to the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., as Modified and (II) Approving Solicitation Procedures for Confirmation with Respect to the Plan as Modified and (III) Approving Form and Manner of Notice Employed to Provide Notice of Supplemental Disclosure Statement Hearing, dated August 28, 2002 (the "Supplemental Solicitation Order") [Docket No. 1724]; the Debtors having filed the Declaration of Logan & Company, Inc. Certifying the Voting On and Tabulation of Ballots Accepting and Rejecting the Debtors' Second Amended Joint Plan of Reorganization, as Modified (the "Voting Declaration") [Docket No. 1815] on October 7, 2002; the Bankruptcy Court having established, in the Supplemental Solicitation Order, October 9, 2002 at 4:00 p.m. as the date and time of the hearing pursuant to section 1129 of the Bankruptcy Code to consider Confirmation of the Modified Plan (the "Second Confirmation Hearing"); declarations of service having been executed by Kathleen M. Logan and Filed with the Bankruptcy Court (the "Declarations of Service") [Docket Nos. 1766 - 1774], with


-------------------

1 Unless otherwise specified, capitalized terms and phrases used herein have the meanings assigned to them in the Modified Plan. The rules of interpretation set forth in Section I.C of the Modified Plan shall apply to these Findings of Fact, Conclusions of Law and Order (this "Second Confirmation Order"). In addition, in accordance with Section I.A of the Modified Plan, any term used in the Modified Plan or this Second Confirmation Order that is not defined in the Modified Plan or this Second Confirmation Order, but that is used in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable. In accordance with Section III.A of this Second Confirmation Order, if there is any direct conflict between the terms of the Modified Plan, the terms of the Original Confirmation Order and the terms of this Second Confirmation Order the terms of this Second Confirmation Order shall control. A copy of the Original Plan (without the exhibits thereto) is attached hereto as Exhibit A and incorporated herein by reference. A copy of the Modification (without the exhibits thereto) is attached hereto as Exhibit B and incorporated herein by reference.

respect to the mailing of a notice of the Second Confirmation Hearing and the other solicitation materials in respect of the Modified Plan in accordance with the Supplemental Solicitation Order; declarations of publication having been Filed with the Bankruptcy Court (collectively, the "Declarations of Publication") [Docket Nos. 1762 - 1764] with respect to the publication of the notice of the Second Confirmation Hearing in the national editions of The Wall Street Journal, and the daily edition of the Denver Post in accordance with the Supplemental Solicitation Order; the resolution of all objections to Confirmation of the Original Plan as set forth in the Original Confirmation Order being unaltered by this Second Confirmation Order; objections to Confirmation of the Modified Plan having been filed by (i) AmCap/Denver Limited Partnership; (ii) Carlyle One Wilshire, LLC; (iii) CitiCapital Commercial Leasing Corporation; (iv) Equity Office Properties LLC; (v) Hewlett- Packard Company; (vi) WCB Five Limited Partnership and (vii) Williams Communications, LLC (collectively, the "Objections"); the Debtors having filed a Memorandum of Law in Support of Confirmation of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Second Memorandum of Law") on October 7, 2002 [Docket No. 1816]; the Debtors having filed the Declaration of Randall E. Curran in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Curran Declaration"), the Declaration of Steven G. Panagos in Support of Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as Modified (the "Panagos Declaration") and the Declaration of Kenneth E. Buckfire in Support of Second Amended Plan of Reorganization of ICG Communications, Inc., as Modified (the "Buckfire Declaration") (the Curran Declaration together with the Panagos Declaration and the Buckfire Declaration, the "Supporting Declarations") on October 7, 2002 as exhibits to the Second Memorandum of Law; the Bankruptcy Court having reviewed the Modified Plan, the Disclosure Statement, the Supplement, the Supplemental Solicitation Order, the Voting Declaration, the Declarations of Service, the Declarations of Publication, the Objections, the Second Memorandum of Law, the Supporting Declarations and the other papers before the Bankruptcy Court in connection with the Confirmation of the Modified Plan; the Bankruptcy Court having heard the statements of counsel in support of Confirmation at the Second Confirmation Hearing, as reflected in the record at the Second Confirmation Hearing; the Bankruptcy Court having considered all testimony presented and evidence admitted at the Second Confirmation Hearing; the Bankruptcy Court having taken judicial notice of the papers and pleadings on file in these chapter 11 cases; and the Bankruptcy Court finding that (i) notice of the Second Confirmation Hearing and the opportunity of any party in interest to object to Confirmation were adequate and appropriate, in accordance with Bankruptcy Rule 2002(b) and the Supplemental Solicitation Order, as to all parties to be affected by the Modified Plan and the transactions contemplated thereby and (ii) the legal and factual bases set forth at the Second Confirmation Hearing and as set forth in this Second Confirmation Order establish just cause for the relief granted herein; the Bankruptcy Court hereby makes the following Findings of Fact, Conclusions of Law and Order.2


-------------------

2 This Second Confirmation Order constitutes the Bankruptcy Court's findings of fact and conclusions of law under Fed. R. Civ. P. 52, as made applicable herein by Bankruptcy Rules 7052 and 9014. Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.




I.       FINDINGS OF FACT.

         A.       JURISDICTION AND VENUE.

                  On November 14, 2000, the Debtors commenced their respective Reorganization Cases by filing voluntary petitions for relief under chapter 11 of the Bankruptcy Code. The Debtors were and are qualified to be debtors under section 109(a) of the Bankruptcy Code. ICG
Communications, Inc., the direct or indirect parent of each of the Affiliate Debtors, is domiciled in Delaware. Accordingly, pursuant to 28 U.S.C. ss. 1408, venue in the United States Bankruptcy Court for the District of Delaware for these chapter 11 cases was proper as of the Petition Date and continues to be proper.

         B.       COMPLIANCE WITH THE REQUIREMENTS OF SECTION
                  1129 OF THE BANKRUPTCY CODE.

                  1. Section 1129(a)(1) -- Compliance of the Plan with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan complies with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(1) of the Bankruptcy Code, including sections 1122 and 1123 of the Bankruptcy Code.

                           a.       Sections 1122 and 1123(a)(1)-(4) --
                                    Classification and Treatment of Claims
                                    and Interests.

                  Pursuant to sections 1122(a) and 1123(a)(1) of the Bankruptcy Code, Article II of the Modified Plan designates Classes of
Claims and Interests, other than Administrative Claims and Priority Tax Claims.(3) As required by section 1122(a), each Class of Claims and Interests

-------------------

(3) Pursuant to section 1123(a)(1) of the Bankruptcy Code, classes of Administrative Claims and Priority Tax Claims are not required to be classified.

contains only Claims or Interests that are substantially similar to the other Claims or Interests within that Class. The Modified Plan designates eleven Classes of Claims and Interests, designated as Classes H-1 through H-5 and S-1 through S-6. Such classification is proper under section 1122(a) of the Bankruptcy Code because such Claims and Interests have differing rights among each other and against the Debtors' assets or differing interests in the Debtors or their reorganization. Additionally, in accordance with section 1122(b) of the Bankruptcy Code, the Modified Plan provides for two Classes of Unsecured Claims of $5,000 or less, one each against the Holdings Debtors and the Services Debtors. This classification is reasonable and necessary for administrative convenience. Pursuant to sections 1123(a)(2) and 1123(a)(3) of the Bankruptcy Code,
Article II of the Modified Plan specifies all Classes of Claims and Interests that are not impaired under the Modified Plan. Article III specifies the treatment of all Classes of Claims and Interests that are impaired under the Modified Plan. Pursuant to section 1123(a)(4) of the Bankruptcy Code, the Modified Plan also provides the same treatment for each Claim or Interest within a particular Class, unless the holder of a Claim or Interest agrees to less favorable treatment of its Claim or Interest.

                           b. Section 1123(a)(5) -- Adequate Means for Implementation of the Modified Plan.


                  Article V and various other provisions of the Modified Plan provide adequate means for the Modified Plan's implementation. Those provisions relate to, among other things: (a) the continued corporate existence of the Debtors (subject to the Restructuring Transactions) and the vesting of the Debtors' assets in the Reorganized Debtors; (b) the cancellation of Old Securities and Agreements; (c) the corporate constituent documents that will govern the Reorganized Debtors; (d) the selection of the initial directors and officers for the Reorganized Debtors; (e) all appropriate and necessary documentation governing entry into the New Senior Subordinated Term Loan, the New Nominal Warrants, the Fee Warrants and effectuation of the Escrow Agreement; (f) the preservation of Litigation Claims by the Debtors and the Reorganized Debtors; (g) the entry into the Registration Rights Agreement; (h) the settlement with Lucent Technologies, Inc. ("Lucent"), and the settlement with Cisco Systems, Inc. and Cisco Capital ("Cisco"); (i) the continuation of certain employee, retiree and workers' compensation benefits and the implementation of the Management Option Plan; (j) the release of liens; (k) the distribution of cash pursuant to the Modified Plan; (l) the execution, delivery and implementation of all documents, and the granting of security interests in and liens upon substantially all of the assets of the Reorganized Debtors, as are necessary and appropriate in connection with the consummation of the credit facility by and among the Reorganized Debtors and the holders of the New Secured Notes (the "New Credit Facility"), including without limitation (i) a credit agreement with the holders of the Secured Lender Claims (the "New Credit Agreement"), (ii) a security agreement with the collateral agent for the holders of the Secured Lender Claims (the "New Security Agreement"), (iii) UCC financing statements, (iv) the guarantees executed by those Subsidiaries as required by Section 5.01(j) of the New Credit Agreement (the "New Guarantees"), (v) a subordination agreement with the agent for the holders of the Secured Lender Claims, Cerberus Capital Management, L.P. ("CCM") and any other financial institutions that are parties to the New Senior Subordinated Term Loan (the "Subordination Agreement") and (vi) such other documents as are necessary and appropriate in connection with the New Credit Facility (collectively, including the New Credit Agreement, the New Security Agreement, such UCC financing statements, the New Guarantees and the Subordination Agreement, the "New Loan Documents"); (m) the issuance and distribution of the New Common Shares, New Secured Notes, New Nominal Warrants, Fee Warrants and New Holdings Creditor Warrants; and (n) the adoption, execution, delivery and implementation of all contracts, instruments, releases and other agreements or documents related to the foregoing. Moreover, as evidenced by the New Projections, the Debtors will have sufficient cash to make all payments required to be made on the Effective Date pursuant to the terms of the Modified Plan.


                           c.       Section 1123(a)(6) -- Prohibition
                                    Against the Issuance of Nonvoting
                                    Equity Securities and Adequate
                                    Provisions for Voting Power of Classes
                                    of Securities.

                  Section 5.3 of the Modified Plan provides that the certificates of incorporation and the by-laws or similar constituent documents of Reorganized ICG and each of the other Reorganized Debtors, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. Such prohibitory provisions have been incorporated into Exhibit A-1 to the Modified Plan. In light of the foregoing, the Modified Plan satisfies the requirement of section 1123(a)(6) of the Bankruptcy Code that a plan of reorganization provide for an appropriate distribution of voting power among the classes of securities possessing voting power.

                           d.       Section 1123(a)(7) - Selection of
                                    Directors and Officers in a Manner
                                    Consistent with the Interests of
                                    Creditors and Equity Security Holders
                                    and Public Policy.

                  The Modified Plan complies with section 1123(a)(7) by properly and adequately disclosing or otherwise identifying the procedures for determining the identity and affiliations of all individuals or entities proposed to serve on or after the Effective Date as officers and directors of Reorganized ICG. Moreover, the Modified Plan ensures that the selection of the proposed compensation and indemnification arrangements for such persons are consistent with the interests of creditors and public policy.

                  The existing senior officers of ICG will serve initially in their same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG will consist of five (5) directors. The Chief Executive Officer shall be a director. CCM and W.R. Huff Asset Management Co., L.L.C. ("Huff"), respectively, have designated the persons set forth on Exhibit E to the Second Memorandum of Law.

                  In light of the foregoing, the manner of selection of the initial directors and officers of the Reorganized Debtors and the manner of selection of successor directors and officers of the Reorganized Debtors, as set forth in the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law, are consistent with the interests of the holders of Claims and Interests and public policy.

                           e. Section 1123(b)(1)-(2) -- Impairment of Claims and Interests and Assumption, Assumption and Assignment or Rejection of Executory Contracts and Unexpired Leases.

                  In accordance with section 1123(b)(1) of the Bankruptcy Code, Article II of the Modified Plan impairs or leaves unimpaired, as the case may be, each Class of Claims and Interests. In accordance with section 1123(b)(2) of the Bankruptcy Code, Article VII of the Modified Plan provides that each of the Debtors will be deemed to have assumed every executory contract and unexpired lease to which it is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan.

                           f.       Section 1123(b)(3) -- Retention,
                                    Enforcement and Settlement of Claims
                                    Held by the Debtors.

                  Section 5.10 of the Modified Plan provides that, except as provided in the Modified Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Modified Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims, that the Debtors or the Estates may hold against any Person or entity. The Reorganized Debtors or their successors may pursue such retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding such claims, demands, rights or causes of action.

                           g. Section 1123(b)(5)-- Modification of the Rights of Holders of Claims.

                  Article III of the Modified Plan modifies, or leaves unaffected, as the case may be, the rights of holders of each Class of Claims.

                           h. Section 1123(b)(6) -- Other Provisions Not Inconsistent with Applicable Provisions of the Bankruptcy Code.

                  The Modified Plan includes additional appropriate provisions that are not inconsistent with applicable provisions of the Bankruptcy Code, including: (i) the provisions of Article VIII of the Modified Plan governing distributions on account of Allowed Claims; (ii) the provisions of Article IX of the Modified Plan establishing procedures for resolving Disputed Claims and making distributions on account of such Disputed Claims once resolved; (iii) the provisions of Article VI of the Modified Plan providing for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively for the purpose of implementing the Modified Plan; (iv) the provisions of Section 12.9 of the Modified Plan regarding the discharge of Claims and termination of Interests; (v) the provisions of
Article XI of the Modified Plan regarding retention of jurisdiction by the Court over certain matters after the Effective Date; and (vi) the provisions of Article V regarding the means for implementation of the Modified Plan.

                           i.       Section 1123(d)-- Cure of Defaults.

                  Section 7.2 of the Modified Plan provides for Cure with respect to each Executory Contract and Unexpired Lease to be assumed pursuant to Section 7.1 of the Modified Plan in accordance with section 365(b)(1) of the Bankruptcy Code.

                  2. Section 1129(a)(2) -- Compliance with Applicable Provisions of the Bankruptcy Code.

                  The Debtors have complied with all applicable provisions of the Bankruptcy Code, as required by section 1129(a)(2) of the Bankruptcy Code, including section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018. The Disclosure Statement, the Supplement and the procedures by which the Ballots for acceptance or rejection of the Modified Plan were solicited and tabulated were fair, properly conducted and in accordance with sections 1125 and 1126 of the Bankruptcy Code, Bankruptcy Rules 3017 and 3018 and the Supplemental Solicitation Order. Consistent with Section
12.11 of the Modified Plan, the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, the Prepetition Secured Lenders and CCM and their respective directors, officers, employees, agents, members and professionals, as applicable, have acted in "good faith," within the meaning of section 1125(e) of the Bankruptcy Code.

                  3. Section 1129(a)(3) -- Proposal of the Modified Plan in Good Faith.

                  The Debtors proposed the Modified Plan in good faith and not by any means forbidden by law. In determining that the Modified Plan has been proposed in good faith, the Bankruptcy Court has examined the totality of the circumstances surrounding the formulation of the Modified Plan. Based on the uncontroverted evidence presented at the Second Confirmation Hearing, the Bankruptcy Court finds and concludes that the Modified Plan has been proposed with the legitimate and honest purpose of reorganizing the business affairs of each of the Debtors and maximizing the returns available to creditors of the Debtors. Consistent with the overriding purpose of chapter 11 of the Bankruptcy Code, the Modified Plan is designed to allow the Debtors to reorganize by providing them with a capital structure that will allow them to satisfy their obligations with sufficient liquidity and capital resources and to fund necessary capital expenditures and otherwise conduct their businesses. Moreover, the Modified Plan itself and the arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders, CCM and the Debtors' other constituencies leading to the Modified Plan's formulation, as well as the overwhelming support of creditors for the Modified Plan, provide independent evidence of the Debtors' good faith in proposing the Modified Plan.

                  4. Section 1129(a)(4) -- Bankruptcy Court Approval of Certain Payments as Reasonable.

                  Section 12.1 of the Modified Plan makes all payments on account of Professionals' Fee Claims for services rendered prior to the Effective Date subject specifically to the requirements of sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code, as applicable, by requiring Professionals to file final fee applications with the Court. The Bankruptcy Court will review the reasonableness of such applications under sections 328 and 330 of the Bankruptcy Code and any applicable case law.
Article XI of the Modified Plan provides that the Bankruptcy Court will retain jurisdiction after the Effective Date to hear and determine all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Modified Plan. All fees and expenses of Professionals authorized to be paid periodically pursuant to the prior orders of the Bankruptcy Court shall remain subject to final review for reasonableness by the Bankruptcy Court.

                  5. Section 1129(a)(5) -- Disclosure of Identity of Proposed Management, Compensation of Insiders and Consistency of Management Proposals with the Interests of Creditors and Public Policy.

                  Section 5.7 of the Modified Plan provides for the manner of selection of the initial board of directors and officers of Reorganized ICG, as well as the manner for selecting the boards of directors for the other Reorganized Debtors (which are subsidiaries of Reorganized ICG). Because initial board of directors will be comprised primarily of directors selected by CCM and Huff, the appointment or continuance of the proposed directors and officers is consistent with the interests of holders of Claims and Interests and public policy.

                  6.       Section 1129(a)(6) -- Approval of Rate Changes.

                  The Debtors' current businesses do not involve the establishment of rates over which any regulatory commission has jurisdiction or will have jurisdiction after Confirmation.

                  7. Section 1129(a)(7) -- Best Interests of Holders of Claims and Interests.

                  With respect to each impaired Class of Claims or Interests for each Debtor, each holder of a Claim or Interest in such impaired Class has accepted the Modified Plan or, as demonstrated by the liquidation analysis included as Appendix C to the Disclosure Statement and the Panagos Declaration and the Buckfire Declaration, will receive or retain under the Modified Plan on account of such Claim or Interest property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

                  8. Section 1129(a)(8) -- Acceptance of the Modified Plan by Each Impaired Class.

                  Pursuant to sections 1124 and 1126 of the Bankruptcy
Code: (a) as indicated in Article II of the Modified Plan, Classes H-1, H-2, S-1 and S-2 are Classes of unimpaired Claims or Interests and (b) as indicated in the Voting Declaration, all impaired Classes of Claims (Classes H-3, H-4, S-3, S-4 and S-5) have accepted the Modified Plan. Because the holders of Interests in Classes H-5 and S-6 will not receive or retain any property on account of such Interests, Classes H-5 and S-6 are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Notwithstanding the lack of compliance with section 1129(a)(8) of the Bankruptcy Code with respect to Classes H-5 and S-6, the Modified Plan is confirmable because, as described in Section I.B.14 below, the Modified Plan satisfies the "cramdown" requirements of section 1129(b) of the Bankruptcy Code with respect to such Classes.

                  9. Section 1129(a)(9) -- Treatment of Claims Entitled to Priority Pursuant to Section 507(a) of the Bankruptcy Code.

                  The Modified Plan provides for treatment of Allowed Administrative Claims, Priority Tax Claims and Priority Claims in the manner required by section 1129(a)(9) of the Bankruptcy Code.

                  10. Section 1129(a)(10) -- Acceptance By at Least One Impaired Class.

                  As indicated in the Voting Declaration and as reflected in the record of the Confirmation Hearing, at least one Class of Claims or Interests that is impaired under the Modified Plan has accepted the Modified Plan, determined without including any acceptance of the Modified Plan by any insider (i.e., each of Classes H- 3, H-4, S-3, S-4 and S-5).

                  11.      Section 1129(a)(11)-- Feasibility of the
                           Modified Plan.

                  Although the Debtors' anticipated cash balances on the Effective Date, as set forth in the New Projections, have decreased, and although it is impossible to predict with certainty the precise future profitability of the Debtors' businesses or the industries and markets in which the Debtors operate, Confirmation is not likely to be followed by the liquidation of, or the need for further financial reorganization of the Debtors, the Reorganized Debtors or any successor to the Reorganized Debtors under the Modified Plan, as demonstrated by the Panagos Declaration and the description of the Debtors' financial projections contained in the Supplement. As set forth in the Curran Declaration and the Panagos Declaration, upon the Effective Date, the Reorganized Debtors will have sufficient cash flow and capital resources to pay their liabilities as they become due and to satisfy their capital needs for the conduct of their businesses, and their assets will exceed their liabilities.

                  12.      Section 1129(a)(12)-- Payment of Bankruptcy Fees.

                  Section 12.3 of the Modified Plan provides that, on or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930 will be paid in cash. After the Effective date, the Reorganized Debtors shall pay all required fees pursuant to 28 U.S.C. ss. 1930 or any other statutory requirement and comply with all statutory reporting requirements.

                  13.      Section 1129(a)(13)-- Retiree Benefits.

                  Section 5.6(a) of the Modified Plan provides that all employee compensation and benefit plans of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated are deemed to be, and will be treated as though they are, executory contracts that are assumed under Section 7.1 of the Modified Plan.

                  14. Section 1129(b) -- Confirmation of the Modified Plan Over the Nonacceptance of Impaired Classes.

                  Pursuant to section 1129(b)(1) of the Bankruptcy Code, the Modified Plan may be confirmed notwithstanding that Interests in Classes H-5 and S-6 are impaired and are deemed not to have accepted the Modified Plan pursuant to section 1126(g) of the Bankruptcy Code. Other than the requirement in section 1129(a)(8) of the Bankruptcy Code that Classes H-5 and S-6 accept the Modified Plan, all of the requirements of section 1129(a) of the Bankruptcy Code have been met. The Modified Plan does not discriminate unfairly and is fair and equitable with respect to Classes H-5 and S-6. No holders of Interests junior to the Interests in Classes H-5 and S-6 will receive or retain any property under the Modified Plan and, as evidenced by the valuations and estimates contained in the Disclosure Statement and in the Buckfire Declaration, no Class of Claims or Interests senior to Classes H-5 and S-6 is receiving more than full payment on account of the Claims and Interests in such Classes.

                  15.      Bankruptcy Rule 3016(a).

                  The Modified Plan is dated and identifies the entities submitting the Modified Plan.

                  16.      Section 1129(d)-- Purpose of Modified Plan.

                  The primary purpose of the Modified Plan is not avoidance of taxes or avoidance of the requirements of Section 5 of the Securities Act, and there has been no objection Filed by any governmental unit asserting such avoidance.

         C.       SETTLEMENTS AND RELEASES

                  1. Settlement of Intercompany Claims Between the Holdings Debtors and the Services Debtors.

                  As demonstrated by the Curran Declaration, the allocation of recoveries to holders of General Unsecured Claims against the Holdings Debtors and the Services Debtors, respectively, in settlement and compromise of potential disputes with respect to intercompany claims issues among the Holdings Debtors and Services Debtors is fair, reasonable and appropriate in light of the underlying facts and circumstances. The substantial analysis and good faith negotiations of interested parties, including the Debtors, Creditors' Committee and the Holdings' SubCommittee, as well as the overwhelming support for the Modified Plan by holders of Claims in Classes H-4 and S-4, supports this conclusion.

                  2.       Settlements with Cisco and Lucent.

                  As demonstrated by the Curran Declaration, the benefits to be received by the Debtors, the Reorganized Debtors and their respective creditors as a result of (i) the settlement with Cisco contained in Section
5.14 and Schedule 5.14 to the Modified Plan and (ii) the settlement with Lucent contained in Section 5.13 and Schedule 5.13 and other related documents are fair, reasonable and appropriate in light of the relevant facts and circumstances underlying each such settlement.

                  3.       Fairness of Releases.

                  The releases set forth in Section 5.12 of the Modified Plan are appropriate. The Debtors are releasing certain parties from claims owned by the Debtors. No creditor or other third party is being deemed to release any non- derivative claim it may have against a third party, unless it affirmatively and voluntarily chose to do so by making an election on its ballot to vote on the Modified Plan. Parties not voting on the Modified Plan or that did not affirmatively elect to grant releases on their Modified Plan ballots are not deemed to have granted any releases of individual claims they may possess against non-Debtors (if any).

         D.       SATISFACTION OF CONDITIONS TO CONFIRMATION.

                  Each of the conditions precedent to the entry of this Second Confirmation Order, as set forth in Section 10.1 of the Modified Plan, has been satisfied.

         E.       SUBSTANTIVE CONSOLIDATION

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, for the purpose of implementing the Modified Plan, as described in Article VI of the Modified Plan, will promote a more equitable distribution of the Debtors' assets and is appropriate under section 105 of the Bankruptcy Code. Among the factors supporting the substantive consolidation of the Debtors' Estates, as demonstrated by the Curran Declaration and the Panagos Declaration, are the following: (1) accurately segregating the assets and liabilities of each respective Debtor, if possible, would be immensely difficult and costly (2) the Debtors individual entity books and records were kept based upon accounting principles that do not reflect, in material ways, fair market value of assets or liabilities; (3) there are thousands of individual transfers or transactions within the Holdings Debtors and within the Services Debtors that would have to be separately analyzed to properly view each separate entities' assets and liabilities on a fair market basis; (4) there is no evidence that any creditors will be prejudiced by the aggregation of the assets and liabilities of the Estates that comprise the Holdings Debtors and the Services Debtors, respectively, and (5) no creditor or other party has objected to this limited substantive consolidation, after ample notice and opportunity to do so.

II.      CONCLUSIONS OF LAW.

         A.       JURISDICTION AND VENUE.

                  The Bankruptcy Court has jurisdiction over this matter pursuant to 28 U.S.C. ss.ss. 157 and 1334. This is a core proceeding pursuant to 28 U.S.C. ss. 157(b)(2). The Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code. Venue of the Reorganization Cases in the United States Bankruptcy Court for the District of Delaware was proper as of the Petition Date, pursuant to 28 U.S.C. ss. 1408, and continues to be proper.

         B.       EXEMPTIONS FROM SECURITIES LAWS.

                  Pursuant to section 1125(d) of the Bankruptcy Code, the Debtors' transmittal of Modified Plan solicitation packages, their solicitation of acceptances of the Modified Plan and their issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the New Secured Notes and the Management Options are not and will not be governed by or subject to any otherwise applicable law, rule or regulation governing the solicitation or acceptance of a plan of reorganization or the offer, issuance, sale or purchase of securities. Accordingly, the Debtors, the Reorganized Debtors and their respective directors, officers, employees, agents and professionals (acting in such capacity) are entitled to the protection of section 1125(e) of the Bankruptcy Code.

                  Pursuant to section 1145(a)(1) of the Bankruptcy Code, the offering, issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants and the Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise set forth in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  Pursuant to and to the fullest extent permitted by
section 1145 of the Bankruptcy Code, the resale of any New Common Stock, New Holdings Creditor Warrants, Management Options and any other securities issuable pursuant to the Modified Plan (except as otherwise described in the Disclosure Statement) shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

                  The New Secured Notes are issued under the New Credit Agreement and thus are not securities for the purposes of Bankruptcy Code section 1145. Notwithstanding the foregoing, to the extent the New Secured Notes are deemed to be securities, the offering, issuance and distribution of the New Secured Notes, and the resale thereof, shall be exempt from section 5 of the Securities Act and any state or local law requiring registration prior to the offering, issuance, distribution or sale of securities.

         C.       EXEMPTIONS FROM TAXATION.

                  Pursuant to section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer under the Modified Plan, may not be taxed under any law imposing a stamp tax or similar tax.

         D.       COMPLIANCE WITH SECTION 1129 OF THE
                  BANKRUPTCY CODE.

                  As set forth in Section I above, the Modified Plan complies in all respects with the applicable requirements of section 1129 of the Bankruptcy Code.

         E.       APPROVAL OF THE SETTLEMENTS AND RELEASES
                  PROVIDED  UNDER THE MODIFIED PLAN AND CERTAIN
                  OTHER MATTERS.

                  Pursuant to section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019(a), the settlements, compromises, releases, waivers, discharges and injunctions set forth in the Modified Plan, the settlement of intercompany claims among the Holdings Debtors and the Services Debtors, the settlement with Cisco, the settlement with Lucent and the settlement with CCM are approved as integral parts of the Modified Plan and are fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests.

                  In approving the settlements, compromises, releases, waivers, discharges and injunctions of and from such potential claims, as described above, the Bankruptcy Court has considered: (a) the balance of the likelihood of success of claims asserted by the Debtors or other claimants against the likelihood of success of the defenses or counterclaims possessed by the Debtors, other claimants or other potential defendants; (b) the complexity, cost and delay of litigation that would result in the absence of these settlements, compromises, releases, waivers, discharges and injunctions; (c) the lack of objections by any creditor or party in interest to the settlements, compromises, releases, waivers, discharges and injunctions and the acceptance of the Modified Plan by an overwhelming majority of the holders of Claims, as set forth in the Voting Declaration; and (d) that the Modified Plan, which gives effect to the settlements, compromises, releases, waivers, discharges and injunctions, is the product of extensive arms' length negotiations among the Debtors, the Creditors' Committee, the Holdings SubCommittee, the Prepetition Secured Lenders and other parties in interest.

                  All settlements, compromises, releases, waivers, discharges and injunctions of claims and causes of action set forth in the Modified Plan, which are approved herein as an integral part of the Modified Plan and as fair, equitable, reasonable and in the best interests of the Debtors, the Reorganized Debtors and their respective Estates and the holders of Claims and Interests, are effective and binding in accordance with their terms.

         F.       AGREEMENTS AND OTHER DOCUMENTS.

                  The Debtors have disclosed all material facts regarding:
(1) the Restructuring Transactions authorized by Section 5.4 of the Modified Plan; (2) the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; (3) the initial selection of directors and officers of the Reorganized Debtors; (4) the Escrow Agreement and the New Senior Subordinated Term Loan; (5) the distribution of cash pursuant to the Modified Plan; (6) the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; (7) the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Management Option Plan, the Registration Rights Agreement, the settlement with Cisco and the settlement with Lucent; (8) the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and (9) the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

         G.       ASSUMPTIONS, ASSUMPTIONS AND ASSIGNMENTS AND
                  REJECTIONS OF EXECUTORY CONTRACTS AND
                  UNEXPIRED LEASES.

                  Each pre- or post-Confirmation assumption, assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to Sections 7.1 and 7.3 of the Modified Plan, including any pre- or post-Confirmation assumption, assumption and assignment or rejection effectuated as a result of any amendment to Schedule 7.3 to the Modified Plan, as contemplated by Section 7.3 of the Modified Plan, shall be legal, valid and binding upon the applicable Debtor or Reorganized Debtor and all nondebtor parties to such Executory Contract or Unexpired Lease, all to the same extent as if such assumption, assumption and assignment or rejection had been effectuated pursuant to an appropriate authorizing order of the Bankruptcy Court entered before the Confirmation Date under section 365 of the Bankruptcy Code.

         H.       SUBSTANTIVE CONSOLIDATION

                  In light of the factors identified in Section I.E above, the substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors, respectively, is in the bests interests of the Debtors' creditors and is appropriate under section 105 of the Bankruptcy Code.

III.     ORDER

              ACCORDINGLY, THE COURT HEREBY ORDERS THAT:

         A.       CONFIRMATION OF THE MODIFIED PLAN.

                  The Modified Plan and each of its provisions are confirmed pursuant to section 1129 of the Bankruptcy Code; provided, however, that if there is any direct conflict between the terms of the Modified Plan and the terms of this Second Confirmation Order, the terms of this Second Confirmation Order shall control. All of the Objections and other responses to, and statements and comments regarding, the Modified Plan, other than those withdrawn with prejudice in their entirety prior to, or on the record at, the Second Confirmation Hearing are overruled.

         B.       EFFECTS OF CONFIRMATION.

                  1.       Immediate Effectiveness; Successors and Assigns.

                  The stay contemplated by Bankruptcy Rule 3020(e) shall not apply to this Second Confirmation Order. Subject to the provisions of
Section 12.6 of the Modified Plan, and notwithstanding any otherwise applicable law, immediately upon the entry of this Second Confirmation Order, the terms of the Modified Plan and this Second Confirmation Order are deemed binding upon the Debtors, the Reorganized Debtors, any and all holders of Claims or Interests (irrespective of whether such Claims or Interests are impaired under the Modified Plan or whether the holders of such Claims or Interests accepted, rejected or are deemed to have accepted or rejected the Modified Plan), any and all nondebtor parties to Executory Contracts and Unexpired Leases with any of the Debtors and any and all entities that are parties to or are subject to the settlements, compromises, releases, discharges and injunctions described in Section I.C above and the respective heirs, executors, administrators, successors or assigns, if any, of any of the foregoing. The Effective Date shall be deemed to have occurred immediately upon the distribution of funds pursuant to the Escrow Agreement.

                  2.       Continued Corporate Existence; Vesting of Assets.

                  Except as otherwise provided in the Modified Plan (and subject to the provisions regarding Restructuring Transactions in Section
5.4 of the Modified Plan), each Debtor shall, as a Reorganized Debtor, continue to exist after the Effective Date as a separate corporate entity, with all the powers of a corporation (or such other corporate form) under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided in the Modified Plan, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Modified Plan, shall vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor is authorized to
(a) operate its businesses; (b) use, acquire and dispose of property; and
(c) compromise or settle any Claims or Interests, in each case without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Modified Plan or this Second Confirmation Order. Without limiting the foregoing, each Reorganized Debtor is authorized to pay the charges that it incurs on or after the Effective Date for professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

                  3. Cancellation and Surrender of Instruments, Securities and Other Documentation.

                  Except as provided in any contract, instrument or other agreement or document created, entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III of the Modified Plan, the Old Securities are canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The holders of or parties to such canceled instruments, securities and other documentation shall have no rights arising from or relating to such instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Modified Plan; provided, however, that no distribution under the Modified Plan shall be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until such instruments or securities are received by the applicable Indenture Trustee pursuant to, and to the extent required by, Section 8.8 of the Modified Plan.

                  4.       Release of Liens.

                  Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Modified Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to
Article III of the Modified Plan, all mortgages, deeds of trust, liens or other security interests against the property of any Estate are fully released and discharged, and all right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, shall revert to the applicable Reorganized Debtor and its successors and assigns.

         C.       CLAIMS BAR DATES.

                  1.       Bar Dates for Administrative Claims.

                           a.       General Bar Date Provisions.

                  Except as otherwise provided in Sections 3.1 and 12.1 of the Modified Plan and herein, unless previously filed, all requests for payment of Administrative Claims must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee, pursuant to the procedures specified in the Confirmation Notice (as such term is defined below), no later than 45 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and such Administrative Claims shall be deemed discharged as of the Effective Date. The Debtors have forty-five
(45) business days after receipt to object to the amount requested. The Bankruptcy Court shall retain jurisdiction to determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

                           b.       Bar Dates for Certain Administrative Claims.

                                    i.      Professional Compensation.

                  All final requests for compensation or reimbursement of Professional Fee Claims for services rendered to the Debtors or any creditors' committee prior to the Effective Date and Substantial Contribution Claims must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than 30 days after the date on which the applicable application was served. To the extent necessary, entry of this Second Confirmation Order shall amend and supersede any previously entered order of the Bankruptcy Court regarding the payment of Professional Fee Claims.

                                    ii.     Ordinary Course Liabilities.

                  Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims and Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) shall not be required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Modified Plan.

                                    iii.    Priority Tax Claims

                  Each of the Debtors shall have the right to file an objection to any Priority Tax Claim and other claims asserted by taxing authorities and the Debtors' rights to object to and settle or otherwise compromise Priority Tax Claims are preserved, provided that any such objection must be filed no later than 90 days following the Effective Date, unless such time period is extended by the Court. Following resolution of any objections, Priority Tax Claims and other claims asserted by taxing authorities shall be treated as provided under the Modified Plan and, with respect to objections and other matters addressed herein, the provisions of this Second Confirmation Order.

                  2.       Bar Date for Rejection Damages Claims and Related
                           Procedures.

                  The Debtors or the Reorganized Debtors shall provide written notice to each nondebtor party to an Executory Contract or Unexpired Lease being rejected pursuant to the Modified Plan of (i) the applicable Executory Contract or Unexpired Lease being rejected, (ii) the bar date set forth in this Section III.C and (iii) the procedures for such party to File and serve a proof of Claim for any Claims that may arise from such rejection (the "Rejection Bar Date Notice"). The Rejection Bar Date Notice shall be in substantially the form attached hereto as Exhibit C and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section 7.3 of the Modified Plan gives rise to a Claim by the other party or parties to the Executory Contract or Unexpired Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in this Second Confirmation Order and the Rejection Bar Date Notice, no later than 30 days after the date of service of the applicable Rejection Bar Date Notice.

         D.       MATTERS RELATING TO IMPLEMENTATION OF THE
                  MODIFIED PLAN.

                  1.       Restructuring Transactions.

                  On or after the Confirmation Date, pursuant to appropriate provisions of applicable state business corporation laws and sections 1123(a) and 1142(b) of the Bankruptcy Code, the Debtors and the Reorganized Debtors are authorized to enter into such Restructuring Transactions and take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors and make all filings and recordings in connection therewith, all as contemplated by, among others, Section 5.4 of the Modified Plan, and in accordance with applicable terms of the Modified Plan, the Exhibits thereto and this Second Confirmation Order. Such restructuring may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Modified Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Modified Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable state law; and (iv) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions.

                  The Restructuring Transactions may include one or more mergers, consolidations, restructurings, dispositions, liquidations or dissolutions as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation shall perform the obligations of the applicable Reorganized Debtor pursuant to the Modified Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  Each of the following shall occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or the Effective Date, if no such other date is specified in such other documents, and are authorized and approved in all respects and for all purposes without any requirement of further action by the stockholders or board of directors of any of the Debtors: the Restructuring Transactions; the adoption of new or amended and restated certificates of incorporation and by-laws or similar constituent documents for the Reorganized Debtors; the initial selection of directors and officers for the Reorganized Debtors; effectuation of the Escrow Agreement and the release of the proceeds of the New Senior Subordinated Term Loan; the distribution of cash pursuant to the Modified Plan; the issuance and distribution of the New Common Stock, the New Holdings Creditor Warrants, the Management Options, the New Nominal Warrants, the Fee Warrants and the New Secured Notes pursuant to the Modified Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing, including the Registration Rights Agreement, the Management Option Plan, the Escrow Agreement and the New Senior Subordinated Term Loan; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Management Option Plan; and the other matters provided for under the Modified Plan involving the corporate structure of any Debtor or Reorganized Debtor or corporate action to be taken by or required of any Debtor or Reorganized Debtor.

                  Pursuant to section 1142(b) of the Bankruptcy Code,
section 303 of the Delaware General Corporation Law and any comparable provision of the business corporation laws of any other state (collectively, the "Reorganization Effectuation Statutes"), without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Debtors or the Reorganized Debtors, the Debtors and the Reorganized Debtors are authorized to: (i) cause to be filed with the Secretary of State of the State of Delaware or other applicable state or local official (A) any and all certificates, agreements or plans of merger, consolidation, dissolution, liquidation or amendment necessary or appropriate to effectuate the provisions of the Modified Plan and (B) certificates of incorporation, by-laws or similar constituent documents or certificates or articles of amendment thereto, as applicable (collectively, the "Governance Documents"); and (ii) take or cause to be taken all such other actions, including the making of appropriate filings or recordings as may be required under appropriate provisions of applicable state business corporation laws or any other applicable law, or as any of the Chairman of the Board, Chief Executive Officer, President, Executive Vice President, Chief Financial Officer, Treasurer, Chief Operating Officer, Senior Vice President, any Vice President or any Secretary (collectively, the "Responsible Officers") of the appropriate Debtor or Reorganized Debtor may determine are necessary or appropriate in connection with the provisions of the Modified Plan and the Governance Documents. Each federal, state and local governmental agency or department is authorized and directed to accept the filing of any Governance Document or other document related to the implementation of the Modified Plan. Without limiting the generality or effect of the foregoing, this Second Confirmation Order is declared and determined to be in recordable form and shall be accepted by any filing or recording officer or authority of any applicable governmental authority or department without any further orders, certificates or other supporting documents. After the Effective Date or the effective time of any applicable Restructuring Transaction, each of the Reorganized Debtors is authorized to amend or restate its certificate of incorporation or by-laws or similar constituent documents as permitted by applicable state law, subject to the terms and conditions of such constituent documents.

                  The Responsible Officers of each Debtor or Reorganized Debtor are authorized to execute, deliver, file or record such contracts, instruments, releases, and other agreements or documents, including any Governance Documents or other documents related to the implementation of the Modified Plan, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Modified Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to certify or attest to any of the foregoing actions. The execution of any such document or the taking of any such action is deemed conclusive evidence of the authority of such person to so act.

                  2. Directors and Officers; Employment-Related Agreements and Compensation Programs.


                           a.       Directors and Officers of Reorganized
                                    Debtors.

                  The appointment of the initial directors and officers of each of the Reorganized Debtors, as set forth in Section I.B above, Exhibit E to the Second Memorandum of Law and Section 5.7 of the Modified Plan (including the process for filling the vacant directorship), as of and immediately following the Effective Date is approved.

                  Each such director and officer shall serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until such director's or officer's earlier death, resignation or removal in accordance with the terms of the certificates of incorporation and by-laws or similar constituent documents of the applicable Reorganized Debtor and applicable state law.

                           b. Approval of New Employment, Retirement, Indemnification, and Other Related Agreements and Incentive Compensation Programs.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes, without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, and without limiting the power or authority of the Reorganized Debtors following the Effective Date to take any and all such actions as may be permitted or required by applicable nonbankruptcy law, the Reorganized Debtors are authorized, as of the Effective Date, to: (i) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, officers and employees, subject to the terms and conditions of any such agreement; (ii) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (iii) make the initial grants under the Management Option Plan. Pursuant to the employment contract for Mr. Curran, which was approved by this Court on June 21, 2001, Mr. Curran shall be paid a Reorganization Bonus of $700,000 not later than ten (10) days after the Effective Date.

                  3.       Approval of Agreements Related to the New Common
                           Stock.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, Reorganized ICG is authorized to execute and deliver the Registration Rights Agreement, which agreement shall be duly authorized, valid and binding and enforceable in accordance with their terms and the New Common Stock issued pursuant to such agreements, upon issuance, shall be duly authorized validly issued and fully paid and nonassessable.

                  4.       Approval of Exit Financing.

                  Pursuant to section 1142(b) of the Bankruptcy Code and the Reorganization Effectuation Statutes and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the New Senior Subordinated Term Loan and to take all such other actions and execute, deliver, record and file all such other agreements, instruments, financing statements, releases, applications, registration statements, reports and other documents, and any changes, additions and modifications thereto, as any of their Responsible Officers may determine are necessary or appropriate in connection with the consummation of the transactions contemplated by the issuance of the New Senior Subordinated Term Loan, including such documents and actions required by CCM and any other financial institutions that are parties to the New Senior Subordinated Term Loan, and also including the making of such filings, or the recording of any security interests, as may be required by the New Senior Subordinated Term Loan. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Senior Subordinated Term Loan to file and/or record financing statements or security interests required by the New Senior Subordinated Term Loan prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. All cash necessary for the Reorganized Debtors to make payments pursuant to the Modified Plan shall be obtained from the Reorganized Debtors' cash balances and operations or the New Senior Subordinated Term Loan. Cash payments to be made pursuant to the Modified Plan shall be made by Reorganized ICG; provided, however, that the Debtors and the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy its obligations under the Modified Plan. Any Intercompany Claims resulting from such transfers shall be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

                  5.       Approval of New Loan Documents.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date, the Reorganized Debtors are authorized and directed to execute and deliver those documents necessary or appropriate in connection with the issuance of the New Secured Notes, including without limitation, the New Credit Agreement, the New Security Agreement, UCC financing statements, the New Guarantees, the Subordination Agreement and such other of the New Loan Documents as are necessary and appropriate in connection with the consummation of the New Credit Facility. The Reorganized Debtors are further authorized and directed to grant security interests in and liens upon substantially all of their assets, in accordance with the terms of the New Security Agreement. Any actions taken or authorized to be taken by the Debtors or taken by the lenders under the New Credit Facility to file and/or record financing statements or security interests required by the New Credit Facility prior to the Effective Date are hereby approved and such filings, financing statements or security interests shall become immediately effective on the Effective Date. The New Loan Documents, and the Reorganized Debtors' obligations thereunder and in connection with the New Credit Facility are valid, legal and binding obligations of the Reorganized Debtors, enforceable in accordance with their terms.

                  The New Credit Facility, the terms thereof and the transactions contemplated thereby are the result of extensive arms' length, good faith negotiations among the parties thereto. The issuance of the New Secured Notes, the execution of each of the New Loan Documents, including without limitation, the New Guarantees, the granting of the security interests in and liens upon substantially all of the Reorganized Debtors' assets, the consummation of the transactions contemplated by the New Credit Facility in furtherance of the Modified Plan and the treatment of the Secured Lender Claims pursuant to the Modified Plan constitute a fair exchange of reasonable equivalent value, and none of the foregoing, individually or together, constitutes a fraudulent transfer or fraudulent conveyance under any applicable state or federal law.

                  Pursuant to section 1142(b) of the Bankruptcy Code and without further action by the Bankruptcy Court or the stockholders or board of directors of any of the Reorganized Debtors, on the Effective Date and at such other times as invoices shall be rendered to the Reorganized Debtors, the Reorganized Debtors are authorized and directed to pay (i) all legal and other fees payable under the Pre- Petition Credit Agreement, (ii) all legal and other fees payable pursuant to the Final Order Granting Adequate Protection and Authorizing Use of Cash Collateral Pursuant to Bankruptcy Code Sections 361, 362(d) and 363, dated December 19, 2000, and
(iii) all fees payable in connection with the negotiation and preparation of the New Loan Documents and any related documentation, in each case including all legal and other fees of Shearman & Sterling, Young Conaway Stargatt & Taylor, LLP, Deloitte & Touche and Impala Partners, LLC, that are then accrued and unpaid.

                  6. Approval of Executory Contract and Unexpired Lease Provisions and Related Procedures.

                  Except as otherwise modified herein, the Executory Contract and Unexpired Lease provisions of Article VII of the Modified Plan are specifically approved. Except as otherwise provided in the Modified Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Modified Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors shall assume each executory contact and unexpired lease to which a Debtor is a party, including those listed on Schedule 7.1 of the Modified Plan, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 of the Modified Plan as being an executory contract or unexpired lease to be rejected. To the extent that an executory contract or unexpired lease is not listed on Schedule 7.3, such executory contract or unexpired lease is assumed. Each contract and lease shall be assumed or rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. Listing a contract or lease on Schedule 7.3 to the Modified Plan shall not constitute an admission by a Debtor or Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that a Debtor or Reorganized Debtor has any liability thereunder.

                  As of the effective time of the applicable Restructuring Transaction, any Executory Contract or Unexpired Lease to be held by any Debtor or another surviving, resulting or acquiring corporation in the applicable Restructuring Transaction, shall be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

                  This Second Confirmation Order shall constitute an order approving the treatment of executory contracts and unexpired leases described in Article VII of the Modified Plan, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. The Debtors or the Reorganized Debtors shall provide notice to each party whose executory contract or unexpired lease is being assumed or assumed and assigned pursuant to the Modified Plan of (i) the contract or lease being assumed or assumed and assigned; (ii) the name of the proposed assignee, if any; (iii) the Cure, if any, that the applicable Debtor or Reorganized Debtor believes it (or its assignee) would be obligated to pay in connection with such assumption; and (iv) the procedures for such party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure (the "Cure Amount Notice"). The Cure Amount Notice shall be in substantially the form attached hereto as Exhibit D and incorporated herein by reference and shall be served on each nondebtor party or parties to an Executory Contract or Unexpired Lease within 30 days after the Effective Date.

                  To the extent that such Claims constitute monetary defaults, the Cure associated with each executory contract and unexpired lease to be assumed or assumed and assigned pursuant to the Modified Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor or Reorganized Debtor assuming such contract or lease or the assignee of such Debtor or Reorganized Debtor, if any by Cure. If there is a dispute regarding (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption of such contract or lease, such party must File and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of the Cure Amount Notice. The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. If there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  If the nondebtor party to an Executory Contract or Unexpired Lease does not timely and properly object to the proposed Cure Amount Claim identified in a Cure Amount Notice, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Proposed Cure Amount Claim shall be paid or satisfied in accordance with the Modified Plan and this Second Confirmation Order. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth in this Section III.D.5 and the Cure Amount Notice, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Modified Plan.

                  Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Except as provided below, Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date is limited to director and officer liability insurance coverage. Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date.

                  The obligations of each Debtor or Reorganized Debtor to indemnify members of the Special Committee, including for actions or events occurring prior to the Petition Date, are deemed and treated as executory contracts that are assumed by Reorganized ICG pursuant to the Modified Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, such indemnification obligations shall survive and be unaffected by entry of this Second Confirmation Order, irrespective of whether such indemnification is owed for an act or event occurring before or after the Petition Date. Reorganized ICG shall reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Modified Plan.

                  The obligations of each Debtor or Reorganized Debtor to indemnify any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, are deemed and treated as Executory Contracts that are rejected by the applicable Debtor pursuant to the Modified Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from such indemnification obligations (including any rejection damage claims) shall be subject to the bar date provisions of
Section III.C above.

                  7.       Distribution Record Date.

                  The Distribution Record Date shall be October 9, 2002. The Distribution provisions of the Modified Plan shall be, and hereby are, approved. The Debtors and the Disbursing Agent, as the case may be, shall make all Distributions required under the Modified Plan.

                  As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Notes, as maintained by the Debtors or the Indenture Trustees, shall be closed. The applicable Disbursing Agent shall have no obligation to recognize the transfer or sale of any Old Note Claim that occurs after the close of business on the Distribution Record Date and shall be entitled for all purposes herein to recognize and make distributions only to those holders of Old Note Claims that are holders of such Claims as of the close of business on the Distribution Record Date.

         E.       SUBSTANTIVE CONSOLIDATION OF THE HOLDINGS
                  DEBTORS AND SERVICES DEBTORS.

                  The substantive consolidation of the Estates that comprise the Holdings Debtors and the Estates that comprise the Services Debtors for the purpose of implementing the Modified Plan, including for purposes of voting, Confirmation and distributions to be made under the Modified Plan, is approved. Accordingly, for purposes of implementing the Modified Plan, on the Effective Date (a) all assets and liabilities of each of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG; (b) all assets and liabilities of each of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (c) no distributions shall be made under the Modified Plan on account of Intercompany Claims among the Debtors; (d) no distributions shall be made under the Modified Plan on account of Subsidiary Interests; and (e) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. The substantive consolidation of the Debtors (other than for the purpose of implementing the Modified Plan) shall not affect (i) the legal and corporate structures of Reorganized ICG, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Article V of the Modified Plan; (ii) Intercompany Claims; (iii) Subsidiary Interests, and
(iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that have been or will be assumed, or (y) pursuant to the Modified Plan.

         F.       ACTIONS IN FURTHERANCE OF THE MODIFIED PLAN.

                  The approvals and authorizations specifically set forth in this Second Confirmation Order are nonexclusive and are not intended to limit the authority of any Debtor or Reorganized Debtor or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. In addition to the authority to execute and deliver, adopt or amend, as the case may be, the contracts, leases, instruments, releases and other agreements specifically granted in this Second Confirmation Order, the Debtors and the Reorganized Debtors are authorized and empowered, without action of their respective stockholders or boards of directors, to take any and all such actions as any of their Responsible Officers may determine are necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, no action of the stockholders or boards of directors of the Debtors or the Reorganized Debtors shall be required for the Debtors or Reorganized Debtors to: (1) enter into, execute and deliver, adopt or amend, as the case may be, any of the contracts, leases, instruments, releases and other agreements or documents and plans to be entered into, executed and delivered, adopted or amended in connection with the Modified Plan and, following the Effective Date, each of such contracts, leases, instruments, releases and other agreements shall be a legal, valid and binding obligation of the applicable Reorganized Debtor, enforceable against such Reorganized Debtor in accordance with its terms subject only to bankruptcy, insolvency and other similar laws affecting creditors' rights generally, and subject also to general equitable principles; (2) issue shares of New Common Stock pursuant to the Modified Plan, including upon exercise of the New Holdings Creditors Warrants, Management Options, New Nominal Warrants or Fee Warrants and, upon issuance, all such shares of New Common Stock shall be duly authorized, validly issued and fully paid and nonassessable shares of New Common Stock of Reorganized ICG; or (3) authorize the Reorganized Debtors to engage in any of the activities set forth in this paragraph or otherwise contemplated by the Modified Plan. Each of the Responsible Officers of each Debtor and Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, financing statements, releases, mortgages, deeds, assignments, leases, applications, registration statements, reports or other agreements or documents and take such other actions as such officer may determine are necessary or appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order and any and all documents or transactions contemplated by the Modified Plan or this Second Confirmation Order, all without further application to or order of the Bankruptcy Court and whether or not such actions or documents are specifically referred to in the Modified Plan, the Disclosure Statement, the Supplement, this Second Confirmation Order or the exhibits to any of the foregoing, and the signature of a Responsible Officer on a document executed in accordance with this Section III.F shall be conclusive evidence of the Responsible Officer's determination that such document and any related actions are necessary and appropriate to effectuate or further evidence the terms and conditions of the Modified Plan, this Second Confirmation Order or other documents or transactions contemplated by the Modified Plan or this Second Confirmation Order. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor is authorized to verify or attest to any of the foregoing actions. Pursuant to section 1142 of the Bankruptcy Code and the Reorganization Effectuation Statutes, to the extent that, under applicable nonbankruptcy law, any of the foregoing actions otherwise would require the consent or approval of the stockholders or the boards of directors of any of the Debtors or Reorganized Debtors, this Second Confirmation Order shall constitute such consent or approval, and such actions are deemed to have been taken by unanimous action of the stockholders and directors of the appropriate Debtor or Reorganized Debtor.

         G.       RELEASES AND INDEMNIFICATION.

                  The release and indemnification provisions contained in the Modified Plan are approved in all respects. As further provided in
Section III.H below, the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities released pursuant to Section 5.12 of the Modified Plan are permanently enjoined.

         H.       DISCHARGE, TERMINATION, INJUNCTION AND
                  SUBORDINATION RIGHTS.

                  1. Discharge of Claims and Satisfaction and Termination of Interests.

                  Except as provided in the Modified Plan or in this Second Confirmation Order, all consideration distributed under the Modified Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Modified Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Modified Plan; and (ii) terminate all ICG Interests.

                  In accordance with the foregoing, except as provided in the Modified Plan or in this Second Confirmation Order, this Second Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  2.       Injunctions.

                  Except as provided in the Modified Plan or this Second Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Modified Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any place any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Modified Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

                  By accepting distribution pursuant to the Modified Plan, each holder of an Allowed Claim or an Allowed Interest receiving distributions pursuant to the Modified Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  3.       Releases and Satisfaction of Subordination
                           Rights.

                  All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Modified Plan. Distributions under, described in, contemplated by, and/or implemented by the Modified Plan to the various Classes of Claims under the Modified Plan shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Modified Plan.

                  4.       Exculpation

                  None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, or the Prepetition Secured Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Modified Plan, the solicitation of acceptances of the Modified Plan, the pursuit of confirmation of the Modified Plan, the confirmation of the Modified Plan, the consummation of the Modified Plan, or the administration of the Modified Plan or the property to be distributed under the Modified Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Modified Plan.
Section 12.11(b) of the Modified Plan is hereby stricken.

                  Reorganized ICG shall indemnify each Person exculpated pursuant to Section 12.11 of the Modified Plan against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in Section 12.11 of the Modified Plan.

                  Such exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of the Modified Plan.

         I.       RESOLUTION OF CERTAIN OBJECTIONS

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that there is any inconsistency between the terms of the Modified Plan or this Second Confirmation Order and that certain Confidential Settlement Agreement and Mutual Release (the "Settlement Agreement") between and among the Debtors and Southwestern Bell Telephone, L.P., d/b/a Southwestern Bell Telephone Company, Ameritech (composed of Illinois Bell Telephone Company d/b/a Ameritech Illinois, Indiana Bell Telephone Company Incorporated d/b/a Ameritech Indiana, Michigan Bell Telephone Company d/b/a Ameritech Michigan, The Ohio Bell Telephone Company d/b/a Ameritech Ohio, Wisconsin Bell, Inc., d/b/a Ameritech Wisconsin) and Pacific Bell Telephone Company approved by this Court on May 1, 2002 and entered of record May 2, 2002 [Docket No. 1437], the terms of the Settlement Agreement shall govern.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors will pay any undisputed Priority Tax Claims of the Missouri Department of Revenue and the Tennessee Department of Revenue on or about the Effective Date. The Debtors or the Reorganized Debtors have resolved the objection of Bexar County by agreeing to pay a portion of Bexar County's Other Secured Claim on or about the Effective Date and by paying the remainder of such claim on a quarterly schedule at an agreed upon interest rate.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, (i) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions herein, do not in any way affect, alter or preclude Genuity's setoff or recoupment rights, however arising or asserted now or in the future in the Colorado Action (as defined in Genuity's objection) and (ii) sections 12.9 and 12.10 of the Modified Plan, as well as any other similar or applicable language or provisions in this Second Confirmation Order, do not prohibit Genuity from continuing to prosecute its counterclaims and its affirmative defenses against the Debtors in the Colorado Action, provided that Genuity's right to collect on any judgment rendered in Colorado Action is governed by the Modified Plan provisions regarding distributions to holders of Allowed prepetition Claims.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, the Debtors or the Reorganized Debtors shall pay fifty percent (50%) of the amount set forth in the proof of claim filed by the Texas Comptroller on or about the Effective Date in complete and full satisfaction of such claim.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Claim of the County of San Diego is found to be an Allowed Claim, the Debtors or the Reorganized Debtors shall pay such claim on a quarterly basis over a three-year period at an agreed upon interest rate. County of San Diego shall retain any liens provided for by applicable state law (if any). The Debtors and County of San Diego have agreed to certain remedies in the event of default.

                  Notwithstanding anything in the Modified Plan or this Second Confirmation Order to the contrary, to the extent that the Internal Revenue Service is found to have an Allowed Priority Tax Claim under applicable law, the interest rate applicable to such Claim shall be 7%. The Internal Revenue Service shall retain any setoff rights to which it is entitled under the Bankruptcy Code.

         J.       PAYMENT OF STATUTORY FEES.

                  On or before the Effective Date, the Debtors shall pay all fees payable pursuant to 28 U.S.C. ss. 1930 and shall continue to pay such fees as they come due after the Effective Date until a final decree is entered closing the Reorganization Cases in accordance with section 350(a) of the Bankruptcy Code and Bankruptcy Rule 3022.

         K.       SUBSTANTIAL CONSUMMATION.

                  The substantial consummation of the Modified Plan, within the meaning of section 1127 of the Bankruptcy Code, is deemed to occur on the Effective Date.

         L.       RETENTION OF JURISDICTION.

                  Notwithstanding the entry of this Second Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction over the matters set forth in Article XI of the Modified Plan, which provisions are incorporated herein by reference.

         M.       NOTICE OF ENTRY OF SECOND CONFIRMATION ORDER.

                  Pursuant to Bankruptcy Rules 2002(f)(7) and 3020(c), the Debtors or the Reorganized Debtors are directed to serve a notice of the entry of this Confirmation Order and the establishment of bar dates for certain Administrative Claims hereunder, substantially in the form of Exhibit E attached hereto and incorporated herein by reference (the "Confirmation Notice"), on all parties that received notice of the Confirmation Hearing, no later than 15 days after the Effective Date; provided, however, that the Debtors or the Reorganized Debtors shall be obligated to serve the Confirmation Notice only on the record holders of Claims or Interests as of the Confirmation Date.

                  1. The Debtors are directed to publish the Confirmation Notice once in the national edition of The Wall Street Journal and in the daily edition of The Denver Post no later than 30 days after the Effective Date.

                  2. The Court hereby retains exclusive jurisdiction over any dispute regarding the release of funds from the escrow created under the Escrow Agreement.

Dated: October 9, 2002

                                            /s/ Peter J. Walsh
                                            ------------------------------------
                                            UNITED STATES BANKRUPTCY JUDGE

                                 EXHIBIT A

             SECOND AMENDED JOINT PLAN OF REORGANIZATION OF ICG
                            COMMUNICATIONS, INC.


                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - - - - x
                                                :    Chapter 11
In re:                                          :
                                                :
ICG COMMUNICATIONS, INC.                        :    Case No. 00-4238 (PJW)
         et al.,                                :
         -- --
                                                :
                           Debtors.             :    Jointly Administered
                                                :
- - - - - - - - - - - - - - - - - - - - - - - - x


               SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                ICG COMMUNICATIONS, INC. AND ITS AFFILIATED
                     DEBTORS AND DEBTORS IN POSSESSION

David S. Kurtz
Timothy R. Pohl
Rena M. Samole
SKADDEN, ARPS, SLATE, MEAGHER
     & FLOM (ILLINOIS)
333 West Wacker Drive
Chicago, Illinois  60606-1285
(312) 407-0700

         - and -

Gregg M. Galardi (I.D. No. 2991)
SKADDEN, ARPS, SLATE, MEAGHER
         & FLOM LLP
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899
(302) 651-3000

Counsel for Debtors and Debtors in Possession
Dated as of: April 3, 2002





                             TABLE OF CONTENTS

                                                                                                             Page

EXHIBITS .....................................................................................................vii

INTRODUCTION....................................................................................................1

ARTICLE I

         DEFINITIONS, RULES OF INTERPRETATION,
         COMPUTATION OF TIME AND GOVERNING LAW..................................................................1
         A.       Scope Of Definitions; Rules Of Construction...................................................1
                  -------------------------------------------
         B.       Definitions...................................................................................1
                  -----------
                           1.1      "Administrative Claim"......................................................1
                           1.2      "Allowed Claim".............................................................1
                           1.3      "Allowed Class . . . Claim".................................................1
                           1.4      "Ballots"...................................................................2
                           1.5      "Bankruptcy Code"...........................................................2
                           1.6      "Bankruptcy Court"..........................................................2
                           1.7      "Bankruptcy Rules"..........................................................2
                           1.8      "Bar Date(s)"...............................................................2
                           1.9      "BoA".......................................................................2
                           1.10     "Business Day"..............................................................2
                           1.11     "Cash"......................................................................2
                           1.12     "Chapter 11 Case"...........................................................2
                           1.13     "Chief Executive Officer"...................................................2
                           1.14     "Claim".....................................................................2
                           1.15     "Claims Objection Deadline".................................................2
                           1.16     "Claims Resolution Committee"...............................................2
                           1.17     "Class".....................................................................2
                           1.18     "Class H-4 Stock Pool"......................................................2
                           1.19     "Class S-4 Stock Pool"......................................................2
                           1.20     "Collateral"................................................................3
                           1.21     "Confirmation"..............................................................3
                           1.22     "Confirmation Date".........................................................3
                           1.23     "Confirmation Hearing"......................................................3
                           1.24     "Confirmation Order"........................................................3
                           1.25     "Convenience Claims"........................................................3
                           1.26     "Credit Documents"..........................................................3
                           1.27     "Creditor"..................................................................3
                           1.28     "Creditors' Committee"......................................................3
                           1.29     "Cure"......................................................................3
                           1.30     "Debtor(s)".................................................................3
                           1.31     "Dilution"..................................................................3
                           1.32     "Disclosure Statement"......................................................3
                           1.33     "Disbursing Agent"..........................................................3
                           1.34     "Disputed Claim"............................................................3
                           1.35     "Disputed Claim Amount".....................................................4
                           1.36     "Distribution Date".........................................................4
                           1.37     "Distribution Record Date"..................................................4
                           1.38     "Effective Date"............................................................4
                           1.39     "Estate(s)".................................................................4
                           1.40     "Exit Financing"............................................................4
                           1.41     "Face Amount"...............................................................4
                           1.42     "Final Order"...............................................................4
                           1.43     "General Unsecured Claim"...................................................5
                           1.44     "Holdings Debtors"..........................................................5
                           1.45     "ICG Interests".............................................................5
                           1.46     "Impaired"..................................................................5
                           1.47     "Indemnification Obligation"................................................5
                           1.48     "Indenture Trustees"........................................................5
                           1.49     "Intercompany Claim"........................................................5
                           1.50     "Interest"..................................................................5
                           1.51     "Lender"....................................................................5
                           1.52     "Lien"......................................................................5
                           1.53     "Litigation Claims".........................................................5
                           1.54     "Management Option Plan"....................................................5
                           1.55     "Management Option Plan Participants".......................................5
                           1.56     "Management Options"........................................................6
                           1.57     "New Common Shares".........................................................6
                           1.58     "New Convertible Notes".....................................................6
                           1.59     "New Holdings Creditor Warrants"............................................6
                           1.60     "New Secured Notes".........................................................6
                           1.61     "New Securities"............................................................6
                           1.62     "New Senior Subordinated Term Loan" ........................................6
                           1.63     "Non-Debtor Subsidiaries"...................................................6
                           1.64     "Old Common Shares".........................................................6
                           1.65     "Old Holdings Indentures"...................................................6
                           1.66     "Old Holdings Note Claims"..................................................6
                           1.67     "Old Holdings Notes"........................................................6
                           1.68     "Old Indentures"............................................................6
                           1.69     "Old Note Claims"...........................................................6
                           1.70     "Old Notes".................................................................6
                           1.71     "Old Preferred Shares"......................................................7
                           1.72     "Old Securities"............................................................7
                           1.73     "Old Services Indentures"...................................................7
                           1.74     "Old Services Note Claims"..................................................7
                           1.75     "Old Services Notes"........................................................7
                           1.76     "Old Stock Options".........................................................7
                           1.77     "Other Priority Claim"......................................................7
                           1.78     "Other Secured Claims"......................................................7
                           1.79     "Person" ...................................................................7
                           1.80     "Petition Date".............................................................7
                           1.81     "Plan"......................................................................7
                           1.82     "Plan Exhibit"..............................................................7
                           1.83     "Pre-Petition Credit Agreement".............................................7
                           1.84     "Pre-Petition Credit Facility Agreements"...................................7
                           1.85     "Priority Tax Claim"........................................................7
                           1.86     "Professional"..............................................................7
                           1.87     "Professional Fee Claim"....................................................8
                           1.88     "Pro Rata"..................................................................8
                           1.89     "Proof of Claim"............................................................8
                           1.90     "Quarterly Distribution Date"...............................................8
                           1.91     "Registration Rights Agreement".............................................8
                           1.92     "Reinstated" or "Reinstatement".............................................8
                           1.93     "Reorganized Debtor(s)".....................................................8
                           1.94     "Reorganized Subsidiary Debtor(s)"..........................................8
                           1.95     "Reorganized ICG"...........................................................8
                           1.96     "Restructuring Transactions"................................................8
                           1.97     "Schedules".................................................................8
                           1.98     "Secured Claim".............................................................8
                           1.99     "Secured Lender Claim"......................................................9
                           1.100    "Securities Act"............................................................9
                           1.101    "Services Debtors"..........................................................9
                           1.102    "Services Interests"........................................................9
                           1.103    "Special Committee".........................................................9
                           1.104    "Subordinated Claims".......................................................9
                           1.105    "Subsidiaries"..............................................................9
                           1.106    "Subsidiary Debtors"........................................................9
                           1.107    "Subsidiary Interests"......................................................9
                           1.108    "Substantial Contribution Claim"............................................9
                           1.109    "Unimpaired"................................................................9
                           1.110    "Unimpaired Claim"..........................................................9
                           1.111    "Voting Record Date"........................................................9

C.       Rules of Interpretation................................................................................9
         -----------------------

D.       Computation of Time...................................................................................10
         -------------------

E.       Governing Law.........................................................................................10
         -------------

ARTICLE II

         CLASSIFICATION OF CLAIMS AND INTERESTS................................................................10
                           2.1      Introduction...............................................................10
                           2.2      Classification of Unimpaired Holdings Debtors' Claims and Interests........10
                           2.3      Classification of Impaired Holdings Debtors' Claims and Interests..........11
                           2.4      Classification of Unimpaired Services Debtors' Claims and Interests
                                    Against the Holdings Debtors...............................................11
                           2.5      Classification of Impaired Services Debtors' Claims and Interests..........11

ARTICLE III

         TREATMENT OF CLAIMS AND INTERESTS.....................................................................12
                           3.1      Unclassified Claims........................................................12
                           3.2      Unimpaired Classes of Holdings Debtors' Claims
                                    and Interests..............................................................12
                           3.3      Impaired Classes of Holdings Debtors' Claims and Interests.................13
                           3.4      Unimpaired Classes Of Services Debtors' Claims and Interests...............13
                           3.5      Impaired Classes Of Services Debtors' Claims
                                    and Interests..............................................................14
                           3.6      Reservation of Rights Regarding Claims.....................................14

ARTICLE IV

         ACCEPTANCE OR REJECTION OF THE PLAN...................................................................14
                           4.1      Impaired Classes of Claims and Interests Entitled to Vote..................14
                           4.2      Acceptance by an Impaired Class............................................14
                           4.3      Presumed Acceptances by Unimpaired Classes.................................14
                           4.4      Classes Deemed to Reject Plan..............................................15
                           4.5      Summary of Classes Voting on the Plan......................................15
                           4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code............15

ARTICLE V

         MEANS FOR IMPLEMENTATION OF THE PLAN..................................................................15
                           5.1      Continued Corporate Existence..............................................15
                           5.2      Cancellation Of Old Securities And Agreements..............................15
                           5.3      Certificates of Incorporation and By-laws..................................15
                           5.4      Restructuring Transactions.................................................16
                           5.5      Issuance of New Securities.................................................16
                           5.6      Compensation And Benefit Programs..........................................17
                           5.7      Directors And Officers of Reorganized Debtors..............................17
                           5.8      Revesting Of Assets; Releases of Liens.....................................17
                           5.9      Preservation Of Rights Of Action...........................................17
                           5.10     Effectuating Documents; Further Transactions...............................18
                           5.11     Exemption From Certain Transfer Taxes......................................18
                           5.12     Releases and Related Matters...............................................18
                           5.13     Lucent Settlement..........................................................19
                           5.14     Cisco Settlement...........................................................19
                           5.15     Exit Financing.............................................................19

ARTICLE VI

         SUBSTANTIVE CONSOLIDATION.............................................................................20
                           6.1      Substantive Consolidation..................................................20
                           6.2      Order Granting Substantive Consolidation...................................20

ARTICLE VII

         TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES.................................................21
                           7.1      Assumed Contracts And Leases...............................................21
                           7.2      Payments Related To Assumption Of Contracts and Leases.....................21
                           7.3      Rejected Contracts and Leases..............................................22
                           7.4      Rejection Damages Bar Date  ...............................................22

ARTICLE VIII

         PROVISIONS GOVERNING DISTRIBUTIONS....................................................................22
                           8.1      Distributions For Claims Allowed As Of The Effective Date..................22
                           8.2      Interest On Claims.........................................................22
                           8.3      Distributions by Disbursing Agent..........................................22
                           8.4      Record Date For Distributions To Holders Of Lender Claims and Old
                                    Notes......................................................................23
                           8.5      Means Of Cash Payment......................................................23
                           8.6      Calculation Of Distribution Amounts Of New Common Shares and New
                                     Holdings Creditor Warrants................................................23
                           8.7      Delivery Of Distributions..................................................23
                           8.8      Surrender of Securities and Instruments....................................24
                           8.9      Withholding And Reporting Requirements.....................................24
                           8.10     Setoffs....................................................................25

ARTICLE IX

         PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED
         CLAIMS AND DISTRIBUTIONS WITH RESPECT THERETO.........................................................25
                           9.1      Prosecution Of Objections to Claims........................................25
                           9.2      Treatment of Disputed Claims...............................................26
                           9.3      Disputed Claims Reserves...................................................26
                           9.4      Distributions on Account of Disputed Claims Once They Are Allowed and
                                    Additional Distributions on Account of Previously Allowed Claims...........26

ARTICLE X

         CONDITIONS PRECEDENT TO CONFIRMATION
         AND CONSUMMATION OF THE PLAN..........................................................................26
                           10.1     Conditions To Confirmation.................................................26
                           10.2     Conditions To Effective Date...............................................26
                           10.3     Waiver Of Conditions.......................................................27

ARTICLE XI

         RETENTION OF JURISDICTION.............................................................................27

ARTICLE XII

         MISCELLANEOUS PROVISIONS..............................................................................28
                           12.1     Professional Fee Claims....................................................28
                           12.2     Administrative Claims Bar Date.............................................29
                           12.3     Payment Of Statutory Fees..................................................29
                           12.4     Modifications and Amendments...............................................29
                           12.5     Severability Of Plan Provisions............................................29
                           12.6     Successors And Assigns.....................................................29
                           12.7     Compromises and Settlements................................................30
                           12.8     Releases And Satisfaction Of Subordination and Other Rights................30
                           12.9     Discharge Of The Debtors...................................................30
                           12.10    Injunction.................................................................30
                           12.11    Exculpation And Limitation Of Liability....................................31
                           12.12    Binding Effect.............................................................31
                           12.13    Revocation, Withdrawal, Or Non-Consummation................................31
                           12.14    Plan Exhibits..............................................................32
                           12.15    Notices....................................................................32
                           12.16    Indemnification and Related Matters........................................33
                           12.17    Prepayment.................................................................33
                           12.18    Dissolution of the Creditors' Committee and Establishment of
                                    the Claims Resolution Committee ...........................................33
                           12.19    Term Of Injunctions Or Stays...............................................35





                                  EXHIBITS
                                  --------

Exhibit A                  Form of Certificate of Incorporation of Reorganized ICG

Exhibit B                  Form of Bylaws of Reorganized ICG

Exhibit C                  Form of Management Option Plan

Exhibit D                  Termsheet for New Holdings Creditor Warrants

Exhibit E                  Termsheet for New Secured Notes

Exhibit F                  Form of Registration Rights Agreement

Exhibit G                  Commitment Letter and Termsheet For New Convertible Notes

Exhibit H                  Commitment Letter and Termsheet for New Senior Subordinated Term Loan


                                 SCHEDULES
                                 ---------

Schedule 1.63              Schedule of Non-Debtor Subsidiaries

Schedule 1.106             Schedule of Subsidiary Debtors

Schedule 5.9               Schedule of Causes of Action to be Retained by Reorganized ICG

Schedule 5.13              Lucent Settlement Agreement

Schedule 5.14              Cisco Settlement Agreement

Schedule 7.1               Non-Exclusive Schedule of Assumed Contracts

Schedule 7.3               Exclusive Schedule of Rejected Contracts




                                INTRODUCTION

         ICG Communications, Inc., a Delaware corporation ("ICG"), and those entities listed on Schedule 1.106 hereto (collectively, the "Subsidiary Debtors"), hereby propose the following joint plan of reorganization (the "Plan") for the resolution of their outstanding creditor Claims (as defined herein) and equity Interests (as defined herein). Reference is made to the Disclosure Statement (as defined herein) distributed contemporaneously herewith, for a discussion of the Debtors' history, businesses, properties, results of operations, projections for future operations, risk factors, a summary and analysis of the Plan, and certain related matters, including the New Securities (as defined herein) to be issued under the Plan. The Debtors are the proponents of this Plan within the meaning of section 1129 of the Bankruptcy Code.

         All holders of Claims are encouraged to read this Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. Subject to certain restrictions and requirements set forth in section 1127 of the Bankruptcy Code and Fed. R. Bankr. P. 3019 and Article XII of this Plan, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan prior to its substantial consummation.

                                 ARTICLE I

                   DEFINITIONS, RULES OF INTERPRETATION,
                   COMPUTATION OF TIME AND GOVERNING LAW

A.       Scope Of Definitions; Rules Of Construction

         For purposes of this Plan, except as expressly provided or unless the context otherwise requires, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of this Plan. Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Whenever the context requires, such terms shall include the plural as well as the singular number, the masculine gender shall include the feminine, and the feminine gender shall include the masculine.

B.       Definitions

         1.1 "Administrative Claim" means a Claim for payment of an administrative expense of a kind specified in section 503(b) or 1114(e)(2) of the Bankruptcy Code and entitled to priority pursuant to section 507(a)(1) of the Bankruptcy Code, including, but not limited to, (a) the actual, necessary costs and expenses, incurred after the Petition Date, of preserving the Estates and operating the businesses of the Debtors, including wages, salaries, or commissions for services rendered after the commencement of the Chapter 11 Case, (b) Professional Fee Claims, (c) all fees and charges assessed against the Estates under 28 U.S.C. ss. 1930 and
(d) all Allowed Claims that are entitled to be treated as Administrative Claims pursuant to a Final Order of the Bankruptcy Court under section 546(c)(2)(A) of the Bankruptcy Code.

         1.2 "Allowed Claim" means a Claim or any portion thereof (a) that has been allowed by a Final Order, or (b) as to which, on or by the Effective Date, (i) no proof of claim has been filed with the Bankruptcy Court and (ii) the liquidated and noncontingent amount of which is Scheduled, other than a Claim that is Scheduled at zero, in an unknown amount, or as disputed, or (c) for which a proof of claim in a liquidated amount has been timely filed with the Bankruptcy Court pursuant to the Bankruptcy Code, any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and as to which either (i) no objection to its allowance has been filed within the periods of limitation fixed by the Plan, the Bankruptcy Code or by any order of the Bankruptcy Court or (ii) any objection to its allowance has been settled or withdrawn, or has been denied by a Final Order, or (d) that is expressly allowed in a liquidated amount in this Plan.

         1.3 "Allowed Class . . . Claim" means an Allowed Claim in the particular Class described.

         1.4 "Ballots" means each of the ballot forms distributed with the Disclosure Statement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

         1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as codified in title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as now in effect or hereafter amended.

         1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware or such other court as may have jurisdiction over the Chapter 11 Case.

         1.7 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Official Bankruptcy Forms, as amended, the Federal Rules of Civil Procedure, as amended, as applicable to the Chapter 11 Case or proceedings therein, and the Local Rules of the Bankruptcy Court, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

         1.8 "Bar Date(s)" means the date(s), if any, designated by the Bankruptcy Court as the last dates for filing proofs of Claim or Interest against the Debtors.

         1.9 "BoA" means Bank of America, N.A.

         1.10 "Business Day" means any day, excluding Saturdays, Sundays or "legal holidays" (as defined in Fed. R. Bankr. P. 9006(a)), on which commercial banks are open for business in New York, New York.

         1.11 "Cash" means legal tender of the United States or equivalents thereof.

         1.12 "Chapter 11 Case" means the jointly administered Chapter 11 cases of the Debtors.

         1.13 "Chief Executive Officer" means, at any time prior to the Effective Date, the Person holding the title of chief executive officer of ICG, and at any time after the Effective Date, the Person holding the title of chief executive officer of Reorganized ICG.

         1.14 "Claim" means a claim against the Debtors, or any of them, whether or not asserted, as defined in Section 101(5) of the Bankruptcy Code.

         1.15 "Claims Objection Deadline" means the last day for filing objections to Disputed Claims, which day shall be ninety (90) days after the Effective Date, unless such date is extended by the Bankruptcy Court upon request by the Debtors.

         1.16 "Claims Resolution Committee" means the committee established pursuant to Section 12.18 of this Plan.

         1.17 "Class" means a category of holders of Claims or Interests, as described in Article II of this Plan.

         1.18 "Class H-4 Stock Pool" means New Common Shares in an amount equal to (a) eight (8) million multiplied by a fraction, the numerator of which is the amount of Allowed General Unsecured Claims against the Holdings Debtors and the denominator of which is the amount of all Allowed General Unsecured Claims plus (b) 280,000 New Common Shares.

         1.19 "Class S-4 Stock Pool" means New Common Shares in an amount equal to (a) eight (8) million multiplied by a fraction, the numerator of which is the amount of Allowed General Unsecured Claims against the Services Debtors, and the denominator of which is the amount of all Allowed General Unsecured Claims minus (b) 280,000 New Common Shares .

         1.20 "Collateral" means any property or interest in the property of a Debtor's Estate subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law.

         1.21 "Confirmation" means entry by the Bankruptcy Court of the Confirmation Order.

         1.22 "Confirmation Date" means the date of entry by the clerk of the Bankruptcy Court of the Confirmation Order.

         1.23 "Confirmation Hearing" means the hearing to consider confirmation of the Plan under section 1128 of the Bankruptcy Code.

         1.24 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan.

         1.25 "Convenience Claims" means any Claim that otherwise would be an Allowed Class H-4 or S-4 Claim against the Debtors in an amount equal to or less than $5,000. Holders of Claims in excess of $5,000 may, by an irrevocable written election made on a validly executed and timely delivered ballot, reduce all of such holder's Claims to $5,000 in the aggregate, and thus have such reduced, single Claim classified in Class H-3 or S-3.

         1.26 "Credit Documents" means the "Credit Documents" as defined in the Pre-Petition Credit Agreement.

         1.27 "Creditor" means any Person who holds a Claim against any of the Debtors.

         1.28 "Creditors' Committee" means the official committee of unsecured creditors appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Case.

         1.29 "Cure" means the distribution of Cash, or such other property as may be agreed upon by the parties or ordered by the Bankruptcy Court, with respect to the assumption of an executory contract or unexpired lease, pursuant to section 365(b) of the Bankruptcy Code, in an amount equal to all unpaid monetary obligations, without interest, or such other amount as may be agreed upon by the parties, under such executory contract or unexpired lease, to the extent such obligations are enforceable under the Bankruptcy Code and applicable bankruptcy law.

         1.30 "Debtor(s)" means, individually, ICG and each of the Subsidiary Debtors, and collectively, ICG and the Subsidiary Debtors, including in their capacity as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code, and as reorganized hereunder.

         1.31 "Dilution" means dilution subsequent to the Effective Date
(a) from conversion of the New Convertible Notes into New Common Shares,
(b) from exercise of the New Holdings Creditor Warrants, (c) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the warrants to be issued in connection with the New Senior Subordinated Term Loan, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

         1.32 "Disclosure Statement" means the written disclosure statement that relates to the Plan, as amended, supplemented, or modified from time to time, and that is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

         1.33 "Disbursing Agent" means Reorganized ICG or any party designated by Reorganized ICG, in its sole discretion, to serve as disbursing agent under the Plan.

         1.34 "Disputed Claim" means any Claim that has not been Allowed pursuant to the Plan or a Final Order of the Bankruptcy Court, and


                  (a) if no Proof of Claim has been, or deemed to have been filed, by the applicable Bar Date, which has been or hereafter is listed on the Schedules as unliquidated, contingent, or disputed, and which has not been resolved by written agreement of the parties or an order of the Bankruptcy Court;

                  (b) if a Proof of Claim has been filed, or deemed to have been filed, by the applicable Bar Date (i) a Claim for which a corresponding Claim has been listed on the Schedules as unliquidated, contingent or disputed; (ii) a Claim for which a corresponding Claim has been listed on the Schedules as other than unliquidated, contingent or disputed, but the amount of such Claim as asserted in the Proof of Claim varies from the amount of such Claim as listed in the Schedules; or (iii) as to which a Debtor has timely filed an objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, and any orders of the Bankruptcy Court, or which is otherwise disputed by a Debtor in accordance with applicable law, which objection, request for estimation or dispute has not been withdrawn, or determined by a Final Order;

                  (c) for which a Proof of Claim was required to be filed by order of the Bankruptcy Court, but as to which a Proof of Claim was not timely or properly filed; or

                  (d) that is disputed in accordance with the provisions of this Plan.

         1.35 "Disputed Claim Amount" means (a) if a liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) the liquidated amount set forth in the Proof of Claim relating to the Disputed Claim; (ii) an amount agreed to by the Debtors and the holder of such Disputed Claim; or (iii) if a request for estimation is filed by the Debtors, the amount at which such Claim is estimated by the Bankruptcy Court; (b) if no liquidated amount is set forth in the Proof of Claim relating to a Disputed Claim, (i) an amount agreed to by the Debtors and the holder of such Disputed Claim or (ii) the amount estimated by the Bankruptcy Court with respect to such Disputed Claim; or (c) if the Claim was listed on the Schedules as unliquidated, contingent or disputed and no Proof of Claim was filed, or deemed to have been filed, by the applicable Bar Date and the Claim has not been resolved by written agreement of the parties or an order of the Bankruptcy Court, zero.

         1.36 "Distribution Date" means the date, occurring as soon as practicable after the Effective Date, upon which distributions are made by the Reorganized Debtors, to holders of Allowed Claims entitled to receive distributions under this Plan.

         1.37 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date designated in the Confirmation Order.

         1.38 "Effective Date" means the Business Day on which all conditions to the consummation of the Plan as set forth in Section 10.2 of this Plan have been satisfied or waived as provided in Article X of this Plan and is the effective date of the Plan.

         1.39 "Estate(s)" means, individually, the estate of each Debtor in the Chapter 11 Case, and, collectively, the estates of all Debtors in the Chapter 11 Case, created pursuant to section 541 of the Bankruptcy Code.

         1.40 "Exit Financing" means the issuance by Reorganized ICG on the Effective Date of the New Senior Subordinated Term Loan and the New Convertible Notes.

         1.41 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder of such Claim in any proof of Claim timely filed with the Bankruptcy Court or otherwise deemed timely filed by any Final Order of the Bankruptcy Court or other applicable bankruptcy law, and (b) when used in reference to an Allowed Claim, the allowed amount of such Claim.

         1.42 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in the Chapter 11 Case, the operation or effect of which has not been stayed, reversed, or amended and as to which order or judgment (or any revision, modification, or amendment thereof) the time to appeal or seek review or rehearing has expired and as to which no appeal or petition for review or rehearing was filed or, if filed, remains pending.

         1.43 "General Unsecured Claim" means a Claim against the Debtors that is not an Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Claim, Secured Lender Claim, Subordinated Claim or Convenience Claim.

         1.44 "Holdings Debtors" means all Debtors, collectively, other than the Services Debtors.

         1.45 "ICG Interests" means, collectively, the Old Common Shares, the Old Preferred Shares, and the Old Stock Options, together with any other options, warrants, conversion rights, rights of first refusal or other rights, contractual or otherwise, to acquire or receive any Old Common Shares, Old Preferred Shares, Old Stock Options, or other equity ownership interests in ICG or any of the other Holdings Debtors (other than the Subsidiary Interests), and any contracts subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities or other ownership interests in ICG or any of the other Holdings Debtors (other than the Subsidiary Interests).

         1.46 "Impaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.47 "Indemnification Obligation" means any obligation of any of the Debtors to indemnify, reimburse or provide contribution to any present or former officer, director or employee, or any present or former professionals, advisors or representatives of the Debtors, pursuant to by-laws, articles of incorporation, contract or otherwise as may be in existence immediately prior to the Petition Date.

         1.48 "Indenture Trustees" means (a) with respect to the Old Services Notes, Bank One or its successor, in either case, in its capacity as indenture trustee for each of the Old Services Notes, and (b) with respect to the Old Holdings Notes, HSBC Bank USA or its successor, in either case, in its capacity as indenture trustee for each of the Old Holdings Notes.

         1.49 "Intercompany Claim" means, as the case may be, any Claim (a) by a Debtor against another Debtor or (b) by a Non-Debtor Subsidiary against a Debtor.

         1.50 "Interest" means (a) the legal, equitable, contractual and other rights of any Person (including any 401K plan or plan participant) with respect to ICG Interests, (b) the legal, equitable, contractual or other rights of any Person with respect to the Subsidiary Interests and (c) the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing.

         1.51 "Lender" means a "Lender" as defined in the Pre-Petition Credit Agreement, dated as of August 12, 1999, Royal Bank of Canada as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc. as sole book-runner and lead arranger for the Lenders, BoA and Barclays Bank Plc as co-documentation agents, and their individual successors and assigns.

         1.52 "Lien" means a charge against or interest in property to secure payment of a debt or performance of an obligation.

         1.53 "Litigation Claims" means the claims, rights of action, suits, or proceedings, whether in law or in equity, whether known or unknown, that the Debtors or their Estates may hold against any Person, which are to be retained by the Reorganized Debtors pursuant to Section 5.9 of this Plan.

         1.54 "Management Option Plan" means a stock option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Exhibit C to this Plan.

         1.55 "Management Option Plan Participants" means the employees of Reorganized ICG entitled to participate in the Management Option Plan.

         1.56 "Management Options" means the options to be issued by Reorganized ICG to the Management Option Plan Participants to purchase New Common Shares pursuant to the provisions of the Management Option Plan.

         1.57 "New Common Shares" means the common shares of Reorganized ICG authorized pursuant to Section 5.5 of this Plan.

         1.58 "New Convertible Notes" means the convertible unsecured promissory notes to be issued on the Effective Date, as contemplated by
Section 5.15 of the Plan, with the terms and conditions substantially as set forth in Exhibit G to this Plan.

         1.59 "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares, with terms and conditions set forth in Exhibit D to this Plan, to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to
Section 3.3(b) of this Plan.

         1.60 "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions substantially as set forth in Exhibit E to this Plan.

         1.61 "New Securities" means, collectively, the Management Options, New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

         1.62 "New Senior Subordinated Term Loan" means the new senior subordinated term loan to be made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions substantially set forth in Exhibit H to this Plan.

         1.63 "Non-Debtor Subsidiaries" means, collectively, the direct and indirect subsidiaries of ICG listed on Schedule 1.63, which have not commenced Chapter 11 cases and thus are not Debtors.

         1.64 "Old Common Shares" means the common shares of ICG issued and outstanding as of the Petition Date.

         1.65 "Old Holdings Indentures" means Indentures (a) dated March 11, 1997, between Norwest, as trustee, and ICG Holdings, Inc., for the 11 5/8% Senior Notes due 2007; (b) dated April 30, 1996, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.) for the 12 1/2% Senior Notes due 2006; and (c) dated August 8, 1995, between Norwest, as trustee, and ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), for the 13 1/2% Senior Notes due 2005, pursuant to which the Old Holdings Notes were issued and are outstanding.

         1.66 "Old Holdings Note Claims" means any Claim arising from the Old Holdings Notes.

         1.67 "Old Holdings Notes" means the (a) the 11 5/8% Senior Notes due 2007 issued by ICG Holdings, Inc.; (b) the 12 1/2% Senior Notes due 2006 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.); and
(c) the 13 1/2% Senior Notes due 2005 issued by ICG Telecom Group, Inc. (f/k/a Intelcom Group, Inc.), issued and outstanding under the respective Old Holdings Indentures.

         1.68 "Old Indentures" means, collectively, the Old Holdings Indentures and the Old Services Indentures.

         1.69 "Old Note Claims" means, collectively, the Old Holdings Note Claims and the Old Services Note Claims.

         1.70 "Old Notes" means, collectively, the Old Holdings Notes and the Old Services Notes.

         1.71 "Old Preferred Shares" means the preferred shares of any of the Debtors issued and outstanding as of the Petition Date, including (i) ICG Communications, Inc. 8% Series A-1, A-2, and A-3 Convertible Preferred Securities Mandatorily Redeemable 2009; (ii) ICG Funding, LLC Exchangeable Limited Liability Company Preferred Securities Mandatorily Redeemable 2009;
(iii) ICG Communications, Inc. 6 3/4% Preferred Stock Mandatorily Redeemable 2009; (iv) ICG Holdings, Inc. 14% Preferred Stock, Mandatorily Redeemable 2008; and (v) ICG Holdings, Inc. 14 1/4% Preferred Stock Mandatorily Redeemable 2007.

         1.72 "Old Securities" means collectively, the Old Common Shares, the Old Preferred Shares, the Old Stock Options and the Old Notes.

         1.73 "Old Services Indentures" means Indentures (a) dated April 27, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 9 7/8% Senior Notes due 2008; and (b) dated February 12, 1998, between Norwest, as trustee, and ICG Services, Inc., for the 10% Senior Notes due 2008, pursuant to which the Old Services Notes were issued and are outstanding.

         1.74 "Old Services Note Claims" means any Claim arising from the Old Services Notes.

         1.75 "Old Services Notes" means the (a) 9 7/8% Senior Notes due 2008 issued by ICG Services, Inc.; and (b) the 10% Senior Notes due 2008, dated February 12, 1998 issued by ICG Services, Inc., issued and outstanding under the respective Old Services Indentures.

         1.76 "Old Stock Options" means the outstanding options to purchase Old Common Shares or Old Preferred Shares, as of the Petition Date.

         1.77 "Other Priority Claim" means a Claim entitled to priority pursuant to section 507(a) of the Bankruptcy Code other than a Priority Tax Claim or an Administrative Claim.

         1.78 "Other Secured Claims" means all Secured Claims against any of the Debtors, as the case may be, other than the Secured Lender Claims.

         1.79 "Person" means Person as defined in section 101 (41) of the Bankruptcy Code.

         1.80 "Petition Date" means the date on which the Debtors filed their petitions for relief commencing the Chapter 11 Case.

         1.81 "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as the same may be amended, modified or supplemented from time to time.

         1.82 "Plan Exhibit" means any exhibit or schedule attached hereto.

         1.83 "Pre-Petition Credit Agreement" means the Credit Agreement, dated as of August 12, 1999, among ICG, as borrower, the Lenders, Royal Bank of Canada, as administrative agent and collateral agent, Morgan Stanley Senior Funding, Inc., as sole book-runner and lead arranger for the Lenders, and BoA and Barclays Bank Plc as co-documentation agents, as amended.

         1.84 "Pre-Petition Credit Facility Agreements" mean the
Pre-Petition Credit Agreement and the Credit Documents.

         1.85 "Priority Tax Claim" means a Claim that is entitled to priority pursuant to section 507(a)(8) of the Bankruptcy Code.

         1.86 "Professional" means any professional employed in the Chapter 11 Case pursuant to sections 327 or 1103 of the Bankruptcy Code or otherwise and any professionals seeking compensation or reimbursement of expenses in connection with the Chapter 11 Case pursuant to section 503(b)(4) of the Bankruptcy Code.

         1.87 "Professional Fee Claim" means a Claim of a Professional for compensation or reimbursement of costs and expenses relating to services incurred after the Petition Date and prior to and including the Effective Date.

         1.88 "Pro Rata" means, at any time, the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims) in such Class, unless the Plan provides otherwise.

         1.89 "Proof of Claim" means the proof of claim that must be filed by a holder of an Impaired Unsecured Claim by the Bar Date.

         1.90 "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 30 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

         1.91 "Registration Rights Agreement" means an agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Exhibit F to this Plan.

         1.92 "Reinstated" or "Reinstatement" means (i) leaving unaltered the legal, equitable, and contractual rights to which a Claim entitles the holder of such Claim or Interest so as to leave such Claim or Interest unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim or Interest after the occurrence of a default (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code;
(b) reinstating the maturity of such Claim or Interest as such maturity existed before such default; (c) compensating the holder of such Claim or Interest for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable, or contractual rights to which such Claim or Interest entitles the holder of such Claim or Interest; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim or Interest is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement.

         1.93 "Reorganized Debtor(s)" means, individually, any Reorganized Debtor and, collectively, all Reorganized Debtors, on or after the Effective Date.

         1.94 "Reorganized Subsidiary Debtor(s)" means, individually, a Reorganized Subsidiary Debtor, and, collectively, all Reorganized
Subsidiary Debtors, on or after the Effective Date.

         1.95 "Reorganized ICG" means reorganized ICG or its successor, on and after the Effective Date.

         1.96 "Restructuring Transactions" has the meaning ascribed thereto in Section 5.4 of this Plan.

         1.97 "Schedules" means the schedules of assets and liabilities and the statements of financial affairs, if any, filed in the Bankruptcy Court by the Debtors as such schedules or statements as may be amended or supplemented from time to time in accordance with Fed. R. Bankr. P. 1009 or orders of the Bankruptcy Court.

         1.98 "Secured Claim" means a Claim that is secured by a Lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estate's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

         1.99 "Secured Lender Claim" means a Claim of a Lender arising under or as a result of the Pre-Petition Credit Facility Agreement, which Claims shall be deemed Allowed pursuant to this Plan in the aggregate amount of $84,573,943.83 million.

         1.100 "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss.77a-77aa, as now in effect or hereafter amended.

         1.101 "Services Debtors" means, collectively, ICG Equipment, Inc., ICG Mountain View, Inc., ICG NetAhead, Inc., and ICG Services, Inc.

         1.102 "Services Interests" means the common stock of ICG Services, Inc., together with any other options, warrants, conversation rights, rights of first refusal, or other rights, contractual or otherwise, to acquire or receive any common or preferred stock or other equity interest in any of the Services Debtors (other than Subsidiary Interests), and any contracts, subscriptions, commitments or agreements pursuant to which a party was or could have been entitled to receive shares, securities, or other ownership interests in any of the Services Debtors (other than Subsidiary Interests).

         1.103 "Special Committee" means the Special Committee of the Board of Directors of ICG, which is comprised of Messrs. William J. Laggett, John
U. Moorhead, II, Leontis Teryazos, and Walter Threadgill.

         1.104 "Subordinated Claims" means any Claim subordinated pursuant to sections 510(b) or (c) of the Bankruptcy Code, which shall include any Claim arising from the rescission of a purchase or sale of any Old Security, any Claim for damages arising from the purchase or sale of an Old Security, or any Claim for reimbursement, contribution or indemnification on account of any such Claim.

         1.105 "Subsidiaries" mean, collectively, the Subsidiary Debtors and the Non-Debtor Subsidiaries.

         1.106 "Subsidiary Debtors" means the direct and indirect subsidiaries of ICG listed on Schedule 1.106, each of which are Debtors.

         1.107 "Subsidiary Interests" means, collectively, the issued and outstanding shares of common stock of the Subsidiary Debtors directly or indirectly owned by ICG, as of the Petition Date.

         1.108 "Substantial Contribution Claim" means a claim for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Case pursuant to section 503(b)(3),(4), or
(5) of the Bankruptcy Code.

         1.109 "Unimpaired" means, when used with reference to a Claim or Interest, a Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

         1.110 "Unimpaired Claim" means a Claim that is not an Impaired
Claim.

         1.111 "Voting Record Date" means the voting record date for voting to accept or reject this Plan, as determined by the Bankruptcy Court.

C.       Rules of Interpretation

         For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or documents being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to articles and sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

D.       Computation of Time

         In computing any period of time prescribed or allowed by the Plan, the provisions of Fed. R. Bankr. P. 9006(a) shall apply.

E.       Governing Law

         Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the laws of (i) the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan and (ii) the laws of the state of incorporation of each Debtor shall govern corporate governance matters with respect to such Debtor, in either case without giving effect to the principles of conflicts of law thereof.

                                 ARTICLE II

                   CLASSIFICATION OF CLAIMS AND INTERESTS

         2.1      Introduction

         The Plan is premised on the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively, for purposes of voting on, distributions under, and Confirmation of the Plan only, as provided in
Section 6.1 of the Plan. The Plan does not provide for the substantive consolidation of the Holdings Debtors and the Services Debtors.

          In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, have not been classified, and the respective treatment of such unclassified claims is set forth in
Section 3.1 of the Plan.

         A Claim or Interest is placed in a particular Class only to the extent that the Claim or Interest falls within the description of that Class. A Claim may be and is classified in other Classes to the extent that any portion of the Claim or Interest falls within the description of such other Classes. A Claim is also placed in a particular Class only to the extent that such Claim is an Allowed Claim in that Class and such Claim has not been paid, released, or otherwise settled prior to the Effective Date.

         2.2      Classification of Unimpaired Holdings Debtors' Claims and
                  Interests

                  (a) Class H-1: Other Priority Claims Against the Holdings Debtors

                           Class H-1 consists of all Other Priority Claims against the Holdings Debtors.

                  (b)      Class H-2: Other Secured Claims Against the
                           Holdings Debtors

                           Class H-2 consists of separate subclasses for each Other Secured Claim against a Holdings Debtor secured by a Lien upon property in which a Holdings Debtor Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.

         2.3      Classification of Impaired Holdings Debtors' Claims and
                  Interests.

                  (a)      Class H-3: Convenience Claims Against the
                           Holdings Debtors

                           Class H-3 consists of all Convenience Claims against the Holdings Debtors.

                  (b) Class H-4: General Unsecured Claims Against the Holdings Debtors

                           Class H-4 consists of all General Unsecured
                           Claims against the Holdings Debtors.

                  (c) Class H-5: ICG Interests and Subordinated Claims Against the Holdings Debtors

                           Class H-5 consists of all ICG Interests and any Subordinated Claims against the Holdings Debtors.

         2.4 Classification of Unimpaired Services Debtors' Claims and Interests Against the Holdings Debtors

                  (a) Class S-1: Other Priority Claims Against the Services Debtors

                           Class S-1 consists of all Other Priority Claims against the Services Debtors.

                  (b)      Class S-2: Other Secured Claims Against the
                           Services Debtors

                           Class S-2 consists of separate subclasses for each Other Secured Claim against a Services Debtor secured by a Lien upon property in which a Services Debtor Estate has an interest. Each subclass is deemed to be a separate Class for all purposes under the Bankruptcy Code.


         2.5      Classification of Impaired Services Debtors' Claims and
                  Interests

                  (a)      Class S-3: Convenience Claims Against the
                           Services Debtors

                           Class S-3 consists of all Convenience Claims against the Services Debtors.

                  (b) Class S-4: General Unsecured Claims Against the Services Debtors

                           Class S-4 consists of all General Unsecured
                           Claims against the Services Debtors.

                  (c)      Class S-5: Secured Lender Claims

                           Class S-5 consists of all Secured Lender Claims.

                  (d) Class S-6: Services Interests and Subordinated Claims Against the Services Debtors

                           Class S-6 consists of the Services Interests and Subordinated Claims Against the Services Debtors.


                                ARTICLE III

                     TREATMENT OF CLAIMS AND INTERESTS

         3.1      Unclassified Claims

                  (a)      Administrative Claims

         Except as otherwise provided for herein, and subject to the requirements of Sections 12.1 - 12.3 of this Plan, on, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Administrative Claim becomes an Allowed Administrative Claim, or (iii) the date such Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Administrative Claim (x) Cash equal to the unpaid portion of such Allowed Administrative Claim or (y) such other treatment as to which the applicable Debtor, and such holder shall have agreed upon in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Case shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

                  (b)      Priority Tax Claims

         Each holder of an Allowed Priority Tax Claim, at the sole option of the Debtors, shall be entitled to receive on account of such Allowed Priority Tax Claim, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, (i) equal Cash payments made on the last Business Day of every three (3) month period following the Effective Date, over a period not to exceed six (6) years after the assessment of the tax on which such Claim is based, totaling the principal amount of such Claim plus simple interest on any outstanding balance from the Effective Date calculated at the interest rate available on ninety (90) day United States Treasuries on the Effective Date or (ii) such other treatment agreed to by the Allowed Priority Tax Claim holder and the Debtors.

         3.2      Unimpaired Classes of Holdings Debtors' Claims and Interests

                  (a) Class H-1: Other Priority Claims Against the Holdings Debtors

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class H-1 Claim, or (iii) the date such Class H-1 Claim becomes payable pursuant to any agreement between a Holdings Debtor and the holder of such Class H-1 Claim, each holder of an Allowed Class H-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class H-1 Claim (x) Cash equal to the unpaid portion of such Allowed Class H-1 Claim or (y) such other treatment as to which a Debtor and such holder shall have agreed upon in writing.

                  (b)      Class H-2:  Other Secured Claims Against the
                           Holdings Debtors

         On the Effective Date, the legal, equitable and contractual rights of holders of Allowed Class H-2 Claims shall be Reinstated, subject to the provisions of Article VIII of this Plan. The Holdings Debtors' failure to object to any such Class H-2 Claims in the Chapter 11 Cases shall be without prejudice to the Holdings Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition liens on property of any Holdings Debtor held by or on behalf of the Class H-2 Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Class H-2 Claim holder are paid in full, subject to the provisions of Article VIII of this Plan. Nothing in this Section 3.2(b) or elsewhere in this Plan shall preclude the Holdings Debtors or Reorganized Debtors from challenging the validity of any alleged lien on any asset of a Holdings Debtor or the value of such Collateral.

         3.3      Impaired Classes of Holdings Debtors' Claims and Interests

                  (a)      Class H-3:  Convenience Claims Against the Holdings
                           Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class H-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of an in exchange for such Allowed Class H-3 Claim, Cash equal to fifty percent (50%) of the amount of such Allowed Claim.

                  (b) Class H-4: General Unsecured Claims Against the Holdings Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class H-4 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class H-4 Claim:

                  (x) its Pro Rata share of 100% of the Class H-4 Stock
Pool; plus

                  (y) if Class H-4 votes to accept the Plan, its Pro Rata Share of 100% of the New Holdings Creditor Warrants. If Class H-4 votes against the Plan, holders of Allowed Class H-4 Claims shall not receive the New Holdings Creditor Warrants and such warrants shall not be issued.

                  (c) Class H-5: ICG Interests and Subordinated Claims Against the Holdings Debtors

         The holders of ICG Interests and Subordinated Claims against the Holdings Debtors shall not receive or retain any property under the Plan on account of such Interests or Claims. On the Effective Date, all of the ICG Interests shall be deemed cancelled and extinguished.

         3.4      Unimpaired Classes Of Services Debtors' Claims and Interests

                  (a) Class S-1: Other Priority Claims Against the Services Debtors

         On, or as soon as reasonably practicable after, the latest of (i) the Distribution Date, (ii) the date such Claim becomes an Allowed Class S-1 Claim, or (iii) the date such Class S-1 Claim becomes payable pursuant to any agreement between a Services' Debtor and the holder of such Class S-1 Claim, each holder of an Allowed Class S-1 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-1 Claim (x) Cash equal to the unpaid portion of such Allowed Class S-1 Claim or (y) such other treatment as to which a Debtor and such holder shall have agreed upon in writing.

                  (b)      Class S-2:  Other Secured Claims Against the
                           Services Debtors

         On the Effective Date, the legal, equitable and contractual rights of holders of Allowed Class S-2 Claims shall be Reinstated, subject to the provisions of Article VIII of this Plan. The Services Debtors' failure to object to any such Class S-2 Claims in the Chapter 11 Cases shall be without prejudice to the Services Debtors' or the Reorganized Debtors' right to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Notwithstanding section 1141(c) or any other provision of the Bankruptcy Code, all pre-petition liens on property of any Services Debtor held by or on behalf of the Class S-2 Claim holders with respect to such Claims shall survive the Effective Date and continue in accordance with the contractual terms of the underlying agreements with such Claim holders until, as to each such Claim holder, the Allowed Claims of such Class S-2 Claim holder are paid in full, subject to the provisions of Article VIII of this Plan. Nothing in this Section 3.4(b) or elsewhere in this Plan shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged lien on any asset of a Debtor or the value of such Collateral.


         3.5      Impaired Classes Of Services Debtors' Claims and Interests

                  (a)      Class S-3:  Convenience Claims Against the
                           Services Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class S-3 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-3 Claim, Cash equal to fifty percent (50%) of the amount of such Allowed Claim.

                  (b) Class S-4: General Unsecured Claims Against the Services Debtors

         On or as soon as reasonably practicable after the Effective Date, each holder of an Allowed Class S-4 Claim, shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class S-4 Claim, its Pro Rata share of 100% of the Class S-4 Stock Pool.

                  (c)      Class S-5:  Secured Lender Claims

         On the Effective Date, each holder of an Allowed Class S-5 Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Allowed Class S-5 Claim, its Pro Rata share of (i) $25 million in Cash and (ii) one-hundred percent (100%) of the New Secured Notes.

                  (d)      Class S-6:  Services Interests and Subordinated
                           Claims

         The holders of Services Interests and Subordinated Claims against the Services Debtors shall not receive or retain any property under the Plan on account of such Interests or Claims. On the Effective Date, all of the Services Interests shall be deemed cancelled and extinguished.

         3.6      Reservation of Rights Regarding Claims

         Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Claims, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

                                 ARTICLE IV

                    ACCEPTANCE OR REJECTION OF THE PLAN

         4.1      Impaired Classes of Claims and Interests Entitled to Vote.

         Subject to Section 4.4 of the Plan, Claim and Interest holders in each Impaired Class of Claims or Interests are entitled to vote as a class to accept or reject the Plan.

         4.2      Acceptance by an Impaired Class.

         In accordance with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have timely and properly voted to accept or reject the Plan.

         4.3      Presumed Acceptances by Unimpaired Classes.

         Classes H-1, H-2, S-1, and S-2 are Unimpaired by the Plan. Under
section 1126(f) of the Bankruptcy Code, such Claim holders are conclusively presumed to accept the Plan, and the votes of such Claim holders will not be solicited.

         4.4      Classes Deemed to Reject Plan.

         Holders of Interests and Claims in Classes H-5 and S-6 are not entitled to receive or retain any property under the Plan. Under section 1126(g) of the Bankruptcy Code, Class H-5 and S-6 Interest and Claim holders are deemed to reject the Plan, and the votes of such Interest or Claim holders will not be solicited.

         4.5      Summary of Classes Voting on the Plan.

         As a result of the provisions of Sections 4.1, 4.3 and 4.4 of this Plan, the votes of holders of Claims in Classes H-3, H-4, S-3, S-4, and S-5 will be solicited with respect to this Plan.

         4.6      Confirmation Pursuant to Section 1129(b) of the Bankruptcy
                  Code.

         To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtors reserve the right to alter, amend, modify, revoke or withdraw the Plan or any Plan Exhibit or Schedule, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

                                 ARTICLE V

                    MEANS FOR IMPLEMENTATION OF THE PLAN

         5.1      Continued Corporate Existence

         Subject to the Restructuring Transactions defined in Section 5.4 of the Plan, the Reorganized Debtors shall continue to exist after the Effective Date as separate corporate entities, in accordance with the applicable law in the respective jurisdictions in which they are incorporated and pursuant to their respective certificates or articles of incorporation and by-laws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and by-laws are amended by this Plan.

         5.2      Cancellation Of Old Securities And Agreements

         (a) On the Effective Date, except as otherwise provided for herein, (a) the Old Securities and any other note, bond, indenture, or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, shall be canceled, and (b) the obligations of the Debtors and the Indenture Trustees under any agreements, indentures or certificates of designations governing the Old Securities and any other note, bond, indenture or other instrument or document evidencing or creating any indebtedness or obligation of a Debtor, as the case may be, shall be discharged.

         (b) Notwithstanding the foregoing, the applicable provisions of the Old Indentures shall continue in effect solely for the purposes of permitting the respective Indenture Trustees to make distributions to holders of Old Note Claims, pursuant to this Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Classes H-4 and S-4, the Indenture Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized ICG.

         5.3      Certificates of Incorporation and By-laws

         The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By- laws of Reorganized ICG shall be in substantially the form attached to this Plan as Exhibits A and B, respectively, subject to modification to incorporate applicable provisions of the terms and conditions for the purchase of the New Convertible Notes, as set forth on Exhibit G to this Plan.

         5.4      Restructuring Transactions

                  (a) On or after the Effective Date, the applicable Reorganized Debtors may enter into such transactions and may take such actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses, to otherwise simplify the overall corporate structure of the Reorganized Debtors, or to reincorporate certain of the Subsidiary Debtors under the laws of jurisdictions other than the laws of which the applicable Subsidiary Debtors are presently incorporated. Such restructuring may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate (collectively, the "Restructuring Transactions"). The actions to effect the Restructuring Transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations, or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties, and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting, or acquiring corporations. In each case in which the surviving, resulting, or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting, or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument, or other agreement or document effecting a disposition to such surviving, resulting, or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations.

                  (b) As part of the Restructuring Transactions, on, prior to, or as soon as practicable after, the Effective Date, Reorganized ICG shall take whatever steps are necessary and appropriate to wind-up and terminate the following entities' corporate existence, including to transfer the assets of such entity (including Subsidiary Interests) to such other of the Debtors as the Debtors may determine: ICG Funding, LLC (Delaware); ICG Services, Inc. (Delaware); ICG Telecom of San Diego, L.P. (CA Limited Partnership); ICG Telecom Canada, Inc. (Federal Canadian); Zycom Corporation (Alberta, Canada); Zycom Corporation (Texas); Zycom Network Services, Inc. (Texas); and ICG NetAhead, Inc. (Delaware). As part of the Restructuring Transactions, the following transactions will occur:
(i) the holders of Allowed General Unsecured Claims of ICG Holdings, Inc., which are classified in Class H-4, will contribute such Claims to ICG Holdings, Inc. in exchange for New Common Shares necessary to fund the Class H-4 Stock Pool; and (ii) ICG Services, Inc. will contribute ICG Equipment, Inc. and ICG Mountain View, Inc. to ICG Holdings, Inc. in exchange for New Common Shares necessary to fund the Class S-4 Stock Pool, and the Disbursing Agent shall, on behalf of ICG Services, Inc., distribute such New Common Shares to the holders of Allowed General Unsecured Claims of ICG Services, Inc., which are classified in Class S-4, in satisfaction of such Claims and in complete liquidation of ICG Services, Inc.

         5.5      Issuance of New Securities

         On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan: (a) $59,573,943.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and
(b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form attached to this Plan as Exhibit F. Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

         5.6      Compensation And Benefit Programs

                  (a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court on or before the Confirmation Date, all employee compensation and benefit programs of the Debtors, including programs subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed under Section 7.1 of this Plan.

                  (b) On or about the Effective Date, management and the designated employees of Reorganized ICG and the other Reorganized Debtors shall receive stock options which are more specifically described in the Management Option Plan. The Management Option Plan shall be substantially in the form as Exhibit C to this Plan.

         5.7      Directors And Officers of Reorganized Debtors

                  (a) Appointment. The existing senior officers of ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of nine (9) directors. Cerberus Capital Management, L.P. shall be entitled to appoint five (5) directors; W.R. Huff Asset Management Co., L.L.C. shall be entitled to appoint two (2) directors; the Creditors' Committee shall be entitled to appoint one (1) director, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

                  (b) Terms. Reorganized ICG board members shall serve for an initial two (2) year term commencing on the Effective Date as determined by the Debtors. If agreed upon by the Debtors and the Creditors' Committee, the terms for board members may be staggered.

                  (c) Vacancies. Until the first annual meeting of shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

         5.8      Revesting Of Assets; Releases of Liens

         The property of each Debtor's Estate, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Debtor on the Effective Date, subject to the Restructuring Transactions. Thereafter, each Debtor may operate its business and may use, acquire, and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules, and the Bankruptcy Court. As of the Effective Date, all property of each Debtor shall be free and clear of all Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for reasonable professional fees and expenses.

         5.9      Preservation Of Rights Of Action

         Except as otherwise provided in this Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle, or compromise (or decline to do any of the foregoing) all Litigation Claims that the Debtors or the Estates may hold against any Person or entity. Each Debtor or its successor(s) may pursue such retained Litigation Claims as appropriate, in accordance with the best interests of the Reorganized Debtor or its successor(s) who hold such rights. Schedule 5.9 to the Plan contains a non- exclusive list of claims or causes of actions that the Debtors hold or may hold either in pending or potential litigation. The Debtors reserve their right to modify
Schedule 5.9 to add or delete parties or causes of action, but disclaim any obligation to do so.

         5.10     Effectuating Documents; Further Transactions

         The Chief Executive Officer, chief financial officer, or any other appropriate officer of ICG or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of ICG or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

         5.11     Exemption From Certain Transfer Taxes

         Pursuant to section 1146(c) of the Bankruptcy Code, any transfers from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan in the United States shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         5.12     Releases and Related Matters

                  (a)      Releases by Debtors

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtors and Reorganized Debtors will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the rights of the Debtors or Reorganized Debtors to enforce the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, and that may be asserted by or on behalf of the Debtors or their Estates or the Reorganized Debtors against (i) the Debtors' or Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter,
(ii) the Creditors' Committee and its members, agents and professionals, and (iii) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals; provided that this release shall exclude Mr. Shelby Bryan unless Mr. Bryan executes a release in a form and substance acceptable to the Debtors that provides for a full release of any Claims or claims asserted or that could be asserted by Mr. Bryan or any of his affiliates against any Debtor or affiliate of any Debtor, and any present or former officer or director of any such entity.

                  (b)      Release by Holders of Claims and Interests

         As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, each holder of a Claim or Interest that affirmatively elects to do so on its Ballot (which election shall be independent of the vote on the Plan), shall have agreed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whatsoever in connection with or related to the Debtors and the Subsidiaries, the Chapter 11 Case or the Plan (other than the obligations of the Debtors or Reorganized Debtors to perform under the Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforseen, then existing or thereafter arising, in law, equity or otherwise that are based in whole or part on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtors, the Reorganized Debtors or their Subsidiaries, the Chapter 11 Case or the Plan, against (i) the Debtors and their Subsidiaries, (ii) the Debtors' and their Subsidiaries' present and former directors, officers, employees, agents and professionals as of the Petition Date or thereafter, (iii) the Creditors' Committee and its members, agents and professionals, and (iv) the Lenders, the agents under the Pre-Petition Credit Agreement, and their respective agents and professionals

                  (c)      Injunction Related to Releases

         As further provided in Article XII of this Plan, the Confirmation Order will enjoin the prosecution, whether directly, derivatively or otherwise, of any claim, obligation, suit, judgment, damage, demand, debt, right, cause of action, liability or interest released, discharged or terminated pursuant to the Plan.

         5.13     Lucent Settlement

         On the Effective Date, the Debtors and Lucent Technologies, Inc. (together with its subsidiaries and affiliates, "Lucent") shall enter into the settlement agreement in substantially the form set forth on Plan
Schedule 5.13, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.

         5.14     Cisco Settlement

         On the Effective Date, the Debtors and Cisco Systems, Inc. and Cisco Capital (collectively, "Cisco") shall enter into the settlement agreement in substantially the form set forth on Plan Schedule 5.14, in full satisfaction of all claims and disputes between the parties arising out of agreements, acts or events in existence or occurring prior to the Effective Date.

         5.15     Exit Financing

         On the Effective Date, Reorganized ICG shall enter into all necessary and appropriate documentation to obtain the Exit Financing, on substantially the terms and conditions set forth in Plan Exhibits G and H, in order to repay $25 million of the Secured Lender Claims and provide additional working capital to Reorganized ICG and its subsidiaries.
Specifically:

         (a) On the Effective Date, Reorganized ICG shall issue the New Convertible Notes, pursuant to the terms and conditions set forth in Exhibit G to this Plan, to the parties identified therein. The issuance of the New Convertible Notes shall be in the aggregate principal amount of $40 million. The issuance of the New Convertible Notes and the distribution thereof shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

         (b) On the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan arranged by Cerberus Capital Management L.P., pursuant to the terms and conditions set forth in Exhibit H to this Plan. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the warrants issued in connection therewith, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

                                 ARTICLE VI

                         SUBSTANTIVE CONSOLIDATION

         6.1      Substantive Consolidation

         The Plan does not provide for the substantive consolidation of the Holdings Debtors and the Services Debtors. The Plan does, as set forth below, provide for the substantive consolidation of the Estates that comprise the Holdings Debtors, and the Estates that comprise the Services Debtors, respectively.

                  (a)      The Holdings Debtors

         The Plan is premised upon the substantive consolidation of the Estates that comprise the Holdings Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in
Section 5.4, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Holdings Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Communications, Inc.; (b) no distributions shall made under the Plan on account of Intercompany Claims;
(c) no distributions shall be made under the Plan on account of Subsidiary Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Section 5.4 of the Plan, (ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

                  (b)      The Services Debtors

         The Plan is premised upon the substantive consolidation of the Estates that comprise the Services Debtors only for purposes of the Plan, for voting, confirmation and distribution purposes. Except as set forth in
Section 5.4, the Plan does not contemplate the merger or dissolution of any Debtor entity or the transfer or commingling of any asset of any Debtor. On the Effective Date, (a) all assets and liabilities of the Services Debtors shall be deemed merged or treated as though they were merged into and with the assets and liabilities of ICG Services, Inc.; (b) no distributions shall made under the Plan on account of Intercompany Claims; (c) no distributions shall be made under the Plan on account of Subsidiary Interests; and (d) all guarantees of the Debtors of the obligations of any other Debtor shall be deemed eliminated so that any claim against any Debtor and any guarantee thereof executed by any other Debtor and any joint or several liability of any of the Debtors shall be deemed to be one obligation of the consolidated Debtors. Such substantive consolidation (other than for purposes related to the Plan) shall not affect (i) the legal and corporate structures of the Reorganized Debtors, subject to the right of the Debtors or Reorganized ICG to effect Restructuring Transactions as provided in Section 5.4 of the Plan, (ii) Intercompany Claims, (iii) Subsidiary Interests, and (iv) pre and post Commencement Date guarantees that are required to be maintained (x) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed, or (y) pursuant to the Plan.

         6.2      Order Granting Substantive Consolidation

         This Plan shall serve as a motion seeking entry of an order substantively consolidating the Chapter 11 Cases, as described and to the limited extend set forth in Section 6.1 above. Unless an objection to such substantive consolidation is made in writing by any creditor affected by the Plan as herein provided on or before five (5) days prior to the date that is fixed by the Court as the last date on which acceptances to this Plan may be received, or such other date as may be fixed by the Court, the substantive consolidation order (which may be the Confirmation Order) may be entered by the Court. In the event any such objections are timely filed, a hearing with respect thereto shall occur at the Confirmation Hearing.

                                ARTICLE VII

           TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         7.1      Assumed Contracts And Leases

                  (a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, including those listed on Schedule
7.1 attached hereto, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, or (iii) is listed on Schedule 7.3 attached hereto as being an executory contract or unexpired lease to be rejected, provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Schedule 7.1 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. The Confirmation Order shall constitute an order of the Bankruptcy Court under section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

                  (b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

                  (c) To the extent that any of the Debtors' contracts with its customers are executory contracts within the meaning of applicable law, such contracts shall be deemed assumed pursuant to Section 7.1(a) of this Plan. Due to the extremely large number of customer contracts, customer contracts are not listed on Schedule 7.1. A list of all of the Debtors' customer contracts is available at the Debtors' corporate headquarters, and will be made available upon request to the Debtors.

         7.2      Payments Related To Assumption Of Contracts and Leases

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor party to the contract or lease or the assignee of such Debtor party assuming such contract or lease, by Cure. If there is a dispute regarding (a) the nature or amount of any Cure, (b) the ability of any Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be; provided that if there is a dispute as to the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties, the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors. The Confirmation Order shall contain provisions providing for notices of proposed assumptions and proposed cure amounts to be sent to applicable third parties and for procedures for objecting thereto (which shall provide not less than twenty (20) days notice of such procedures and any deadlines pursuant thereto) and resolution of disputes by the Bankruptcy Court.

         7.3      Rejected Contracts and Leases

         On the Effective Date, each executory contract and unexpired lease listed on Schedule 7.3 to this Plan shall be rejected pursuant to section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule 7.3 shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease; provided, however, that the Debtors reserve their right, at any time prior to the Confirmation Date, to amend Schedule 7.3 to delete an unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease is not listed on either Schedule 7.1 or Schedule 7.3, such executory contract or unexpired lease shall be deemed assumed as if such executory contract or lease had been included on Schedule 7.1. Listing a contract or lease on
Schedule 7.1 or 7.3 shall not constitute an admission by ICG nor Reorganized ICG that such contract or lease is an executory contract or unexpired lease or that ICG or Reorganized ICG has any liability thereunder. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections, pursuant to section 365 of the Bankruptcy Code, as applicable, as of the Effective Date.

         7.4      Rejection Damages Bar Date

         If the rejection by a Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor or the properties of any of them unless a Proof of Claim is filed with the clerk of the Bankruptcy Court and served upon counsel to the Debtors, and counsel to the Creditors' Committee, within thirty (30) days after service of the earlier of (a) notice of the Confirmation Order, or (b) other notice that the executory contract or unexpired lease has been rejected.


                                ARTICLE VIII

                     PROVISIONS GOVERNING DISTRIBUTIONS

         8.1      Distributions For Claims Allowed As Of The Effective Date

         Except as otherwise provided herein or as ordered by the Bankruptcy Court, and subject to the provisions of Section 9.3 and 9.4 of this Plan, all distributions to holders of Allowed Claims as of the Effective Date shall be made on the Distribution Date. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.4 of this Plan. Notwithstanding the date on which any distribution of New Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution of such securities such holder shall be deemed to have the rights of a holder as of the Effective Date.

         8.2      Interest On Claims

         Unless otherwise specifically provided for in this Plan or the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         8.3      Distributions by Disbursing Agent

                  (a) Except as set forth in Section 8.3(c) of this Plan, the Disbursing Agent shall make all distributions required under this Plan.

                  (b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

                  (c) Distributions to holders of Old Note Claims shall be made by the respective Indenture Trustees. In full satisfaction of the Claims of Indenture Trustees for services under the Old Indentures, including Claims secured by the Indenture Trustees' charging liens under the Old Indentures, the Indenture Trustees will receive Cash equal to the amount of the Indenture Trustees' reasonable fees and expenses. Distributions to be made to holders of Claims shall not be reduced on account of the payment to the Indenture Trustee fees and expenses. On or as soon as practicable after the Effective Date and without further application to the Bankruptcy Court or amendment to its Proof of Claim, Reorganized ICG will pay to each Indenture Trustee, in full satisfaction of such Indenture Trustee's reasonable fees and expenses, Cash in an amount equal to the amount of such fees and expenses of the Indenture Trustee. Any disputes as to the reasonableness of such fees and expenses shall be resolved by the Bankruptcy Court. Upon full satisfaction of the Indenture Trustees' fees and expenses, the Indenture Trustees' charging liens shall be released.

         8.4 Record Date For Distributions To Holders Of Lender Claims and Old Notes

         At the close of business on the Distribution Record Date, the transfer records for the Old Notes and Lender Claims shall be closed, and there shall be no further changes in the record holders of the Old Notes or Lender Claims. None of Reorganized ICG, the Disbursing Agent, nor the administrative agent for the Lenders shall have any obligation to recognize any transfer of such Old Notes or Lender Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders as of the close of business on the Distribution Record Date.

         8.5      Means Of Cash Payment

         Cash payments made pursuant to this Plan shall be in U.S. funds, by the means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the payor shall determine in its sole discretion.

         8.6 Calculation Of Distribution Amounts Of New Common Shares and New Holdings Creditor Warrants

         No fractional shares of New Common Shares or fractional New Holdings Creditor Warrants shall be issued or distributed under the Plan or by Reorganized ICG or the Disbursing Agent. Each Person entitled to receive New Common Shares or New Holdings Creditor Warrants will receive the total number of whole shares of New Common Shares and New Holdings Creditor Warrants to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of a share of New Common Shares or fractional New Holdings Creditor Warrants, the actual distribution of shares or warrants shall be rounded to the next higher or lower whole number as follows: (a) fractions one-half (1/2) or greater shall be rounded to the next higher whole number, and (b) fractions of less than one-half (1/2) shall be rounded to the next lower whole number. No consideration shall be provided in lieu of fractional shares or warrants that are rounded down.

         8.7      Delivery Of Distributions

         Distributions to holders of Allowed Claims shall be made by the Disbursing Agent (or Indenture Trustees) (a) at the addresses set forth on the Proofs of Claim filed by such holders (or at the last known addresses of such holders if no Proof of Claim is filed or if the Debtors have been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent after the date of any related Proof of Claim, (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Disbursing Agent has not received a written notice of a change of address, or (d) in the case of the holder of an Allowed Old Note Claim, at the addresses contained in the official records of the indenture trustee under the Old Indenture, or (e) at the addresses set forth in a properly completed letter of transmittal accompanying securities properly remitted to the Debtors. If any holder's distribution is returned as undeliverable, no further distributions to such holder shall be made unless and until the Disbursing Agent is notified of such holder's then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent, shall be returned to the Reorganized Debtors until such distributions are claimed. All claims for undeliverable distributions made by the Disbursing Agent must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claims of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent or the Indenture Trustee to attempt to locate any holder of an Allowed Claim.

         8.8      Surrender of Securities and Instruments

                  (a)      Old Notes

         Except as provided in Section 8.8(b) of the Plan for lost, stolen, mutilated or destroyed Old Notes, each holder of an Allowed Claim evidenced by an Old Note shall tender such Old Note to the respective Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Old Notes will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Old Notes with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable Old Note to act and the authenticity of any signatures required on the letter of transmittal. All surrendered notes and Old Notes shall be marked as canceled and delivered by the respective Indenture Trustee to Reorganized ICG.

                  (b)      Lost, Stolen, Mutilated or Destroyed Old Notes

         In addition to any requirements under the applicable certificate or articles of incorporation or by-laws of the applicable Debtor, any holder of a Claim evidenced by an Old Note that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such Old Note, deliver to the Indenture Trustee: (i) evidence satisfactory to the respective Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the respective Indenture Trustee to hold the Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of an Old Note that has been lost, stolen, mutilated or destroyed. Upon compliance with this Section 8.8(b) by a holder of a Claim evidenced by an Old Note, such holder shall, for all purposes under the Plan, be deemed to have surrendered its Old Note, as applicable.

                  (c)      Failure to Surrender Canceled Old Notes

         Any holder of an Old Note that fails to surrender or be deemed to have surrendered such note or Old Note before the first (1st) anniversary of the Effective Date shall have its claim for a distribution on account of such Old Note discharged and shall be forever barred from asserting any such claim against any Reorganized Debtor or their respective property.

         8.9      Withholding And Reporting Requirements

         In connection with this Plan and all distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, provincial, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan: (a) each holder of an Allowed Claim that is to receive a distribution of New Securities pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (b) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Disbursing Agent for the payment and satisfaction of such tax obligations. Any New Securities to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Section 8.7 of this Plan.

         8.10     Setoffs

         The Reorganized Debtors may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or Reorganized Debtors may have against the holder of such Claim; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Reorganized Debtors of any such claim that the Debtors or Reorganized Debtors may have against such holder.


                                 ARTICLE IX

 PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT, AND UNLIQUIDATED CLAIMS AND
                     DISTRIBUTIONS WITH RESPECT THERETO

         9.1      Prosecution Of Objections to Claims

                  (a)      Objections to Claims

         All objections to Claims must be filed and served on the holders of such Claims by the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been allowed earlier.

                  (b)      Authority to Prosecute Objections

                           (i) After the Confirmation Date, only the
Reorganized Debtors will have the authority to file objections, settle, compromise, withdraw or litigate to judgment objections to Claims, including Claims for reclamation under section 546(c) of the Bankruptcy Code. Except as provided below, from and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

                           (ii) On or before the last Business Day of each
month or as otherwise agreed in writing by the Creditors' Committee or the Claims Resolution Committee, as set forth in Section 12.18, the Reorganized Debtors will provide counsel to the Claims Resolution Committee with written notice of each Disputed Claim that has been settled or compromised in the prior month, other than such settlements or compromises that fall within the parameters of settlement guidelines to be agreed to by the Debtors and the Creditors' Committee or the Claims Resolution Committee. Within ten (10) days after the receipt of such notice, the Claims Resolution Committee will provide the Reorganized Debtors with written notice of any such settlements or compromises with which it does not concur. If the Reorganized Debtors and the Claims Resolution Committee cannot reach agreement with respect to any such settlement or compromise, the Claims Resolution Committee will be permitted to file and serve on the Reorganized Debtors an objection to the reasonableness of such settlement or compromise by the last Business Day of the month following the month in which the Claims Resolution Committee received written notice of the settlement or compromise, or such later date as may be agreed by the Reorganized Debtors, with the reasonableness of such settlement or compromise to be determined by the Bankruptcy Court. If the Claims Resolution Committee does not provide a written notice and file and serve an objection as specified in this Section with respect to any particular settlement or compromise, then such settlement or compromise will be deemed resolved on the terms and subject to the conditions agreed to by the Reorganized Debtors. The Reorganized Debtors and the Claims Resolution Committee may modify the foregoing procedures by a writing executed by both.

         9.2      Treatment of Disputed Claims

         Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim, or, if less than the entire Claim is a Disputed Claim, the portion of a Claim that is disputed, until such Claim becomes an Allowed Claim.

         9.3      Disputed Claims Reserves

         Prior to making any distributions of the New Common Shares to holders of Allowed Claims in either Class H-4 or S-4, or New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4, the Disbursing Agent shall establish appropriate reserves for Disputed Claims in such Classes, respectively, to withhold from any such distributions 100% of distributions to which holders of Disputed Claims in such Classes would be entitled under the Plan as of such date if such Disputed Claims were Allowed Claims in their Disputed Claim Amount. The Disbursing Agent shall also establish appropriate reserves for Disputed Claims in other Classes, as it determines necessary and appropriate.

         9.4 Distributions on Account of Disputed Claims Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims

         On each Quarterly Distribution Date, the Reorganized Debtors will make distributions from the Disputed Claims reserves (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter and (b) on account of previously Allowed Claims, of property that would have been distributed to such Claim holders on the dates distributions previously were made to holders of Allowed Claims had the Disputed Claims that have become Allowed Claims been Allowed on such dates. Such distributions will be made pursuant to the provisions of the Plan governing the applicable Class. Holders of such claims that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Shares between the Effective Date and the date such shares are distributed to such Claim holder.


                                 ARTICLE X

                    CONDITIONS PRECEDENT TO CONFIRMATION

                        AND CONSUMMATION OF THE PLAN

         10.1     Conditions To Confirmation

         The following are conditions precedent to the occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement contains adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

         10.2     Conditions To Effective Date

         The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                  (a) The Confirmation Order shall have been entered and become a Final Order in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan and shall:

                           (i) provide that the Debtors and Reorganized
Debtors are authorized and directed to take all actions necessary or appropriate to enter into, implement and consummate the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with the Plan or the Restructuring Transactions;

                           (ii) authorize the issuance of New Securities;
and

                           (iii) provide that the New Securities issued
under the Plan in exchange for Claims against the Debtors are exempt from registration under the Securities Act of 1933 pursuant to section 1145 of the Bankruptcy Code, except to the extent that holders of the New Securities are "issuers" or "underwriters," as those terms are defined in section 1145 of the Bankruptcy Code.

                  (b) The Debtors shall have entered into (i) a revised credit agreement and related documentation governing the New Secured Notes,
(ii) final documentation of the New Senior Subordinated Term Loan, (iii) final documentation of the New Convertible Notes, and (iv) final documentation governing the New Holdings Creditor Warrants, each in form and substance reasonably satisfactory to ICG, the Agent under the Pre-Petition Credit Agreement, and the majority of the members of the Creditors' Committee that vote in favor of the Plan.

                  (c) All Plan Exhibits shall be in form and substance reasonably acceptable to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan, and shall have been executed and delivered.

                  (d) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

         10.3     Waiver Of Conditions

         Each of the conditions set forth in Section 10.2 of the Plan may be waived in whole or in part by the Debtors, with the consent of the majority of the members of the Creditors' Committee that vote in favor of the Plan (and the Agent under the Pre-Petition Credit Agreement with respect to the condition set forth in Section 10.2(b) of this Plan), which consent shall not be unreasonable withheld. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtors or Reorganized Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied (including any action or inaction by a Debtor or Reorganized Debtor). The failure of a Debtor or Reorganized Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.


                                 ARTICLE XI

                         RETENTION OF JURISDICTION

         Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

                  (a) Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest not otherwise allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

                  (b) Hear and determine all applications for compensation and reimbursement of expenses of Professionals under the Plan or under sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained Professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

                  (c) Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

                  (d) Effectuate performance of and payments under the provisions of the Plan;

                  (e) Hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Case;

                  (f) Enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (g) Hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

                  (h) Consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

                  (i) Issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

                  (j) Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified, or vacated;

                  (k) Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

                  (l) Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

                  (m) Except as otherwise limited herein, recover all assets of the Debtors and property of the Debtors' Estates, wherever located;

                  (n) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

                  (o) Hear and determine all disputes involving the existence, nature, or scope of the Debtors' discharge;

                  (p) Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code; and

                  (q) Enter a final decree closing the Chapter 11 Case.


                                ARTICLE XII

                          MISCELLANEOUS PROVISIONS

         12.1     Professional Fee Claims

         All final requests for compensation or reimbursement of Professional Fees pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Creditors' Committee prior to the Effective Date and Substantial Contribution Claims under section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel no later than forty-five (45) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting Professional or other entity no later than thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served.

         12.2     Administrative Claims Bar Date

         All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 12.1 of this Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors and counsel for the Creditors' Committee no later than thirty (30) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) Business Days after receipt, such Administrative Claim shall be deemed allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

         12.3     Payment Of Statutory Fees

         All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation shall be paid on or before the Effective Date.

         12.4     Modifications and Amendments

         The Debtors may alter, amend, or modify the Plan or any Plan Exhibit under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtors may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan and such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

         12.5     Severability Of Plan Provisions

         If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of any Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

         12.6     Successors And Assigns

         The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

         12.7     Compromises and Settlements

         Pursuant to Fed. R. Bankr. P. 9019(a), the Debtors may compromise and settle various Claims against them and/or claims that they may have against other Persons. The Debtors expressly reserve the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date.

         12.8     Releases And Satisfaction Of Subordination and Other Rights

         All Claims of the holders of the Secured Lender Claims, and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of this Plan. Distributions under, described in, contemplated by, and/or implemented by this Plan to the various Classes of Claims hereunder shall not be subject to levy, garnishment, attachment, or like legal process by any holder of a Claim, including, but not limited to, holders of Secured Lender Claims and Old Note Claims, by reason of any claimed subordination rights or otherwise, so that each holder of a Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan.

         12.9     Discharge Of The Debtors

                  (a) Except as otherwise provided herein or in the Confirmation Order, all consideration distributed under the Plan shall be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, and regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall
(i) be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt accepted the Plan, and (ii) terminate all ICG Interests.

                  (b) As of the Confirmation Date, except as provided in the Plan or the Confirmation Order, all entities shall be precluded from asserting against the Debtors or the Reorganized Debtors, any other or further claims, debts, rights, causes of action, liabilities or equity interests relating to the Debtors based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtors and termination of all ICG Interests, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against the Debtors at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

         12.10    Injunction

                  (a) Except as provided in the Plan or the Confirmation Order, as of the Confirmation Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing, in any manner or in any place, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance;
(iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (b) As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to Section 5.12 or 12.11 of this Plan are permanently enjoined from taking any of the following actions on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance: (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

                  (c) By accepting distribution pursuant to the Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 12.10.

         12.11    Exculpation And Limitation Of Liability

                  (a) None of the Debtors, the Reorganized Debtors, the Creditors' Committee, the Claims Resolution Committee, the Indenture Trustees, or the Lenders, nor any of their respective present or former members, officers, directors, employees, advisors, or attorneys shall have or incur any liability to any holder of a Claim or an Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, or any of their successors or assigns, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

                  (b) Notwithstanding any other provision of this Plan, no holder of a Claim or Interest, no other party in interest, none of their respective agents, employees, representatives, financial advisors, attorneys, or affiliates, and no successors or assigns of the foregoing, shall have any right of action against any Debtor or Reorganized Debtor, nor any statutory committee, nor any of their respective present or former members, officers, directors, employees, advisors or attorneys, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Case, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for their gross negligence or willful misconduct.

                  (c) Reorganized ICG shall indemnify each Person exculpated pursuant to this Section 12.11 against, hold each such Person harmless from, and reimburse each such Person for, any and all losses, costs, expenses (including attorneys' fees and expenses), liabilities and damages sustained by such Person arising from any liability described in this Section 12.11.

                  (d) The foregoing exculpation and limitation on liability shall not, however, limit, abridge, or otherwise affect the rights, if any, of the Reorganized Debtors to enforce, sue on, settle, or compromise the Litigation Claims retained pursuant to Sections 5.8 and 5.9 of this Plan.

         12.12    Binding Effect

         The Plan shall be binding upon and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including, but not limited to, the Reorganized Debtors, and all other parties-in-interest in this Chapter 11 Case.

         12.13    Revocation, Withdrawal, Or Non-Consummation

         The Debtors reserve the right to revoke or withdraw the Plan at any time prior to the Effective Date and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if Confirmation or consummation does not occur, then (a) the Plan shall be null and void in all respects, (b) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (c) nothing contained in the Plan, and no acts taken in preparation for consummation of the Plan, shall (x) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (y) prejudice in any manner the rights of any Debtor or any Person in any further proceedings involving a Debtor, or (z) constitute an admission of any sort by any Debtor or any other Person.

         12.14    Plan Exhibits

         Any and all Plan Exhibits, or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least five (5) Business Days prior to date of the commencement of the Confirmation Hearing. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 12.15 of the Plan.

         12.15    Notices

         Any notice, request, or demand required or permitted to be made or provided to or upon a Debtor or Reorganized Debtor under the Plan shall be
(a) in writing, (b) served by (i) certified mail, return receipt requested,
(ii) hand delivery, (iii) overnight delivery service, (iv) first class mail, or (v) facsimile transmission, and (b) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

         ICG COMMUNICATIONS, INC., et al.
                                   -- ---
         161 Inverness Drive West
         Englewood, Colorado  80112
         Att'n: Bernard L. Zuroff, Esq.
         Telephone:        (303) 414-5872
         Facsimile:        (304) 414-8869

         with a copy to:

         SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
         333 West Wacker Drive
         Chicago, Illinois  60606-1285
         Att'n:     Timothy R. Pohl, Esq.
                    Rena M. Samole, Esq.
         Telephone:        (312) 407-0700
         Facsimile:        (312) 407-0411

         with a copy to:

         CHAIM J. FORTGANG, ESQ.
         Hippodrome Center
         1120 Avenue of the Americas, Suite 4024
         New York, NY 10036
         Telephone:        (212) 626-6710
         Facsimile:        (212) 626-6711

         WACHTELL, LIPTON, ROSEN & KATZ
         51 West 52nd Street
         New York, NY  10019
         Attn:    Richard G. Mason, Esq.
         Telephone:        (212) 403-1000
         Facsimile:        (212) 403-2000

         SHEARMAN & STERLING
         599 Lexington Avenue
         New York, NY  10002
         Attn:    Mark J. Shapiro, Esq.
         Telephone: (212) 848-8195
         Facsimile: (212) 848-7179


         12.16    Indemnification and Related Matters

         (a)      Third-Party Indemnification

         Indemnification Obligations owed to any present or former professionals or advisors of the Debtors arising out of acts that occurred prior to the Petition Date, including, without limitation, accountants, auditors, financial consultants, underwriters, or attorneys, shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to section 365 of the Bankruptcy Code under this Plan.

         (b)      Indemnification of Debtors' Directors, Officers and
Employees

         Reorganized ICG shall provide standard and customary indemnification for all officers and directors (as of the Petition Date and thereafter) for all actions or events occurring after the Petition Date. Indemnification Obligations to present and former officers and directors for actions or events occurring prior to the Petition Date shall be limited to director and officer liability insurance coverage; provided however that all Indemnification Obligations to members of the Special Committee, including for actions or events occurring prior to the Petition Date, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to section 365 of the Bankruptcy Code. In addition, Reorganized ICG shall indemnify present and former officers and directors for all legal fees and expenses and shall advance all such fees and expenses, as well as any insurance deductibles (if applicable), related to any claims or lawsuits for any actions or events occurring prior to the Petition Date. Reorganized ICG shall also reimburse the Special Committee and its members for all legal fees and expenses incurred by them in connection with the Chapter 11 Cases and the Plan.

         12.17    Prepayment

         Except as otherwise provided in this Plan, any ancillary documents entered into in connection therewith, or the Confirmation Order, the Debtors shall have the right to prepay, without penalty, all or any portion of an Allowed Claim at any time; provided, however, that any such prepayment shall not be violative of, or otherwise prejudice, the relative priorities and parities among the classes of Claims.

         12.18 Dissolution of the Creditors' Committee and Establishment of the Claims Resolution Committee

                  (a)      Creditors' Committee

         On the Effective Date, the Creditors' Committee will dissolve and its members will be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date.

                  (b)      Claims Resolution Committee

                           (i)      Function and Composition of the Committee

         On the Effective Date, the Claims Resolution Committee will be established. Its sole functions will be: (A) to review and (to the extent it deems necessary or appropriate) object to applications for allowance of compensation and reimbursement of expenses for Professionals filed before or after the Effective Date, (B) to monitor the Reorganized Debtors' progress in (x) reconciling and resolving Disputed Claims and (y) making distributions on account of such Claims once resolved and (C) to review and assert objections to the reasonableness of settlements and compromises of such Claims, pursuant to Section 9.1. The Claims Resolution Committee will consist of three holders of Class H-4 and S-4 Claims who sit on the Creditors' Committee as of the Effective Date or other persons selected by the Creditors' Committee.

                           (ii)     Committee Procedures

         The Claims Resolution Committee will adopt by-laws that will control its functions. These by-laws, unless modified by the Claims Resolution Committee, will provide the following: (A) a majority of the Claims Resolution Committee will constitute a quorum, (B) one member of the Claims Resolution Committee will be designated by the majority of its members as its chairperson, (C) meetings of the Claims Resolution Committee will be called by its chairperson on such notice and in such manner as its chairperson may deem advisable and (D) the Claims Resolution Committee will function by decisions made by a majority of its members in attendance at any meeting.

                           (iii)    Employment of Professionals by the
Committee and Reimbursement of Committee Members

         The Claims Resolution Committee will be authorized to retain and employ counsel and other professionals to assist with the claims reconciliation process. The role of the Claims Resolution Committee's professionals will be strictly limited to assisting the committee in its functions as set forth herein. The Reorganized Debtors will pay the actual, necessary, reasonable and documented fees and expenses of the professionals retained by the Claims Resolution Committee, as well as the actual, necessary, reasonable and documented expenses incurred by each committee member in the performance of its duties upon the monthly submission of bills to the Reorganized Debtors and the members of the Claims Resolution Committee. If no objection to payment is received within 30 days following delivery of the bill, the bill (or its undisputed portion) will be paid by the Reorganized Debtors. Other than as specified in the preceding sentence, (or as agreed by the Debtors and the Creditors' Committee or Claims Resolution Committee, or ordered by the Bankruptcy Court) the members of the Claims Resolution Committee will serve without compensation. If there is any unresolved dispute between the Reorganized Debtors and the Claims Resolution Committee, its professionals or a member thereof as to any fees or expenses, such dispute will be submitted to the Bankruptcy Court for resolution.

                           (iv)     Dissolution of the Committee

         Subject to further order of the Bankruptcy Court, the Claims Resolution Committee will dissolve on the date that an officer of Reorganized ICG files and serves on counsel to the Claims Resolution Committee by overnight delivery service or facsimile transmission a certification that the aggregate Face Amount of the remaining Disputed Claims in Classes H-4 and S-4, in the aggregate, is equal to or less than $25 million, or on the date that any objection filed to such certification is resolved by the Bankruptcy Court such that the aggregate Face Amount of the remaining Disputed Claims in Classes H-4 and S-4, in the aggregate, is equal to or less than $25 million. The Claims Resolution Committee may file and serve on the Reorganized Debtors an objection to the certification within ten (10) days of receipt thereof, with the issue of the aggregate Face Amount of remaining Disputed Claims to be determined by the Bankruptcy Court. The professionals retained by the Claims Resolution Committee and the members of the committee will not be entitled to compensation or reimbursement of expenses for any services rendered after the date of dissolution of the committee. Notwithstanding the foregoing, the Claims Resolution Committee will not dissolve until orders regarding final requests for compensation by professionals become Final Orders and until the Confirmation Order becomes a Final Order.

         12.19    Term Of Injunctions Or Stays

         Unless otherwise provided herein or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.

Dated as of: April 3, 2002

                            ICG COMMUNICATIONS, INC.
                            (for itself and on behalf of the Subsidiary Debtors)


                            By:  /s/ Randall E. Curran
                                 -----------------------------------------------
                            Name:    Randall E. Curran
                            Title:   Chief Executive Officer of ICG
                                     Communications, Inc.

SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)




Timothy R. Pohl
Rena M. Samole
333 W. Wacker Drive
Chicago, Illinois 60606-1285
(312) 407-0700,

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

/s/ Gregg M. Galardi
----------------------------------------------
Gregg M. Galardi
One Rodney Square
P.O. Box 636
Wilmington, Delaware 19899-0636
(302) 651-3000

Attorneys for ICG Communications, Inc., et al.
                                        -- ---

                                 EXHIBIT B
                    MODIFICATION TO SECOND AMENDED JOINT
             PLAN OF REORGANIZATION OF ICG COMMUNICATIONS, INC.


                   IN THE UNITED STATES BANKRUPTCY COURT

                        FOR THE DISTRICT OF DELAWARE


- - - - - - - - - - - - - - - - - - - - - - x
                                            :     Chapter 11
In re                                       :
                                            :     Case No. 00-4238 (PJW)
ICG COMMUNICATIONS, INC.                    :
      et al.,                               :     Jointly Administered
      -- --
                                            :
                           Debtors.         :
                                            :
- - - - - - - - - - - - - - - - - - - - - - x

       MODIFICATION TO SECOND AMENDED JOINT PLAN OF REORGANIZATION OF
                      ICG COMMUNICATIONS, INC., ET AL.

Dated as of July 26, 2002

                  The Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et. al. dated as of April 3, 2002, is hereby modified by this Modification dated as of July 26, 2002 (this "Plan Modification") by ICG Communications, Inc. ("ICG") and certain of its affiliates (collectively, the "Affiliate Debtors"), debtors and debtors-in-possession in the above-captioned cases (collectively, the "Debtors," or the "Company"), pursuant to 11 U.S.C.ss.1127(a), as follows:

                  1. Section 1.4 is amended and restated in its entirety as
                     follows:

                  "Ballots" means each of the ballot forms distributed with the Supplement to holders of Impaired Claims entitled to vote as specified in Section 4.1 of this Plan, in connection with the solicitation of acceptances of the Plan.

                  2. Section 1.31 is amended and restated in its entirety
                     as follows:

                  "Dilution" means dilution subsequent to the Effective Date (a) from exercise of the New Holdings Creditor Warrants, (b) to the extent necessary to give effect to the exercise of the Management Options, (c) from the exercise of the Fee Warrants (d) from the exercise of the New Nominal Warrants, or (e) otherwise as a result of the issuance of common shares, implementation of other management incentive programs or other action taken by the board of directors of Reorganized ICG.

                  3. Section 1.40 is amended and restated in its entirety
                     as follows:

                  "Exit Financing" means the financing obtained by Reorganized ICG on the Effective Date pursuant to the New Senior Subordinated Term Loan.

                  4. A new Section 1.41(a) is added as follows:

                  "Fee Warrants" means the warrants to purchase 200,000 New Common Shares with the terms and conditions set forth in Plan Exhibits H-2 and H-3, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

                  5. Section 1.54 is amended and restated in its entirety
                     as follows:

                  "Management Option Plan" means the option plan to be adopted by Reorganized ICG pursuant to Section 5.6 of this Plan, in substantially the form of Plan Exhibit C-1.

                  6. Section 1.58 ("New Convertible Notes") is
                     deleted in its entirety and replaced with "Intentionally Omitted" and all references to the New Convertible Notes are deemed removed from the Plan.

                  7. Section 1.59 is amended and restated in its entirety
                     as follows:

                  "New Holdings Creditor Warrants" means the warrants to purchase 800,000 New Common Shares with terms and conditions set forth on Plan Exhibit D-1, to be issued on the Effective Date by Reorganized ICG pursuant to Section
                  5.5 of this Plan for distribution to holders of Allowed Claims in Class H-4, if Class H-4 accepts the Plan pursuant to Section 3.3(b) of this Plan.

                  8. A new Section 1.59(a) is added as follows:

                  "New Nominal Warrants" means the warrants to purchase five percent (5%) of the New Common Shares with terms and conditions set forth on Plan Exhibit H-4, to be issued on the Effective Date by Reorganized ICG to the lenders under the New Senior Subordinated Term Loan in connection with the Exit Financing.

                  9. Section 1.60 is amended and restated in its entirety
                     as follows:

                  "New Secured Notes" means the secured promissory notes to be issued on the Effective Date by Reorganized ICG pursuant to Section 5.5 of this Plan for distribution to holders of Allowed Claims in Class S-5, with the terms and conditions set forth on Plan Exhibit E-1.

                  10. Section 1.61 is amended and restated in its entirety
                      as follows:

                  "New Securities" means, collectively, the Management Options, the New Common Shares, New Holdings Creditor Warrants, and New Secured Notes.

                  11. Section 1.62 is amended and restated in its entirety
                      as follows:

                  "New Senior Subordinated Term Loan" means the new senior subordinated term loan made on the Effective Date to Reorganized ICG in the principal amount of $25 million, to be arranged by Cerberus Capital Management L.P., as contemplated by Section 5.15 of this Plan, with the terms and conditions set forth in Plan Exhibit H-1.

                  12. Section 1.81 is amended and restated in its entirety
                      as follows:

                  "Plan" means this Chapter 11 reorganization plan and all exhibits annexed hereto or referenced herein, as modified by the Plan Modification, as the same may be amended, modified or supplemented from time to time.

                  13. A new Section 1.81(a) is added as follows:

                  "Plan Modification" means the Modification to the Plan, dated as of July 26, 2002.

                  14. Section 1.82 is amended and restated in its entirety
                      as follows:

                  "Plan Exhibit" means any exhibit or schedule attached to the Plan or the Plan Modification.

                  15. Section 1.91 is amended and restated in its entirety
                      as follows:

                  "Registration Rights Agreement" means the agreement to be entered into between Reorganized ICG and certain holders of General Unsecured Claims with respect to rights of registration as to the New Common Shares, in substantially the form set forth in Plan Exhibit F-1.

                  16. A new Section 1.108(a) is added as follows:

                  "Supplement" means that certain Supplement to Disclosure Statement With Respect to Second Amended Joint Plan of Reorganization of ICG Communications, Inc., et al., Regarding Modification, dated as of August 23, 2002, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code and Fed. R. Bankr. P. 3018.

                  17. Section 5.3 is amended and restated in its entirety
                      as follows:

                  Certificates of Incorporation and By-laws

                  The certificate or articles of incorporation and by-laws of each Debtor shall be amended as necessary to satisfy the conditions of the Plan and the Bankruptcy Code and shall include, among other things, pursuant to section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by section 1123(a)(6) of the Bankruptcy Code. The amended Certificate of Incorporation and By-laws of Reorganized ICG shall be in substantially the form attached to the Plan as Plan Exhibits A-1 and B-1, respectively.

                  18. Section 5.5 is amended and restated in its entirety
                      as follows:

                  Issuance of New Securities

                  On the Effective Date, Reorganized ICG shall issue for distribution in accordance with the terms of the Plan:
                  (a) $59,573,934.83 in principal amount of New Secured Notes to holders of Allowed Claims in Class S-5; (b) eight (8) million shares of New Common Shares to the holders of Allowed Claims in Classes H-4 and S-4; and (c) the New Holdings Creditor Warrants to holders of Allowed Claims in Class H-4 if Class H-4 accepts the Plan. The issuance of all of the New Securities, and the distribution thereof shall be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code. Without limiting the effect of section 1145 of the Bankruptcy Code, on the Effective Date, Reorganized ICG will enter into a Registration Rights Agreement with each Allowed Class H-4 or S-4 Claim holder (a) who by virtue of holding New Common Shares and/or its relationship with Reorganized ICG could reasonably be deemed to be an "underwriter" or "affiliate" (as such terms are used within the meaning of applicable securities laws) of Reorganized ICG, and (b) who requests in writing that Reorganized ICG execute such agreement. The Registration Rights Agreements may contain certain demand and piggyback registration rights for the benefit of the signatories thereto. The Registration Rights Agreement shall be in substantially the form set forth in Plan Exhibit F-1. After the Effective Date, Reorganized ICG shall use reasonable efforts to have the New Common Shares listed for trading on a national securities exchange.

                  19. Section 5.7 is amended and restated in its entirety
                      as follows:

                           (a) Appointment. The existing senior officers of
                  ICG shall serve initially in the same capacities after the Effective Date for Reorganized ICG. The initial board of directors of Reorganized ICG shall consist of five (5) directors. Cerberus Capital Management, L.P. ("CCM") shall be entitled to appoint two (2) directors; W.R. Huff Asset Management Co., L.L.C. ("Huff") shall be entitled to appoint two (2) directors, and the Chief Executive Officer shall be a director. All of the selected directors shall be reasonably acceptable to the Chief Executive Officer and the Creditors' Committee. The Chief Executive Officer shall be Chairman of the board of directors. The Persons designating the board members shall file with the Bankruptcy Court and give to ICG written notice of the identities of such members no later than three (3) Business Days before the date of the Confirmation Hearing.

                           (b) Terms. Reorganized ICG board members shall
                  have staggered terms, with the Chief Executive Officer's initial term being for one (1) year; one director selected by Huff and one selected by CCM each having an initial term of two (2) years; and one director selected by Huff and one selected by CCM each having an initial term of three (3) years.

                           (c) Vacancies. Until the first annual meeting of
                  shareholders of Reorganized ICG after the Effective Date, any vacancy in the directorship shall be filled by a person designated by such director (or the entity that originally designated such director) as a replacement to serve out the remainder of the applicable term.

                  20. Section 5.15 is amended and restated in its entirety
                      as follows:

                  Exit Financing

                           On the Effective Date, Reorganized ICG shall
                  enter into all necessary and appropriate documentation to obtain the Exit Financing. Specifically, on the Effective Date, Reorganized ICG shall enter into the $25 million New Senior Subordinated Term Loan, and in connection therewith shall issue the Fee Warrants. The proceeds of the Senior Subordinated Term Loan shall be utilized to repay $25 million of the Secured Lender Claims. In connection therewith, Reorganized ICG shall also issue to the lenders under the New Senior Subordinated Term Loan the New Nominal Warrants. The issuance of the New Senior Subordinated Term Loan and the notes distributed on account thereof, as well as the New Nominal Warrants and the Fee Warrants, shall not be exempt from registration under applicable securities laws pursuant to section 1145 of the Bankruptcy Code, and, accordingly, such securities will either have to be registered under the Securities Act or be issued and distributed pursuant to an exemption from registration other than under section 1145 of the Bankruptcy Code.

                  21. Section 10.1 is amended and restated in its entirety
                      as follows:

                  Conditions to Confirmation

                           The following are conditions precedent to the
                  occurrence of the Confirmation Date: (a) the entry of an order finding that the Disclosure Statement and the Supplement together contain adequate information pursuant to section 1125 of the Bankruptcy Code and (b) the proposed Confirmation Order shall be in form and substance reasonably acceptable to the Debtors and majority of the members of the Creditors' Committee that vote in favor of the Plan.

                  22. Section 10.2 is amended and restated in its entirety
                      as follows:

                  Conditions to Effective Date

                           The following are conditions precedent to the
                  occurrence of the Effective Date, each of which must be satisfied or waived in accordance with Section 10.3 of this Plan:

                                    (a) The Confirmation Order shall have
                           been entered and there shall not be in effect any stay of its effectiveness; the Confirmation Order shall be in form and substance reasonably satisfactory to the Debtors and the majority of the members of the Creditors' Committee that vote in favor of the Plan; and the Confirmation Order shall:

                                            (i) provide that the Debtors
                                            and Reorganized Debtors are
                                            authorized and directed to take
                                            all actions necessary or
                                            appropriate to enter into,
                                            implement and consummate the
                                            contracts, instruments,
                                            releases, leases, indentures
                                            and other agreements or
                                            documents created in connection
                                            with the Plan or the
                                            Restructuring Transactions;

                                            (ii)  authorize the issuance of
                                            New Securities;

                                            (iii) provide that the New
                                            Securities issued under the
                                            Plan in exchange for Claims
                                            against the Debtors are exempt
                                            from registration under the
                                            Securities Act of 1933 pursuant
                                            to section 1145 of the
                                            Bankruptcy Code, except to the
                                            extent that holders of the New
                                            Securities are "issuers" or
                                            "underwriters," as those terms
                                            are defined in section 1145 of
                                            the Bankruptcy Code; and

                                            (iv) find that upon
                                            consummation of the
                                            transactions contemplated by
                                            the Plan, the Reorganized
                                            Debtors will be able to pay
                                            their obligations as they
                                            become due in the ordinary
                                            course of business and that the
                                            Reorganized Debtors' assets
                                            exceed their liabilities.

                           (b) The Debtors shall have delivered to Royal Bank of Canada as agent for the lenders under the Pre-Petition Credit Agreement and to the agent under the New Senior Subordinated Term Loan an officer's certificate certifying as to the truth of certain representations and warranties contained in, and the Debtors' compliance with certain covenants in, the New Secured Notes and the Senior Subordinated Term Loan, from July 25, 2002 through the Effective Date.

                  23.      Plan Exhibit A ("Form of Articles of
                           Incorporation of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit A-1 attached hereto.

                  24. Plan Exhibit B ("Form of By-laws of Reorganized ICG") is deleted in its entirety and replace with Plan Exhibit B-1 attached hereto.

                  25. Plan Exhibit C ("Form of Management Option Plan") is deleted in its entirety and replaced with Plan Exhibit C-1 attached hereto, which is the "ICG Communications, Inc. Year 2002 Stock Option Plan."

                  26. Plan Exhibit D ("Termsheet for New Holdings Creditor Warrants") is deleted in its entirety and replaced with Plan Exhibit D-1 attached hereto, which is the "Warrant Agreement".

                  27. Plan Exhibit E ("Term Sheet for New Secured Notes") is deleted in its entirety and replaced with Plan Exhibit E-1 attached hereto, which is the "Credit Agreement for New Secured Notes."

                  28. Plan Exhibit F ("Form of Registration Rights Agreement") is deleted in its entirety and replaced with Plan Exhibit F-1 attached hereto, which is the "Registration Rights Agreement."

                  29. Plan Exhibit G ("Commitment Letter and Termsheet for New Convertible Notes") is deleted in its entirety and replaced with "Intentionally Omitted" and all references to such exhibit are deemed removed from the Plan.

                  30. Plan Exhibit H ("Commitment Letter and Termsheet for New Senior Subordinated Term Loan") is deleted in its entirety and replaced with Plan Exhibit H-1 attached hereto, which is the "Note and Warrant Purchase Agreement."

                  31. A new Plan Exhibit H-2 ("Madeleine Fee Warrant") is added (attached hereto as Plan Exhibit H-2).

                  32. A new Plan Exhibit H-3 ("Morgan Stanley Fee Warrant") is added (attached hereto as Plan Exhibit H-3).

                  33. A new Plan Exhibit H-4 ("New Nominal Warrants") is added (attached hereto as Plan Exhibit H-4).

                  34. A new Plan Exhibit I ("Escrow Agreement") is added (attached hereto as Plan Exhibit I).

                  35. A new Plan Exhibit J ("Huff Side Letter") is added (attached hereto as Plan Exhibit J).

                  36. A new Plan Exhibit K ("Subsidiary Guarantee") is added (attached hereto as Plan Exhibit K).


Dated:   Wilmington, Delaware
         July 26, 2002



                                       Timothy R. Pohl
                                       Rena M. Samole
                                       SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM (ILLINOIS)
                                       333 West Wacker Drive
                                       Chicago, Illinois 60606

                                                - and -

                                         /s/ Gregg M. Galardi
                                       ------------------------------------
                                       Gregg M. Galardi
                                       SKADDEN, ARPS, SLATE,
                                            MEAGHER & FLOM LLP
                                       One Rodney Square
                                       P.O. Box 636
                                       Wilmington, Delaware 19899

                                       Attorneys for Debtors-in-Possession






                                                               PLAN EXHIBIT A-1

            FORM OF ARTICLES OF INCORPORATION OF REORGANIZED ICG
            ----------------------------------------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT B-1

                     FORM OF BY-LAWS OF REORGANIZED ICG
                     ----------------------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT C-1

                     ICG COMMUNICATIONS, INC. YEAR 2002
                     ----------------------------------

                             STOCK OPTION PLAN
                             -----------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT D-1

                             WARRANT AGREEMENT
                             -----------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT E-1

                   CREDIT AGREEMENT FOR NEW SECURED NOTES
                   --------------------------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT F-1

                       REGISTRATION RIGHTS AGREEMENT
                       -----------------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT H-1

                              NOTE AND WARRANT
                              ----------------

                             PURCHASE AGREEMENT
                             ------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT H-2

                           MADELEINE FEE WARRANT
                           ---------------------

                          (Available Upon Request)




                                                               PLAN EXHIBIT H-3

                         MORGAN STANLEY FEE WARRANT
                         --------------------------

                          (Available Upon Request)




                                                              PLAN EXHIBIT H-4

                            NEW NOMINAL WARRANTS
                            --------------------

                          (Available Upon Request)




                                                                 PLAN EXHIBIT I

                              ESCROW AGREEMENT
                              ----------------

                          (Available Upon Request)




                                                                 PLAN EXHIBIT J

                              HUFF SIDE LETTER
                              ----------------

                          (Available Upon Request)




                                                                 PLAN EXHIBIT K

                            SUBSIDIARY GUARANTEE
                            --------------------

                          (Available Upon Request)

                                                    REVISED PLAN SCHEDULE 7.1

ICG COMMUNICATIONS, INC.
LISTING OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

---------------------------------------------------------------------------------------------------------------------------------
                                                        Non-Debtor Party to Lease/Contract
---------------------------------------------------------------------------------------------------------------------------------
                                                                                             Address
---------------------------------------------------------------------------------------------------------------------------------
Name                                                                        Street                                   City
---------------------------------------------------------------------------------------------------------------------------------
10 Parkway Plaza Associates                                  Two First Union Centre 301 South Tryon St            Charlotte
                                                             STE 1910
1000 Atlantic Avenue/Aegis Corporate Services                101 Linden Street                                    Oakland
1001 Euclid Associates Company, Ltd                          1015 Euclid Ave, 6th Floor                           Cleveland
1001 Euclid Associates Company, Ltd                          1015 Euclid Ave, 6th Floor                           Cleveland
1052 West Peachtree, LLC                                     3101 Towercreek Parkway, Suite 700                   Atlanta
111 Dayton Association LTD                                   111 West First Street                                Dayton
11601 Wilshire Associates                                    11601 Wilshire                                       Los Angeles
12039 W. Alameda Parkway                                     AmCap/Denver Limited Partnership                     Lakewood
                                                             c/o AmCap Properties, Inc
                                                             201 Steele Street, Suite 201
129 W. Trade Street, L.L.C.                                  129 W. Trade St., Suite 1510                         Charlotte
130 West Second Ltd.                                         130 West Second Street, Suite 628                    Dayton
1331 17th Inc                                                865 South Dixie Dr.                                  Vandalia
1340 Old Bayshore Associates                                 1338 Bayshore Highway                                Burlingame
13857 Hawthorne Blvd. Land Trust                             13857 Hawthorne Boulevard                            Hawthorne
1655 Walnut Street, LLC                                      c/o Gibbons-White, Inc.                              Boulder
                                                             2305 Canyon Blvd, Suite 200
1700 I Street Associates                                     660 Commerce Dr., Suite A                            Sacramento
17Th Street Plaza Realty Holding                             Seventeenth Street Plaza                             Chicago
                                                             P.O. Box 99713
1903 S. Broadway Company                                     c/o Hamilton Real Estate, Inc                        Rochester
                                                             400 South Broadway, Suite 100
1940 Blake St, Ste 301                                                                                            Denver
200 North Third Ave                                          P.O. Box 1394                                        Camp Hill
2100 West Loop South                                         Suite 1200                                           Houston
2450 South Trust Tower                                                                                            Birmingham
280 Associates, L.L.C.                                       Common Use Agreement
30 P-Park, LLC                                               P.O. Box 720593                                      Atlanta
300 Market Street Partnership                                300 MArket Street                                    Oakland
3000 Pearl Street- Boulder                                   3000 Pearl Street                                    Boulder
3222 Winona Bldg., LLP                                       1072 Town and Country Rd.                            North Highlands
3310 West End, LLC                                           P.O. Box 640754                                      Cincinnati
3411 Investments                                             3411 Office Park Drive                               Dayton
3875 Wilshire Company                                        3875 Wilshire Blvd                                   Los Angeles
410 Seventeenth Street Corp                                  410 17th Street, Suite 580                           Denver
519 Carolina                                                 519 Carolina                                         San Antonio
55 Almaden Bouelvard Partners                                c/o Wolf Sesnon Buttery, Acct# 100036                Los Angeles
                                                             11828 La Grange Ave., Ste 200
5th Avenue Professional Center                               c/o Quatro Property Management                       San Diego
                                                             1770 4th Street
6060 Partnership                                             4875 Pearl East Cr., #300                            Boulder
6310 Fairview Road                                           6310 Fairview Road                                   Charlotte
6401 Morrison Boulevard                                      6401 Morrison Boulevard                              Charlotte
641 Mission Street Partners                                  116 Mission Street                                   San Francisco
65 Public Square Associates                                  One South Main Street                                Wilkes-Barre
707 L.L.C. or 2850 L.L.C.                                    Bigger Rd. & I-675 North
                                                             (Carriage Trace Condos)
717 S Wells, LLC                                             111 East Wacker Drive, Suite 1220                    Chicago
75 Broad LLC                                                 P.O. Box 828613                                      New York
770 L Street Investment Group, Inc.                          c/o Jones Lang LaSalle Americas, Inc.                Sacramento
                                                             770 L Street, #1040
8670 Property Partners LTD                                   8670 Wilshire Blvd.                                  Beverly Hills

910 Associates, Inc.                                         The University Building                              Denver
                                                             910 16th Street, Suite 500
96 Inverness LP                                              96 Inverness Drive East Business Park                Englewood
9620 Chesapeake Building                                     225 Stevens Ave., Ste 201                            San Diego
                                                             c/o Ashcraft Investment Co
Academy Travel Network
Accelerated Bureau of Collections Inc                        5295 DTC Parkway                                     Englewood
Access Developer                                             6150 Lusk Blvd                                       San Diego
Access Developer                                             6150 Lusk Blvd                                       San Diego
Access Transmission Services                                 2270 LAKESIDE BOULEVARD 41103/882                    Rchardson
ACI                                                          P.O. Box 6269                                        Vacaville
Action Instruments                                           8601 Aero Drive                                      San Diego
Action Investments                                           8601 Aero Drive                                      Escondido
Actors Theatre of Louisville, Inc.                           316 West Main Street                                 Louisville
Actors Theatre of Louisville, Inc.                           316 West Main Street                                 Louisville
ADC SAVILLE
Adkisson Vibeke                                              2095 W Hampden Ave                                   Englewood
ADS Switch Partners, LLC                                     c/o Colliers International                           Sacramento
                                                             1610 Arden Way, Suite 242
ADT Security Systems, Inc.                                   14201 East Public Market Drive                       Aurora
Advanced Property Management & Leasing                       1021 West Bastanchury Road, Suite 171                Lakewood
Adventure Unlimited                                          5201 South Quebec Street                             Englewood
AEP COMMUNICATIONS LLC                                       ONE RIVERSIDE PLAZA                                  Columbus
AEP Communications, LLC                                      One Riverside Plaza                                  Columbus
Aero Industrial                                              P.O. Box 12010                                       San Diego
                                                             Ref Code #010AI-D117
Aero Park Associates                                         c/o Foster Management Company                        San Diego
                                                             8401 Aero Drive #2
Aetna  Life Insurance Co.                                    Reliance Development Grp.                            Denver
                                                             1670 Broadway, #3325
Aetna Life Insurance                                         1670 Broadway, Suite 2560                            Denver
                                                             Unit Ref# 1670-ICG-CU
Aetna Life Insurance Co.                                     6101 Carnegie Blvd.                                  Charlotte
Affiliated Medical Practices                                 777 N. High Street                                   Columbus
Affordable Travel                                            5407-B Clay Avenue                                   Austin
Aggreko, Inc.                                                4820 Forest St., Unit B                              Commerce City
AGT International Inc.  BDSI Inc                             700 Ackerman Rd.                                     Columbus
   D/B/A Beechwood
AIG Life Insurance Co                                        1225 17th Street, Ste 1690                           Denver
Alameda Credit Union                                         2413 Webb Avenue                                     Alameda
Alameda Real Estate Investments                              1150 Marina Village Pkwy., # 100                     Alameda
Alexander Street Investors, LLC                              c/o Tuscan Development II, LLC                       Charlotte
                                                             P.O. Box 9477
All Crane Erection & Rental Inc                              16891 Brookpark Rd                                   Cleveland
All State Management Co                                      4911 Caroline Drive                                  Akron
ALTA Broadcasting                                            190 Park Center Plaza, #200                          San Jose
AmCap/Denver Limited Partnership                             1281 E. Main Street                                  Lakewood
American Baptist Churches of                                 970 South Village Oak                                Covina
  the Pacific Southwest                                      c/o Mark Anderson & Associates
American Electric Power                                      215 N. Front Street                                  Columbus
American Housekeeping                                        625 Yuma Ct                                          Dallas
American Humane Association                                  63 Inverness Drive East                              Englewood
AMERICAN RECOVERY SERVICE, INC                               P.O. Box 261172                                      Highlands Ranch
AMERICAN TELECONFERENCING SERVICES, INC.                     2221 EAST BIJOU, SUITE 100                           COLORADO SPRINGS
America's First Federal Credit Union                         1200 4th Avenue N                                    Birmingham
Ameritech / Prism
Ameritech Information Industry Srvs                          The Ohio Bell Telephone Company                      Milwaukee
                                                             c/o Bankruptcy Collection
                                                             722 N Broadway, 11th Floor
Amerivoice Corporation                                       572 West Marke Street, Suite 6                       Akron
AmSher Collection                                            1816 3rd Ave                                         Birmingham
Amstar Denver Ltd.,                                          1050 Seventeenth Street, Ste 1610                    Denver
Anderson Family Trust                                        19047 San Jose Ave                                   City of Industry
Andrew Earl Karsh                                            1931 Vereda Ct                                       San Diego
Andrews-Bloom Investments LP                                 c/o Liberty Bank                                     San Francisco
                                                             P.O. Box 431
Anemone Properties Associates, L.P.                          6300 South Syracuse Way, Suite 110                   Englewood
ANS Communications, Inc.                                     100 MANHATTANVILLE ROAD                              Purchase
Anthony J. Kutschera                                         c/o Feinstein/Kutschera                              Atlantic City
                                                             P.O. Box 1867
ARAG Group                                                   400 LOCUST ST, SUITE 480                             Des Moines
Aragon, Debra                                                161 INVERNESS DR. WEST                               Englewood
Arapahoe & Revere Business Center LLC                        1512 Larimer Street                                  Englewood
Arapahoe & Revere Business Center LLC                        1512 Larimer Street                                  Englewood
Arden Realty Limited Partnership                             P.O. Box 7636                                        San Francisco
Arden Realty, Inc.                                           555 North Lane, Ste 6138                             Conshohocken
Argora Properties, LP                                        c/o Preidio Commercial Services, L.P.                Topeka
                                                             534 Kansas Avenue, Suite 1105
Art Letich Realtors                                          4535 30th Street                                     San Diego
Arthur Bros Investment Co                                    P. O. Box  98                                        Santa Clara
Arts Center Foundation                                       126 North Main Street                                Dayton
Arts Center Foundation                                       126 North Main Street                                Dayton
Arunee & John Pattaphongse                                   111 East 10th Street                                 Los Angeles
Asean Telecom                                                17955 SUNRISE DRIVE                                  Rowland Heights
Ashford Loop Associates, L.P.                                P.O. Box 23229                                       Newark
Ashisk Vibhakar                                              C/O Ketan Parekh,                                    Torrance
                                                             23639 Hawthorne Blvd., Suite 300
Ashley Weyland                                               601 E. Hampden, Suite 590                            San Antonio
Aspen Properties LP                                          2951 E La Palma Ave                                  Orange
AT&T                                                         32 AVENUE OF THE AMERICAS                            NEW YORK
AT&T COMMUNICATIONS, INC                                     32 AVENUE OF THE AMERICAS                            NEW YORK
Atomic Investments, Inc.                                     3200 B4-2 Highland Avenue                            Vista
Atrium Properties, LLC                                       12062 Valley View, Suite 125                         Garden Grove
Augustus Properties                                          215 W. Alameda Avenue                                Burbank
Auraria Foundation                                           Campus Box 00A, P.O. Box 173361                      Denver
Auraria Higher Education Center                              Campus Box 00A, P.O. Box 173361                      Denver
AVCO Center Corporation                                      10850 Wilshire Blvd                                  Los Angeles
Aweida Investment                                            1644 Conestage St, Ste 7                             Boulder
B. Donald Grant                                              10573 W. Pico Boulevard, Suite 858                   Los Angeles
Balco Properties                                             925 Ygnacio Valley Road                              Walnut Creek
Bank Building Limited Partnership, NW                        55 Marietta Street, NW                               Atlanta
                                                             Suite 1555
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barber Dairies, Inc.                                         36 Barber Court                                      Birmingham
Barclays American Corporation                                201 South Tryon Street                               Charlotte
Batavia Investors LLC                                        26515 Dapple Grey Drive                              Orange
Bath Technology Associates                                   P.O. Box 3515                                        Akron
Bath Technology Associates                                   P.O. Box 3515                                        Akron
Bay 511 Corp                                                 560 Davis Street                                     Englewood
Bay 511 Corp                                                 560 Davis Street                                     Englewood
Bay Area Professional                                        7101 S. Padre Island Drive                           Corpus Christi
BCI Properties Company # 44                                  4101 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4105 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4109 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4201 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4205 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4209 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4215 Stuart Andrews Boulevard                        Charlotte
BCI Properties Company # 44                                  4301 Stuart Andrews Blvd                             Charlotte
BCI Properties Company #44                                   4321 Stuart Andrews Blvd                             Charlotte
BCI Property Co. No. 10                                      1901 Roxborough Road                                 Charlotte
BCI Property Company # 10                                    6525 Rexford Road                                    Charlotte
BCI Property Company # 11                                    2001 Rexford Road                                    Charlotte
BCI Property Company # 111                                   4201 Congress Street                                 Charlotte
BCI Property Company # 21                                    2115 Rexford Road                                    Charlotte
BCI Property Company # 43                                    2101 Rexford Road                                    Charlotte
BDSI d/b/a Beechwood Intercom                                100 Walnut Avenue                                    Clark
Beechcroft Building Partnership                              5795 Beechcroft Road                                 Columbus
Belk Brothers Properties Inc.,                               2801 West Tyvola Road                                Charlotte
Bell Atlantic-Virginia Inc.                                  c/o Bell Atlantic Corporation                        New York
                                                             1095 Avenue of the Americas, 40th Floor
Bell South Interconnection Services                          600 North 19th Street, 9th Floor                     Birmingham
BellSouth Telecommunications Inc.                            600 North 19th Street, 9th Floor                     Birmingham
BellSouth Telecommunications Inc.                            3535 Colonnade Parkway, Room E4E1                    Birmingham
Benjamin Ford                                                5010 Market Street                                   San Diego
BetaWest-Scanticon Joint Venture                             c/o BetaWest Properties, Inc.                        Englewood
                                                             1999 Broadway, Ste 2000
Beutler Heating and Air, Inc.                                9605 Oates Dr                                        Sacramento
Beverly Hills Center, LLC                                    c/o Univision Center                                 Dallas
                                                             2323 Bryan St, #2020
Bijou LTD Liability Co.                                      P.O. Box 158                                         Colorado Springs
Birmingham Realty Company                                    Attn: Accounting Dept.                               Birmingham
                                                             27 Inverness Center Parkway
Bitro Telecom                                                600 WILSHIRE BLVD, SUITE 1530                        Los Angeles
BJCC Authority                                               950 22nd Ave North, Ste 200                          Birmingham
Blue Cross Blue Shield                                       2060 East 9th Street                                 Cleveland
Blue Cross of California                                     21555 Oxnard Street                                  Woodland Hills
Bluegrass Office Building                                    2108 Plantside Drive                                 Louisville
BMC Properties, LLC                                          3434 47th Street, Suite 220                          Boulder
Bo Gustafson                                                 2124 El Camino Real, Suite 202                       Oceanside
Bob Dean/Beliste Building                                    350 3rd Street, Suite 215                            Baton Rouge
Boettcher Bldg LP                                            c/o O'Connell Management Co Inc                      Englewood
                                                             500 Victory Rd
Bolsa Business Park Management                               5151 Oceanus Dr                                      Huntington Beach
BOMCM/Village Hillcrest, LP                                  P.O. Box 51378                                       San Diego
BOS Properties                                               2655 Camino  Del Rio North, Suite 100                San Diego
Boulder and Left Hand Irr Co, The
BOULEVARD MEDIA, INC.                                        1905 SHERMAN STREET                                  DENVER
Boulos Property Management                                   October Corporation                                  Portland
                                                             One Canal Plaza, 5th Floor
Boyd Enterprises Utah, L.L.C.                                1946 E Edinger                                       West Valley
Bradbury Family Partnership                                  P.O. Box 256
Brandywine Operating Partnership, LP                         P.O. Box 828104                                      Philadelphia
Brannan Partners LP                                          274 Brannan Street, Suite 603                        San Francisco
BRE/MAXUS LLC                                                717 North Harwood Street, Suite 2780                 Dallas
Brent Bolken                                                 c/o Spectrum Property Management                     San Diego
                                                             4275 Executive Square, Suite 100
Bridgewater Place LLC                                        c/o Old Kent Bank                                    Grand Rapids
                                                             P.O. Box 2361
Britannia Hacienda I L.P.                                    c/o Britannia Management Services Inc.               Pleasonton
                                                             1939 Harrison Street, Suite 715
Brommel Properties c/o Ameriland Realty                      1038 N Tustin, #600                                  Santa Ana
Brontel-Bearing Bronze Co.,                                  9314 Elizabeth Avenue                                Cleveland
Brookwood L.L.C.                                             2450 South Trust Tower                               Birmingham
Broomfield Tech Center Corporation                           2400 Industrial Lane                                 Broomfield
Bryan Reed Company                                           209 South 19th Street                                Omaha
Buell W. Stone                                               810 Jamacha Road                                     El Cajon
Burlington Northern                                          Santa Fe Railway Co.                                 Topeka
                                                             P.O. Box 1738
Burns Enterprises, Inc.                                      100 Inverness Terrace East                           Englewood
Busch Properties                                             1105 Schrock Road                                    Columbus
Bushnell Investments, Inc.                                   1 S. Limestone St., Suite 1000                       Springfield
Butler-Johnson Corporation                                   1480 Nicora Avenue                                   San Jose
Byron Sell, Kristine Sell, Tyron Sell & Misty Sell           P.O. Box 2872                                        Page
Byron, Kristine, Tyron & Misty Sell                          P.O. Box 2872                                        Aurora
C. K. Southern Associates                                    301 South College Street                             Charlotte
C.B. Investments                                             3601 Treadwell Drive                                 Oklahoma City
C.S. Municipal Airport                                       7770 Drennan Road                                    Colorado Springs
c/o Brookwood Management Company, Inc.                       1201 South Main Street, Ste 220                      North Canton
c/o John Stewart & Company                                   2310 Mason Street                                    Oakland
C3 Comm/Fortuna                                              2600 Via Fortuna                                     Austin
C3 Comm/Fortuna                                              2600 Via Fortuna                                     Austin
C3 COMMUNICATIONS                                            2600 VIA FORTUNA, SUITE 500                          AUSTIN
C3 COMMUNICATIONS                                            2600 VIA FORTUNA, SUITE 500                          AUSTIN
C3 COMMUNICATIONS                                            2600 VIA FORTUNA, SUITE 500                          AUSTIN
C3 COMMUNICATIONS                                            2700 VIA FORTUNA                                     AUSTIN
CAC Real Estate                                              330 Townsend St                                      San Francisco
California Institute of Technology                           1200 East California Blvd                            Pasadena
                                                             Booth 105
California Workspace                                         3050 Fite Cir #101                                   Sacramento
Cambridge Realty Group, Inc.                                 314 E. Commerce St.                                  San Antonio
Camelot Real Estate                                          1192 35th Ave.                                       Sacramento
Cameron Harris                                               6400 Fairview Road                                   Charlotte
Cameron M. Harris                                            6324 Fairview Road                                   Charlotte
Canal Place Ltd.                                             520 South Main Street, Suite 2511                    Akron
Canal Place Ltd.                                             520 South Main Street, Suite 2511                    Akron
Canal Place Ltd.                                             520 South Main Street, Suite 2511                    Akron
Canyon Investments                                           2500 Marconi Avenue                                  Sacramento
Capital & Counties c/o Charles Dunn RE Services              800 W. Sixth Street, Ste 600                         Los Angeles
                                                             Lease# t0005569
Capital Foresight                                            820 Sixteenth Street, Suite 400                      Denver
Capital View Center Condominium Association                  1301 South Capital of Texas Hwy                      Austin
CARDINAL MANAGEMENT CORPORATION                              6231 LEESBURG PIKE                                   VIENNA
Carlsbad Commerce Center                                     c/o SZ Real Estate Management Services               Carlsbad
                                                             2185 Faraday Avenue
Carmel Country Plaza, LP c/o American Assets Inc             11455 El Camino Real Ste 200                         San Diego
Carriage Services Corporation                                500 S.W. 100 th Street                               Corpus Christi
Carriage Trace, Inc.                                         6089 Singletree LN                                   Centerville
Carson Industrial Park Associates                            515 S Flower St                                      Gardena
Cascade Plaza Associates, LLC                                Cascade Plaza Associates, L.L.C                      Akron
                                                             Attn : Patty Moutes
                                                             One Cascade Plaza, 1st Floor
Cascades Denver Corporation                                  6300 South Syracuse                                  Englewood
Castle Hills Church Northwest                                9750 Huebner Road                                    San Antonio
Catellus Corporation                                         555 Capitol Mall, Suite 215                          Sacramento
Catellus Development Corporation                             304 S Broadway, 4th Floor                            Santa Fe Springs
CB Richard Ellis, Inc                                        Management Office                                    Los Angeles
                                                             600 W. Seventh Street
CBIF VI, No. 1 Co.                                           c/o CB Commercial Realty Advisors                    Englewood
                                                             535 South Fremont Avenue
CBIZ PROPERTY TAX SOLUTIONS, INC.                            P.O. Box 2798                                        Littleton
CC Drs Medical Bldg. Condo Assoc. Inc                        3301 S. Alameda                                      Corpus Christi
CCMI                                                         PO BOX 98067                                         WASHINGTON
CCS Assets Investments (Jendy and Sprague)                   645 Lockhill-Selma                                   San Antonio
Center for Communications Management Information             11300 Rockville Pike                                 Rockville
Centoff Realty Company, Inc.                                 c/o Koger Real Estate Services, Inc.                 Brentwood
                                                             278 Franklin Rd, Suite 100
Centoff Realty Company, Inc.                                 c/o Koger Real Estate Services, Inc.                 Brentwood
                                                             278 Franklin Rd, Suite 100
Central Bank National Association                            1515 Arapahoe Street                                 Denver
Central Building Associates, LLC                             c/o Tiarna Real Estate Services, Inc.                Oakland
                                                             436 14th Street, Suite 130
Central Power & Light Company                                P.O. Box  24404                                      Corpus Christi
                                                             Att. Remittance Processing
                                                             Customer #10002921
Central Power & Light/ CSWS                                  212 E 6th Street                                     Tulsa
Central Power and Light Company                              539 N. Carancahua Street                             Corpus Christi
Century Plaza Company                                        36 Barber Court                                      Birmingham
Champions LLC                                                c/o Graham & Co.                                     Birmingham
                                                             2200 Woodcrest Place, Suite 210
Charles & Sandra Metzger                                     P. O. Box  19417                                     Sacramento
Charles Coben                                                8615 Marbach                                         San Antonio
Charles Coben                                                8111 Meadow Leaf                                     San Antonio
Charles Coben                                                8615 Marbach                                         San Antonio
Charles J. Lombardo                                          5615 Cloverleaf Parkway                              Valley View
Charles J. Lombardo                                          5615 Cloverleaf Parkway                              Valley View
Charles J. Lombardo                                          5615 Cloverleaf Parkway                              Valley View
Charles Schwab & Company                                     120 Kearney Street, #18-147                          San Francisco
Charles Schwab Trust Company                                 425 Market Street                                    San Francisco
                                                             77th Floor
Charter Communications                                       199 S. Los Robles Avenue                             Pasadena
Chattanooga Bank Associates                                  Attn : Marsi McLaughlin                              Chattanooga
                                                             737 Market Street, Suite 400
Chen International Publications USA, Inc.                    870 Monterey Pass Road                               Monterey Park
China Basin Landing, Ltd.                                    185 Berry Street, Suite 140                          San Francisco
Chippendale Office Park                                      4811 Chippendale Drive                               Sacramento
Chrisman Construction
CIGNA                                                        3900 E. MEXICO AVENUE, RTNG 391                      Denver
Cincinnati Bell Telephone Co                                 201 EAST FOURTH STREET                               Cincinnati
Cincinnati Bell Telephone Company                            P.O. Box 2301                                        Cincinnati
CITY & COUNTY OF DENVER                                      144 W. COLFAX AVE. , PO BOX 17440                    DENVER
CITY & COUNTY OF DENVER                                      Attn: City Attorney's Office.,                       Denver
                                                             1437 Bannock, Rm 353
City & County of San Francisco                                                                                    San Francisco
City & County of San Francisco                               875 Stevenson St, Ste 460                            San Francisco
CITY AND COUNTY OF DENVER                                    333 WEST COLFAX., SUITE 450                          DENVER
City Centre Partners                                         c/o Heitman Properties LTD                           Sacramento
                                                               as Managing Agent
                                                             770 L Street
City of Akron                                                146 South High Street, Suite 900                     Akron
City of Akron                                                146 South Street, Suite 900                          Akron
CITY OF ALAMEDA                                              BUREAU OF ELECTRICITY                                ALAMEDA
                                                             PO BOX H, 2000 GRAND ST
City of Alameda                                              Bureau of Electricity                                Alameda
                                                             P.O. Box  H, 2000 Grand St.
City of Anaheim                                              Public Utilities Dept                                Anaheim
                                                             201 S Anahheim Blvd, Suite 1100
City of Anaheim, City Clerk                                  200 S Anaheim Blvd                                   Anaheim
City of Atlanta                                              DEPT OF LAW                                          Atlanta
                                                             680 Mitchell Street, Suite 1400
City of Atlanta Comm of Public Works                         55 Trinity Avenue SW                                 Atlanta
City of Aurora                                               1470 South Havana Street, #212                       Aurora
CITY OF AUSTIN                                               C/O ELECTRIC UTILITY DEPT.,                          AUSTIN
                                                             721 BARTON SPRINGS ROAD
City of Austin C/O Electric Utility Dept                     721 Barton Springs RD                                Austin
City of Beachwood                                            2700 Richmond Rd                                     Beachwood
City of Birmingham                                           Department of Law                                    Birmingham
                                                             710 North 20th St
                                                             Ciity Hall, 6th Floor
City of Broadview Heights                                    8938 Broadview Road                                  Broadview Heights
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City Of Charlotte                                            600 East Fourth Street                               Charlotte
City of Cincinnati                                           801 Plum Street - Room 214                           Cincinnati
CITY OF COLORADO SPRINGS                                     P.O. Box  1575                                       Colorado Springs
City of Colorado Springs                                     Office of the City Attorney                          Colorado Springs
City of Colorado Springs                                     224 E Kiowa St                                       Colorado Springs
City of Colorado Springs                                     224 E Kiowa St                                       Colorado Springs
City of Colorado Springs                                     224 E Kiowa St                                       Colorado Springs
City of Columbia                                             1737 Main Street, P.O. Box  667                      Columbia
City of Corpus Christi                                       1201 Leopard Street                                  Corpus Christi
                                                             Post Office Box 9277
City of Dallas                                               City Hall                                            Dallas
City of Dublin                                               c/o Baker & Hostetler, LLP                           COLUMBUS
                                                             65 East State Street
                                                             Capitol Square, Suite 2100
City of Fairlawn                                             DEPARTMENT OF FINANCE                                FAIRLAWN
                                                             3487 S SMITH RD
CITY OF GARFIELD HEIGHTS                                     5407 TURNEY ROAD                                     GARFIELD HEIGHTS
CITY OF GLENDALE                                             950 S BIRCH                                          DENVER
CITY OF GREELEY                                              1000-10TH STREET                                     GREELEY
CITY OF GREELEY                                              1000-10TH STREET                                     GREELEY
CITY OF GREENWOOD VILLAGE                                    BARBARA SMITH, CITY CLERK                            GREENWOOD VILLAGE
                                                             6060 SOUTH QUEBEC STREET
City of Greenwood Village                                    6399 S Fiddlers Green Cir                            Greenwood Village
CITY OF HOMEWOOD                                             P.O. Box 59666                                       HOMEWOOD
CITY OF HOMEWOOD                                             P.O. Box  59666                                      HOMEWOOD
CITY OF HOUSTON                                              CITY HALL ANNEX                                      HOUSTON
                                                             900 BAGBY ST, 4TH FL
CITY OF INDEPENDENCE                                         6800 BRECKSVILLE ROAD                                INDEPENDENCE
CITY OF IRWINDALE                                            5050 NORTH IRWINDALE AVE                             IRWINDALE
CITY OF IRWINDALE                                            5050 NORTH IRWINDALE AVENUE                          IRWINDALE
CITY OF LAFAYETTE                                            1290 SOUTH PUBLIC ROAD                               LAFAYETTE
CITY OF LAFAYETTE                                            City Administrator, City of Lafayette,               LAFAYETTE
                                                             1290 South Public Rd
CITY OF LAKEWOOD                                             445 SOUTH ALLISON PARKWAY                            LAKEWOOD
CITY OF LAKEWOOD                                             445 SOUTH ALLISON PARKWAY                            LAKEWOOD
CITY OF LITTLETON                                            2255 WEST BERRY AVE                                  LITTLETON
CITY OF LITTLETON                                            2255 WEST BERRY AVE                                  LITTLETON
CITY OF LONGMONT                                             ATTN: TELECOMMUNICATIONS MGR                         LONGMONT
                                                             1100 SOUTH SHERMAN STREET
CITY OF LONGMONT                                             POWER & COMMUNICATIONS DEPT                          LONGMONT
                                                             1100 SOUTH SHERMAN STREET
CITY OF LOS ANGELES                                          DEPT OF WATER & POWER                                LOS ANGELES
                                                             111 N HOPE STREET ROOM 221
                                                             P.O. BOX 111
CITY OF LOS ANGELES WATER & POWER DEPT                       P. O. Box  51212                                     LOS ANGELES
CITY OF MAYFIELD HEIGHTS                                     6154 MAYFIELD ROAD                                   MAYFIELD HEIGHTS
CITY OF OAKLAND                                              505 14TH STREET STE 609                              OAKLAND
CITY OF PALO ALTO                                            250 HAMILTON AVENUE                                  PALO ALTO
CITY OF PALO ALTO DEPT OF PUBLIC WORKS                       SENIOR ASSISTANT CITY ATTORNEY                       PALO ALTO
                                                             P. O. Box  10250
CITY OF PARKER                                               20120 E MAIN ST                                      PARKER
CITY OF PARMA                                                6611 RIDGE ROAD                                      PARMA
CITY OF SAN ANTONIO                                          P. O. Box  839966                                    SAN ANTONIO
City Of Santa Monica                                         2525 Michigan Avenue, Suite B1                       Santa Monica
CITY OF SEVEN HILLS                                          7325 SUMMITVIEW DRIVE                                SEVEN HILLS
CITY OF SEVEN HILLS                                          7325 SUMMITVIEW DRIVE                                SEVEN HILLS
CITY OF TERRELL HILLS                                        5100 NORTH NEW BRAUNFELS ROAD                        TERRELL HILLS
CITY OF TORRANCE                                             3031 TORRANCE BOULEVARD                              TORRANCE
CITY OF TORRANCE                                             3031 TORRANCE BLVD                                   TORRANCE
CITY OF VESTAVIA HILLS                                       513 MONTGOMERY HWY                                   VESTAVIA HILLS
CITY OF WESTMINSTER                                          4800 WEST 92ND AVENUE                                WESTMINSTER
City Treasury Supervisor                                     City Hall Annex, 506 Dolorosa                        San Antonio
Civic Center Office Investors, LLc                           c/o Matteson Realty Services                         San Jose
                                                             675 N. 1st , Suite 725
CJ Figone                                                    420 17th Street                                      San Francisco
CKZ Limited Liability Company                                3101 Iris Avenue, Suite 220                          Boulder
Cleveland Center Investors I, LLC                            c/o Kennedy-Wilson Ohio Management Inc.              Cleveland
                                                             1375 E 9th St Ste 2250
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Clocktower Properties, LLC                                   c/o Trammell Crow; Unit Ref#559999RCU                Aurora
                                                             14231 East 4th Ave. #300
Cloughton Investments                                        2850 Serendipity Circle West, Suite 100              Colorado Springs
CM Federal, LP                                               c/o AIRE Financial Corporation                       San Francisco
                                                             60 Federal Street # 308
CMD Realty Investment Fund LP                                9785 Maroon Circle, Suite 350                        Englewood
COBRAHELP                                                    1620 HIGH STREET                                     DENVER
Colleen Kroha                                                1000 Paloma Dr                                       Temple City
Colliers International                                       P.O. Box 5878                                        Cleveland
Colliers International                                       1100 Superior Avenue                                 Cleveland
Colliers International                                       Attn Property Management Department                  Cleveland
                                                             The Diamond Building, 1100 Superior Avenue
Colorado Department of Transportation                        4201 E Arkansas                                      Denver
Colorado National Bank                                       950 17th Street, Suite 1250                          Denver
Colorado Springs Utilities                                   215 Nichols Blvd                                     Colorado Springs
Colorado Springs Utilities                                   215 Nichols Blvd                                     Colorado Springs
COLORADO STATE UNIVERSITY                                    E-103 GLOVER BUILDING                                FORT COLLINS
COLORADO STATE UNIVERSITY                                    E-103 GLOVER BUILDING                                FORT COLLINS
Columbia / Columbine Psychiatric Center                      8565 S Poplar Way                                    Littleton
Columbia / North Suburban Medical Center                     9191 Grant                                           Thornton
Columbia / Swedish Medical Center                            501 East Hampden Ave                                 Englewood
Columbia Medical Building, A Bancap Property                 2840 Long Beach Blvd.,                               Long Beach
Columbia/Aurora Presbyterian Hospital                        700 S. Potomac                                       Aurora
Columbia/Aurora Regional Medical Center                      1501 S. Potomac                                      Aurora
Columbia/Bethesda Campus                                     4400 E. Iliff                                        Denver
Columbia/Centennial Healthcare Plaza                         14100 E. Arapahoe                                    Littleton
Columbia/Rose Medical Center                                 4567 East 9th Avenue                                 Denver
Columbus Central Properties                                  c/o CB Richard Ellis                                 Columbus
                                                             Dept L, Lock Box 2218
COLUMBUS SOUTHERN POWER CO                                   AMERICAN ELECTRIC POWER SRVC CORP                    COLUMBUS
                                                             1 RIVERSIDE PLAZA
COMMUNICATION SYSTEMS DEVELOPMENT, INC                       450 PRYOR BOULEVARD                                  STURGIS
                                                             PO BOX 10
COMPUTER BASICS, INC.                                        1121 OLD CONCORD ROAD                                SALISBURY
COMPUWEB, INC.                                               1160 SUNNY SIDE ST, STE 5                            HARTVILLE
CONNECT COMMUNICATIONS INC                                   3464 FUCHSIA ST                                      COSTA MESA
CONNECT COMMUNICATIONS INC                                   3464 FUCHSIA ST                                      COSTA MESA
Constellation Properties                                     518 17th Street                                      Denver
COPYRIGHT CLEARANCE CENTER INC                               222 ROSEWOOD DR                                      DANVERS
Corban Communications, Inc.                                  P.O. Box 225264                                      Austin
Cornerstone Denver, LLC                                      1700 Lincoln St Ste 2500                             Denver
                                                             c/o Hines
Cornerstone Properties II, LLC                               2 N. 2nd Street, #250                                San Jose
Cornerstone Real Estate Advisers, Inc.                       c/o Spectrum Properties                              Charlotte
                                                             230 South Tryon Street, Suite 230
Corporate Express Real Estate Inc.,                          525 Interlocken Blvd                                 Broomfield
Cortney Court Partners                                       18030 Cortney Court                                  City of Industry
Cotton Club Bottling & Canning Co.                           4922 East 49th Street                                Cleveland
Cottonwood Square Partnership                                2729 S. Lakeridge Trail                              Boulder
COUNTY OF MECKLINBURG                                        TAX COLLECTOR                                        CHARLOTTE
                                                             P.O. BOX 32247
Coury Properties, Inc.                                       Attention:  Paul Coury                               Tulsa
                                                             1350 S. Boulder, Suite 500
Cousins Properties, Inc                                      2500 Windy Ridge Parkway, Suite 1600                 Atlanta
Crescent Real Estate Funding I, LP                           4643 South Ulster Street, Suite 1140                 Denver
Crown Equipment Corporation                                  40 S. Washington Street                              Long Beach
CSX TRANSPORTATION                                           500 WATER STREET  #J180                              JACKSONVILLE
Cummins Station LLC                                          209 Tenth Avenue South, Suite 325                    Nashville
Customs House Associates, LTD                                P.O. Box 23169                                       Nashville
Cuyahoga Savings Mangement Compant                           One Erieview Plaza                                   Cleveland
CYBER-TEL COMMUNICATIONS                                     4320 LA JOLLA VILLAGE DR.                            SAN DIEGO
Cypress Communications, Inc.                                 Fifteen Piedmont Center., Suite 710                  ATLANTA
Cyprus Amax Minerals Co                                      9100 E Mineral Circle                                Englewood
D & G Development                                            3797 New Getwell Road                                Memphis
D & K Management Fund, Inc                                   c/o The Lozoff Company                               Milwaukee
                                                             312 E. Wisconsin Ave
D.R.Russel                                                   c/o Cal Property Management                          San Diego
                                                             4406 Bayazo Street
Dan Manin                                                    4645 Cass St                                         San Diego
Danis Properties Co                                          P.O. Box 544                                         Miamisburg
Darryll Tetz                                                 6169 Shadowbrook Drive                               Gold River
Datachoice Network Services LLC (Data Choice)                9200 West Cross Drive, Suite 313                     LITTLETON
David A. Stockton                                            4730 Eucalyptus                                      Ontario
David H. Senseman                                            2715 18th Place                                      Homewood
David Hansen                                                 1600 Auburn Blvd.                                    Sacramento
David Smith                                                  3690 Recycle Road, Suite 1                           Rancho Cordova
David Vickter                                                1653 S. La Cienega Blvd.,                            Los Angeles
Davis Property Management c/o Saxony & Associates            2424 Vista Way, Suite 300                            Oceanside
DB PROVIDER
DDD W-S Partnership                                          99 Almaden Blvd, Suite 1075                          San Jose
Deborah DeBow                                                2100 Northrop Avenue, Ste 700                        Sacramento
Denver Gas & Electric Building                               Office of the Building                               Denver
                                                             910 15th Street
Denver Municipal Federal Credit Union                        1075 Acoma Street                                    Denver
Denver Place Associates, Ltd                                 999 18th Street, North Tower                         Denver
                                                             Suite 1201
DENVER RESERVE                                               7852 Elati Street, Suite 101                         Littleton
DENVER RESERVE                                               7852 Elati Street, Suite 101                         Littleton
Denver Stellar Associates, Ltd                               999 18th Street; Unit Ref#0361999010F                Denver
                                                             North Tower, Suite 1201
Denver West Office Building No 54 Venture LLP                1546 Cole Blvd Ste 120                               Golden
Department of Personnel/GSS                                  1525 Sherman St                                      Denver
Department of Personnel/GSS                                  1525 Sherman St                                      Denver
Department of the Ait Force Headquarters                     Air Force Space Command
                                                             Schriever Air Force Base
DEPARTMENT OF TRANSPORTATION
Desta One Partnership LTD                                    2600 Via Fortuna                                     Austin
Diamante Properties, Inc.                                    121 E. Pikes Beak, Ste 335                           Colorado Springs
Diamante Properties, Inc.                                    121 E. Pikes Beak, Ste 335                           Colorado Springs
Diamante Properties, Inc.                                    121 E. Pikes Beak, Ste 335                           Colorado Springs
Dick Broadcasting Company                                    300 21st Ave North                                   Birmingham
Direct Net                                                   4400 Macarthur Blvd, Suite 410                       Newport Beach
DKD Properties                                               255 W Julian, Ste 301                                San Jose
Don Dunagan                                                  1717 N. IH 35                                        Round Rock
Don Morris                                                   11180 Sun Center Dr                                  Rancho Cordova
Donald R. Kenny                                              470 Old Worthington                                  Westerville
Dow Jones News                                               1250 H Street NW                                     Washington
Dr. Herbert Yee                                              4030 South Land Park                                 Sacramento
Dr. Marco Chavez                                             2460 Mission Street, Suite #201                      Hayward
DTC Investors, LLC                                           2620 East Prospect Road, Suite 100                   Fort Collins
DTC Investors, LLC                                           2620 East Prospect Road Suite 100                    Fort Collins
DTC West Land Venture                                        8390 E. Crescent Parkway, Suite 275                  Denver
Duke Communication Services                                  P.O. Box 1007 WC29H                                  Charlotte
Duke Power Company                                           Electric Systems Management                          Charlotte
                                                             P.O. Box 1006
Duke-Weeks Realty Limited Partnership                        Attn: FFC003                                         Nashville
                                                             P.O. Box 101966
Dun & Bradstreet Information Svcs                            P.O. BOX 75434                                       Chicago
Dynalink                                                     1624 Franklin Street., Suite 702                     OAKLAND
Dynalink Corporation                                         5201 Richmond Rd                                     Bedford Richmond
E-470 Public Highway Authority                               22470 East 6th Pkwy.                                 Aurora
Earl Construction Company                                    3940 Industrial Blvd., Suite 100D                    West Sacramento
Easter-Owens Integrated Systems, Inc.                        4803 West Ave.                                       San Antonio
Eastgate Technologies LP                                     2248 Main Street                                     Chula Vista
Echosphere Corporation                                       90 Inverness Circle East                             Englewood
Echosphere, Inc.                                             5671 Warehouse Way                                   Sacramento
ECR                                                          105 Harcourt Rd.                                     MT. VERNON
Ed Blanton                                                   825 Thomasville Road                                 Tallahassee
Eddie Talbot                                                 950 Aviation Blvd                                    Hermosa Beach
Edwin Ursin                                                  3830 Lexmoor Creek
Eleventh Street Property Management                          1127 11th Street, Suite 100D                         Sacramento
Elkton Business Park LLC                                     102 N Cascade Ave 5th Fl,                            Colorado Springs
                                                             c/o Griffis/Blessing Inc
Emil Pisarri                                                 10416 Avenida Lane                                   Citrus Heights
Empire Business Brokers                                      7011 Shallowford Road, Suite 104                     CHATTANOOGA
Employer's Unity, Inc.                                       P. O. BOX 782                                        WESTMINSTER
Enersource Partners                                          10175 Slater Ave, Ste 20                             Fountain Valley
Entre Computers                                              4209 Shelbyville Rd                                  Louisville
EOP Operating Limited Partnership                            As Agent for The Solarium                            Englewood
                                                             P.O. Box 842264
EOP-410 Building, LLC                                        Department 178                                       Denver
EOP-Dominion Plaza, LLC                                      c/o Equity Office Properties Trust                   Denver
                                                             600 17th Street, Suite 610 South
EOP-Quadrant LLC                                             5445 DTC Parkway                                     Englewood
EQR Reserve Square Limited Partnership                       Two North Riverside Plaza, Suite 400                 Cleveland
Equi Max                                                     7060 Hollywood Blvd.,                                Los Angeles
Equity Associates, Ltd                                       429 South Tryon Street                               Charlotte
Equity Associates, Ltd                                       429 South Tryon Street                               Charlotte
Equity Beachwood LTD Partnership                             c/o Equity Planning Holding Co.                      Beachwood
                                                             23200 Chagrin Blvd, Bldg. 1, Ste 102
Equity Office Properties Trust                               c/o EOP-Quadrant LLC                                 Englewood
                                                             5445 DTC Parkway
Equity Office Properties Trust                               c/o EOP-Quadrant LLC                                 Englewood
                                                             5445 DTC Parkway
Equity Office Properties, LLC                                Office Of the Building                               San Diego
                                                             4365 Executive Drive
Equity Office Properties, LLC                                Office Of the Building                               San Diego
                                                             4365 Executive Drive
Equity Resources Venture                                     c/o BetaWest Properties Inc.                         Englewood
                                                             1999 Broadway, Ste 2000
ERI Cornell, Inc. c/o CB Richard Ellis                       4501 Erskine Rd., Suite 260                          Cincinnati
Erickson Employee Benefits                                   10288 W. CHATFIELD AVENUE                            LITTLETON
Ernest S. Ralston                                            2603 Union Street                                    Oakland
Eskander (Alex) Kahen and Eshagh (Isaac) Kahen               2946 East 11th Street                                Los Angeles
Everett John De Laura                                        c/o Bolsa Business Park Mgmt.,                       Huntington Beach
                                                             5142 Bolsa Ave., Ste 101
Executive Park                                               2855 Atlantic Blvd., Suite 1222                      San Diego
Experian                                                     Dept 1971                                            Los Angeles
Extension Irrigation Ditch Company                           812 E. National Rd.                                  Vandalia
Facilicom Int'l                                              1401 New York Avenue, N.W., #800                     Washington
Fairlawn Associates Ltd.                                     3180 W. Market Street                                Akron
Fairlawn Associates Ltd.                                     3180 W. Market Street                                Akron
Fairview Plaza Associates LTD Partnership                    5950 Fairview Road                                   Charlotte
Fairview Plaza Associates LTD Partnership                    5960 Fairview Road                                   Charlotte
Fairview Plaza Associates LTD Partnership                    5970 Fairview Road                                   Charlotte
Fairview Plaza Associaties Limited Partnership               3800 Arco Corporate Drive, Suite 200                 Charlotte
Family Educators Alliance of South Texas                     4719 Blanco Road                                     San Antonio
Family Telecommunications, Inc.                              3800 North Central, Suite B-1                        Phoenix
FBM Properties                                               333 Guthrie                                          Louisville
Federal Transtel Inc.                                        2868 Action Road                                     BIRMINGHAM
Feitleberg & Co.                                             1114 Horn Avenue                                     Los Angeles
Fiberoptic Network (Fiber Optic Network)                     2290 Lee Road                                        Winter Park
Fidelity Real Estate                                         1265 Lake Plaza Drive                                Colorado Springs
Fifth & Laurel Associates                                    2445 Fifth Avenue, Suite 330                         San Diego
Financial Times Energy                                       1600 Wilson Blvd, Suite 600                          Arlington
First Birmingham Tower, LLC                                  300 21st Avenue North                                Birmingham
First Communications                                         3879 E 120TH Ave, Box 169                            Thorton
First Industrial Realty, Inc.                                5350 South Roslyn Street, Suite 240                  Englewood
First Merit Bank                                             106 South Main Street                                Akron
First Merit Bank                                             106 South Main Street                                Akron
First Union Management                                       55 Public Square, Suite 1910                         Cleveland
First Union National Bank                                    301 South Tryon Street                               Charlotte
First Union National Bank                                    401 S. Tryon Street                                  Charlotte
Firstworld Communications, Inc.                              7100 E. BELLEVIEW AVE, SUITE 210                     Greenwood Village
Firstworld Communications, Inc.                              8390 E. CRESCENT PKWY, SUITE 300                     Greenwood Village
FJ CORBETT COMPANY                                           2810 DORR AVENUE                                     Fairfax
FJ CORBETT COMPANY                                           125 NORTH WASHINGTON STREET                          Falls Church
Flatiron Industrial Park Co                                  5540 Central Avenue                                  Boulder
FLEET ELECTRIC                                               3269 CLUBSIDE DRIVE                                  Norton
FLEET ELECTRIC CO.                                           3629 CLUBSIDE DRIVE                                  Norton
Fleming Business Park LLC                                    c/o WP Investments                                   Milpitas
                                                             2101 Woodside Road
Flexalloy Inc.,                                              26000 Richmond Road                                  Cleveland
Flight Director, Inc.                                        100 Michael Angelo Way, Bldg. E, Suite 600           Austin
Flour Bluff ISD                                              2505 Waldron Road                                    Corpus Christi
FMC                                                          737 N Padre Island Dr                                Corpus Christi
FMS Properties, Ltd.                                         8787 Complex Dr.                                     San Diego
Foote, Cone & Belding                                        733 Front St                                         San Francisco
Forcast Commercial                                           10601 Civic Center Dr #140                           Sacramento
Forest City Management                                       P.O. Box 5237-T                                      Cleveland
Forest City Management                                       P.O. Box 5237-T                                      Cleveland
Forest City Management                                       P.O. Box 5237-T                                      Cleveland
Forest City Management                                       P.O. Box 5237-T                                      Cleveland
Forest City Management                                       P.O. Box 5237-T                                      Cleveland
Forest City Management Inc.                                  700 Terminal Tower                                   Cleveland
Fortner & Son                                                910 15th Street, Suite 200                           Denver
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Four Pearl Partnership LTD.                                  4875 Pearl East Cr.#300                              Boulder
Fourth & Spruce Partnership                                  3170 4th Avenue                                      San Diego
Fourth & Walnut Centre                                       c/o Colliers International,                          Cincinnati
                                                             105 E. 4th St., Ste. 1300
Foxhill Office Investors                                     c/o Dial Realty                                      Overland Park
                                                             8205 W. 108th Terrace,  Suite 120
Frank Astel                                                  1133 Blumenfield Drive                               Sacramento
Frank Carson                                                 9190 Jackson Rd                                      Sacramento
Frank T. Sepulveda                                           750 Merida Street                                    San Antonio
Franklin Industrial Group                                    5802 Franklin Street                                 Denver
Fred Lavi & Associates                                       13658 Hawthorne Blvd                                 Hawthorne
Frontier Communications Services                             Customer Correspondence.,                            ROCHESTER
                                                             95 N.FITZHUGH STREET
Fullerton South, LLC                                         1936 E Deere Ave, #216                               Fullerton
FW Spencer & Sons Inc                                        99 South Hill Drive                                  Brisbane
Gaedeke & Landers                                            3710 Rawlins Ste 1000 LB 24                          Dallas
Gaedeke Holdings II, Ltd.                                    2800 N. Central Avenue, Suite 1720                   Phoenix
Gail Cullen                                                  1111 Willow St                                       San Jose
Galleria Acquisition, Inc                                    720 S. Colorado Blvd.- Suite 188A                    Denver
Gary Beutler                                                 9608 Oates Dr                                        Sacramento
Gary Beutler                                                 9608 Oates Dr                                        Sacramento
Gary Jones                                                   2424 Glendale Lane                                   Sacramento
Gateway Canyon, Inc.                                         File #55924                                          Los Angeles
Gateway Holdings, Inc.                                       Attn: Benson Fogle                                   Bethesda
                                                             8008 Park Overlook Drive
GENERAL DYNAMICS                                             1450 ACADEMY PARK LOOP                               Colorado Springs
Genesis Building Ltd.                                        1350 Euclid Ave, #300                                Clevaland
GENESIS COMMUNICATIONS                                       11995 EL CAMINO REAL SUITE 102                       San Diego
Genesis Realty Holding Corp                                  C/O Axiom Real Estate Management, Inc.,              Cleveland
                                                             1350 Euclid ve., Ste 300
George Harrington                                            8601 Aero Dr.                                        San Diego
George Vogt et al                                            2724 Kilgore Road                                    Rancho Cordova
George Vukasin                                               237 Fallon Street                                    Oakland
George W. Barber Jr                                          36 Barber Court, Trust #5                            Birmingham
George W. Barber Jr.                                         36 Barber Court                                      Birmingham
George W. Barber Jr.                                         36 Barber Court                                      Birmingham
George W. Barber Jr.                                         36 Barber Court                                      Birmingham
George W. Barber Jr.                                         36 Barber Court                                      Birmingham
George W. Barber Jr.                                         36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
George W. Barber Jr., Trust #5                               36 Barber Court                                      Birmingham
Geraldine Spira                                              521 Pier Ave                                         Santa Monica
Gilbert Breig                                                902 Brooklyn Avenue                                  San Antonio
Glenarm 1800 LLC                                             1800 Glenarm Place                                   Denver
Global Crossings Communications                              Customer Correspondence.,                            ROCHESTER
                                                             95 N.FITZHUGH STREET
Global World Media Corporation                               4326 Pico Blvd.,                                     Los Angeles
GLOBALCOM                                                    333 WEST WACKER DRIVE                                Chicago
Globetek Inc.                                                1607 Akron Peninsula Road Suite 103                  Akron
GMTD Corp.                                                   8400 East Prentice Ave                               Park Meadows
Goodwill Industries                                          6648 Franklin Bldg                                   Sacramento
Graham & Company, Inc.                                       2200 Woodcrest Place, Suite 210                      Birmingham
Greater Los Angeles World Trade Center Associates            One World Trade Center                               Long Beach
Greater Roanoke Transit Co.                                  P.O. Box 13247                                       Roanoke
GREELEY IRRIGATION COMPANY                                   1025 9TH AVENUE                                      Greeley
DITCH CROSSING AGREEMENT                                     SUITE 309
Greenbrier Properties, LLC                                   c/o Insignia Commercial Group, Inc                   Colorado Springs
                                                             7150 Campus Center Drive, Suite B10
Greg Bisi                                                    1796 Tribute Rd                                      Sacramento
Griley Air Freight                                           5341 104th Street                                    Los Angeles
GROUP 1 SOFTWARE INC.                                        4200 PARLIAMENT PLACE, SUITE 600                     Lanham
Grubb & Ellis as Agent for Prudential  VAL                   P.O. Box 640709                                      Aurora
Grubb and Ellis Management Services (Agent)                  650 Howe Avenue                                      Sacramento
GTE                                                          10 MOULTON AVE                                       Cambridge
GTE CALIFORNIA INC                                           ONE GTE PLACE                                        Thousand Oaks
GTE CALIFORNIA INC                                           ONE GTE PLACE                                        Thousand Oaks
GTE CALIFORNIA INCORPORATED                                  C/O GORDON & GODDARD                                 Oakland
                                                             469 NINTH STREET, #200
GTE GLOBAL NETWORKS                                          5221 NORTH O'CONNOR BLVD.                            Irving
GTE NETWORK SERVICES (GTE SOUTHWEST INC)                     P.O. BOX 101687                                      Atlanta
GTE NETWORK SERVICES (GTE SOUTHWEST INC)                     P.O. BOX 101687                                      Atlanta
GTE NORTHWEST INC                                            HQEWM NOTICES                                        Irving
                                                             600 HIDDEN RIDGE
GTE NORTHWEST INC                                            HQEWM NOTICES                                        Irving
                                                             600 HIDDEN RIDGE
GTE SOUTH INC                                                GTE TELEPHONE OPERATIONS                             Durham
                                                             4100 ROXBORO ROAD
Guaranty National Insurance Company                          9800 S Meridian Blvd                                 Englewood
Gunbarrel City Centre LLC                                    1600 38th Street, Suite 203                          Boulder
Guy Gibson                                                   P.O. Box 1246                                        Sacramento
Gwen Kaplan & Royce Dyer                                     2757 16th St.                                        San Francisco
H.L. YOH COMPANY, LLC                                        1818 MARKET ST                                       Philadelphia
Hamilton Oil Building Partnership                            1560 Broadway                                        Denver
Harbor Master                                                1150 Ballena Blvd                                    Alameda
Harding, Dahm & Company                                      P.O. Box 11448                                       Fort Wayne
Harold L. & Phyllis Anderson, Trustees                       19047 San Jose Ave.                                  City of Industry
    for the Anderson Family Trust
Harry A. Altman Family Trust                                 1344 4th Street                                      Santa Monica
HASSLER COMMUNICATIONS SYSTEMS TECHNOLOGY, INC.              2332 GRANGE HALL ROAD                                Beavercreek
Hauser Living Trust                                          5695 Spinnaker Bay Dr                                Cerritos
HBJ Partnership                                              220 San Bravo Avenue                                 Los Angeles
HCF Inc. c/o 21st Century Investments                        11347 Folsom Blvd., Suite#A                          Rancho Cordova
Health South                                                 4203 E. Southcross Blvd.                             San Antonio
Herman Blum Trust                                            9301 Borden Avenue                                   Sun Valley
Hesta Associates LTD Partnership                             277 West Trade Street                                Charlotte
HEYBURN BUILDING                                             332 WEST BROADWAY, SUITE 1700                        Louisville
HID Corporation                                              9292 Jeronimo Rd.                                    Irvine
High Ten Partners Inc.                                       1611 S. Garfield Avenue                              Alhambra
High Ten Partners Inc.                                       19220 E. Colima Rd.                                  Rowland Heights
Highland Ditch Company                                       4309 State Highway 66                                Longmont
Highwoods Forsyth, LP                                        4944 Parkway Place, Suite 250                        Charlotte
HNS Partners c/o Jetro Cash & Carry Enterprises              105 W. Embarcadero                                   Oakland
Hodson Family Trust                                          c/o The Tipton Group, Inc.                           Beavercreek
                                                             10532 Success Lane
Holme Roberts & Owen                                         1700 Lincoln Street                                  Denver
                                                             Suite 4100
Hope & Flower, LLC                                           c/o Cushman & Wakefield of California                Los Angeles
                                                             700 S. Flower Street # 406
Hopkins Family Trust                                         1055 Sunnyvale-Saratoga Rd                           Sunnyvale
Horizon Partners                                             201 Third Street                                     Oakland
                                                             Loft 1
HP Inc. on behalf of LBHI for 2000 PBL                       c/o Hatfield Philips, Inc.                           Nashville
                                                             P.O. Box 930946
HSW Partnership                                              611 Commerce St #2920                                Nashville
Hughes Communications Satellite Services, Inc.               5454 Garton Road                                     Castle Rock
Humana Inc                                                   500 West Main Street                                 Louisville
Humana Inc                                                   500 West Main Street                                 Louisville
Hung Fung Holdings                                           804 North Gardner Drive                              Van Nuys
IBM                                                          8501 IBM Drive                                       Charlotte
ICC Texas Holdings, L.P.                                     444 Executive Center Blvd., Suite 120                El Paso
IDS Life Insurance Company                                   P. O. Box  534 Unit 40                               Sacramento
                                                             c/o American Express Financial Corp
ILLUMINET                                                    8500 W. 110TH Street, Suite 600                      Overland Park
ILLUMINET INC                                                4501 Intelco Loop SE                                 Lacey
ILLUMINET INC                                                4501 Intelco Loop SE                                 Lacey
Independence Tower Ltd                                       c/o Omni Realty Co Inc                               Pepper Pike
                                                             29225 Chagrin Blvd Ste 250
Independent Telecommunications Network                       8500 WEST 110TH Street, Suite 600                    Overland Park
Infinet Company                                              740 Duke Street                                      Norfolk
Information Handling Service                                 15 Inverness Way East                                Englewood
Information Handling Service                                 15 Inverness Way East                                Englewood
Intella II                                                   8959 Complex Dr.                                     San Diego
Interactive Communication Systems                            611 N. Weber                                         Colorado Springs
                                                             Suite 102
Interlocken Hotel Co.                                        555 Eldorado Blvd, Suite 200                         Broomfield
Interlocken Hotel Co.                                        555 Eldorado Blvd, Suite 200                         Broomfield
Interlocken Hotel Co.                                        555 Eldorado Blvd, Suite 200                         Broomfield
Interlocken, Ltd                                             555 Eldorado Boulevard, Suite 200                    Broomfield
Intermedia Communications                                    3625 Queen Palm Dr                                   Tampa
Intermedia Communications                                    P. O. Box  915238                                    Orland
Intermedia Resources                                         6114 LaSalle Ave, #505                               Oakland
Intermountain Electric, Inc.                                 701 West Mississippi Ave.                            Denver
International Gateway West LLC                               P.O. Box 34108                                       Tukwila
International Marine Products                                500 East 7th Street                                  Los Angeles
Internet Connect                                             4499 GLENCOE                                         Marina Del Rey
Intrinsic Ventures, Inc.                                     3526 Alameda De Las Anglas                           Mountain View
Inverness Associates 1                                       2 Inverness Drive East, Suite 200                    Englewood
Inverness Associates-23                                      315 Inverness Way S                                  Englewood
Investmark Realtors                                          5217 Wadsworth Road                                  Dayton
Investors Trust Property Co                                  1290 E Center Court Dr, Ste 100                      Huntington Beach
IP Telephony                                                 7220 West Jefferson, Ste 402                         LAKEWOOD
IPM Associates LLC                                           c/o Integrated Properties, Inc.                      Denver
                                                             400 S. Colorado Blvd., Suite 210
IPVOICE Communications, Inc.                                 5901 S. Middlefield Rd, Ste 100                      LITTLETON
IRP Sunset, LLC                                              9000 Sunset, Suite 909                               Los Angeles
ISP Alliance                                                 6230 Shiloh Road, Suite 200                          ALPHARETTA
iStar Real Estate Services                                   6162 South Willow Drive                              Englewood
IT Outsourcing                                               P. O. Box  314                                       DAVENPORT
J Street Partners                                            5609 J Street                                        Sacramento
J.O. Vandervoort Trust                                       18200 Yorba Linda Blvd, Ste 307                      La Mirada
Jack and Alice Tu                                            17065 E. Green Drive                                 La Puente
Jade Properties                                              1900 Point West Way, Suite 156                       Rancho Cordova
James J. Fischer, Trust                                      c/o Friendship Village of Tempe,                     Tempe
                                                             2645 E. Southern Ave., Unit 228
James T. Henry                                               2050 S. Bundy Drive                                  Los Angeles
James W. Fields                                              11330 Sunrise Park Drive                             Sacramento
JB Carter                                                    724 Harbor Blvd                                      West Sacramento
JB Company                                                   2101 Evergreen Street                                Sacramento
JB Company                                                   2101 Evergreen St                                    Sacramento
Jean Van Arsdale                                             4616 Mission Gorge Place                             San Diego
Jeppesen Sanderson, Inc.                                     55 Inverness Drive East                              Englewood
JER Denver LLC                                               c/o Frederick Ross Company                           Denver
                                                             One Corporate Center,
                                                             1860 Lincoln, Suite 100
Jerry Roach                                                  6545 West 44th Ave                                   Wheatridge
Jersey Business Park                                         10700 Jersey Blvd, Suite 510                         Rancho Cucamonga
Jetro Cash & Carry                                           2300 57th Street                                     Vernon
Jetro Cash & Carry                                           2300 57th Street                                     Long Beach
John Epstein                                                 9611 Canoga Ave                                      Chatsworth
John J. Fedor                                                c/o Homestead Mortgage                               Columbus
                                                             8001 Ravines Edge Ct. Ste 302
John J. Fedor                                                c/o Homestead Mortgage                               Columbus
                                                             8001 Ravines Edge Ct. Ste 302
John J. Fedor                                                c/o Homestead Mortgage                               Columbus
                                                             8001 Ravines Edge Ct. Ste 302
John Morgan                                                  816 H Street                                         Sacramento
John Nemec                                                   1425 63rd Street                                     Emeryville
John Stewart & Company                                       c/o Property Manager, 2310 Mason St.                 San Francisco
John W.  McCray,  Trustee                                    3199- A1 Airport Loop Drive                          Corona
John Yetto                                                   4778 Dewey Drive                                     Fair Oaks
Johnnie Chuoke                                               909 NE Loop 410                                      Universal City
                                                             Suite 636
Johnson and Higgins                                          1225 17th St., Ste. 2100                             DENVER
Johnson Investments, Inc                                     126 West Harvard Street, Suite#2                     Fort Collins
Joseph Robert Martin                                         P.O. Box 1791                                        San Marcos
Joshua Schechter                                             7300 Blanco Road, 401                                San Antonio
JR & CR                                                      10491 Old Placerville Rd                             Sacramento
JTR Land & Cattle Company                                    2300 75th Street                                     Boulder
Julian Sotomey                                               380 Embarcadero                                      Oakland
Julius Nasach                                                2277 Townsgate Road                                  Westlake Village
Juniper Investment Company                                   3 North Tejon                                        Colorado Springs
Juzer Saifee                                                 22001 Sherman Way                                    Canoga Park
JWC Family LLC                                               4015 Travis Drive                                    Nashville
K C Schnieder                                                2705 Spruce Street                                   Boulder
Kaiser Center Inc.                                           Attn: Accounting                                     Oakland
                                                             300 Lakeside Drive
Kaiser Permanente                                            2045 North Franklin                                  Denver
Karl Potter                                                  3904 Winters St                                      Sacramento
KCNC TV Channel 4                                            1044 Lincoln                                         Denver
KCRA-TV                                                      Dept. 05983                                          Sacramento
                                                             P.O. Box 39000
Kelcher Real Estate Services, Inc.,                          234 North Central Avenue                             Phoenix
Ken Ruby Construction                                        11845 W Olympic Blvd Ste 1200                        Hawthorne
Ken Swanson                                                  941 Jennifer Street                                  Milpitas
Kenney Family Partnership                                    6099 Frantz Road                                     Worthington
Kenstep Corporation                                          2350 17th Avenue, Suite 205                          Englewood
Kettering Tower                                              Miller-Valentine Realty, Inc.,                       Dayton
                                                             AF 1988 Keterring Tower
                                                             Attn: Accounts Receivable
                                                             P.O. Box 744
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Strongsville
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Lakewood
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Westlake
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Bay Village
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Willowick
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Brunswick
Key Services Corporation                                     2025 Ontario Street                                  Chagrin Falls
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Fairview Park
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Parma Heights
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Independence
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Brecksville
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
Key Services Corporation                                     2025 Ontario Street                                  Cleveland
KFORCE.COM                                                   P. O. Box  970956                                    DALLAS
Kilroy Realty, L.P.                                          2250 E. Imperial Highway, Suite 1200                 Garden Grove
Kimco Development Corporation                                5531 Bigger Road                                     Kettering
Kimco Development of Kettering                               3333 New Hyde Park Road                              Dayton
                                                             P. O. Box  5020
King Management Company                                      23625 Commerce Park Road                             Beachwood
King Management Company                                      23625 Commerce Park Road                             Beachwood
King Management Company                                      23625 Commerce Park Road                             Beachwood
Kinyo Company                                                14235 Lomitas Avenue                                 La Puente
Klaus Kretchmer                                              514 Eccles Avenue                                    S. San Francisco
KMC Partners, LP                                             c/o Yale Properties                                  San Diego
                                                             6256 Greenwich Drive, Suite 230
Koll Center Irvine #2                                        18500 Von Karman Ave                                 Irvine
KPMG PEAT MARWICK                                            707 17TH ST, STE 2300                                DENVER
Kurt Duncan                                                  3636 4th Avenue, P. O. Box  5020                     San Diego
Kurt S. Legler Building Account                              1260 Creek Street                                    Webster
Kyle Deaton                                                  2500 Cessna Dr.                                      Erie
Kyle Jones                                                   3660 N 3rd Street                                    Phoenix
Lafayette Tech Center LLC                                    P.O. Box 727                                         Lafayette
Lainer Investments                                           16215 Kittridge Street                               Chatsworth
Lake Centre Plaza, LTD, LLLP                                 4875 Pearl East Cr, Suite 300                        Boulder
Landmark Management                                          156 S. Main Street, Suite 601                        Akron
Larry Mathews                                                360 Ritch St                                         San Francisco
LaSalle Fund III                                             565 Marriott Drive, Suite 400                        Nashville
LaSalle Partners Asset Management LTD                        101 South Tryon St                                   Charlotte
   as Managing Agents for Granyette Inc.,
LBJ Brown Building, L.P.                                     114 West 7th Street, Suite 625                       Austin
LCI INTERNATIONAL MGMT SRVCS INC                             4650 LAKEHURST COURT                                 DUBLIN
Leader Hospitality                                           26328 Oso Pkwy                                       Mission Viejo
Leane Kooyman                                                3153 Padre Street                                    Berkeley
Leavenworth Health Services Corp                             1835 Franklin Street                                 Denver
LeBeau Emblem Co.,  Inc.                                     1500 East Gage Avenue                                Los Angeles
Lee McNabb                                                   700 Bradford Way                                     Union City
Leetsdale LLC                                                2121 S Oneida St, Suite 600                          Denver
Legacy 101 University LLC                                    101 University                                       Denver
Lenox Towers (Bld 3400)                                      Brannen/Goddard Mgt Co                               Atlanta
                                                             P.O. Box 101739
Lepaw Ltd                                                    2312 S. Leyden Street                                Englewood
Lepaw Ltd                                                    2312 S. Leyden Street                                Englewood
Les Paulick                                                  950 Isom Road                                        San Antonio
LeSea Broadcasting Inc                                       12999 E Jamison, Suite 100                           Englewood
LEVEL 3 COMMUNICATIONS LLC                                   7577 WEST 103RD AVENUE                               WESTMINSTER
Levey & Company                                              185 West Cedar St.                                   Akron
Levey & Company                                              185 West Cedar St.                                   Akron
Levey & Company                                              185 West Cedar St.                                   Akron
Levitt, Levitt and Lugash                                    10425 Bainbridge Ave                                 Simi Valley
Li Mei-Chen Chen                                             1823 East 17th Street, Suite #121                    Santa Ana
Liberty Square Partnership                                   4002 Maity Street, Suite 105                         Lakewood
Linda Adams                                                  c/o The Turnbull Company                             Solana Beach
                                                             531 Stevens Ave W
LINKNET, INC.                                                155 South 300 West, #206                             SALT LAKE CITY
Lino Properties                                              3240 W Henderson Road                                Columbus
Lockheed Martin IMS                                          1200 K Street NW 11th Floor                          WASHINGTON
Lockheed Martin IMS                                          1200 K Street NW 11th Floor                          WASHINGTON
Lockheed Martin IMS                                          1200 K Street NW 11th Floor                          WASHINGTON
Lockheed Martin IMS                                          1200 K Street NW 11th Floor                          WASHINGTON
Lockheed Martin IMS                                          1200 K Street NW 11th Floor                          WASHINGTON
Lori A. Halligan Manfroy                                     12327 Farr Ranch Road                                Mountain View
Los Angeles Police Revolver & Athletic Club                  1880 N. Academy Drive                                Los Angeles
Lottie Rose                                                  4 Commodore Dr #D                                    Oakland
Louart Corporation                                           1545 Sawtelle Blvd.                                  Los Angeles
LOUISVILLE GAS & ELECTRIC                                    LG&E Energy Corp                                     LOUISVILLE
                                                             220 West Main Street
LTG                                                          7649 N. Maint Street                                 Dayton
LTV Steel Company                                            1555 Harvard Road                                    Cleveland
LTV Steel Company                                            3341 Jennings Road                                   Cleveland
LTV Steel Company                                            315 Clark Avenue                                     Cleveland
LTV Steel Company                                            3175 Independence Blvd                               Cleveland
LTV Steel Company                                            3341 Jennings Road                                   Cleveland
LTV Steel Company                                            3421 Independence Blvd                               Cleveland
LTV Steel Company                                            3430 Old Campbell Road                               Cleveland
Luby's Inc.                                                  8511 Tesoro Dr.                                      San Antonio
Luby's Inc.                                                  8511 Tesoro Dr.                                      San Antonio
Lumberyard Retail Investments, LLC                           Madison Marquette Retail Services                    San Diego
                                                             220 West Main Street
Lumberyard Retail Investments, LLC                           Madison Marquette Retail Services                    San Diego
                                                             220 West Main Street
M & H Realty Partners II, LP                                 21321 Cold Springs Lane                              Diamond Bar
M.B. Management Company                                      1106 Broadway                                        Santa Monica
MAB Services, Inc.                                           2121 W. Temple Street                                Los Angeles
Macinkowski Family L.P.                                      526 Laurelwood Rd                                    Santa Clara
Mack Cali Realty LP                                          11 Commerce Dr                                       Cranford
Mack Cali Realty LP                                          11 Commerce Dr                                       Englewood
MacLaughlin & Company                                        1401 Shore Street                                    West Sacramento
Madonja Investments Limited Inc.                             901 Congress Park Dr.                                Dayton
Maguire/Thomas Partners-Library Square Ltd.                  633  West Fifth Street                               Los Angeles
Main St. Buildings Santa Anan, LLC                           1055 North Main Street, Suite 406                    Santa Ana
Malcolm P. Wardlaw                                           16601 Blanco Road, 100                               San Antonio
Malrite Communications Group, Inc.                           Attn:  Harry Wilkins                                 Parma
                                                             1717 E 12th St
Malrite Communications Group, Inc.                           1717 E 12th St                                       Parma
Management Recruiters                                        7272 Wurzbach Road, 1404                             San Antonio
Mancini Properties                                           876 S Milpitas Blvd                                  Sacramento
Mancini Properties                                           876 S Milpitas Blvd                                  Sacramento
Mandrake Properties Associates                               9250 E. Costilla Rd., Ste. 140                       Englewood
Mani Brothers, LLC                                           1401 Ocean Aenue                                     Santa Monica
Marathon Development Company Inc.                            4 Venture                                            Irvine
Marathon Development Company Inc.                            6 Venture                                            Irvine
Margarett H. Relles Trust, et al                             2400 J Street                                        Sacramento
Marie L. Hind                                                6650 Santa Monica Blvd.                              Los Angeles
Mariner Development Company                                  2900 Main Street, Ste#100                            Alameda
   c/o John Beery Organization
Mariner's Telecom Group, Inc.                                P. O. Box  1620                                      SAN PEDRO
Mariners' Telecommunications Group                           P. O. Box  1620                                      SAN PEDRO
Mark and Bill Bucher                                         18001 Irvine Blvd                                    Tustin
Mark IV Capital Inc                                          100 Bayview Circle, Suite 4500                       Irvine
Mark Rosenburg                                               2235 Park Towne Circle                               Sacramento
Marketing Advocates, Inc.                                    7273 S. Allison Way                                  LITTLETON
Market-Post Tower, Inc.                                      55 S. Market                                         San Jose
Marlin Investments                                           712 Arrow Grand Circle                               Covina
Marvin Felman                                                100 North Jefferson Street                           Dayton
Marvin Felman                                                100 North Jefferson Street                           Dayton
Mass Mutual Life Insurance Co.                               c/o Transwestern Property Co.                        Denver
                                                             1775 Sherman St #2075
Mass Mutual Life Insurance Co.                               c/o Transwestern Property Co.                        Denver
                                                             1775 Sherman St #2075
Massachusetts Mutual Life Insurance Co                       c/o Mid South Financial Attn:  Michelle Meyers       Nashville
                                                             3322 W End Ave
Max J. & Marjorie N. Breitenbach                             c/o Little & Sons Property Management                San Diego
                                                             2878 Camino Del Rio Ste 120
MAXIM GROUP                                                  P. O. Box  198572                                    ATLANTA
Maytag Corporation                                           245 N. Vineland Avenue                               City of Industry
McAllister Tower                                             100 McAllister St                                    San Francisco
McCarthy and Stenson                                         2100 Capitol Ave.                                    Sacramento
MCI Telecommunications Corporation                           1133 19th Street NW                                  North Royalton
MCI Telecommunications Corporation                           1133 19th Street NW                                  Melbourne
MCI Telecommunications Corporation                           2270 Lakeside Blvd                                   Austin
MCImetro Access Transmission Services                        C/O MCI Communications Corporation                   WASHINGTON
                                                             1133 Nineteenth Street NW
MCIMETRO ACCESS TRANSMISSION                                 7900 WESTPARK DRIVE                                  MCLEAN
   SERVICES, INC (MCI ME
MCIMETRO ACCESS TRANSMISSION SERVICES, INC.                  2270 LAKESIDE BOULEVARD                              RICHARDSON
MCIMETRO ACCESS TRANSMISSION SRVC                            2270 LAKESIDE BOULEVARD                              RICHARDSON
MCLEOD USA                                                   P. O. Box  3243                                      MILWAUKEE
MCLEOD USA TELECOMMUNICATIONS INC                            MCLEOD USA TECHNOLOGY PARK                           CEDAR RAPIDS
                                                             P.O. BOX 3177
                                                             6400 C STREET SW
MCLEODUSA TELECOMM. SVCS.                                    6400 C STREET SW                                     CEDAR RAPIDS
McNeil Real Estate Fund XXV, LP                              c/o McNeil Real Estate Management                    Long Beach
                                                             13760 Noel Road, Suite 600, LB70
McRoskey / Armacost Real Estate Operating Co, LLC            10101 Wilshire Boulevard                             Los Angeles
MEGSINET                                                     225 W. OHIO ST                                       CHICAGO
Meidinger Associates, LLC                                    462 S. 4th Avenue, Suite 1630                        Louisville
Meiser and Jacquet                                           3870 Murphy Canyon Rd, Suite 300                     San Diego
Melbourne International Communications LTD                   2571 NE Kirby Ave                                    Palm Bay
Melvin Olsen                                                 218 E Monument St                                    Colorado Springs
Memorial Health Services                                     c/o Unimed Essex Management                          Huntington Beach
                                                             3146 Redhill Ave
Meridian Associates West                                     8350 Easet Crescent Parkway, Suite 100
Meridian Associates West & Bradbury Family Part.             4601 DTC Blvd, Suite 1000
MERIDIAN METROPOLITAN DISTRICT                               12111 E BELFORD AVE                                  ENGLEWOOD
Meridian Metropolitan District                               8350 East Crescent Parkway, Suite 100                Englewood
Meridian Realty Service                                      147 S. Cherry Street, Suite 200                      Winston-Salem
METLIFE                                                      177 SOUTH COMMONS DRIVE                              AURORA
METROMEDIA FIBER NETWORK SERVICES, INC.                      360 HAMILTON AVENUE                                  WHITE PLAINS
METROPOLITAN GOV'T OF NASHVILLE                              PUBLIC SQUARE                                        NASHVILLE
                                                             204 METRO COURTHOUSE
Metropolitan Life                                            4741 Madison Avenue                                  Sacramento
MFS NETWORK TECHNOLOGIES INC                                 1200 LANDMARK CENTER                                 OMAHA
                                                             SUITE 1300
Miamisburg Commerce Park                                     2277 Maue Road                                       Miamisburg
MIBX                                                         31 North Second Street                               San Jose
Michael Daly et al                                           3790 Omec Circle                                     Rancho Cordova
Michael Thomas                                               8615 Elder Creek, Ste 200                            Sacramento
Mickey Gold                                                  200 West 10th Street                                 Charlotte
Micromuse Inc.                                               139 Townsend St, 5th Floor                           SAN FRANCISCO
Micromuse Inc.                                               139 Townsend St, 5th Floor                           SAN FRANCISCO
MICROSOFT CORPORATION                                        ONE MICROSOFT WAY                                    REDMOND
MICROSOFT CORPORATION                                        3214 W. MCGRAW STREET., SUITE 300                    SEATTLE
Microsoft Corporation                                        One Microsoft Way                                    Redmond
Microsoft Corporation                                        Attn: Winodws Deploy Tools.,                         Seattle
                                                             3214 W. McGraw St., Ste 300
Midwest Holding Corp. #14-Westshore Center                   TC Tennessee, Inc as Agent                           Memphis
                                                             P.O. Box 1000
                                                             Department #674
MILE HIGH ONLINE                                             1190 S. COLORADO BLVD.                               DENVER
Miller Graphics Inc.                                         4550 Little John St.,                                Baldwin Park
Miller-Valentine Partners                                    4000 Miller-Valentine Court                          Vandalia
Miller-Valentine Partners                                    4000 Miller-Valentine Court                          Miamisburg
Milliken Business Center                                     1119 S. Milliken Avenue, Suite E                     Ontario
Mindspring Enterprises, Inc.                                 1430 West Peachtree Street, Suite 400                ATLANTA
MIP Properties, Inc.                                         350 South Grand Avenue, 46th Floor                   Long Beach
Mitsubishi Motors Sales Corporation of America               17665 Castleton Street                               City of Industry
MNE General Partnership                                      2360 Harvard Street                                  Sacramento
Montgomery Management Company                                8642 Sunset Bouelvard                                Los Angeles
Moore                                                        8490 East Crescent Parkway, Suite 200                Greenwood Village
Morris Investments                                           P. O. Box  567WBB                                    Dayton
MOUNTAIN VIEW ELECTRIC                                       P. O. Box  1600                                      LIMON
Mr. Ashish Vibhakar                                          23639 Hawthorne Blvd., Suite 300                     Torrance
Mr. Bruce Beach and Mr. Donald Beach                         312 Wilshire Blvd.,                                  Santa Monica
Mr. Costas Fergagis                                          539 E. Villa Street, Suite 27                        Pasadena
Mr. David Vickter                                            1653 S. La Cienega Blvd                              Los Angeles
Mr. Eddie Talbot                                             950 Aviation Blvd.,                                  Hermosa Beach
Mr. Gary Wagner                                              1600 Strathern Street                                Van Nuys
Mr. James J. Fischer, Trust                                  c/o Friendship Village of Tempe                      San Marino
                                                             2645 East Southern Avenue, Unit 228
Mr. Keyhan Moghaddam                                         15101 Keswick Street                                 Van Nuys
Mr. Mike Nazarian                                            7122 Beverly Blvd.                                   Los Angeles
Mr. Robert Kramer                                            1229 Santa Monica Blvd.                              Santa Monica
Mr. Robert Leung                                             8632 E. Valley Blvd.                                 Rosemead
Mr. Seymour Rosenblum                                        5315 Laurel Canyon Blvd.,                            North Hollywood
Mr. Sheldon Plutsky                                          4540 W. Valerio Street                               Burbank
Mr. Stam Blaustein                                           3713 Highland Avenue                                 Manhattan Beach
Mr. Uri Mandelbaum                                           14857 Roscoe Blvd.                                   Los Angeles
Mr. Walter Huang                                             15237 Proctor Avenue                                 City of Industry
Ms. Marsha Cummins                                           6855 Vineland Avenue                                 North Hollywood
Munco Inc.                                                   401 E. Ocean Blvd., Suite 501                        Long Beach
Municipal Government                                         217 S. Wahsatch Avenue                               Colorado Springs
Murakai Coporation                                           1740 W. Artesia Blvd.,                               Gardena
Murray Seidner                                               1290 E. Center Court Dr., Ste.100                    Covina
Myers Baker & Associates                                     3480 Sunrise Blvd.,                                  Rancho Cordova
Myron Oats                                                   8615 Elder Creek Rd, #200                            Sacramento
N & L, LP                                                    400 S. Victory Blvd.                                 Burbank
National Jewish Medical & Research Center                    1400 Jackson St                                      Denver
NationsBank of North Carolina                                2100 Rexford Road                                    Charlotte
Nautilus-Pegasus Associates                                  950 17th Street                                      Denver
Navipath                                                     800 Federal Street                                   ANDOVER
NCS Trust                                                    9401 Williamsburg Plaza, Suite 103                   Louisville
Neo Park                                                     15491 Neo Parkway                                    Cleveland
NEO Park Limited                                             340 Alpha Park                                       Cleveland
Neodata Services Inc                                         833 W South Boulder Rd                               Boulder
Neodata Services Inc                                         833 W South Boulder Rd                               Louisville
Network Enhanced Telecom                                     119 W. Tyler, Suite 168                              LONG VIEW
NetZero, Inc.                                                2555 Townsgate Road                                  Westlake
NEUSTAR INC                                                  FIRST UNION BANK P.O. Box 74563                      BALTIMORE
NEUSTAR, INC.                                                200 South Wacker Drive, Suite 3000                   CHICAGO
NEUSTAR, INC.                                                1800 SUTTER STREET, SUITE 579                        CONCORD
NEW ENGLAND TELEPHONE & TELEGRAPH                            c/o Bell Atlantic Corporation                        NEW YORK
                                                             1095 Avenue of the Americas, 40th Floor
New Horizon Properties, LTD                                  12641 E. 166th Street                                Cerritos
NEW YORK TELEPHONE COMPANY                                   DBA: BELL ATLANTIC - NEW YORK.,                      ROCHESTER
                                                             C/O ACC NATIONAL TELECOM IND SRVCS.,
                                                             400 WEST AVE
Nexus Properties, Inc.                                       4350 La Jolla Village Drive, Suite #930              San Diego
Nexus Properties, Inc.                                       4350 La Jolla Village Drive, Suite #930              San Diego
Nexus Properties, Inc.                                       4350 La Jolla Village Drive, Suite #930              San Diego
NFC                                                          9400 Williamsburg Plaza                              Louisville
Niesner Family Trust                                         14655 Titus St                                       Panorama City
NIKONET/QWEST                                                4250 NORTH FAIRFAX DRIVE                             ARLINGTON
NORFOLK SOUTHERN CORP                                        P.O. BOX 277531                                      ATLANTA
NORFOLK SOUTHERN RAILWAY COMPANY                             600 W PEACHTREE STREET N.W                           ATLANTA
NORFOLK SOUTHERN RAILWAY COMPANY                             600 W PEACHTREE STREET N.W                           ATLANTA
Norge Partnership                                            2930 East 3rd Ave                                    Denver
NORTH AMERICAN TELEPHONE NETWORK                             4151 ASHFORD DUNWOODY RD.                            ATLANTA
NORTH AMERICAN TELEPHONE NETWORK                             4151 ASHFORD DUNWOODY RD                             ATLANTA
North Sacramento Land Company                                400 Slobe Ave.                                       Sacramento
Northmeadows Investments Inc.                                c/o QBS Realty & Management                          Appleton
                                                             14 Tri-Park Way, Bldg. 2
Northwestern Mutual Life Insurance Company                   1119 S Milliken Ave                                  Ontario
                                                             Suite B
Norton Plaza Associates                                      11911 San Vincente Blvd                              Brentwood
NORWEGIAN CRUISE LINE                                        7665 CORPORATE CENTER DR.                            MIAMI
NORWEGIAN CRUISE LINE                                        7665 CORPORATE CENTER DRIVE                          MIAMI
Norwood Tower, LP                                            c/o Norwood Tower Management Co.                     Austin
                                                             114 West 7th Street, Suite 625
NTS Properties III                                           10172 Linn Station Rd.                               Louisville
O Toole Properties                                           2210 O Toole Avenue                                  San Jose
O'Connor Development LLC                                     1600 38th Street                                     Louisville
                                                             Ste 203
OHIO EDISON COMPANY                                          76 SOUTH MAIN STREET                                 AKRON
OHIO EDISON COMPANY                                          76 SOUTH MAIN STREET                                 AKRON
OHIO EDISON COMPANY                                          76 SOUTH MAIN STREET                                 AKRON
Ohio Edison Tower LLC-066                                    c/o McKinley Commercial                              Ann Arbor
                                                             P.O. Box 3125
Ohio Restaurant Association                                  c/o Commercial One Property Services                 Columbus
                                                             1515 Bethel Road, Suite 201
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Irvine
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
Olen Commercial Realty Corp.                                 7 Corporate Plaza                                    Lake Forest
OLIGARCHY DITCH COMPANY                                      c/o Dan Grant, Sec/Treas,                            Longmont
                                                             First National Bank, P. O. Box 1826
Olympic Steel Inc.,                                          5096 Richmond Rd                                     Bedford Heights
Omni Business Park, LP                                       402 S Milliken Ave Ste A                             Ontario
Omnivest Park, LLP                                           1401 17th Street., Suite 320                         Denver
One American Center                                          Cooper Realty Investments                            Bella Vista
                                                             1801 Forest Hills Blvd.,
One Prestige Place Office Building Ltd.                      4000 Miller-Valentine Court                          Miamisburg
One Southgate Corporation                                    60 Tejon Street                                      Denver
One Summer Street                                            MSP One Summer Street, LLC                           Chicago
                                                             c/o Markley Stearns Partners
                                                             875 North Michigan Avenue, Suite 2615
One Wilshire Arcade Imperial LTD                             c/o Paramount Group, INC.                            Los Angeles
                                                             Dept. 53077
Organizational Synergies                                     10980 Wilshire Blvd., Los Angeles, CA
ORIX GF Denver Venture                                       100 N. Riverside Plaza                               Chicago
                                                             Suite 1400
Orley & Lenoia Weaver, Family Trust                          c/o Byco, Inc.                                       Costa Mesa
                                                             3300 W. Coast Highway
Ostendorf Morris c/o Colliers International                  1100 Superior Avenue                                 Cleveland
Ostendorf Morris Company                                     P.O. Box 2359                                        Clevelend
Ostendorf Morris, Co                                         c/o Colliers International                           Cleveland
                                                             P.O. Box 93107
Overton, Moore & Associates                                  1125 W. 190th Street                                 Compton
P & H, Ltd.                                                  P.O. Box 1759                                        Englewood
PAC BELL                                                     4420 ROSEWOOD DRIVE                                  PLEASANTON
                                                             BUILDING ONE, 4TH FLOOR
PACIFIC BELL                                                 P. O. Box  60347                                     SACRAMENTO
PACIFIC BELL MOBILE SERVICES                                 4420 ROSEWOOD DR BLDG                                PLEASANTON
                                                             24TH FLOOR
PACIFIC BELL SBC                                             722 N. BROADWAY                                      MILWAUKEE
                                                             11TH FLOOR
PACIFIC CARE OF COLORADO                                     6455 SOUTH YOSEMITE STREET                           ENGLEWOOD
Pacific Coast Properties (1)                                 700 Ygnacio Valley Rd.                               Sacramento
Pacific Coast Properties (2)                                 700 Ygnacio Valley Rd.                               Sacramento
PACIFIC GATEWAY EXCHANGE                                     533 AIRPORT BLVD                                     BURLINGAME
                                                             #505
Pacific Gulf Properties                                      1787 Tribute Road                                    Sacramento
                                                             Ste L
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
                                                             Ste J
Pacific Gulf Properties                                      2760 S Harbor Blvd                                   Santa Ana
Pacific Partners                                             9363 Wilshire Blvd.,                                 Beverly Hills
Pacific Plaza Associates                                     4299 MacArthur Blvd                                  Newport Beach
                                                             Suite 220
Pacific Real Properties                                      5837 Mission Gorge Road                              San Diego
Pacifica Hotel Company                                       c/o Best Western Sunrise                             Redondo Beach
                                                             400 N. Harbor Drive
Pacifica Investment Co.                                      18344 Oxnard St.                                     Van Nuys
Padick Partners                                              c/o Rita Wu                                          Alhambra
                                                             1200 Wilshire Boulevard, Suite 310
PAGING NETWORK, INC.                                         14911 QUORUM DRIVE                                   DALLAS
Palmer Center, Ltd.                                          Department 863                                       Denver
Palmer Center, Ltd.                                          Department 863                                       Denver
Palomar Enterprises, Inc.                                    825 N. Escondido Blvd                                San Diego
Paramount Partners, LLC                                      3550 Wilshire Boulevard                              Los Angeles
                                                             Suite 1620
Park Building                                                P.O. Box 106050                                      Pittsburgh
Park Central Building                                        412 W. 6th Street                                    Los Angeles
                                                             65 E. Harrison Street
Park Road Shopping Center, Inc.                              4012 Park Road                                       Charlotte
Parksdown Companies                                          P.O. Box 910454                                      San Diego
PARS SVSP II, LLC                                            7310 Miramar Road, Ste 625                           San Diego
                                                             Acct# MPINDUST-KIOSK2-ICGTELE
Pasa Alta Manor                                              1790 N. Fair Oaks Avenue                             Pasadena
Patrict Heights Inc.                                         5000 Fawn Meadow                                     San Antonio
Paul Dudum                                                   180 Hubbell St                                       San Francisco
Paul E. Iacono                                               2510 W. 237th Street                                 Pleasanton
                                                             Suite 100
Pearl East Partnership, LLP                                  4875 Pearl East Circle                               Boulder
PEOPLESOFT USA INC                                           CORPORATE LEGAL                                      LEASANTON
                                                             4305 HACIENDA DR
PERA                                                         1225 17th Street, Suite 2400                         Denver
                                                             c/o LaSalle Advisors Limited
                                                             Attn:  PERA Advisor
Perimeter Park Inc.                                          30 Perimeter Park Drive                              Atlanta
Phillip Calderon                                             1822 Hildsbrand Avenue                               San Antonio
Phillip Goodenough                                           4154 Wilson Ln                                       Concord
PHOENIX DEVELOPMENT CORPORATION                              1316 'N' Street                                      Lincoln
                                                             Suite 101
Phoenix Home Mutual Insurance Company                        1 American Row                                       Englewood
Piedmont Natural Gas Company Inc.                            1915 Rexford Road                                    Charlotte
Pieta and San Gal Trust                                      550 West C St Ste 1820                               Carlsbad
Pinnacle San Antonio, LLC                                    100 Taylor Street                                    San Antonio
                                                             Suite 101
Pio V. de Feo                                                c/o Enterprise Development Co.                       San Rafael
                                                             P.O. Box 1785
PIVOTAL SOFTWARE INC                                         224 W ESPLANNADE                                     NORTH VANCOUVER
                                                             SUITE 300
PJS of Texas, Inc.                                           1304 West Oltorf Street                              Austin
PLATTE RIVER POWER AUTHORITY                                 2000 E HORSETOOTH RD                                 FORT COLLINS
PLATTE RIVER POWER AUTHORITY                                 2000 E HORSETOOTH RD                                 FORT COLLINS
Plazamerica Inc.                                             c/o Ameplaza Inc.                                    San Diego
                                                             6046 Cornerstone Ct. West, Suite 130
Plazamerica Inc.                                             c/o Ameplaza Inc.                                    San Diego
                                                             6046 Cornerstone Ct. West, Suite 130
PNC Bank, N.A.                                               1084 Solutions Center                                Chicago
Point One Telecommunications, Inc.                           6801 N. Capitol of Texas Highway Suite 100A          AUSTIN
Potrero Hill Investors, Limited Partnership                  35 Mitchell Blvd                                     San Francisco
                                                             Ste 9
POUDRE VALLEY RURAL ELECTRIC ASSOCIATION, INC.               7649 REA PARKWAY                                     FORT COLLINS
                                                             P.O. BOX 272550
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land Limited Liability Company                         1960 Industrial Circle                               Longmont
Pratt Land LLC                                               P.O Box 1937                                         Longmont
Pratt Management, LLC                                        2101 Ken Pratt Blvd                                  Longmont
Precedent Health Center Realty LLC                           1650 Filmore Street                                  Denver
Precision Auto Care, Inc.                                    16801 Hawthorne Blvd.,                               Lawndale
Preferred Properties Fund 82                                 7801 East Orchard Road                               Englewood
PREMIER SEARCH                                               P. O. Box  1067                                      INDIAN HILLS
Prentiss Properties Aquisition Partners                      P.O. Box 730267                                      Dallas
Prentiss Properties LTD Inc                                  18881 Von Karman Ave                                 Irvine
Prentiss Properties Natomes, LP                              2485 Natomes Park Dr                                 Sacramento
Prestige Management Group                                    P. O. Box  429                                       Warrensville Hghts
Princeland Properties Inc.                                   P.O. Box 3938                                        Garden Grove
Princeton Business Park                                      3353 Bradshaw Rd.                                    Sacramento
Procomm                                                      1017 Central Parkway, 112                            San Antonio
Progressive Insurance                                        1110 Chapel Hills Drive                              Colorado Springs
Prominade Mall Development Corp.                             4150 Mission Blvd.,                                  San Diego
Property Colorado OBJLW                                      Property Colorado OBJLW                              Portland
                                                             P. O. Box  5037, Unit #78
Prospect Building G.P. c/o Steele Enterprises                2868 Prospect Park Drive, Suite 300                  Rancho Cordova
Provident Life & Accident Insurance Co                       1720 South Bellaire, Ste 904                         Glendale
PRUDENTIAL                                                   P. O. Box  2300                                      PASIPPANY
Prudential Insurance Company of America                      633 17th Street                                      Denver
Prudential Insurance Company of America                      90 S. Cascade Ave                                    Colorado Springs
Prudential Insurance Company of America                      633 17th Street                                      Denver
Prudential Insurance Company of America                      1050 17th Street                                     Denver
Prudential Insurance Company of America                      1050 17th Street                                     Denver
Prudential Insurance Company of America                      633 17th Street                                      Denver
Prudential Insurance Company of America                      633 17th Street                                      Denver
Prudential/Daniel Office Venture, LLC                        C/O Daniel Realty Corporation.,                      Birmingham
                                                             1200 Corporate Dr.,Ste 250
Prugnara Corporation                                         351 California St. Ste 100                           San Francisco
PS Business Parks, LP                                        17326 Edwards Road, Suite#115                        Monterey Park
PUBLIC SERVICE COMPANY OF CO                                 2701 W 7TH AVENUE                                    DENVER
PUBLIC UTILITIES COMMISSION OF OHIO                          C/O FERRIS & FERRIS                                  COLUMBUS
                                                             27533 W. DUBLIN-GRANVILLE ROAD
PUBLIC UTILITIES COMMISSION OF                               8 old suncook Road                                   Concord
 THE STATE OF NEW HAMPSHIRE
Quail 600 Ltd. Partnership                                   c/o Daniel Realty Services, LLC                      Birmingham
                                                             3595 Grandview Parkway
                                                             P.O. Box 43250
Quality Naturally Foods                                      18830 E. San Jose                                    City of Industry
Quinby Building LLC                                          609 S. Grand Ave., #200                              Los Angeles
Quintiles Pacific, Inc.                                      10201 Waterridge Circle                              San Diego
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         4250 N. FAIRFAX, SUITE 9W                            ARLINGTON
QWEST COMMUNICATIONS                                         P O BOX 35104                                        NEWARK
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    555 SEVENTEENTH STREET                               DENVER
QWEST COMMUNICATIONS CORP                                    4250 N FAIRFAX DRIVE                                 ARLINGTON
QWEST COMMUNICATIONS CORPORATION                             4250 NORTH FAIRFAX DRIVE                             ARLINGTON
QWEST COMMUNICATIONS CORPORATION                             4250 N. FAIRFAX DRIVE                                ARLINGTON
R&H Mission Gorge, Ltd.                                      c/o Colliers StepStone LLC                           San Diego
                                                             610 West Ash Street, Ste #1400
R.R. Robinson                                                2534 State Street                                    Carlsbad
R.S. Mills                                                   c/o CB Richard Ellis, Reichle Klein                  Toledo
                                                             P.O. Box 351150
RAL Group, LTD                                               2404 Wilshire                                        Los Angeles
Ramsey Realty Corp.                                          5407 Bandera Road, 113                               San Antonio
Randy Mael                                                   8520 Younger Creek Dr                                Sacramento
Randy Steinberg                                              8720 S. San Pedro                                    Los Angeles
RCB Trust Company                                            c/o RCB Trust Company                                Englewood
                                                             29 Federal Street
RDST, INC.                                                   8100 JETSTAR DR., SUITE 100                          IRVING
Realtec Associates                                           P.O. Box 7208                                        Colorado Springs
REDSTONE NETWORK SERVICES                                    PREMIERE HOUSE ELSTREE WAY                           BOREHAMWOOD
                                                                                                                     HERTFORDSHIRE
Reliable Wholesale Lumber, Inc.                              5505 Garden Grove Boulevard, Suite 150               Downey
                                                             c/o Interpacific Asset Management
Reliance Development Group                                   c/o Reliance Insurance Company, Inc.                 Los Angeles
                                                             11878 La Grange Avenue
Reliance Development Group                                   11878 La Grange Avenue                               Los Angeles
   c/o Reliance Insurance Company, Inc
Remo Pasouini                                                3439 S. Broadway, Suite 202                          Englewood
Republic Park Building 99, LLC                               c/o ACF Property Mgmt., Inc.                         Sherman Oaks
                                                             13440 Ventura Blvd, Ste 200
Res-Care, Inc.                                               10140 Linn Station                                   Louisville
Reserve Building Associates L.P.                             135 Wesern Reserve Building                          Cleveland
                                                             1468 W. 9th Street
RESONATE INC                                                 385 MOFFETT PARK DR, SUITE 205                       SUNNYVALE
Rezepka & Associates                                         c/o Owner's Management Co.                           Bedford Heights
                                                             25250 Rockside Road
RHSC LLC                                                     90 South Cascade Ave, Ste. 1130                      Colorado Springs
RHSC LLC                                                     90 South Cascade Ave, Ste. 1130                      Colorado Springs
Richard A. Lazarus & Family Trust                            12 Manzanita Ave.                                    S. San Francisco
Richard Bertolucci                                           1717 Stockton Blvd.                                  Sacramento
Richard Deal                                                 2557 Albatross Way                                   Sacramento
Richard Moore                                                1420 Fulton Avenue                                   Sacramento
Richard, Herbert R., Walter J. Brendlen                      242 Shaw Road                                        San Francisco
Rick Mower                                                   1314 H Street                                        Sacramento
Riger Investment Properties                                  16207 Ward Way                                       City of Industry
Ritchie Commercial                                           2730 Union Avenue                                    San Jose
Riverboat Delta King                                         1000 Front Street                                    Sacramento
Rob Miller                                                   1816 19th St                                         Sacramento
Robert Bell                                                  2718 Merchantile Drive                               Sacramento
ROBERT BELTON - BORN INFORMATION SERVICES                    445 E. Lake Street Suite 120                         Wayazata
Robert Colman Trust                                          610 Santa Monica Blvd.,                              Santa Monica
Robert Jones                                                 P.O. Box 950                                         Denver
Robert Robeson                                               101 Eaton Ct                                         Franklin
Robert Willard                                               1040 S 8th St Ste 101                                Colorado Springs
Rock Properties                                              c/o Opus Investments, Inc.                           Greenwood Village
                                                             7400 East Caley Avenue, Suite 100
Rockfield / Banyan Associates, LP                            15707 Rockfield Blvd, Suite 345                      Irvine
Rockside Investors LP                                        6200 Rockside Woods Blvd                             Independence
Roger Easley                                                 1177 Laurelwood Rd                                   San Jose
Roll Properties                                              13360 E Firestone Blvd                               Santa Fe Springs
Ron Bieber                                                   1401 El Camino Avenue                                Sacramento
Roque De La Fuente Alexander Revocable Trust #1              5440 Morehouse Dr, Ste 4000                          San Diego
Rose Canyon Business Park                                    4901 Morena Blvd                                     San Diego
Rose Realty                                                  P.O. Box 720                                         Sheridan
Rosenblum Associates                                         115 Great Oaks Blvd.                                 Albany
Roy A. Woodward                                              8781 Cuyamoca, Suite G                               Santee
Royal Century Inc.                                           320 West Badillo Street, Suite 102                   Covina
Royce Yost                                                   11103 San Pedro                                      San Antonio
Ruey F. Hodapp, Jr.                                          3490 S. Dixie Dr., Suite 114                         Dayton
Russell & Lavona Tinsley Living Trust                        5858 Hollywood Blvd.                                 Hollywood
S. Naimi                                                     3200 Santa Monica Blvd.,                             Santa Monica
S.B. Jax Ltd.                                                c/o Songy Partners Realty, Ltd.                      Jacksonville
                                                             200 W. Forsyth Street, Suite 800
S.X. Callahan Inc.                                           824 Laredo Street                                    San Antonio
Safari Business Center                                       c/o Zebra Properties                                 Ontario
                                                             2020 Lynx Trail
Saint Lukes Medical Ctr                                      1719 East 19th Street                                Denver
Samuel K. Wong                                               137 S. 7th Avenue                                    City of Industry
San Diego 225 RPFIII Limited Liability Co.                   225 Broadway                                         San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
San Diego Community College District                         3375 Camino Del Rio South                            San Diego
SAN DIEGO GAS & ELECTRIC CO                                  101 ASH STREET                                       SAN DIEGO
San Diego Mayflower                                          9320 Miramar Road                                    San Marcos
San Diego Mayflower                                          9320 Miramar Road                                    San Diego
San Diego Mayflower                                          9320 Miramar Road                                    El Cajon
San Diego Mayflower                                          9320 Miramar Road                                    San Diego
San Diego Mayflower                                          9320 Miramar Road                                    San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Diego Tech Center LLC                                    9605 Scranton Rd #102                                San Diego
San Franando Cathedral                                       115 Main Plaza                                       San Antonio
San Gabriel Valley Medical Center                            438 W. Las Tunas Dr.                                 San Gabriel
San Marcos Pavilion/Las Campanillas Villa                    703 Palomar Airport Rd., Suite 250                   San Marcos
Sanderson J. Ray Carnagie Centre Associates                  2699 White Rd, Ste 150                               Irvine
Sanderson J. Ray Carnagie Centre Associates                  2699 White Rd, Ste 150                               Irvine
Sang C Lee & Soon Lee                                        155 Polo Pony Drive                                  Colorado Springs
Sara H. Bissell and Alice Harney                             6337 Morrison Blvd                                   Charlotte
Sarah H. Bissell                                             6230 Fairview Road                                   Charlotte
Sarah H. Bissell                                             6302 Fairview Road                                   Charlotte
SBHI, Inc                                                    580 N 4th St                                         Columbus
SCC COMMUNICATIONS                                           6285 LOOKOUT ROAD                                    BOULDER
Scenic Loan Acquisition Partnership                          c/o Investment Properties Group                      Costa Mesa
                                                             16672 Millikan Avenue
SCHWAB RETIREMENT PLAN SERVICES                              320 SPRINGSIDE DRIVE, SUITE 350                      AKRON
SCI                                                          8200 Old Brownsville Road                            Corpus Christi
Scott Jones                                                  14526 Jones Maltsberger, #210                        San Antonio
Scurfield Co.                                                1012 2nd Street                                      Sacramento
Service Corporation International                            3422 Holly Road                                      Corpus Christi
SHARED COMMUNICATIONS SERVICES, INC                          3723 FAIRVIEW INDUSTRIAL DRIVE SE                    SALEM
Sharland Investment                                          3820 Auburn Blvd.                                    Sacramento
Shaw Business Center                                         1630 Union Street                                    S. San Francisco
Sheldon Appel Company                                        2148A Federal Lane                                   Santa Monica
Sheldon Gans                                                 242 E Gish Rd                                        San Jose
Shepards                                                     555 Middlecreek Parkway                              Colorado Springs
Sheraton San Diego                                           1380 Harbor Island Drive                             San Diego
Sherrilyn I. Coakes                                          26465 N. Paso Trail                                  Aurora
Shoal Creek No.1, LLC                                        16901 N. Dallas Parkway, #424                        Dallas
Sierra Curtis Neighborhood Association                       2791 24th Street                                     Sacramento
Signature Services                                           11344 Coloma Rd                                      Gold River
Signature Yosemite Limited Liability                         5675 DTC Blvd, Suite 120                             Englewood
Sinco Investments                                            3130 Bradshaw Rd.                                    Sacramento
SJ Archulete                                                 3330 C. One Half Rd                                  Englewood
Square Six Partnership, Ltd
Slesnick Realty Co. Ltd                                      700 3rd Street S.E                                   Canton
Slesnick Realty Co. Ltd.                                     700 3rd Street SE                                    Canton
SlipNet, Incorporated                                        25 Stillman St                                       San Francisco
Smyth Asset Management Company                               2402 Michelson Drive, Suite 270                      Irvine
Society National Bank                                        1150 West Third Street                               Cleveland
Soeder Limited                                               c/o Induflex Properties                              Cleveland
                                                             33230 Lakeland Blvd.
Softlanding Systems Inc                                      84 Elm Street                                        Peterborough
Solana Beach Towne Centers Investments, LP                   c/o American Assets, Inc.                            Solana Beach
                                                             11455 El Camino Real, Suite# 200
SOSINC                                                       4297 SERGEANT RD                                     SOUIX CITY
SOUTH DAKOTA NETWORK                                         2900 W. 10TH ST.                                     SIOUX FALLS
South Grammar Office Complex                                 34 Connecticut Boulevard                             East Hartford
SOUTHEAST COLORADO POWER ASSOCIATION                         901 WEST 3RD STREET                                  LA JUNTA
SOUTHERN CALIFORNIA EDISON CO                                2244 WALNUT GROVE AVE, P. O. Box  800                ROSEMEAD
SOUTHERN CALIFORNIA EDISON CO                                2244 WALNUT GROVE AVE, P. O. Box  800                ROSEMEAD
SOUTHERN CALIFORNIA EDISON CO                                2244 WALNUT GROVE AVE, P. O. Box  800                ROSEMEAD
SOUTHERN DEVELOPMENT &                                       64 PERIMETER CENTER EAST                             ATLANTA
Southern National Center LTD Partnership                     200 S. College Street                                Charlotte
SOUTHERN TELECOM 1 INC                                       270 PEACHTREE STREET 15TH FL                         ATLANTA
SOUTHWESTERN BELL                                            ONE BELL PLAZA, ROOM 280                             DALLAS
SOUTHWESTERN BELL TELEPHONE                                  208 S AKARD, ROOM 2802                               DALLAS
SOUTHWESTERN BELL TELEPHONE CO                               1010 PINE STREET                                     ST LOUIS
SOUTHWESTERN BELL TELEPHONE COMPANY                          6500 WEST LOOP SOUTH, ZONE 5-3                       BELLAIRE
SOUTHWESTERN BELL TELEPHONE COMPANY                          ONE BELL PLAZA                                       DALLAS
SOUTHWESTERN BELL TELEPHONE COMPANY (SWBT)                   ONE BELL PLAZA                                       DALLAS
Spieker Properties LP                                        2200 Powell Street                                   Fremont
Spieker Properties LP                                        655 Montgomery Street, #1400                         Huntington Beach
Spieker Properties LP                                        655 Montgomery Street, 1400                          Sacramento
SPRINT                                                       1200 MAIN ST., 10TH FLOOR                            KANSAS CITY
Sprint Communications Company LP                             8140 Ward Parkway                                    KANSAS CITY
Sprint Spectrum LP                                           4700 South Syracuse, Ste 600                         Denver
ST PAUL FIRE AND MARINE INSURANCE COMPANY                    385 WASHINGTON ST.                                   ST. PAUL
St. Paul Properties Inc                                      385 Washington Street                                Englewood
ST. PAULS GREEK ORTHODOX CHURCH                              14 W. Anderson Street                                Savannah
Standard Register                                            600 Albany Street                                    Dayton
Stanley & Ruth Crowe                                         4162 Weisenberger Rd                                 Lebanon
Stanton Partners                                             1640 Gilbreth Road                                   Burlingame
STAR TELECOM INC                                             1145 HIGHBROOK ST, SUITE 411                         AKRON
STARNET                                                      579 FIRST BANK DR, SUITE 100                         PALATINE
STAR-TEL (STARTEL, STAR TEL)                                 1200 BRIARCREST DRIVE, SUITE 1000                    BRYAN
Starwood SVP II, LLC                                         c/o Trammell Crow Company                            Torrance
                                                             21515 Hawthorne Blvd, Ste 805
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
State  of Colorado                                           Attn: Dept of Personnel,                             Lakewood
                                                             General Support Services., 690 Kipling
STATE COMMUNICATIONS                                         200 N. MAIN STREET, SUITE 303                        GREENVILLE
STATE OF ALABAMA/GTE SOUTH, INC                              PO BOX 997                                           Montgomery
State of California Public Employees Retirement Sy           400 P Street, Room 3310                              Englewood
STATE OF COLORADO                                            690 KIPLING STREET                                   LAKEWOOD
STATE OF COLORADO DEPT OF TRANSPORTATION                     4201 E ARKANSAS                                      DENVER
STATE OF GEORGIA                                             2 CAPITOL SQ                                         ATLANTA
STATE OF NORTH CAROLINA                                      P. O. Box  25000                                     RALEIGH
STATE OF NORTH CAROLINA                                      COUNTY OF MECKLENBURG                                NORTH WILKESBORO
                                                             NORTH CAROLINA STATE OF
                                                             DEPT OF TRANSPORTATION
                                                             DIVISION OF HIGHWAYS
State Teachers Retirement System                             11755 wilshire Blvd                                  Los Angeles
STD, Ltd                                                     2901 Saco St                                         Vernon
Stephen Brandenburger                                        11290 Trade Center Drive                             Rancho Cordova
Stephen J. Whicahard                                         225 Broadway, Ste 1700                               San Diego
                                                             c/o Sentre Partners
                                                             Attn:  Audrey Asaro
STERLING TELECOMMUNICATIONS                                  215 SOUTH LA CIENEGA BLVD, SUITE 205                 BEVERLY HILLS
Steve Bayes                                                  6127 Fair Oaks  Blvd                                 Sacramento
Steven C. Hallman Press                                      13624 Floyd Circle                                   Richardson
Strawberry Holding, Inc.                                     2350 17th Avenue, Suite 205                          Englewood
Stuart Gruendl                                               2067 Mountain Blvd                                   Oakland
Summit Office Park                                           Summit Three, Acct# 63ICG01                          Cleveland
                                                             P.O. Box 72393
Summit Office Park                                           Summit One P.O. Box72391                             Cleveland
Sunbelt-Varna, LTD                                           7633 Varna Avenue                                    North Hollywood
SUPERIOR                                                     24012 CALLE DE LA PLATA                              LAGUNA HILLS
                                                             SUITE 470
Surrendra & Savita Gorel                                     2740 Telegraph Avenue                                Berkeley
Sutton Properties                                            2174 Harris Avenue, Suite 5                          Palm Bay
Suzanne Kilmer                                               3835 J Street                                        Sacramento
Swedish Hospital                                             701 E. Hampden Avenue                                Englewood
Swedish Medical Center                                       6169 S. Balsam Way                                   Littleton
T Allan & J Henry et al                                      439 Eccles Avenue                                    S. San Francisco
T.P. Corporation                                             6189 Mayfield Rd, Ste 202                            Mayfield Heights
T.P. Corporation                                             6189 Mayfield Rd, Ste 202                            Mayfield Heights
Taber Consultants                                            c/o Al Taber                                         West Sacramento
                                                             3911 W. Capitol Avenue
Tabor Center Associates, L.P.                                1200 17th Street, Suite 1130                         Denver
TCAST COMMUNICATIONS, INC (T CAST)                           624 SOUTH GRAND AVENUE, #2900                        LOS ANGELES
Tegra Telephone Systems, LLC                                 200 West 10th Street                                 Charlotte
TEKSYSTEMS                                                   7301 PARKWAY DRIVE                                   HANOVER
TEKSYSTEMS, INC                                              7301 PARKWAY DRIVE                                   HANOVER
TELECOM AFFILIATES INC                                       2601 SOUTH LEMAY, SUITE 36                           FORT COLLINS
Telehub, Inc.                                                65 Manor Road                                        Kentfield
TELEPACIFIC CORPORATION                                      515 S FLOWER ST, #4900                               LOS ANGELES
TELEPACIFIC CORPORATION                                      800 W. 6TH STREET                                    LOS ANGELES
Teresa Sharp                                                 7217 Bandera Road, Building B                        San Antonio
Terry R O'Neill                                              23221 S. Pointe Drive, Suite 103                     Laguna Hills
Th Harris Group Partners                                     330 South Tryon                                      Charlotte
The Beerman Realty Company                                   11 West Monument Building                            Dayton
The Brentwood at Kiowa, HOA                                  11500 San Vicente Blvd.                              Los Angeles
The Briargate Joint Venture                                  7710 North Union Blvd                                Colorado Springs
The Burnham Insitute                                         10901 N. Torrey Pines Road., Suite 500               La Jolla
The Clorox Company                                           1221 Broadway                                        Oakland
The Equitable Life Assurance Society of the US               COMPASS M&L - Denver                                 Chicago
                                                             21201 Network Place
The First National Bank of Boston                            99 west Street                                       Englewood
THE FOXWORTHY PARTNERSHIP                                    1601 Jackson Street, Suite 200                       Fort Myers
The French Company                                           2500 Michelson Drive, Ste 250                        Irvine
The Galbreath Company                                        33 West First Street                                 Dayton
The Galbreath Company                                        40 West Fourth Street                                Dayton
The Goathill Group, LLC                                      5670 Greenwood Plaza Blvd                            Colorado Springs
The Lafayette Partnership                                    523 S. Louisiana Street, Suite 100                   Little Rock
The Lebovic Family Trust                                     7021 Radford Ave                                     North Hollywood
The Realty Assoc Fund IV/Tri Freeway Business Park           P. O. Box  51921, Unit X                             Anaheim
The Secretary of the Army                                    Omaha District, Corps of Engineers                   Omaha
                                                             ATTN: CENWO-RE-MM
                                                             215 N 17th Street
THE SUPREME COURT LTD                                        c/o Ivan Bruner                                      Madison
                                                             5555 Odana Road, Suite 115
The University of Denver                                     2301 South University Boulevard                      DENVER
THE ZELLERBACH FAMILY FUND                                   C/O  B.E. PROPERTIES                                 San Francisco
                                                             120 MONTGOMERY STREET, SUITE 2000
Thomas A. Hollfelder                                         760 Arrow Grand Circle                               Covina
Thomas Gabele                                                6125 El Pomar Drive                                  Carson
Thomas H. Oneal Revocable Trust                              19039 E. Plaza Drive                                 Parker
Three Cloverleaf Parkway                                     5525 Cloverleaf Parkway                              Valley View
Thruway Court LLC                                            c/o HKS Realty Associates                            Liverpool
                                                             290 Elwood Davis Road, #306
Thunderstone-Expansion Programs International Inc.           11115 Edgewater Drive                                Cleveland
Tiernan Communications                                       11025 Roselle St                                     San Diego
TIME WARNER ENTERTAINMENT LP                                 1655 BRITTAIN ROAD                                   AKRON
C/O TIME WARNER CABLE NORTHEAST OHIO
TIME WARNER ENTERTAINMENT LP                                 316 E. Morehead Street                               CHARLOTTE
C/O TIME WARNER CABLEVISION OF CHARLOTTE
TIME WARNER ENTERTAINMENT LP                                 316 E. Morehead Street                               CHARLOTTE
C/O TIME WARNER CABLEVISION OF CHARLOTTE
TIME WARNER ENTERTAINMENT LP                                 316 E. Morehead Street                               CHARLOTTE
C/O TIME WARNER CABLEVISION OF CHARLOTTE
TIME WARNER TELECOM                                          10475 PARK MEADOWS DRIVE                             LITTLETON
TIME WARNER TELECOM                                          4001 Main Street                                     Vancouver
Todd Smith                                                   6920 Miramar Road                                    San Diego
Toebben, LTD.                                                541 Buttermilk Pike, Suite 104                       Florence
Tokai Financial Services, Inc.                               Reference # 24162043                                 San Diego
                                                             P.O. Box 105819
Tom and Barbara Schmidt                                      2828 Q Street                                        Sacramento
Tom Cheng                                                    2149 Old Oakland Rd                                  San Jose
Tom Cook                                                     2020 Hurley Way                                      Sacramento
Tom Keberlein Construction, LLC                              2990 29th Street, Unit 7                             Greeley
Tower Corporation                                            1405 Curtis Street                                   Denver
Town & Country Foods                                         3115 E. Mulberry                                     Fort Collins
Toyo Real Estate Company USA, Inc.                           600 Wilshire Blvd.                                   Los Angeles
Toyo Real Estate Company USA, Inc.                           600 Wilshire Blvd.                                   Los Angeles
TRANSAMERICA                                                 1150 SOUTH OLIVE STREET                              LOS ANGELES
TRANSTEL COMMUNICATIONS, INC.                                324 SOUTH STATE, SUITE 308                           SALT LAKE CITY
   D/B/A NATIONAL NETWO
TRAVERS REALTY CORP.                                         550 SOUTH HOPE STREET, 26TH FLOOR                    LOS ANGELES
Tres Limited c/o Total Management                            1201 16th Avenue South                               Nashville
Triad Property Management                                    123 S. Alvarado Street                               Los Angeles
Triangle Real Estate Services, Inc.                          P.O. Box 30917                                       Worthington
Trident Center Partners                                      11355 W. Olympic Blvd.,                              Los Angeles
Trinet Realty Investors V, Inc.                              c/o iStar Financial, Inc.,                           Irving
                                                             6565 N. MacArthur Blvd., Suite 410
Tri-State Improvement Co                                     105 East 4th Street                                  Cincinnati
   c/o Compass Management & Leasing

TT Consulting                                                15398 S.W. 153rd Street                              Miami
Two American Center                                          Cooper Realty Investments                            Bella Vista
                                                             1801 Forest Hills Blvd.
Two First Unio Centre                                        301 South Tryon Street, Suite 1910                   Charlotte
Two North Twentieth, L.P.                                    2 North 20th Steert                                  Birmingham
Ultima Holdings LLC                                          55 Marietta Street, N.W., Suite 1555                 Atlanta
UniFirst Holdings L.P. dba UniFirst                          3047 E. Commerce St.,                                San Antonio
UNION PACIFIC                                                37847 SHINN STREET                                   FREMONT
UNION PACIFIC RAILROAD COMPANY                               1800 FARNAM ST.                                      OMAHA
UNION PACIFIC RAILROAD COMPANY                               37847 SHINN STREET                                   FREMONT
United Building Associates                                   707 S. Broadway, Suite 411                           Los Angeles
United Office Inc.                                           217 E. Stone Avenue, Suite 10                        Greenville
UNITED PARCEL SERVICE                                        P.O. BOX 505820                                      THE LAKES
UNITED PERSONNEL                                             7720 E. BELLEVIEW, SUITE B-103                       ENGLEWOOD
United States Realty & Investment Co                         c/o Murphree Properties, Inc.                        Corpus Christi
                                                             P.O. Box 653
United Way                                                   8912 Volunteer Ln Ste 200                            Sacramento
University National Bank Center J V                          2696 South Colorado Blvd                             Denver
University of Texas System                                   201 West 7th Street, Room 430                        Austin
University Town Center Associates LP                         c/o TrizecHahn Offices Properties Inc.               Chicago
                                                             233 S. Wacker Rd., Ste 3330
US ARMY., Omaha District, Corps of Engineers                 Attn: CENWO-RE-MM., 215 N. 17th Street               Omaha
US WEST COMMUNICATIONS                                       1801 CALIFORNIA ST., RM 2330                         DENVER
US WEST COMMUNICATIONS                                       800 MAIN STREET                                      GRAND JUNCTION
US WEST COMMUNICATIONS INC                                   1801 CALIFORNIA, ROOM 2410                           DENVER
Utah State Retirement Fund                                   Sierra Properties, Inc.                              Colorado Springs
                                                             102 South Tejon, Suite 104
Valley Business Park                                         1516 N Fairfax Ave                                   Fountain Valley
Valley Community Health Center                               157 Main St                                          Pleasanton
Valley Presbyterian Hospital                                 c/o Transcon Property Services Partners              Van Nuys
                                                             15211 Vanowen Avenue
Valley Village                                               20830 Sherman Way                                    Canoga Park
ValleyLab, Inc.                                              5920 Longbow Drive                                   Boulder
VANION, INC.                                                 2 NORTH CASADE, SUITE 900                            COLORADO SPRINGS
VANKAMPEN INVESTMENTS, INC.                                  ONE PARKVIEW PLAZA                                   OAKBROOK TERRACE
Vault/Land Limited Co.                                       2115 Wales Avenue N.W.                               North Canton
VENTURE REALTY                                               101 North West 75th Street, Suite 1                  Gainesville
VERIO TEXAS                                                  2499 SOUTH CAPITAL OF TEXAS HIGHWAY                  AUSTIN
VERIZON
Vernon C. Genn                                               950 Parker Street                                    Berkeley
Versacom, Inc                                                801 W Mineral Ave                                    Littleton
VIATEL, INC                                                  800 3RD AVENUE                                       NEW YORK
Victor Dallari, Jr.                                          11363 Folsom Blvd.                                   Rancho Cordova
VILLAGE OF VALLEY VIEW                                       6848 HATHAWAY ROAD                                   VALLEY VIEW
VILLAGE OF VALLEY VIEW                                       6848 HATHAWAY ROAD                                   VALLEY VIEW
Vincent Maita                                                2500 Auburn Blvd                                     Sacramento
Vincent Vanni                                                c/o Harrison Vanderslice, Drawer 610                 Cocoa
Vine Properties                                              3255 Wilshire Blvd.                                  Los Angeles
Violette Florika                                             8666 Commerce Avenue                                 San Diego
VISTA VOICE AND DATA                                         P.O. BOX 25459                                       PHOENIX
Vitesse Semiconductor, Inc.                                  741 Calle Plano                                      Colorado Springs
VNET                                                         325 East 9th Street                                  Charlotte
VOICE VISION INTERNATIONAL                                   444 S. Flower Street Suite 4188                      Los Angeles
WALLER CREEK COMMUNICATIONS                                  1801 N. LAMAR BOULEVARD, SUITE M                     AUSTIN
WALLER CREEK COMMUNICATIONS                                  1801 N. LAMAR BOULEVARD, SUITE M                     AUSTIN
Wang Partnership                                             5325 Pacific Coast Highway                           Long Beach
Ward, Asel, Sunthimer & Co. P.C.                             5495 Belt Line Road, #170                            Dallas
Warner Redhill Association, LTD                              c/o Insignia/ESG                                     Tustin
                                                             15941 Redhill Avenue
Watt Management Co.                                          1000 East Garvey Avenue South                        West Covina
Waxie Enterprises, Inc.                                      9353 Waxie Way                                       San Diego
WCB Five Limited Partnership                                 c/o PM Realty Company LP                             San Diego
                                                             9450 Scranton Road, Ste 105
WCB Five Limited Partnership                                 c/o PM Realty Company LP                             San Diego
                                                             9450 Scranton Rd, Ste 105
Webster Street Partners LTD                                  2101 Webster Street                                  Oakland
WECS Corporation                                             1736 E. Sunshine, Suite 304                          Springfield
Weigand-Omega Management, Inc                                333 S. Broadway, Suite 105                           Wichita
West Capital Partners                                        825 Harbor Blvd                                      West Sacramento
WEST COAST PORTABILITY SERVICES, LLC                         AND NEUSTAR,
                                                             HTTP://WWW.NUMBERPOOL.COM
West Court Square                                            Triad Properties Corp                                Huntsville
                                                             200 Westside Square, Suite 53
West First Plaza, LLC                                        c/o Stratford Business Corp                          Dayton
                                                             130 W. 2nd Street, Suite 628
West Investment Properties                                   1000 E. Garvey Avenue South                          West Covina
West Jefferson Place                                         c/o The Gibson Co.                                   Lexington
                                                             340 S. Broadway, Suite 102
West Point Development Co                                    910 54th Avenue                                      Greeley
Western Farm Credit Bank                                     3636 American River Dr                               Sacramento
Western Union ATS, Inc.                                      2400 N. Glenville Drive                              Richardson
Western Union, ATS, Inc                                      2400 N. Glenville Drive                              Richardson
Westport, LTD                                                333 West Hampden Avenue, Suite 800                   Englewood
Westside Residence Hall, Inc                                 733 South Hindry Avenue                              Inglewood
W-F Associates, LTD Partnership                              101 North Tryon Street                               Charlotte
Whittington Realty Partners                                  10300 Linn Station                                   Louisville
WHML-S Real Estate Limited Partnership                       c/o Grubb & Ellis Management Services, Inc.          Birmingham
                                                             2001 Park Place North, Suite 910
WHML-S Real Estate Limited Partnership                       c/o Grubb & Ellis Management Services                Birmingham
                                                             2001 Park Place North, Suite 910
WHPX-S Real Estate Limited Partnership                       P.O. Box 2910                                        San Diego
Willard & Company                                            4000 Dahlia St                                       Denver
Willard Computers                                            276 West Bangle Road                                 Cleveland
William C. Godley                                            415-D Minuet Lane                                    Charlotte
William or Sharon Reininger                                  10934 Lin-Vale Drive                                 St. Louis
Willow Trace II Associates LP                                830 Fesslers Parkway, Suite 100                      Nashville
Wilshire Center Inc                                          3255 Wilshire Blvd                                   Los Angeles
Wilson Plaza Associates LP                                   606 N. Carancahua, Suite 900                         Corpus Christi
Wilson Plaza Associates, LP                                  606 N. Carancahua Street                             Corpus Christi
Wilson Plaza Associates, LP                                  606 N. Carancahua Street                             Corpus Christi
Wireless Acquisition Corporation / Vyvx, Inc.                111 East 1st Street                                  Tulsa
WJS, Inc.                                                    5031 Birch Street, Suite D                           San Diego
WJS, Inc.                                                    5031 Birch Street, Suite D                           San Diego
WJS, Inc.                                                    5031 Birch Street, Suite D                           San Diego
WKB Value Partners, LP-Eaton Center                          c/o CB Richard Ellis                                 Cleveland
                                                             1111 Superior Ave., Suite 1105
Wohl/Valley Plaza                                            2402 Michelson Drive, Suite #170                     Fountain Valley
Woodmen Office Campus 3 JV, LLC                              400 S Colorado Blvd, Ste 210                         Colorado Springs
Woodmen Office Campus 4 JV LLC                               7350 Campus Drive                                    Colorado Springs
WORLD TOUCH                                                  1144 NORTH PLANN ROAD, SUITE 1400                    RICHARDSON
   COMMUNICATIONS, INC (WORLDTOUCH)
Writer Corporation                                           27 Inverness Drive East                              Englewood
WW & LJ Gateways Ltd                                         11111 Santa Monica Boulevard, Ste 100                San Diego
WW & LJ Gateways Ltd                                         11111 Santa Monica Boulevard, Ste 100                San Diego
Yehuda Lavee, Gideon Goldman and Yehuda Handel               16161 Roscoe Blvd                                    Sepulveda
Yellow Transportation LLC                                    7500 E 41st St                                       Denver
Young Life Inc                                               420 North Cascade Ave                                Colorado Springs
Zellerbach Family Fund                                       c/o B.E. Properties                                  San Francisco
                                                             120 Montgomery, Ste 2000
Ziff Properties Inc                                          P.O. Box 751554                                      Charlotte
ZNET, INC.                                                   777 SOUTH HIGHWAY 101, SUITE 204                     SAN DIEGO
Zufu Properties Company, LTD                                 c/o Total Properties Management Company              Los Angeles
                                                             3530 Wishire Blvd
Zufu Properties Company, LTD                                 c/o Total Properties Management Company              Los Angeles
                                                             3530 Wishire Blvd
Zufu Properties Company, LTD                                 c/o Total Properties Management Company              Los Angeles
                                                             3530 Wishire Blvd
Zufu Properties Company, LTD                                 c/o Total Properties Management Company              Los Angeles
                                                             3530 Wishire Blvd
Zufu Properties Company, LTD                                 c/o Total Properties Management Company              Los Angeles
                                                             3530 Wishire Blvd


888 Craycroft Properties                                     7070 N. Oracle Rd., Suite 208                        Tucson
Beacon Investment Corporation                                1900 Rexford Road                                    Charlotte
Bijou Limited Liability Company c/o Fieldhill Properties     P. O. Box 158                                        Chaska
City of Reno                                                 Attn:  Brent Boyer, P. O. Box 1900                   Reno
Downtown Properties                                          33 N Third Street, Ste 500                           Columbus
Highwoods Forsyth, LP                                        4944 Parkway Place, Suite 250                        Charlotte
Koger Equity, Inc.                                           444 Executive Center Blvd., #120                     El Paso
Northern Colorado Water  Conservancy District                1250 North Wilson                                    Loveland
Rockside Investors Limited Partnership                       6200 Rockside Woods Boulevard                        Independence
   and Spectrum Investors Ltd.
SimRock 2 - 180 Grand LLC                                    P. O. Box 39000                                      San Francisco
TrizecHahn Regional Pooling LLC                              c/o TrizecHahn Office Properties, Inc.,              Atlanta
                                                             5909 Peachtree Dunwoody Rd., N.E.,
                                                             Suite 700

Public Employees Retriement Assn. Of Colorado                Jones Lang LaSalle Management Services, Inc.         Chicago
                                                             P. O. Box 95737

ICG COMMUNICATIONS, INC.
LISTING OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE ASSUMED

-------------------------------------------------------------------------------  -------------------------------------------------
                                                           Non-Debtor Party to Lease/Contract
----------------------------------------------------------------------------------------------------------------------------------
Name                                                         State    Zip                              Description
----------------------------------------------------------------------------------------------------------------------------------
10 Parkway Plaza Associates                                   NC     28202       Right of Entry (Roe) @ 1001 W. T. Harri
1000 Atlantic Avenue/Aegis Corporate Services                 CA     94607       Type 3 Equipment @ 1000 Atlantic Ave., Alameda, CA
1001 Euclid Associates Company, Ltd                           OH     44115       Right of Entry (Roe) @ 1001 Euclid Ave
1001 Euclid Associates Company, Ltd                           OH     44115       Right of Entry (Roe) @ 1015 Euclid Ave
1052 West Peachtree, LLC                                      GA     30309       Right of Entry (Roe) @ 1055 Spring Street
111 Dayton Association LTD                                    OH     45402       Right of Entry (Roe) @ 111 West First Street
11601 Wilshire Associates                                     CA     90025       Right of Entry (Roe) @ 11601 Wilshire Blvd
12039 W. Alameda Parkway                                      CO     80112       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 12039 W. Alameda, Lakewood, CO
129 W. Trade Street, L.L.C.                                   NC     28202       Right of Entry (Roe) @ 129 W. Trade St
130 West Second Ltd.                                          OH     45402       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 130 W. 2nd, Dayton, OH
1331 17th Inc                                                 OH                 Right of Entry (Roe) @ 1331 17th St
1340 Old Bayshore Associates                                  CA     91010       Right of Entry (Roe) @ 1338 Bayshore Highway
13857 Hawthorne Blvd. Land Trust                              CA     90250       Right of Entry (Roe) @ 13857 Hawthorne Blvd
1655 Walnut Street, LLC                                       CO     80302       Type 3 Equipment @ 1655 Walnut., Boulder, CO
1700 I Street Associates                                      CA     95819       Right of Entry (Roe) @ 1700 I St
17Th Street Plaza Realty Holding                              IL     60690       Right of Entry (Roe) @ 1225 17th St
1903 S. Broadway Company                                      MN     55904       Pop site @ 1903 S. Broadway, Rochester, MN
1940 Blake St, Ste 301                                        CO     80202       Right of Entry (Roe) @ 1940 Blake Street
200 North Third Ave                                           PA   17001-1394    Pop site @ 200 N. Third Avenue, Harrisburg, PA
2100 West Loop South                                          TX     77027       Right of Entry (Roe) @ 2100 Loop South
2450 South Trust Tower                                        AL     35223       Right of Entry (Roe) @ 600 Luckie Dr
280 Associates, L.L.C.                                                           Right of Entry (Roe)
30 P-Park, LLC                                                GA     30341       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 30 Perimeter Park, Atlanta, GA
300 Market Street Partnership                                 CA     94607       Right of Entry (Roe) @ 300 Market St
3000 Pearl Street - Boulder                                    CO     80301      Right of Entry (Roe) @ 3000 Pearl St
3222 Winona Bldg., LLP                                        CA     95660       Right of Entry (Roe) @ 3222 Winona Way
3310 West End, LLC                                            OH   45264-0754    Right of Entry (Roe) @ 3310 W End Ave
3411 Investments                                              OH     45439       Right of Entry (Roe) @ 3411 Office Park Dr
3875 Wilshire Company                                         CA     90005       Right of Entry (Roe) @ 3875 Wilshire Blvd
410 Seventeenth Street Corp                                   CO     80202       Right of Entry (Roe) @ 410 17th Street
519 Carolina                                                  TX     78210       Right of Entry (Roe) @ 519 Carolina
55 Almaden Bouelvard Partners                                 CA     90025       Right of Entry (Roe) @ 55 Almaden
5th Avenue Professional Center                                CA     92101       Right of Entry (Roe) @ 1850 5th Ave
6060 Partnership                                              CO   80301-3323    Right of Entry (Roe) @ 6060 Spine Rd
6310 Fairview Road                                            NC     28210       Right of Entry (Roe) @ 6310 Fairview Road
6401 Morrison Boulevard                                       NC     28211       Right of Entry (Roe) @ 6401 Morrison Boulevard
641 Mission Street Partners                                   CA     94103       Right of Entry (Roe) @ 641 Mission St
65 Public Square Associates                                   PA     18701       Pop site @ 69 Public Square, Wilkes-Barre, PA
707 L.L.C. or 2850 L.L.C.                                                        Right of Entry (Roe)
717 S Wells, LLC                                              IL     60607       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 717 S. Wells, Chicago, IL
75 Broad LLC                                                  NY     10004       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 75 Broad Street., NY, NY
770 L Street Investment Group, Inc.                           CA     95814       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 770 L St., Sacramento, CA
8670 Property Partners LTD                                    CA     90211       Right of Entry (Roe) @ 8670 Wilshire Blvd

910 Associates, Inc.                                          CO     80202       Right of Entry (Roe) @ 910 16th Street
96 Inverness LP                                               CO     80112       Right of Entry (Roe) @ 96 Inverness
9620 Chesapeake Building                                      CA     92123       Right of Entry (Roe) @ 9620 Chesapeake Dr
Academy Travel Network                                                           Right of Entry (Roe)
Accelerated Bureau of Collections Inc                         CO     80111       Right of Entry (Roe)
Access Developer                                              CA     92121       Collocation agreement and Special Access
Access Developer                                              CA     92121       Collocation space agreement
Access Transmission Services                                  TX     75082       Construction and use agreement Fiber in Nashville
ACI                                                           CA   95696-6269    Collocation space agreement
Action Instruments                                            CA     92123       Right of Entry (Roe) @ 8595 Aero Dr
Action Investments                                            CA     92025       Right of Entry (Roe) @ 945 W Valley Pkwy
Actors Theatre of Louisville, Inc.                            KY     40202       Right of Entry (Roe) @ 313 W Market St
Actors Theatre of Louisville, Inc.                            KY     40202       Right of Entry (Roe) @ 317 W Market St
ADC SAVILLE                                                            0         Software and support services
Adkisson Vibeke                                               CO     80110       Right of Entry (Roe) @ 2095 W Hampden Ave
ADS Switch Partners, LLC                                      CA     95814       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 1414 K St, Sacramento, CA
ADT Security Systems, Inc.                                    CO                 Right of Entry (Roe) @ 14201 East Public Market Dr.
Advanced Property Management & Leasing                        CA     90712       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 4007 Paramount Blvd., Lakewood, CA
Adventure Unlimited                                           CO     80111       Right of Entry (Roe) @ 5201 Quebec St.
AEP COMMUNICATIONS LLC                                        OH     43215       Collocation space agreement
AEP Communications, LLC                                       OH     43215       AEP 3 Loc. in Conesville, New Philadelphia, Newark
Aero Industrial                                               CA   92112-3010    Right of Entry (Roe) @ 8928 Aero Dr
Aero Park Associates                                          CA     92123       Right of Entry (Roe) @ 8401 Aero Dr
Aetna  Life Insurance Co.                                     CO     80202       Type 3 Equipment @ 1670 Broadway, Denver, CO
Aetna Life Insurance                                          CO     80202       Right of Entry (Roe) @ 1670 Broaddway
Aetna Life Insurance Co.                                      NC     28209       Right of Entry (Roe) @ 6101 Carnegie Boulevard
Affiliated Medical Practices                                  OH     43205       Right of Entry (Roe) @ 1336 East Main Street
Affordable Travel                                             TX     78756       Right of Entry (Roe)
Aggreko, Inc.                                                 CO     80022       Emergency backup power for CO equipment.
AGT International Inc.  BDSI Inc                              OH     43202       Software and support services.
   D/B/A Beechwood
AIG Life Insurance Co                                         CO     80202       AD&D Policy
Alameda Credit Union                                          CA     94501       Right of Entry (Roe) @ 2413 Webb Ave
Alameda Real Estate Investments                               CA     94501       Type III equipment site
                                                                                 @ 1000 Atlantic Ave., Alameda, CA
Alexander Street Investors, LLC                               NC     28202       Type 3 Equipment @ 701 E Trade St., Charlotte, NC
All Crane Erection & Rental Inc                               OH     44142       Right of Entry (Roe) @ 5130 W 161st St
All State Management Co                                       OH     44310       Right of Entry (Roe) @ 1717 Brittain Road
ALTA Broadcasting                                             CA     95113       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 190 Park Center Plaza, San Jose, CA
AmCap/Denver Limited Partnership                              CO     80228       Right of Entry (Roe) @ 12039 Alameda Parkway
American Baptist Churches of                                  CA     91724       Right of Entry (Roe) @ 970 S Village Oak
    the Pacific Southwest
American Electric Power                                       OH     43215       Pole attachment
American Housekeeping                                         TX     75208       Right of Entry (Roe) @ 625 Yuma Court
American Humane Association                                   CO     80112       Right of Entry (Roe) @ 63 Inverness Drive East
AMERICAN RECOVERY SERVICE, INC                                CO   801631172     Outside Collection Agency
AMERICAN TELECONFERENCING SERVICES, INC.                      CO     80919       Provides high-quality recorded messages
                                                                                 and cassette tapes for recorded
                                                                                 announcement machines.
America's First Federal Credit Union                          AL     35203       Right of Entry (Roe) @ 1225 5th Ave N
Ameritech / Prism                                                      0         This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
Ameritech Information Industry Srvs                           WI     53202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
Amerivoice Corporation                                        OH     44303       Collocation space agreement
AmSher Collection                                             AL     35203       Right of Entry (Roe) @ 1816 3rd St N
Amstar Denver Ltd.,                                           CO     80265       Right of Entry (Roe) @ 1050 17th St
Anderson Family Trust                                         CA     91748       Right of Entry (Roe) @ 19047 San Jose Ave
Andrew Earl Karsh                                             CA     92120       Right of Entry (Roe) @ 3945 Camino Del Rio S
Andrews-Bloom Investments LP                                  CA     94080       Type 3 Equipment @ 1098 San Mateo Ave.,
                                                                                 San Francisco, CA
Anemone Properties Associates, L.P.                           CO     80111       Right of Entry (Roe) @ 6300 S Syracuse
ANS Communications, Inc.                                      NY     10577       Collocation space agreement
Anthony J. Kutschera                                          NJ     08404       Pop site @ 1616 Pacific Avenue, Atlantic City., NJ.
ARAG Group                                                    IA     50309       Insurance policy
Aragon, Debra                                                 CO     80112       Promissory note to ICG, due 10/99.
Arapahoe & Revere Business Center LLC                         CO     80112       Right of Entry (Roe) @ 12450 E. Arapahoe Road
Arapahoe & Revere Business Center LLC                         CO     80112       Right of Entry (Roe) @ 12500 East Arapahoe Road
Arden Realty Limited Partnership                              CA   94120-7636    Equip. Installation Agrmt(Roe)@ 34 Centerlake Ave
Arden Realty, Inc.                                            PA     19428       Equip. Installation Agrmt(Roe)@ 17390 Brookhurst St
Argora Properties, LP                                         KS     66603       Pop site @ 120 SE 6th, Topeka, KS
Art Letich Realtors                                           CA     92116       Right of Entry (Roe) @ 4535 30th St
Arthur Bros Investment Co                                     CA     95051       Right of Entry (Roe) @ 2020 Walsh Ave
Arts Center Foundation                                        OH     45402       Right of Entry (Roe) @ 126 N Main Street
Arts Center Foundation                                        OH     45402       Right of Entry (Roe) @ 138 N Main Street
Arunee & John Pattaphongse                                    CA     90021       Right of Entry (Roe) @ 1111 E 10th St
Asean Telecom                                                 CA     91708       SS7 and Special Access
Ashford Loop Associates, L.P.                                 NJ     71989       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 2100 W. Loop South, Houston, TX
Ashisk Vibhakar                                               CA     90505       Equipment Installation Agreement
                                                                                 @ 23639 Hawthorne Boulevard, Torrance, CA
Ashley Weyland                                                TX     78222       Right of Entry (Roe) @ 4212 East Southcross
Aspen Properties LP                                           CA     92668       Right of Entry (Roe) @ 1576 N Bativia
AT&T                                                          NY   10013-2412    Private line. Long distance, & PRI
AT&T COMMUNICATIONS, INC                                      NY     10013       Special Access
Atomic Investments, Inc.                                      CA     92083       Right of Entry (Roe) @ 2755 Dos Aarons Way
Atrium Properties, LLC                                        CA     92845       Right of Entry (Roe) @ 12062 Valley View Avenue
Augustus Properties                                           CA     91502       Right of Entry (Roe) @ 215 W Alameda
Auraria Foundation                                            CO     80217       Right of Entry (Roe) @ 1250 14th Street
Auraria Higher Education Center                               CO     80217       Right of Entry (Roe) @ 1101 13th Street
AVCO Center Corporation                                       CA     90049       Right of Entry (Roe) @ 10850 Wilshire Blvd
Aweida Investment                                             CO     80301       Right of Entry (Roe) @ 5375 Western Ave
B. Donald Grant                                               CA     90064       Pop site @ 1750 E Arenas Rd., Palm Springs, CA
Balco Properties                                              CA     94596       Right of Entry (Roe) @ 1624 Franklin St
Bank Building Limited Partnership, NW                         GA     30303       Type 2 Hub @ 55 Marietta St., NW, Atlanta, GA
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 117 Gemini Circle
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 135 Gemini Circle
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 216 Aquarius Dr
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 234 Aquarius Dr
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 2700 6th Ave S
Barber Dairies, Inc.                                          AL     35209       Right of Entry (Roe) @ 2700 7th Ave S
Barclays American Corporation                                 NC     28231       Right of Entry (Roe) @ 201 South Tyron Street
Batavia Investors LLC                                         CA     92865       Right of Entry (Roe) @ 2324 North Batavia Street
Bath Technology Associates                                    OH     44333       Right of Entry (Roe) @ 320 Springside Dr
Bath Technology Associates                                    OH     44333       Right of Entry (Roe) @ 350 Springside Dr
Bay 511 Corp                                                  CO     80111       Right of Entry (Roe) @ 5111 DTC Pkwy
Bay 511 Corp                                                  CO     80111       Right of Entry (Roe) @ 5575 DTC Pkwy
Bay Area Professional                                         TX     78412       Right of Entry (Roe) @ 7121 S. Padre Island Drive
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4101 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4105 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4109 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4201 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4205 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4209 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4215 Stuart Andrews Blvd
BCI Properties Company # 44                                   NC     28217       Right of Entry (Roe) @ 4301 Stuart Andrews Blvd
BCI Properties Company #44                                    NC     28217       Right of Entry (Roe) @ 4321 Stuart Andrews Blvd
BCI Property Co. No. 10                                       NC     28211       Right of Entry (Roe) @ 1901 Roxborough Road
BCI Property Company # 10                                     NC     28211       Right of Entry (Roe) @ 6525 Rexford Road
BCI Property Company # 11                                     NC     28211       Right of Entry (Roe) @ 2001 Rexford Road
BCI Property Company # 111                                    NC     28209       Right of Entry (Roe) @ 4201 Congress Street
BCI Property Company # 21                                     NC     28211       Right of Entry (Roe) @ 2115 Rexford Road
BCI Property Company # 43                                     NC     28211       Right of Entry (Roe) @ 2101 Rexford Road
BDSI d/b/a Beechwood Intercom                                 NJ     07066       Software and License Agreement
Beechcroft Building Partnership                               OH     43229       Right of Entry (Roe) @ 5797 Beechcroft Road
Belk Brothers Properties Inc.,                                NC     28217       Right of Entry (Roe) @ 2801 West Tyvola Road
Bell Atlantic-Virginia Inc.                                   NY     10036       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
Bell South Interconnection Services                           AL     35203       Collocation agreement
BellSouth Telecommunications Inc.                             AL     35203       Pole attachment
BellSouth Telecommunications Inc.                             AL     35243       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
Benjamin Ford                                                 CA     92101       Right of Entry (Roe) @ 5010 Market St
BetaWest-Scanticon Joint Venture                              CO     80112       Right of Entry (Roe) @ 188 Inverness Drive
Beutler Heating and Air, Inc.                                 CA     95827       Right of Entry (Roe) @ 9605 Oates Drive
Beverly Hills Center, LLC                                     TX     75201       Type 3 Equipment @ 2323 Bryan St., Dallas, TX

Bijou LTD Liability Co.                                       CO     80909       Type 3 Equipment - @ 2221 E. Bijou.,
                                                                                 Colorado Springs, CO
Birmingham Realty Company                                     AL     35203       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 2114 - 1st Ave.
Bitro Telecom                                                 CA     90017       Special Access
BJCC Authority                                                AL     35203       Right of Entry (Roe) @ 950 22nd Ave N
Blue Cross Blue Shield                                        OH     44115       Right of Entry (Roe) @ 2060 East 9th Street
Blue Cross of California                                      CA     91367       Employee medical coverage
Bluegrass Office Building                                     KY     40299       Right of Entry (Roe) @ 2108 Plantside Drive
BMC Properties, LLC                                           CO     80301       Right of Entry (Roe) @ 5777 Central
Bo Gustafson                                                  CA     92054       Right of Entry (Roe) @ 2124 El Camino Real
Bob Dean/Beliste Building                                     LA     70801       Pop site @ 350 Third St., Baton Rouge, LA
Boettcher Bldg LP                                             CO     80111       Right of Entry (Roe) @ 8400 Prentice Ave
Bolsa Business Park Management                                CA     92649       Right of Entry (Roe) @ 5151 Oceanus Drive
BOMCM/Village Hillcrest, LP                                   CA     92121       Type 2 Hub @ 3965 5th Ave., San Diego, CA
BOS Properties                                                CA     92108       Right of Entry (Roe) @ 3615 Kearny Villa Rd
Boulder and Left Hand Irr Co, The                                      0         Ditch crossing agreement
BOULEVARD MEDIA, INC.                                         CO     80203       Master Telecommunications Services Agreement
Boulos Property Management                                    ME     04101       Pop site @ 477 Congress, Portland, ME
Boyd Enterprises Utah, L.L.C.                                 UT   84120-2313    Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 2342 S. Presidents Dr., Salt Lake City, Utah
Bradbury Family Partnership                                   CO                 Right of Entry (Roe) Lots 3&4 Inverness
Brandywine Operating Partnership, LP                          PA   19182-8104    Pop site @ 600 E Main Street, Richmond, VA
Brannan Partners LP                                           CA     94107       Type 2 Hub @ 274 Brannan St., San Francisco, CA
BRE/MAXUS LLC                                                 TX     78758       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 717 N. Harwood, Dallas, TX
Brent Bolken                                                  CA     92121       Right of Entry (Roe) @ 7424 Trade Street
Bridgewater Place LLC                                         MI     49501       Pop site @ 333 Bridge St., Grand Rapids, MI
Britannia Hacienda I L.P.                                     CA     94588       Right of Entry (Roe) @ 4511 Willow Dr
Brommel Properties c/o Ameriland Realty                       CA     92705       Right of Entry (Roe) @ 2110 East 1st street
Brontel-Bearing Bronze Co.,                                   OH     44105       Right of Entry (Roe) @ 9314 Elizabeth Avenue
Brookwood L.L.C.                                              AL     35223       Right of Entry (Roe) @ 2900 Hwy 280 E
Broomfield Tech Center Corporation                            CO     80020       Easement & Right of Entry Agrmt. For
                                                                                 Broomfield Tech Center, Boulder County, CO
Bryan Reed Company                                            NE     68102       Pop site @ 209 19th St, Omaha, NE
Buell W. Stone                                                CA   92019-3223    Right of Entry (Roe) @ 810 Jamacha Road
Burlington Northern                                           KS     66601       Right of Way.
Burns Enterprises, Inc.                                       CO     80112       Right of Entry (Roe) @ 100 Inverness Terrace East
Busch Properties                                              OH     43229       Right of Entry (Roe) @ 1103 Schrock Rd
Bushnell Investments, Inc.                                    OH     45502       Right of Entry (Roe) @ 1 S. Limestone St
Butler-Johnson Corporation                                    CA     95161       Right of Entry (Roe) @ 1480 Nicora Avenue
Byron Sell, Kristine Sell, Tyron Sell & Misty Sell            AZ   86040-2872    Easement and Right of Way Agreement
                                                                                 dtd 2/02/1999 (Arapahoe County, CO)
Byron, Kristine, Tyron & Misty Sell                           CO                 Utility Easement Agreement
C. K. Southern Associates                                     NC     28202       Right of Entry (Roe) @ 301 South College Street
C.B. Investments                                              OK     73112       Pop site @ 5915 NW 23, Oklahoma City, OK
C.S. Municipal Airport                                        CO     80916       Right of Entry (Roe) @ 7770 Drennon Rd
c/o Brookwood Management Company, Inc.                        OH     44720       Right of Entry (Roe) @ 1201 South Main Street
c/o John Stewart & Company                                    CA     94612       Right of Entry (Roe) @ 580 18th Avenue
C3 Comm/Fortuna                                               TX     78746       Corpus Christi fiber lease agreement
C3 Comm/Fortuna                                               TX     78746       San Antonio & Austin Fiber Lease Agreement,
                                                                                 Purchase Agreement, Maintenance Agreement,
                                                                                 and Right of Way Agreement
C3 COMMUNICATIONS                                             TX     78731       Carrier -private line.
C3 COMMUNICATIONS                                             TX     78731       CARRIER SALES AGREEMENTS- PRIVATE LINE
C3 COMMUNICATIONS                                             TX     78731       Corpus Christi fiber lease & rack space rental.
C3 COMMUNICATIONS                                             TX     78746       Leased fiber
CAC Real Estate                                               CA     94107       Right of Entry (Roe) @ 330 Townsend Court
California Institute of Technology                            CA     91125       Right of Entry (Roe) @ 1200 E California Blvd
California Workspace                                          CA     95827       Right of Entry (Roe) @ 3054 Fite Cir
Cambridge Realty Group, Inc.                                  TX                 Right of Entry (Roe) @ 1017 N. Main
Camelot Real Estate                                           CA     95822       Right of Entry (Roe) @ 5898 S. Land Park Dr
Cameron Harris                                                NC     28210       Right of Entry (Roe) @ 6400 Fairview Road
Cameron M. Harris                                             NC     28210       Right of Entry (Roe) @ 6324 Fairview Road
Canal Place Ltd.                                              OH   44311-1010    Pop site @ 520 S. Main., Akron, OH
Canal Place Ltd.                                              OH     44311       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 520 S. Main, Akron, OH
Canal Place Ltd.                                              OH     44311       Type 3 Equipment @ 520 S.  Main, Akron, OH
Canyon Investments                                            CA     95821       Right of Entry (Roe) @ 2500 Marconi Avenue
Capital & Counties c/o Charles Dunn RE Services               CA     90017       Right of Entry (Roe) @ 800 W 6th Street
Capital Foresight                                             CO     80202       Right of Entry (Roe) @ 110 16th Street
Capital View Center Condominium Association                   TX     78746       Right of Entry (Roe) @ 1301 South
                                                                                 Capital of Texas Highway
CARDINAL MANAGEMENT CORPORATION                               VA     22182       Type 1 Central Office - Lucent 5ESS switch site
                                                                                 @ 8504 Tyco Rd.,  Vienna, VA
Carlsbad Commerce Center                                      CA     92008       Right of Entry (Roe) @ 2185 Faraday Avenue
Carmel Country Plaza, LP c/o American Assets Inc              CA     92130       Right of Entry (Roe) @ 12750 Carmel Country
Carriage Services Corporation                                 TX                 Right of Entry (Roe) @ 2731 Comanche
Carriage Trace, Inc.                                          OH                 Right of Entry (Roe) @ 6089 Singletree Ln.
Carson Industrial Park Associates                             CA     90248       Right of Entry (Roe) @ 17800 S Main Street
Cascade Plaza Associates, LLC                                 OH     44308       Type 2 Hub @ One Cascade Plaza, Akron, OH
Cascades Denver Corporation                                   CO     80111       Right of Entry (Roe) @ 6300 South Syracuse Way
Castle Hills Church Northwest                                 TX     78240       Right of Entry (Roe) @ 9750 Huebner Road
Catellus Corporation                                          CA     95816       Right of Entry (Roe) @ 165 Commerce Circle
Catellus Development Corporation                              CA     90670       Right of Entry (Roe) @ 12035 Burke Street
CB Richard Ellis, Inc                                         CA     90017       Type 1 Central Office at 600 West Seventh St.,
                                                                                 Los Angeles, CA
CBIF VI, No. 1 Co.                                            CO     80111       Right of Entry (Roe) @ 8000 East Maplewood
CBIZ PROPERTY TAX SOLUTIONS, INC.                             CO   80161-2798    Outside services
CC Drs Medical Bldg. Condo Assoc. Inc                         TX     78411       Right of Entry (Roe) @ 3301 S. Alameda
CCMI                                                          DC   20090-8067    Software and support services
CCS Assets Investments (Jendy and Sprague)                    TX                 Right of Entry (Roe) @ 645 Lock Hill Selma
Center for Communications Management Information              MD     20852       Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing
                                                                                 fiber, underground or above ground.
Centoff Realty Company, Inc.                                  TN     37027       Right of Entry (Roe) @ 214 Centerview Dr
Centoff Realty Company, Inc.                                  TN     37027       Right of Entry (Roe) @ 7101 Executive Center Drive
Central Bank National Association                             CO     80202       Right of Entry (Roe) @ 1515 Arapahoe Street
Central Building Associates, LLC                              CA     94612       Right of Entry (Roe) @ 436 14th Street
Central Power & Light Company                                 TX     78401       Vault access attachment agreement
Central Power & Light/ CSWS                                   OK     74119       Pole attachment
Central Power and Light Company                               TX     78401       Type 1 Central Office Lease, as amended -
                                                                                 Lucent 5ESS Switch @ 539 N. Carancahua St.,
                                                                                 Corpus Christi, TX
Century Plaza Company                                         AL     37209       Right of Entry (Roe) @ 3 Riverchase Plaza
Champions LLC                                                 AL     35242       Type 2 Hub @ 7008 Champions Blvd., Birmingham, AL
Charles & Sandra Metzger                                      CA     95816       Right of Entry (Roe) @ 3500 Folsom Blvd
Charles Coben                                                 TX     78228       Right of Entry (Roe) @ 1803 Bandera
Charles Coben                                                 TX     78227       Right of Entry (Roe) @ 8111 Meadow Leaf
Charles Coben                                                 TX     78227       Right of Entry (Roe) @ 8615 Marbach
Charles J. Lombardo                                           OH     44124       License Agrmt. (Easement) @ 3 Cloverleaf Pkwy.
Charles J. Lombardo                                           OH     44124       License Agrmt. (Easement)
                                                                                 @ Cloverleaf Pkwy. & W.Canal Rd.
Charles J. Lombardo                                           OH     44124       License Agrmt. (Easement / Roe)
                                                                                 @ 5 Cloverleaf Parkway
Charles Schwab & Company                                      CA     94104       Employee insurance coverage
Charles Schwab Trust Company                                  CA     94105       Employee insurance coverage
Charter Communications                                        CA     91101       Right of Entry (Roe) @ 199 S Los Robles Ave
Chattanooga Bank Associates                                   TN     37402       Pop site @ 737 Market Street., Chattanooga, TN
Chen International Publications USA, Inc.                     CA     91754       Right of Entry (Roe) @ 870 Monterey Pass Rd
China Basin Landing, Ltd.                                     CA     94107       Right of Entry (Roe) @ 185 Berry
Chippendale Office Park                                       CA     95841       Right of Entry (Roe) @ 4811 Chippendale Dr
Chrisman Construction                                                            Right of Entry (Roe)
CIGNA                                                         CO     80210       Employee insurance coverage
Cincinnati Bell Telephone Co                                  OH     45202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and maintenance
                                                                                 of equipment and facilities between ICG
                                                                                 and the signee.
Cincinnati Bell Telephone Company                             OH   45201-2301    This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and maintenance
                                                                                 of equipment and facilities between ICG
                                                                                 and the signee.
CITY & COUNTY OF DENVER                                       CO   80217-0440    Roe @ Denver Convention Center -
                                                                                 1555 California Street
CITY & COUNTY OF DENVER                                       CO     80202       Settlement agreement re: fiber in city
                                                                                 rights-of-way (dated 3/99).
City & County of San Francisco                                CA     94101       City and County of San Francisco Utility
                                                                                 Conditions Permit Authorizing
                                                                                 Construction, Installation and Maintenance of
                                                                                 Facilities Within the Public Right of Way 99-1240
City & County of San Francisco                                CA     94102       Utility Conditions Permit Authorizing
                                                                                 Construction, Installation , and Maintenance of
                                                                                 Facilities Within the Public Right of Way 99-1240
CITY AND COUNTY OF DENVER                                     CO     80202       Dedicated Transport Service Agreement
City Centre Partners                                          CA     95814       Right of Entry (Roe) @ 770 L Street
City of Akron                                                 OH     44308       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Akron                                                 OH     44308       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF ALAMEDA                                               CA   94501-1228    IRU agreement - part of optical fiber use agreement
City of Alameda                                               CA   94501-1228    Optical Fiber use agreement
City of Anaheim                                               CA     92805       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Anaheim, City Clerk                                   CA     92805       Utility pole lease agreement
City of Atlanta                                               GA     30335       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Atlanta Comm of Public Works                          GA     30335       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Aurora                                                CO     80012       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF AUSTIN                                                TX     78704       Infrastructure usage agreement
City of Austin C/O Electric Utility Dept                      TX     78704       City of Austin -Infrastructure Usage Agrmt 98-3543
City of Beachwood                                             OH     44122       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Birmingham                                            AL     35203       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Broadview Heights                                     OH     44147       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 100 Paul Buck Blvd
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 1225 South Caldwell Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 1325 East Seventh Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 211 North College Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 221 North Myers Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 310 North Tryon Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 401 West Trade Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 426 North Tryon Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 500 West Trade Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 519 Spratt Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 525 North Church Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 530 Spratt Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 531 Spratt Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 535 Spratt Street
City Of Charlotte                                             NC     28208       Right of Entry (Roe) @ 5501 Josh Birmingham Parkway
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 600 East Fourth Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 600 East Trade Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 610 East Seventh Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 618 North College Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 700 East Fourth Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 700 North Tryon Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 720 East Fourth Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 801 East Fourth Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 825 East Fourth Street
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 829 Louise Avenue
City Of Charlotte                                             NC     28202       Right of Entry (Roe) @ 932 Seigle Avenue
City of Cincinnati                                            OH     45202       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF COLORADO SPRINGS                                      CO   80901-1575    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Colorado Springs                                      CO     80903       Right of Entry (Roe) @ 18 S Nevada
City of Colorado Springs                                      CO     80903       Right of Entry (Roe) @ 217 S Wasatch
City of Colorado Springs                                      CO     80901       Right of Entry (Roe) @ 404 W Fontanero
City of Colorado Springs                                      CO     80916       Right of Entry (Roe) @ 7770 Drennon Rd
City of Columbia                                              SC     29217       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Corpus Christi                                        TX     78469       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Dallas                                                TX     75201       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Dublin                                                OH   43215-4260    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City of Fairlawn                                              OH     44333       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF GARFIELD HEIGHTS                                      OH     44125       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF GLENDALE                                              CO     80222       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF GREELEY                                               CO     80631       FRANCHISE AGREEMENT
CITY OF GREELEY                                               CO     80631       FRANCHISE AGREEMENT
CITY OF GREENWOOD VILLAGE                                     CO     80111       Agreement allowing ICG to enter public right of
                                                                                 way to lay or maintain existing fiber, underground
                                                                                 or above ground.
City of Greenwood Village                                     CO                 Easement @ S. Quebec Street
CITY OF HOMEWOOD                                              AL   35259-9666    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF HOMEWOOD                                              AL   35259-9666    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF HOUSTON                                               TX     77002       Right of way Agreement
CITY OF INDEPENDENCE                                          OH     44131       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF IRWINDALE                                             CA     91706       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF IRWINDALE                                             CA     91706       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF LAFAYETTE                                             CO     80026       License Agreement dated 3/10/99 allowing ICG
                                                                                 to use City owned conduit to install ICG Fiber.
CITY OF LAFAYETTE                                             CO     80026       Development agreement dated 3/10/99 allowing
                                                                                 ICG to install additional fiber within the city.
CITY OF LAKEWOOD                                              CO     80226       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF LAKEWOOD                                              CO     80226       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF LITTLETON                                             CO     80165       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF LITTLETON                                             CO     80165       Revocable License Agreement
CITY OF LONGMONT                                              CO     80501       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF LONGMONT                                              CO     80501       Use of Public places agreement
CITY OF LOS ANGELES                                           CA   90051-0100    Optical Fiber use agreement
CITY OF LOS ANGELES WATER & POWER DEPT                        CA   90051-5512    IRU Agreement in Los Angeles.
CITY OF MAYFIELD HEIGHTS                                      OH     44124       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF OAKLAND                                               CA     94612       Conduit agreement
CITY OF PALO ALTO                                             CA     94301       Construction agreement
CITY OF PALO ALTO DEPT OF PUBLIC WORKS                        CA     94303       Permit to construct, install and maintain fiber
CITY OF PARKER                                                CO     80138       optic. Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF PARMA                                                 OH     44129       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF SAN ANTONIO                                           TX     74121       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
City Of Santa Monica                                          CA     90405       Right of Entry (Roe) @ 2900 Airport Avenue
CITY OF SEVEN HILLS                                           OH     44131       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF SEVEN HILLS                                           OH     44131       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF TERRELL HILLS                                         TX     78209       Right of way license agreement
CITY OF TORRANCE                                              CA   90509-2970    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF TORRANCE                                              CA   90509-2970    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF VESTAVIA HILLS                                        AL     35216       Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
CITY OF WESTMINSTER                                           CO     80030       FRANCHISE AGREEMENT
City Treasury Supervisor                                      TX     78204       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 703 Urban Loop, San Antonio, TX
Civic Center Office Investors, LLc                            CA     95112       Type 2 Hub @ 675 N. First St., San Jose, CA
CJ Figone                                                     CA     94107       Right of Entry (Roe) @ 420 17TH Street
CKZ Limited Liability Company                                 CO     80301       Right of Entry (Roe) @ 6350 Nautilus Dr
Cleveland Center Investors I, LLC                             OH     44114       Right of Entry (Roe) @ 1375 E 9th Street
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14201 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14211 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14221 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14231 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14241 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14261 E 4th
Clocktower Properties, LLC                                    CO     80011       Right of Entry (Roe) @ 14291 E 4th
Cloughton Investments                                         CO     80919       Right of Entry (Roe) @ 4775 Centennial
CM Federal, LP                                                CA     94107       Right of Entry (Roe) @ 60 Federal
CMD Realty Investment Fund LP                                 CO     80112       Right of Entry (Roe) @ 8085 S Chester Street
COBRAHELP                                                     CO     80218       Employee benefits
Colleen Kroha                                                 CA     91780       Right of Entry (Roe) @ 5622 N Rosemead Blvd
Colliers International                                        OH   44101-5878    Right of Entry (Roe) @ 1100 Superior Avenue
Colliers International                                        OH     44114       Right of Entry (Roe) @ 1367 E 6th Street
Colliers International                                        OH     44114       Right of Entry (Roe) @ 1501 Euclid Avenue
Colorado Department of Transportation                         CO     80222       Right of Entry (Roe) @ 4201 E Arkansas
Colorado National Bank                                        CO     80206       Right of Entry (Roe) @ 210 University
Colorado Springs Utilities                                    CO     80920       Right of Entry (Roe) @ 1 Chapel Hills Drive
Colorado Springs Utilities                                    CO     80920       Right of Entry (Roe) @ 1 Old Ranch Rd
COLORADO STATE UNIVERSITY                                     CO     80253       Dedicated transport Services Agreement
COLORADO STATE UNIVERSITY                                     CO     80253       Master Telecommunications Services Agreement
Columbia / Columbine Psychiatric Center                       CO     80122       Right of Entry (Roe) @ 8565 S Poplar Way
Columbia / North Suburban Medical Center                      CO     80021       Right of Entry (Roe) @ 9191 Grant
Columbia / Swedish Medical Center                             CO     80110       Right of Entry (Roe) @ 501 E Hampden Ave
Columbia Medical Building, A Bancap Property                  CA     90806       Right of Entry (Roe) @ 2840 Long Beach Blvd
Columbia/Aurora Presbyterian Hospital                         CO     80012       Right of Entry (Roe) @ 700 S Potomac
Columbia/Aurora Regional Medical Center                       CO     80012       Right of Entry (Roe) @ 1501 S Potomac
Columbia/Bethesda Campus                                      CO     80014       Right of Entry (Roe) @ 4400 E Illiff
Columbia/Centennial Healthcare Plaza                          CO     80112       Right of Entry (Roe) @ 14100 E Arapahoe
Columbia/Rose Medical Center                                  CO     80220       Right of Entry (Roe) @ 4567 E 9th Ave
Columbus Central Properties                                   OH     43215       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 262 N. 5th St., Columbus, OH
COLUMBUS SOUTHERN POWER CO                                    OH     43215       Ohio long haul IRU and a fiber IRU in Columbus.
COMMUNICATION SYSTEMS DEVELOPMENT, INC                        KY     42459       Construction of a conduit -
                                                                                 Bryant Street to Harwood.
COMPUTER BASICS, INC.                                         NC     28146       Collocation space agreement
COMPUWEB, INC.                                                OH     44632       Collocation space agreement
CONNECT COMMUNICATIONS INC                                    CA   92626-1714    Carrier Sales agreement
CONNECT COMMUNICATIONS INC                                    CA   92626-1714    Collocation space agreement
Constellation Properties                                      CO     80202       Right of Entry (Roe) @ 518 17th Street
COPYRIGHT CLEARANCE CENTER INC                                MA      1923       Annual authorizations service,
                                                                                 repertory license agreement
Corban Communications, Inc.                                   TX     78758       ROE @ 1122 Colorado Street, Austin, TX
Cornerstone Denver, LLC                                       CO     80203       Right of Entry (Roe) @ 1700 Lincoln Ave
Cornerstone Properties II, LLC                                CA     95113       Right of Entry (Roe) @ 2 N 2nd St
Cornerstone Real Estate Advisers, Inc.                        NC     28202       Type 2 Hub @ 230 S Tryon St., Charlotte, NC
Corporate Express Real Estate Inc.,                           CO     80021       Right of Entry (Roe) @ 525 Interlocken Blvd
Cortney Court Partners                                        CA     91748       Right of Entry (Roe) 18030 Cortney St
Cotton Club Bottling & Canning Co.                            OH     44125       Right of Entry (Roe) 4922 E. 49th Street
Cottonwood Square Partnership                                 CO     80302       Right of Entry (Roe) @ 2729 S Lakeridge Trail
COUNTY OF MECKLINBURG                                         NC   28232-2247    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
Coury Properties, Inc.                                        OK     74119       Pop site @ 7136 S. Yale, Tulsa, OK
Cousins Properties, Inc                                       GA     30339       Right of Entry (Roe) @ 101 N Tryon Street
Crescent Real Estate Funding I, LP                            CO     80237       Right of Entry (Roe) @ 4643 S Ulster Street
Crown Equipment Corporation                                   CA     90810       Right of Entry (Roe) @ 4061 Via Oro
CSX TRANSPORTATION                                            FL     32202       Railroad crossing
Cummins Station LLC                                           TN     37203       Right of Entry (Roe) @ 209 10th Ave S
Customs House Associates, LTD                                 TN     37203       Right of Entry (Roe) @ 701 Broadway
Cuyahoga Savings Mangement Compant                            OH     44114       Right of Entry (Roe) @ One Erieview Plaza
CYBER-TEL COMMUNICATIONS                                      CA     92122       Collocation space agreement
Cypress Communications, Inc.                                  GA     30305       Master Telecommunications Services Agreement
Cyprus Amax Minerals Co                                       CO     80112       Right of Entry (Roe) @ 9100 E Mineral
D & G Development                                             TN     38118       Pop site @ 301 Washington Ave, Memphis, TN
D & K Management Fund, Inc                                    WI     53202       Pop site @ 312 E. Wisconsin Ave., Milwaukee, WI
D.R.Russel                                                    CA   92109-4047    Right of Entry (Roe) @ 910 Grand Avenue
Dan Manin                                                     CA     92243       Equipment Installation Agreement
                                                                                 @ 4645 Cass Street, San Diego, CA
Danis Properties Co                                           OH     45342       Right of Entry (Roe) @ 3232 Newmark Dr
Darryll Tetz                                                  CA     95670       Right of Entry (Roe) @ 2401 Gold River Rd
Datachoice Network Services LLC (Data Choice)                 CO     80123       Private Line
David A. Stockton                                             CA     92408       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 1471 Valencia, Ontario, CA
David H. Senseman                                             AL     35209       Right of Entry (Roe) @ 2715 18th Place
David Hansen                                                  CA     95815       Right of Entry (Roe) @ 1600 Auburn Blvd
David Smith                                                   CA     95742       Right of Entry (Roe) @ 3960 Recycle Rd
David Vickter                                                 CA     90025       Equipment Installation Agreement
                                                                                 @ 1653 South La Cienega Boulevard,
                                                                                 Los Angeles, CA 90025
Davis Property Management c/o Saxony & Associates             CA     92054       Right of Entry (Roe) @ 2424 Vista Way
DB PROVIDER                                                                      Local number portability.
DDD W-S Partnership                                           CA     95113       Type 1 Central Office - Lucent 5ESS Switch
                                                                                  190 Park Center Plaza, San Jose, CA
Deborah DeBow                                                 CA     95825       Right of Entry (Roe) @ 650 University Avenue
Denver Gas & Electric Building                                CO     80202       Type 1 Central Office - Lucent 5ESS Switchb
                                                                                 @ 910 - 15th St., Denver, CO
Denver Municipal Federal Credit Union                         CO     80204       Right of Entry (Roe) @ 1075 Acoma St
Denver Place Associates, Ltd                                  CO     80202       Right of Entry (Roe) @ 999 18th Street
DENVER RESERVE                                                CO     80120       Claims administration
DENVER RESERVE                                                CO     80120       Employee benefit insurance policy
Denver Stellar Associates, Ltd                                CO     80202       Right of Entry (Roe) @ 1099 18th St
Denver West Office Building No 54 Venture LLP                 CO     80401       Right of Entry (Roe) @ 13922 Denver West Pkwy
Department of Personnel/GSS                                   CO     80203       Right of Entry (Roe) @ 1525 Sherman Street
Department of Personnel/GSS                                   CO     80215       Right of Entry (Roe) @ 690 Kipling
Department of the Ait Force Headquarters                      CO                 Right of Entry (Roe) @ Schriever Air Force Base
DEPARTMENT OF TRANSPORTATION                                           0         Fiber Right of Way Charlotte, NC
Desta One Partnership LTD                                     TX     78746       Right of Entry (Roe) @ 2600 Via Fortuna
Diamante Properties, Inc.                                     CO     80903       Right of Entry (Roe) @ 119 East Pikes Peak Avenue
Diamante Properties, Inc.                                     CO     80903       Right of Entry (Roe) @ 121 East Pikes Peak Avenue
Diamante Properties, Inc.                                     CO     80903       Right of Entry (Roe) @ 8 South Nevada
Dick Broadcasting Company                                     AL     35203       Right of Entry (Roe) @ 244 Goodwin Cr.
Direct Net                                                    CA     92660       Carrier Sales agreement
DKD Properties                                                CA     95110       Right of Entry (Roe) @ 255 W Julian
Don Dunagan                                                   TX                 Right of Entry (Roe) @ 1717 North I.H. 35
Don Morris                                                    CA     95670       Right of Entry (Roe) @ 11180 Sun Center Dr
Donald R. Kenny                                               OH     43082       Right of Entry (Roe) @ 470 Old Worthington
Dow Jones News                                                DC     20005       Faxing Services Agreement

Dr. Herbert Yee                                               CA     95822       Right of Entry (Roe) @ 4030 S Land Park Dr
Dr. Marco Chavez                                              CA     94541       Right of Entry (Roe) @ 22693 Hesperian Blvd
DTC Investors, LLC                                            CO     80525       Right of Entry (Roe) @ 1625 S Fordham Street
DTC Investors, LLC                                            CO     80525       Right of Entry (Roe) @ 1751 S Fordham Street
DTC West Land Venture                                         CO   80237-3405    Right of Entry (Roe) @ 4725 S. Monaco
Duke Communication Services                                   NC     28201       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 401 S. College, Charlotte, NC
Duke Power Company                                            NC   28201-1006    Pole attachment
Duke-Weeks Realty Limited Partnership                         TN     37211       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 708 Melrose Ave., Nashville, TN
Dun & Bradstreet Information Svcs                             IL   60675-5434    Customer credit checks.
Dynalink                                                      CA     94612       General Service Agreement,
                                                                                 Appendix for SS7 service
Dynalink Corporation                                          OH     44146       Special Access
E-470 Public Highway Authority                                CO     80018       Common Use Agreement dtd 6/15/99;
                                                                                 E-470 Utility No. ICGI-00-FOB-3001
Earl Construction Company                                     CA     95691       Right of Entry (Roe) @ 3940 Industrial Blvd
Easter-Owens Integrated Systems, Inc.                         TX     78213       Right of Entry (Roe) @ 4803 West Avenue
Eastgate Technologies LP                                      CA     91911       Right of Entry (Roe) @ 2248 Main Street
Echosphere Corporation                                        CO   80155-6552    Right of Entry (Roe) @ 90 Inverness Circle East
Echosphere, Inc.                                              CA     95826       Right of Entry (Roe) @ 5671 Warehouse Way
ECR                                                           OH     43050       Collocation space agreement
Ed Blanton                                                    FL     32303       Pop site @ 825 Thomasville, Tallahassee, FL
Eddie Talbot                                                  CA     90254       Equipment Installation Agreement
                                                                                  @ 950 Aviation Boulevard,
                                                                                 Hermosa Beach, CA 90254
Edwin Ursin                                                   CA     95825       Right of Entry (Roe) @ 1508 Howe Ave
Eleventh Street Property Management                           CA     95814       Right of Entry (Roe) @ 1127 11th St
Elkton Business Park LLC                                      CO     80907       Right of Entry (Roe) @ 625-637 Elkton
Emil Pisarri                                                  CA     95610       Right of Entry (Roe) @ 8035 Madison Ave
Empire Business Brokers                                       TN     37421       Broker for sale agreement
Employer's Unity, Inc.                                        CO     80030       Professional services
Enersource Partners                                           CA     92708       Right of Entry (Roe) @ 10175 Slater Ave
Entre Computers                                               KY     40207       Right of Entry (Roe) @ 4209 Shelbyville Rd
EOP Operating Limited Partnership                             CO     80111       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 7400 E. Orchard, Englewood, CO
EOP-410 Building, LLC                                         CO   80271-0178    Right of Entry (Roe) @ 410 17th Street
EOP-Dominion Plaza, LLC                                       CO     80202       Right of Entry (Roe) @ 600 Seventeenth Street
EOP-Quadrant LLC                                              CO     80111       Right of Entry (Roe) @ 5445 DTC Pkwy
EQR Reserve Square Limited Partnership                        OH     44114       Right of Entry (Roe) @ 1701 E. 12th Street
Equi Max                                                      CA     90036       Right of Entry (Roe) @ 7060 Hollywood Blvd
Equity Associates, Ltd                                        NC     28202       Right of Entry (Roe) @ 429 S Tryon St
Equity Associates, Ltd                                        NC     28202       Right of Entry (Roe) @ 701 E Trade St
Equity Beachwood LTD Partnership                              OH     44122       Right of Entry (Roe) @ 5533 Richmond Road
Equity Office Properties Trust                                CO     80111       Right of Entry (Roe) @ 7800 E. Union
Equity Office Properties Trust                                CO     80111       Right of Entry (Roe) @ 7900 E Union
Equity Office Properties, LLC                                 CA     92121       Right of Entry (Roe) @ 4365 Executive Drive
Equity Office Properties, LLC                                 CA     92121       Right of Entry (Roe) @ 4370 La Jolla Village Drive
Equity Resources Venture                                      CO     80112       Right of Entry (Roe) @ 198 Inverness Drive
ERI Cornell, Inc. c/o CB Richard Ellis                        OH     45242       Right of Entry (Roe) @ 11300 Cornell Park Drive
Erickson Employee Benefits                                    CO     80127       Employee insurance coverage
Ernest S. Ralston                                             CA     94607       Right of Entry (Roe) @ 2603 Union Street
Eskander (Alex) Kahen and Eshagh (Isaac) Kahen                CA     90023       Right of Entry (Roe) @ 2946 E 11th St
Everett John De Laura                                         CA     92649       Equipment Installation Agreement
                                                                                 @ 5151 Oceanus Drive,
                                                                                 Huntington Beach, CA
Executive Park                                                CA     92111       Right of Entry (Roe) @ 7867 Convoy Court
Experian                                                      CA   90088-7747    Outside services
Extension Irrigation Ditch Company                            OH                 Ditch License Agreement dtd 3/03/2000
Facilicom Int'l                                               DC     20005       SS7 and Special Access
Fairlawn Associates Ltd.                                      OH     44333       Right of Entry (Roe) @ 3200 W Market St
Fairlawn Associates Ltd.                                      OH     44333       Right of Entry (Roe) @ 3250 W Market St
Fairview Plaza Associates LTD Partnership                     NC     28210       Right of Entry (Roe) @ 5950 Fairview Road
Fairview Plaza Associates LTD Partnership                     NC     28210       Right of Entry (Roe) @ 5960 Fairview Road
Fairview Plaza Associates LTD Partnership                     NC     28210       Right of Entry (Roe) @ 5970 Fairview Road
Fairview Plaza Associaties Limited Partnership                NC     28210       Type 3 Equipment @ 5970 Fairview., Charlotte, NC
Family Educators Alliance of South Texas                      TX     78121       Right of Entry (Roe) @ 4719 Blanco Road
Family Telecommunications, Inc.                               AZ     85012       SS7 and Special Access
FBM Properties                                                KY     40299       Type 3 Equipment
                                                                                 @ 2105 Plantside Plaza, Louisville, KY
Federal Transtel Inc.                                         AL     35243       Special Access
Feitleberg & Co.                                              CA     90069       Right of Entry (Roe) @ 8795 W Sunset Blvd
Fiberoptic Network (Fiber Optic Network)                      FL     32789       Special Access
Fidelity Real Estate                                          CO   80906-3598    Right of Entry (Roe) @ 1265 Lake Plaza Drive
Fifth & Laurel Associates                                     CA     92101       Right of Entry(Roe)@ 1850 Fifth Ave, Suite 35 & 36
Financial Times Energy                                        VA     22209       Faxing Services Agreement

First Birmingham Tower, LLC                                   AL     35203       ROE - 2000 First Avenue North, Birmingham, AL 35203
First Communications                                          CO     80233       Special Access
First Industrial Realty, Inc.                                 CO     80111       Right of Entry (Roe) @ 15000 W 6th
First Merit Bank                                              OH     44308       Right of Entry (Roe) @ 106 South Main Street
First Merit Bank                                              OH     44308       Right of Entry (Roe) @ 3 Cascade Plaza
First Union Management                                        OH     44113       Right of Entry (Roe) @ 55 Public Square
First Union National Bank                                     NC     28288       Right of Entry (Roe) @ 301 South Tryon Street
First Union National Bank                                     NC     28202       Right of Entry (Roe) @ 401 South Tryon Street
Firstworld Communications, Inc.                               CO     80111       Collocation space agreement
Firstworld Communications, Inc.                               CO     80111       Collocation space agreement
FJ CORBETT COMPANY                                            VA     22031       General Contractors
FJ CORBETT COMPANY                                            VA     22046       General Contractors
Flatiron Industrial Park Co                                   CO     80301       Right of Entry (Roe) @ 5766 Central Ave
FLEET ELECTRIC                                                OH     44203       Electricians
FLEET ELECTRIC CO.                                            OH     44203       Provides electrical work.
Fleming Business Park LLC                                     CA     95035       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 1175 Montague Expwy., Milpitas, CA
Flexalloy Inc.,                                               OH     44146       Right of Entry (Roe) @ 26000 Richmond Road
Flight Director, Inc.                                         TX     78728       Customer Premises Agrmt. dtd 1/04/2000
Flour Bluff ISD                                               TX     78418       Right of Entry (Roe) @ 2505 Waldron Road
FMC                                                           TX     78406       Right of Entry (Roe) @ 737 Padre Island Drive
FMS Properties, Ltd.                                          CA     92123       Right of Entry (Roe) @ 8787 Complex Drive
Foote, Cone & Belding                                         CA     94111       Right of Entry (Roe) @ 733 Front Street
Forcast Commercial                                            CA     95815       Right of Entry (Roe) @ 1796 Tribute Rd
Forest City Management                                        OH     44101       Right of Entry (Roe) @ 1500 W Third
Forest City Management                                        OH     44101       Right of Entry (Roe) @ 1660 W Second
Forest City Management                                        OH     44101       Right of Entry (Roe) @ 230 W Huron Rd
Forest City Management                                        OH     44101       Right of Entry (Roe) @ 250 W Huron Rd
Forest City Management                                        OH     44101       Right of Entry (Roe) @ 50 Public Square
Forest City Management Inc.                                   OH     44115       Type 3 Equipment @ 1228 Euclid, Cleveland, OH
Fortner & Son                                                 CO     80202       Right of Entry (Roe) @ 910 15th Street
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4780 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4840 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4845 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4875 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4888 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4900 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4909 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4940 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4949 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4990 Pearl E Circle
Four Pearl Partnership LTD.                                   CO     80303       Right of Entry (Roe) @ 4999 Pearl E Circle
Fourth & Spruce Partnership                                   CA     92103       Right of Entry (Roe) @ 3170 4th St
Fourth & Walnut Centre                                        OH     45202       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 105 E. 4th, Cincinnati, OH
Foxhill Office Investors                                      KS     66210       Pop site @ 4550 W. 109th, Overland Park, Kansas
Frank Astel                                                   CA     95815       Right of Entry (Roe) @ 1133 Blumenfeld Dr
Frank Carson                                                  CA     95826       Right of Entry (Roe) @ 9190 Jackson Rd
Frank T. Sepulveda                                            TX                 Right of Entry (Roe) @ 750 Merida Street
Franklin Industrial Group                                     CO     80216       Right of Entry (Roe) @ 5802 Franklin Street
Fred Lavi & Associates                                        CA     90250       Right of Entry (Roe) @ 13658 Hawthorne Blvd.
Frontier Communications Services                              NY     14614       Local Distribution Service Agreement
Fullerton South, LLC                                          CA     92831       Right of Entry (Roe) @ 1335  Acacia
FW Spencer & Sons Inc                                         CA     94005       Right of Entry (Roe) @ 99 Sand Hill Drive
Gaedeke & Landers                                             TX                 Right of Entry (Roe) @ 12770 Colt Rd
Gaedeke Holdings II, Ltd.                                     AZ     85004       Pop site @ 2800 N Central, Phoenix, AZ
Gail Cullen                                                   CA     95125       Right of Entry (Roe) @ 1111 Willow Street
Galleria Acquisition, Inc                                     CO     80246       Right of Entry (Roe) @ 720 S Colorado Blvd
Gary Beutler                                                  CA     95827       Right of Entry (Roe) @ 9605 Oates Drive
Gary Beutler                                                  CA     95827       Right of Entry (Roe) @ 9606 Oates Drive
Gary Jones                                                    CA     95825       Right of Entry (Roe) @ 2424 Glendale Ln
Gateway Canyon, Inc.                                          CA   90074-5924    Right of Entry (Roe) @ 8101 Prentice
Gateway Holdings, Inc.                                        MD     20817       Pop site @ 100 W. Martin St., Martinsburg, WV
GENERAL DYNAMICS                                              CO   80910-3725    Special Access
Genesis Building Ltd.                                         OH     44115       Right of Entry (Roe) @ 6000 Lombardo Center
GENESIS COMMUNICATIONS                                        CA     92130       SS7 and Special Access
Genesis Realty Holding Corp                                   OH     44115       NSROE @ 6000 Lombardo Center, Seven Hills, OH
George Harrington                                             CA     92123       Equip. Install. Agrmt.(ROE) @ 945 W. Valley Parkway
George Vogt et al                                             CA     95670       Right of Entry (Roe) @ 2724 Kilgore Rd
George Vukasin                                                CA     94607       Right of Entry (Roe) @ 237 Fallon St
George W. Barber Jr                                           AL     35209       Right of Entry (Roe) @ 100 Oxmoor Rd
George W. Barber Jr.                                          AL     35209       Right of Entry (Roe) @ 120 Oxmoor Rd
George W. Barber Jr.                                          AL     35209       Right of Entry (Roe) @ 140 Oxmoor Rd
George W. Barber Jr.                                          AL     35209       Right of Entry (Roe) @ 160 Oxmoor Rd
George W. Barber Jr.                                          AL     35209       Right of Entry (Roe) @ 2125 Data Office Dr
George W. Barber Jr.                                          AL     35209       Right of Entry (Roe) @ 2131 Data Office Dr
George W. Barber Jr., Trust #5                                AL     35209       Right of Entry (Roe) @ 102 Oxmoor Rd
George W. Barber Jr., Trust #5                                AL     35209       Right of Entry (Roe) @ 104 Oxmoor Rd
George W. Barber Jr., Trust #5                                AL     35244       Right of Entry (Roe) @ 1853 Data Dr
George W. Barber Jr., Trust #5                                AL     35244       Right of Entry (Roe) @ 1855 Data Dr
George W. Barber Jr., Trust #5                                AL     35209       Right of Entry (Roe) @ 211 Summit Pkwy
George W. Barber Jr., Trust #5                                AL     35209       Right of Entry (Roe) @ 2900 7th Ave S
George W. Barber Jr., Trust #5                                AL     35209       Right of Entry (Roe) @ 33 Barber Court
Geraldine Spira                                               CA     90405       Right of Entry (Roe) @ 521 Pier Ave
Gilbert Breig                                                 TX     78215       Right of Entry (Roe) @ 902 Brooklyn Ave
Glenarm 1800 LLC                                              CO     80202       Right of Entry (Roe) @ 1800 Glenarm Place
Global Crossings Communications                               NY     14614       General Service Agreement, Appendix for
                                                                                 Local Access
Global World Media Corporation                                CA     90019       Right of Entry (Roe) @ 4326 Pico St
GLOBALCOM                                                     IL     60606       Collocation space agreement
Globetek Inc.                                                 OH     44313       Customer Premises Agrmt. dtd 1/06/2000
GMTD Corp.                                                    CO                 Right of Entry (Roe) @ South Yosemite
                                                                                 Street & Park Meadows Drive
Goodwill Industries                                           CA     98823       Right of Entry (Roe) @ 6648 Franklin Building
Graham & Company, Inc.                                        AL     35216       Type 3 Equipment @ 400 Vestavia Pkwy.,
                                                                                 Birmingham, AL
Greater Los Angeles World Trade Center Associates             CA     90831       Right of Entry (Roe) @ 1 World Trade Center
Greater Roanoke Transit Co.                                   VA     24032       Pop site @ 31 Campbell Avenue, Roanoke, VA
GREELEY IRRIGATION COMPANY                                    CO     80631       Ditch crossing agreement
DITCH CROSSING AGREEMENT
Greenbrier Properties, LLC                                    CO     80920       Right of Entry (Roe) @ 7159 Campus Dr, Suite B10
Greg Bisi                                                     CA     95821       Right of Entry (Roe) @ 2845 Marconi Ave
Griley Air Freight                                            CA     90045       Right of Entry (Roe) @ 5341 104th Street
GROUP 1 SOFTWARE INC.                                         MD   20706-1844    Software and support services.
Grubb & Ellis as Agent for Prudential  VAL                    CO   80011-2041    Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 13450 Smith Rd., Aurora, CO
Grubb and Ellis Management Services (Agent)                   CA     95825       Right of Entry (Roe) @ 650 Howe Ave
GTE                                                           MA      2138       Provides the terms and conditions for the
                                                                                 provisioning and invoicing of services
                                                                                 between ICG and ILECs and other Clecs
GTE CALIFORNIA INC                                            CA     91362       Provides the terms and conditions for the
                                                                                 provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
GTE CALIFORNIA INC                                            CA     91362       Provides the terms and conditions for the
                                                                                 provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
GTE CALIFORNIA INCORPORATED                                   CA     94607       Fiber networking
GTE GLOBAL NETWORKS                                           TX     75039       Fiber IRU
GTE NETWORK SERVICES (GTE SOUTHWEST INC)                      GA     16621       Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing
                                                                                 fiber, underground or above ground.
GTE NETWORK SERVICES (GTE SOUTHWEST INC)                      GA     16621       Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing
                                                                                 fiber, underground or above ground.
GTE NORTHWEST INC                                             TX     75038       Provides the terms and conditions for
                                                                                 the provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
GTE NORTHWEST INC                                             TX     75038       Provides the terms and conditions for
                                                                                 the provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
GTE SOUTH INC                                                 NC     27702       Provides the terms and conditions for
                                                                                 the provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
Guaranty National Insurance Company                           CO     80112       Right of Entry (Roe) 9800 South Meridian Boulevard
Gunbarrel City Centre LLC                                     CO     80301       Right of Entry (Roe) @ 6685 Gunpark Dr
Guy Gibson                                                    CA     95815       Right of Entry (Roe) @ 1236 Arden Way
Gwen Kaplan & Royce Dyer                                      CA     94103       Right of Entry (Roe) @ 2757 16th St
H.L. YOH COMPANY, LLC                                         PA     19103       Consulting Services
Hamilton Oil Building Partnership                             CO     80202       Right of Entry (Roe) @ 1560 Broadway
Harbor Master                                                 CA     94501       Right of Entry (Roe) @ 1150 Ballena Blvd
Harding, Dahm & Company                                       IN   46858-1448    Pop site @ 333 E. Washington, Ft Wayne, IN
Harold L. & Phyllis Anderson, Trustees                        CA     91748       Right of Entry (Roe) @ 19047 San Jose Ave.
    for the Anderson Family Trust
Harry A. Altman Family Trust                                  CA     90401       Right of Entry (Roe) @ 1344 4th Street
HASSLER COMMUNICATIONS SYSTEMS TECHNOLOGY, INC.               OH     45431       Collocation space agreement
Hauser Living Trust                                           CA     90703       Right of Entry (Roe) @ 11441 Beach Street
HBJ Partnership                                               CA     90046       Right of Entry (Roe) @ 7601 Sunset Blvd
HCF Inc. c/o 21st Century Investments                         CA     95742       Right of Entry (Roe) @ 11347 Folsom Blvd
Health South                                                  TX     78222       Right of Entry (Roe) @ 4243 Southcross
Herman Blum Trust                                             CA     91353       Right of Entry (Roe) @ 9301 Borden Ave
Hesta Associates LTD Partnership                              NC     28202       Right of Entry (Roe) @ 277 West Trade Street
HEYBURN BUILDING                                              KY     40202       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 332 W. Broadway, Louisville, KY
HID Corporation                                               CA   92618-1905    Software license agreement dated 4/12/99
                                                                                 (Part No. 1050 ABNOO, Software Serial V11301;
                                                                                 Hardware Serial No. 1299-12GPG
High Ten Partners Inc.                                        CA     91801       Right of Entry (Roe) @ 1611 S Garfield Ave
High Ten Partners Inc.                                        CA     91748       Right of Entry (Roe) @ 19220 E. Colima Rd
Highland Ditch Company                                        CO     80504       Right of Way / Ditch Agreement
Highwoods Forsyth, LP                                         NC     28217       ROE @ 2 Parkway Plaza Blvd Charlotte, NC 28217
HNS Partners c/o Jetro Cash & Carry Enterprises               CA     94607       Right of Entry (Roe) @ 105 W Embarcadero
Hodson Family Trust                                           OH     45432       Right of Entry (Roe) @ 1356 N. Fairfield Road
Holme Roberts & Owen                                          CO     80274       Right of Entry (Roe) @ 1740 Broadway
Hope & Flower, LLC                                            CA     90017       Right of Entry (Roe) @ 700 S Flower St
Hopkins Family Trust                                          CA     94087       Right of Entry (Roe) @ 1055 Sunnyvale Saratoga
Horizon Partners                                              CA     94612       Right of Entry (Roe) @ 1629 Telegraph
HP Inc. on behalf of LBHI for 2000 PBL                        TN     37238       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 315 Deaderick St., Nashville, TN
HSW Partnership                                               TN     37203       Right of Entry (Roe) @ 2817 W End Ave
Hughes Communications Satellite Services, Inc.                CO     80104       Right of Entry (Roe) @ 5454 Garton Road
Humana Inc                                                    KY     40202       Right of Entry (Roe) @ 101 West Main Street
Humana Inc                                                    KY     40202       Right of Entry (Roe) @ 500 West Main Street
Hung Fung Holdings                                            CA     91401       Right of Entry (Roe) @ 5605 Woodman Ave
IBM                                                           NC     28262       Right of Entry (Roe) @ 8501 IBM Drive
ICC Texas Holdings, L.P.                                      TX     79902       Pop site @ 4050 Rio Bravo, El Paso, TX
IDS Life Insurance Company                                    CA     94826       Right of Entry (Roe) @ 8745 Folsom Blvd
ILLUMINET                                                     KS     66210       Carrier SS7
ILLUMINET INC                                                 WA     98503       ISUP Messaging service/SS7
ILLUMINET INC                                                 WA     98503       SS7 services & local number portability
Independence Tower Ltd                                        OH     44122       Right of Entry (Roe) @ 5755 Granger Rd
Independent Telecommunications Network                        KS     66210       Carrier
Infinet Company                                               VA     23510       Collocation space agreement
Information Handling Service                                  CO     80112       Right of Entry (Roe) @ 15 Inverness Way
Information Handling Service                                  CO     80111       Right of Entry (Roe) @ 6160 S Syracuse Way
Intella II                                                    CA     94103       Collocation space agreement
Interactive Communication Systems                             CO     80903       Collocation space agreement
Interlocken Hotel Co.                                         CO     80021       Right of Entry (Roe) @ 292 Interlocken Blvd
Interlocken Hotel Co.                                         CO     80021       Right of Entry (Roe) @ 292 Interlocken Blvd
Interlocken Hotel Co.                                         CO     80021       Right of Entry (Roe) @ 555 Eldorado Blvd
Interlocken, Ltd                                              CO     80021       Type 3 Equipment @ 262 Interlocken Blvd.,
                                                                                 Broomfield, CO
Intermedia Communications                                     FL     33619       Conduit purchase and exchange agreement
Intermedia Communications                                     FL   32891-5238    PURCHASED PRI, PRIVATE LINE, COLLO
                                                                                 & LEASES CONDUIT FROM INTERMEDIA
Intermedia Resources                                          CA     94611       Special Access
Intermountain Electric, Inc.                                  CO     80223       Pole attachment
International Gateway West LLC                                WA     98168       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 12201 Tukwila Blvd., Tukwila, WA
International Marine Products                                 CA     90014       Right of Entry (Roe) @ 500 E 7th St
Internet Connect                                              CA     90292       Collocation space agreement
Intrinsic Ventures, Inc.                                      CA     94025       Right of Entry (Roe) @ 1931 Old Middlefield Rd
Inverness Associates 1                                        CO     80112       Right of Entry (Roe) @ 1 Inverness Drive East
Inverness Associates-23                                       CO     80111       Right of Entry (Roe) @ 313-315 Inverness Way S
Investmark Realtors                                           OH     45414       Right of Entry (Roe) @ 5217 Wadsworth Rd
Investors Trust Property Co                                   CA     92648       Right of Entry (Roe) @ 20422 Beach Blvd
IP Telephony                                                  CO     80235       Collocation space agreement
IPM Associates LLC                                            CO     80246       Right of Entry (Roe) @ 1660 Lincoln Ave
IPVOICE Communications, Inc.                                  CO     80123       Collocation space agreement
IRP Sunset, LLC                                               CA     90069       Right of Entry (Roe) @ 9000 Sunset Blvd
ISP Alliance                                                  GA     30005       Collocation space agreement
iStar Real Estate Services                                    CO     80111       Right of Entry (Roe) @ 6162 South Willow Drive
IT Outsourcing                                                CA     95017       Collocation agreement
J Street Partners                                             CA     95819       Right of Entry (Roe) @ 5609 J St
J.O. Vandervoort Trust                                        CA     90638       Right of Entry (Roe) @ 14385 Industry Circle
Jack and Alice Tu                                             CA     91715       Right of Entry (Roe) @ 17065 Green Dr
Jade Properties                                               CA     95742       Right of Entry (Roe) @ 11290 Sunrise Gold Circle
James J. Fischer, Trust                                       AZ     85282       Equip. Install. Agrmt. (ROE) @ 2124 Huntington Dr.
James T. Henry                                                CA     90025       Right of Entry (Roe) @ 2050 S. Bundy Drive
James W. Fields                                               CA     95742       Right of Entry (Roe) @ 11330 Sunrise Park Dr
JB Carter                                                     CA     95691       Right of Entry (Roe) @ 724 Harbor Blvd
JB Company                                                    CA     95827       Right of Entry (Roe) @ 10161 Croydon Way
JB Company                                                    CA     95834       Right of Entry (Roe) @ 903 W N Market Blvd
Jean Van Arsdale                                              CA     92120       Right of Entry (Roe) @ 4616 Mission Gorge Pl
Jeppesen Sanderson, Inc.                                      CO     80112       Right of Entry (Roe) @ 55 Inverness Drive East
JER Denver LLC                                                CO     80295       Right of Entry (Roe) @ 1860 Lincoln Ave
Jerry Roach                                                   CO     80033       Right of Entry (Roe) @ 6545 W 44th
Jersey Business Park                                          CA     91730       Right of Entry (Roe) @ 10700 Jersey Blvd
Jetro Cash & Carry                                            CA     90058       Right of Entry (Roe) @ 2300 E 57th St
Jetro Cash & Carry                                            CA     90805       Right of Entry (Roe) @ 2300 E 67th St
John Epstein                                                  CA     91313       Right of Entry (Roe) @ 9611 Canoga Avenue
John J. Fedor                                                 OH     43235       Right of Entry (Roe) @ 3510 Snouffer Rd
John J. Fedor                                                 OH     43235       Right of Entry (Roe) @ 3520 Snouffer Rd
John J. Fedor                                                 OH     43234       Right of Entry (Roe) @ 3530 Snouffer Rd
John Morgan                                                   CA     95812       Right of Entry (Roe) @ 816 H St
John Nemec                                                    CA     94608       Right of Entry (Roe) @ 1315 63rd St
John Stewart & Company                                        CA     94133       Equip. Install. Agrmt. (ROE)
                                                                                 @ 580 - 18th St., Oakland, CA
John W.  McCray,  Trustee                                     CA     91719       Right of Entry (Roe) @ 1325 Pico St
John Yetto                                                    CA   96628-4400    Right of Entry (Roe) @ 4778 Dewey Drive
Johnnie Chuoke                                                TX     78148       Right of Entry (Roe) @ 350 East Aviation Blvd
Johnson and Higgins                                           CO     80202       Insurance services - certificate of liability
Johnson Investments, Inc                                      CO     80525       Right of Entry (Roe) @ 315 Oak St
Joseph Robert Martin                                          CA   92069-5106    Right of Entry (Roe) @ 1780 Lacosta Meadows Drive
Joshua Schechter                                              TX                 Right of Entry (Roe) @ 7300 Blanco Road
JR & CR                                                       CA     95827       Right of Entry (Roe) @  10491 Old Plrville Rd
JTR Land & Cattle Company                                     CO     80301       Right of Entry (Roe) @ 5718 Central Ave
Julian Sotomey                                                CA     94807       Right of Entry (Roe) 380 Embarcadero
Julius Nasach                                                 CA     91361       Right of Entry (Roe) @ 2277 Townsgate Rd
Juniper Investment Company                                    CO     80903       Right of Entry (Roe) @ 3 North Tejon
Juzer Saifee                                                  CA     91303       Right of Entry (Roe) @ 22001 Sherman Way
JWC Family LLC                                                TN     37211       Right of Entry (Roe) @ 4015 Travis Drive
K C Schnieder                                                 CO     80301       Right of Entry (Roe) @ 2100 Central Ave
Kaiser Center Inc.                                            CA     94612       Right of Entry (Roe) @ 300 Lakeside Drive
Kaiser Permanente                                             CO     80218       Right of Entry (Roe) @ 2045 S Franklin St
Karl Potter                                                   CA     95838       Right of Entry (Roe) @ 3904 Winters St
KCNC TV Channel 4                                             CO     80203       Right of Entry (Roe) @ 1044 Lincoln Ave
KCRA-TV                                                       CA     95814       Type 3 Equipment @ 310 N. 10th St., Sacramento, CA
Kelcher Real Estate Services, Inc.,                           AZ     85004       Right of Entry (Roe) @ 234 North Central Ave
Ken Ruby Construction                                         CA     90250       Right of Entry (Roe) @ 2205 126th St
Ken Swanson                                                   CA     95035       Right of Entry (Roe) @ 180 Hillview Drive
Kenney Family Partnership                                     OH     43229       Easement & Right of Entry (Roe) @ 6185 Huntley
Kenstep Corporation                                           CO     80111       Right of Entry (Roe) @ 5340 South Quebec Street
Kettering Tower                                               OH     45423       Type 3 Equipment @ Kettering Tower,
                                                                                 40 N. Main St., Ste 1290 & 1285, Dayton, OH
Key Services Corporation                                      OH     44106       Right of Entry (Roe) @ 10450 Superior Avenue
Key Services Corporation                                      OH     44134       Right of Entry (Roe) @ 1125 W. Pleasant Valley Road
Key Services Corporation                                      OH     44106       Right of Entry (Roe) @ 11309 Euclid Avenue
Key Services Corporation                                      OH     44104       Right of Entry (Roe) @ 11461 Buckeye Road
Key Services Corporation                                      OH     44107       Right of Entry (Roe) @ 11701 Detroit Avenue
Key Services Corporation                                      OH     44136       Right of Entry (Roe) @ 12241 Pearl Road
Key Services Corporation                                      OH     44114       Right of Entry (Roe) @ 127 Public Square
Key Services Corporation                                      OH     44105       Right of Entry (Roe) @ 13215 Miles Avenue
Key Services Corporation                                      OH     44111       Right of Entry (Roe) @ 13681 Lorain Avenue
Key Services Corporation                                      OH     44118       Right of Entry (Roe) @ 13998 Cedar Road
Key Services Corporation                                      OH     44124       Right of Entry (Roe) @ 1400 Som Center Road
Key Services Corporation                                      OH     44120       Right of Entry (Roe) @ 14006 Kinsman Road
Key Services Corporation                                      OH     44107       Right of Entry (Roe) @ 1435 Warren Road
Key Services Corporation                                      OH     44121       Right of Entry (Roe) @ 14481 Cedar Road
Key Services Corporation                                      OH     44112       Right of Entry (Roe) @ 14501 Euclid Avenue
Key Services Corporation                                      OH     44145       Right of Entry (Roe) @ 1491 Columbia Road
Key Services Corporation                                      OH     44110       Right of Entry (Roe) @ 15000 Saint Clair Avenue
Key Services Corporation                                      OH     44110       Right of Entry (Roe) @ 15619 Waterloo Road
Key Services Corporation                                      OH     44137       Right of Entry (Roe) @ 15880 Broadway
Key Services Corporation                                      OH     44111       Right of Entry (Roe) @ 17138 Lorain Avenue
Key Services Corporation                                      OH     44115       Right of Entry (Roe) @ 1718 Euclid Avenue
Key Services Corporation                                      OH                 Right of Entry (Roe) @ 17747 Chillicothe Avenue
Key Services Corporation                                      OH     44134       Right of Entry (Roe) @ 1808 Snow Road
Key Services Corporation                                      OH     44112       Right of Entry (Roe) @ 18235 Euclid Avenue
Key Services Corporation                                      OH     44118       Right of Entry (Roe) @ 1836 Conventry Road
Key Services Corporation                                      OH     44116       Right of Entry (Roe) @ 19111 Detroit Road
Key Services Corporation                                      OH     44113       Right of Entry (Roe) @ 2047 Center Road
Key Services Corporation                                      OH     44116       Right of Entry (Roe) @ 20633 Center Road
Key Services Corporation                                      OH     44137       Right of Entry (Roe) @ 20980 Libby Road
Key Services Corporation                                      OH     44123       Right of Entry (Roe) @ 22481 Lake Shore Blvd
Key Services Corporation                                      OH     44122       Right of Entry (Roe) @ 24600 Chagrin Blvd
Key Services Corporation                                      OH                 Right of Entry (Roe) @ 26091 Brookpark Road
Key Services Corporation                                      OH     44122       Right of Entry (Roe) @ 26300 Cedar Road
Key Services Corporation                                      OH     44140       Right of Entry (Roe) @ 27323 Wolf Road
Key Services Corporation                                      OH     44145       Right of Entry (Roe) @ 29900 Detroit Road
Key Services Corporation                                      OH     44124       Right of Entry (Roe) @ 30200 Chagrin Blvd
Key Services Corporation                                      OH     44118       Right of Entry (Roe) @ 3099 Mayfield Road
Key Services Corporation                                      OH     44095       Right of Entry (Roe) @ 31000 Lake Shore Blvd
Key Services Corporation                                      OH     44139       Right of Entry (Roe) @ 33493 Aurora Road
Key Services Corporation                                      OH     44111       Right of Entry (Roe) @ 3370 W 117th Street
Key Services Corporation                                      OH     44122       Right of Entry (Roe) @ 3370 Warrensville Center Rd
Key Services Corporation                                      OH     44118       Right of Entry (Roe) @ 3550 Mayfield Road
Key Services Corporation                                      OH     44114       Right of Entry (Roe) @ 3601 Chester Ave
Key Services Corporation                                      OH     44212       Right of Entry (Roe) @ 3816 Center Road
Key Services Corporation                                      OH     44022       Right of Entry (Roe) @ 4 N. Main Street
Key Services Corporation                                      OH     44103       Right of Entry (Roe) @ 4008 Saint Clair Avenue
Key Services Corporation                                      OH     44126       Right of Entry (Roe) @ 4425 W 220th Street
Key Services Corporation                                      OH     44121       Right of Entry (Roe) @ 4461 Mayfield Road
Key Services Corporation                                      OH     44125       Right of Entry (Roe) @ 4967 Turney Road
Key Services Corporation                                      OH     44144       Right of Entry (Roe) @ 5000 Tiedeman
Key Services Corporation                                      OH     44144       Right of Entry (Roe) @ 5300 Memphis  Avenue
Key Services Corporation                                      OH     44127       Right of Entry (Roe) @ 5703 Broadway
Key Services Corporation                                      OH     44103       Right of Entry (Roe) @ 5900 Saint Clair Avenue
Key Services Corporation                                      OH     44130       Right of Entry (Roe) @ 6284 Pearl Road
Key Services Corporation                                      OH     44129       Right of Entry (Roe) @ 6300 Brookpark Road
Key Services Corporation                                      OH     44131       Right of Entry (Roe) @ 6424 Royalton Road
Key Services Corporation                                      OH     44130       Right of Entry (Roe) @ 6821 Pearl Road
Key Services Corporation                                      OH     44143       Right of Entry (Roe) @ 691 Richmond Road
Key Services Corporation                                      OH     44119       Right of Entry (Roe) @ 701 East 185th Street
Key Services Corporation                                      OH     44129       Right of Entry (Roe) @ 7400 W. Ridgewood Street
Key Services Corporation                                      OH     44141       Right of Entry (Roe) @ 7500 Chippewa Road
Key Services Corporation                                      OH     44115       Right of Entry (Roe) @ 900 Euclid Ave
Key Services Corporation                                      OH     44106       Right of Entry (Roe) @ 9411 Euclid Avenue
Key Services Corporation                                      OH     44195       Right of Entry (Roe) @ 9500 Euclid Avenue
KFORCE.COM                                                    TX   75397-0956    Consulting services
Kilroy Realty, L.P.                                           CA     92841       Right of Entry (Roe) @ 12822 Monarch Street
Kimco Development Corporation                                 OH     45440       Right of Entry (Roe) @ 5959 Bigger Road
Kimco Development of Kettering                                OH     45423       Right of Entry (Roe) @ 40 North Main Street
King Management Company                                       OH     44122       Right of Entry (Roe) @ 4500 Rockside Rd
King Management Company                                       OH     44122       Right of Entry (Roe) @ 6133 Rockside Rd
King Management Company                                       OH     44122       Right of Entry (Roe) @ 6155 Rockside Rd
Kinyo Company                                                 CA     91746       Right of Entry (Roe) @ 14235 Lomitas Ave
Klaus Kretchmer                                               CA     94080       Right of Entry (Roe) @ 514 Eccles Ave
KMC Partners, LP                                              CA     92122       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 8951 Complex Dr., San Diego, CA

Koll Center Irvine #2                                         CA     92612       Right of Entry (Roe) @ 18500 Von Karman Ave
KPMG PEAT MARWICK                                             CO     80202       Professional services
Kurt Duncan                                                   CA     92103       Right of Entry (Roe) @ 3636 4th Ave
Kurt S. Legler Building Account                               NY     14580       Pop site @ 1260 Creek St., Webster, NY
Kyle Deaton                                                   CO     80516       Type III equipment site
                                                                                 @ 3825 Newport St., Denver, CO
Kyle Jones                                                    AZ                 Right of Entry (Roe) @ 3660 North 3rd Street
Lafayette Tech Center LLC                                     CO     80026       Hole in the ground agreement no.1
                                                                                 re: Lafayette Tech Center Business
                                                                                 Park dated 11/17/99.
Lainer Investments                                            CA     91311       Right of Entry (Roe) @ 9800 Variel
Lake Centre Plaza, LTD, LLLP                                  CO   80301-2339    Right of Entry (Roe) @ 5435 Airport Blvd
Landmark Management                                           OH     44308       Right of Entry (Roe) @ 7 W Bowery
Larry Mathews                                                 CA     94107       Right of Entry (Roe) @ 360 Ritch St
LaSalle Fund III                                              TN     37214       Right of Entry (Roe) @ 555 Marriott Dr
LaSalle Partners Asset Management LTD                         NC     28202       Right of Entry (Roe) @ 101 South Tyron Street
   as Managing Agents for Granyette Inc.,
LBJ Brown Building, L.P.                                      TX     78701       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 114 W. 7th, Austin, TX
LCI INTERNATIONAL MGMT SRVCS INC                              OH     43016       Fiber optic lease agreement
Leader Hospitality                                            CA     92691       Right of Entry (Roe) @ 26328 Oso Pkwy
Leane Kooyman                                                 CA     94704       Right of Entry (Roe) @ 2221 Shattuck Ave
Leavenworth Health Services Corp                              CO     80210       Right of Entry (Roe) @ 1835 Franklin Street
LeBeau Emblem Co.,  Inc.                                      CA     90001       Right of Entry (Roe) @ 1500 E Gage Ave
Lee McNabb                                                    CA     94587       Right of Entry (Roe) @ 700 Bradford Way
Leetsdale LLC                                                 CO     80224       Right of Entry (Roe) @ 6825 E Tennessee
Legacy 101 University LLC                                     CO     80206       Right of Entry (Roe) @ 101 University Blvd
Lenox Towers (Bld 3400)                                       GA     30328       Leased offices of NikoNet
                                                                                 @ 5901 A Peachtree Dunwoody Rd., Atlanta, GA
Lepaw Ltd                                                     CO     80112       Right of Entry (Roe) @ 391 Inverness Drive South
Lepaw Ltd                                                     CO     80112       Right of Entry (Roe) @ 393 Inverness Drive South
Les Paulick                                                   TX     78216       Right of Entry (Roe) @ 950 Isom Road
LeSea Broadcasting Inc                                        CO     80112       Right of Entry (Roe) @ 12999 E Jamison
LEVEL 3 COMMUNICATIONS LLC                                    CO     80021       Conduit lease agreement
Levey & Company                                               OH     44307       Right of Entry (Roe) @ 157 W Cedar
Levey & Company                                               OH     44320       Right of Entry (Roe) @ 1585 Frederick Blvd
Levey & Company                                               OH     44307       Right of Entry (Roe) @ 185 W Cedar
Levitt, Levitt and Lugash                                     CA     93065       Right of Entry (Roe) @ 1900 Los Angeles Ave
Li Mei-Chen Chen                                              CA     92705       Right of Entry (Roe) @ 1823 E 17th St
Liberty Square Partnership                                    CA     90715       Right of Entry (Roe) @ 11401 E Carson St
Linda Adams                                                   CA     92075       Right of Entry (Roe) @ 531 Stevens Ave E
LINKNET, INC.                                                 UT     84101       Collocation space agreement
Lino Properties                                               OH     43220       Right of Entry (Roe) @ 3240 W Henderson Road
Lockheed Martin IMS                                           DC     20005       Carrier Agreement
Lockheed Martin IMS                                           DC     20005       Carrier Agreement
Lockheed Martin IMS                                           DC     20005       Carrier Agreement
Lockheed Martin IMS                                           DC     20005       Carrier Agreement
Lockheed Martin IMS                                           DC     20005       Carrier Agreement
Lori A. Halligan Manfroy                                      CA     95070       Right of Entry (Roe) @ 117 Easy St
Los Angeles Police Revolver & Athletic Club                   CA     90012       Right of Entry (Roe) @ 1880 N Academy Drive
Lottie Rose                                                   CA     94608       Right of Entry (Roe) @ 5920 San Pablo Ave
Louart Corporation                                            CA     90025       Right of Entry (Roe) @ 1545 Sawtell Blvd
LOUISVILLE GAS & ELECTRIC                                     KY     40202       Agreement allowing ICG to enter public right of
                                                                                 way to lay or maintain existing fiber, underground
                                                                                 or above ground.
LTG                                                           OH     45415       Right of Entry (Roe) @ 7651 N. Main Street
LTV Steel Company                                             OH     44105       Right of Entry (Roe) @ 1555 Harvard Road
LTV Steel Company                                             OH     44127       Right of Entry (Roe) @ 3100 East 45th Street
LTV Steel Company                                             OH     44113       Right of Entry (Roe) @ 315 Clark Avenue
LTV Steel Company                                             OH     44105       Right of Entry (Roe) @ 3175 Independence Blvd
LTV Steel Company                                             OH     44109       Right of Entry (Roe) @ 3341 Jennings Road
LTV Steel Company                                             OH     44105       Right of Entry (Roe) @ 3421 Independence Blvd
LTV Steel Company                                             OH                 Right of Entry (Roe) @ 3430 Old Campbell Road
Luby's Inc.                                                   TX     78258       Right of Entry (Roe) @ 18206 Blanco Road
Luby's Inc.                                                   TX     78217       Right of Entry (Roe) @ 8511 Tesoro
Lumberyard Retail Investments, LLC                            CA     92024       Right of Entry (Roe) @ 937 S Coast Hwy 101
Lumberyard Retail Investments, LLC                            CA     92024       Right of Entry (Roe) @ 967 S Coast Hwy 101
M & H Realty Partners II, LP                                  CA   91765-3443    Right of Entry (Roe) @ 21321 Cold Springs Lane
M.B. Management Company                                       CA     90401       Right of Entry (Roe) @ 1106 Broadway
MAB Services, Inc.                                            CA     90026       Right of Entry (Roe) @ 2121 W. Temple St
Macinkowski Family L.P.                                       CA     95054       Right of Entry (Roe) @ 526 Laurelwood Rd
Mack Cali Realty LP                                           NJ     07016       Right of Entry (Roe) @ 400 Inverness Dr South
Mack Cali Realty LP                                           CO     80112       Right of Entry (Roe) @ 9359 E Nichols
MacLaughlin & Company                                         CA     95651       Right of Entry (Roe) 3861 Channel Drive
Madonja Investments Limited Inc.                              OH     45459       Equipment Installation Agrmt. dtd 6/08/1998
Maguire/Thomas Partners-Library Square Ltd.                   CA     90071       Right of Entry (Roe) @ 633 West Fifth Street
Main St. Buildings Santa Anan, LLC                            CA     92701       Right of Entry (Roe) @ 1055 N Main St
Malcolm P. Wardlaw                                            TX     78229       Right of Entry (Roe) @ 7410 John Smith
Malrite Communications Group, Inc.                            OH     44134       Right of Entry (Roe) @ 2135 W Ridgewood Dr
Malrite Communications Group, Inc.                            OH     44134       Right of Entry (Roe) @ 4800 Bruening Dr
Management Recruiters                                         TX                 Right of Entry (Roe) @ 7272 Wurzbach
Mancini Properties                                            CA     95815       Right of Entry (Roe) @ 1805 Tribute Road
Mancini Properties                                            CA     95815       Right of Entry (Roe) @ 1807 Tribute Road
Mandrake Properties Associates                                CO     80112       License Agrmt. (ROE) @ 9250 E. Costilla Rd.
Mani Brothers, LLC                                            CA     90401       Right of Entry (Roe) @ 1401 Ocean Ave
Marathon Development Company Inc.                             CA     92618       Right of Entry (Roe) @ 4 Venture
Marathon Development Company Inc.                             CA                 Right of Entry (Roe) @ 6 Venture
Margarett H. Relles Trust, et al                              CA     95816       Right of Entry (Roe) @ 2400 J St
Marie L. Hind                                                 CA     90038       Right of Entry (Roe) @ 6650 Santa Monica Blvd
Mariner Development Company                                   CA     94501       Right of Entry (Roe) @ 2236 Mariner Square Dr
   c/o John Beery Organization
Mariner's Telecom Group, Inc.                                 CA     90733       Collocation space agreement
Mariners' Telecommunications Group                            CA     90733       Special Access
Mark and Bill Bucher                                          CA     92780       Right of Entry (Roe) @ 18002 Irvine Blvd
Mark IV Capital Inc                                           CA     92718       Right of Entry (Roe) @ 101 Pacifica
Mark Rosenburg                                                CA     94825       Right of Entry (Roe) @ 2235 Park Towne Circle
Marketing Advocates, Inc.                                     CO     80128       Consulting services
Market-Post Tower, Inc.                                       CA     95113       Building Entrance Agrmt. (ROE) @ 55 S. Market
Marlin Investments                                            CA     91722       Right of Entry (Roe) @ 712 Arrow Grand Cir
Marvin Felman                                                 OH     45402       Right of Entry (Roe) @ 115 East Third Street
Marvin Felman                                                 OH     45402       Right of Entry (Roe) @ 24 North Jefferson Street
Mass Mutual Life Insurance Co.                                CO     80203       Right of Entry (Roe) @ 1775 Sherman St
Mass Mutual Life Insurance Co.                                CO     80203       Right of Entry (Roe) @ 1776 Sherman St
Massachusetts Mutual Life Insurance Co                        TN     37203       Right of Entry (Roe) @ 200 4th Ave N
Max J. & Marjorie N. Breitenbach                              CA     92106       Right of Entry (Roe) @ 3020 Cannon St
MAXIM GROUP                                                   GA   30384-8572    Temporary employees
Maytag Corporation                                            CA     91746       Right of Entry (Roe) @ 245 N. Vineland
McAllister Tower                                              CA     94102       Right of Entry (Roe) @ 100 Mc Allister St
McCarthy and Stenson                                          CA     95816       Right of Entry (Roe) @ 2100 Capitol Ave
MCI Telecommunications Corporation                            OH                 Right of Entry (Roe) @ 12300 Ridge Road
MCI Telecommunications Corporation                            FL   32901-4706    Right of Entry (Roe) @ 1901 South Harbour City Blvd
MCI Telecommunications Corporation                            TX     78701       Right of Entry (Roe) @ 702 Colorado
MCImetro Access Transmission Services                         DC     20036       Master Services Agreement ( Special Access)
MCIMETRO ACCESS TRANSMISSION                                  VA     22102       Fiber Lease
   SERVICES, INC (MCI ME
MCIMETRO ACCESS TRANSMISSION SERVICES, INC.                   TX     75082       Local Loop
MCIMETRO ACCESS TRANSMISSION SRVC                             TX     75082       Fiber master agreement
MCLEOD USA                                                    WI   53201-3243    IRU agreement
MCLEOD USA TELECOMMUNICATIONS INC                             IA   52406-3177    Fiber optic joint construction
MCLEODUSA TELECOMM. SVCS.                                     IA   52406-3177    Fiber capacity agreement
McNeil Real Estate Fund XXV, LP                               CA     90802       Right of Entry (Roe) @ 555 E Ocean Blvd.
McRoskey / Armacost Real Estate Operating Co, LLC             CA     90024       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @1905 Armacost, Los Angeles, CA
MEGSINET                                                      IL     60610       Collocation space agreement
Meidinger Associates, LLC                                     KY     40202       Right of Entry (Roe) @ 462 S 4th Ave
Meiser and Jacquet                                            CA     92108       Right of Entry (Roe) @ 3636 Camino Del Rio N
Melbourne International Communications LTD                    FL     32905       Right of Entry (Roe) @ 2571 N.E. Kirby Avenue
Melvin Olsen                                                  CO     80903       Right of Entry (Roe)
                                                                                 @ 212 E Monument & 214 E Monument
Memorial Health Services                                      CA     92683       Right of Entry (Roe) @ 7677 Center Drive
Meridian Associates West                                      CO                 Easement in Meridian Office Park,
                                                                                 Douglas County, CO dtd 8/30/1996
Meridian Associates West & Bradbury Family Part.              CO                 Utility easement in Douglas County,CO dtd 8/20/1991
MERIDIAN METROPOLITAN DISTRICT                                CO     80112       Conduit use agreement
Meridian Metropolitan District                                CO     80112       Right of Entry (Roe) @ 12111 E Belford Ave
Meridian Realty Service                                       NC     27101       Pop site @ 227 W 5th St., Winston Salem, NC
METLIFE                                                       IL     60504       Employee Insurance Policy
METROMEDIA FIBER NETWORK SERVICES, INC.                       NY     10601       Pole and dark fiber lease
METROPOLITAN GOV'T OF NASHVILLE                               TN     37201       Agreement allowing ICG to enter public right of
                                                                                 way to lay or maintain existing fiber,
                                                                                 underground or above ground.
Metropolitan Life                                             CA     95841       Equipment Installation Agrmt. @ 4741 Madison Ave
MFS NETWORK TECHNOLOGIES INC                                  NE     68102       Fiber in Oakland.
Miamisburg Commerce Park                                      OH     45342       Right of Entry (Roe) @ 2277 Mau Road
MIBX                                                          CA     95113       Right of Entry (Roe) @ 31 N 2nd St
Michael Daly et al                                            CA     95742       Right of Entry (Roe) @ 3790 Omec Circle
Michael Thomas                                                CA     95828       Right of Entry (Roe) @ 1111 Howe Ave
Mickey Gold                                                   NC     28202       Right of Entry/License Agreement
Micromuse Inc.                                                CA     94107       Software and support services
Micromuse Inc.                                                CA     94107       Software and support services
MICROSOFT CORPORATION                                         WA     98052
MICROSOFT CORPORATION                                         WA     98199
Microsoft Corporation                                         WA   98052-6399    MASTER CONSULTING
Microsoft Corporation                                         WA   98199-3239    SOFTWARE LICENSE
Midwest Holding Corp. #14-Westshore Center                    TN     38148       Pop site @ 1715 N. Westshore, Tampa, FL
MILE HIGH ONLINE                                              CO     80222       License agreement for Meridian.
Miller Graphics Inc.                                          CA     91706       Right of Entry (Roe) @ 4550 Little John St
Miller-Valentine Partners                                     OH     45414       Right of Entry (Roe) @ 6520 Poe Avenue
Miller-Valentine Partners                                     OH     45342       Right of Entry (Roe) @ Two Prestige Place
Milliken Business Center                                      CA     91761       Right of Entry (Roe) @ 4375 Lowell Street
Mindspring Enterprises, Inc.                                  GA     30309       Special Access
MIP Properties, Inc.                                          CA     90802       Right of Entry (Roe) @ 110 Pine Ave
Mitsubishi Motors Sales Corporation of America                CA     91748       Right of Entry (Roe) @ 17665 Caselton St
MNE General Partnership                                       CA     95815       Right of Entry (Roe) @ 2360 Harvard St
Montgomery Management Company                                 CA     90069       Right of Entry (Roe) @ 8642 Sunset Blvd
Moore                                                         CO     80111       Accounts payable check printer
Morris Investments                                            OH     45439       Right of Entry (Roe) @ 1887 Southtown Blvd
MOUNTAIN VIEW ELECTRIC                                        CO   80828-1600    Pole attachment
Mr. Ashish Vibhakar                                           CA     90505       Right of Entry (Roe) @ 23639 Hawthorne Blvd
Mr. Bruce Beach and Mr. Donald Beach                          CA     90401       Right of Entry (Roe) @ 310 Wilshire Blvd
Mr. Costas Fergagis                                           CA     91101       Right of Entry (Roe) @ 539 E Villa
Mr. David Vickter                                             CA     90025       Right of Entry (Roe) @ 1653 S La Cienega Blvd
Mr. Eddie Talbot                                              CA     90254       Right of Entry (Roe) @ 950 Aviation Blvd
Mr. Gary Wagner                                               CA     91406       Right of Entry (Roe) @ 1600 Strathern St
Mr. James J. Fischer, Trust                                   CA     91108       Right of Entry (Roe) @ 2124 Huntington Dr
Mr. Keyhan Moghaddam                                          CA     91405       Right of Entry (Roe) @ 15101 Keswick St
Mr. Mike Nazarian                                             CA     90036       Right of Entry (Roe) @ 7122 Beverly Blvd
Mr. Robert Kramer                                             CA     90404       Right of Entry (Roe) @ 1229 Santa Monica Blvd
Mr. Robert Leung                                              CA     91170       Right of Entry (Roe) @ 8632 E Valley Blvd
Mr. Seymour Rosenblum                                         CA     91607       Equipment Installation Agreement (ROE)
                                                                                 @ 5315 Laurel Canyon Blvd.
Mr. Sheldon Plutsky                                           CA     91505       Right of Entry (Roe) @ 4540 Valerio St
Mr. Stam Blaustein                                            CA     90266       Right of Entry (Roe) 3713 Highland Ave
Mr. Uri Mandelbaum                                            CA     91402       Right of Entry (Roe) @ 14857 Roscoe Blvd
Mr. Walter Huang                                              CA     91745       Right of Entry (Roe) @ 15237 Proctor Ave
Ms. Marsha Cummins                                            CA     91605       Right of Entry (Roe) @ 6855 Vineland Ave
Munco Inc.                                                    CA     90806       Right of Entry (Roe) @ 3450 Spring Street
Municipal Government                                          CO     80903       Right of Entry (Roe) @ 102 S Tejon
Murakai Coporation                                            CA     90248       Right of Entry (Roe) @ 1740 W Artesia Blvd
Murray Seidner                                                CA     91724       Equipment Installation Agreement (ROE)
                                                                                 @ 20422 Beach Blvd., Huntington Beach, CA
Myers Baker & Associates                                      CA     95742       Right of Entry (Roe) @ 3480 Sunrise Blvd
Myron Oats                                                    CA     95822       Right of Entry (Roe) @ 5770 Freeport Blvd
N & L, LP                                                     CA     91502       Right of Entry (Roe) @ 400 S Victory Blvd
National Jewish Medical & Research Center                     CO     80206       Right of Entry (Roe) @ 1400 Jackson
NationsBank of North Carolina                                 NC     28211       Right of Entry (Roe) @ 2100 Rexford Road
Nautilus-Pegasus Associates                                   CO     80202       Right of Entry (Roe) @ 950 17th St
Navipath                                                      MA      1803       Collocation space agreement
NCS Trust                                                     KY     40222       Right of Entry (Roe) @ 9000 Wessex Place
Neo Park                                                      OH     44128       Right of Entry (Roe) @ 15501-15401 Neo Parkway
NEO Park Limited                                              OH     44128       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 15467 & 15433 Neo Parkway, Cleveland, OH
Neodata Services Inc                                          CO     80301       Right of Entry (Roe) @ 6707 Winchester Circle
Neodata Services Inc                                          CO     80027       Right of Entry (Roe) @ 833 W South Boulder Road
Network Enhanced Telecom                                      TX     75601       Special Access
NetZero, Inc.                                                 CA     91361       Internet Remote Access Services Agreement
NEUSTAR INC                                                   MD     21275       Carrier Local number portability
NEUSTAR, INC.                                                 IL     60606       LNP service agreement
NEUSTAR, INC.                                                 CA   94520-2561    LNP service agreement
NEW ENGLAND TELEPHONE & TELEGRAPH                             NY     10036       Provides the terms and conditions for
                                                                                 the provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
New Horizon Properties, LTD                                   CA     90703       Equipment Installation Agrmt. (Roe)
                                                                                 @ 12641 E 166th St
NEW YORK TELEPHONE COMPANY                                    NY     14611       Provides the terms and conditions for the
                                                                                 provisioning and invoicing of services
                                                                                 between ICG & ILECs and CLECs
Nexus Properties, Inc.                                        CA     92037       Right of Entry (Roe) @ 11149 N Torrey Pines Road
Nexus Properties, Inc.                                        CA     92122       Right of Entry (Roe) @ 6333 Greenwich Dr
Nexus Properties, Inc.                                        CA     92122       Right of Entry (Roe) @ 6363 Greenwich Dr
NFC                                                           KY     40222       Right of Entry (Roe) @ 9400 Williamsburg Plaza
Niesner Family Trust                                          CA     91402       Right of Entry (Roe) @ 14655 Titus St
NIKONET/QWEST                                                 VA     22203       Carrier agreement
NORFOLK SOUTHERN CORP                                         GA   30384-7531    Right of installing, maintaining, operating, and
                                                                                 removing fiber optic wires or cables over or on
                                                                                  the right of way or property and any tracks of
                                                                                 railway .  Birmingham & Jefferson County - Alabama
NORFOLK SOUTHERN RAILWAY COMPANY                              GA     30308       Charlotte, North Carolina fiber optic wired or
                                                                                 cables located at or near Mecklenburg County.
NORFOLK SOUTHERN RAILWAY COMPANY                              GA     30308       Worthington Franklin County, Ohio - Fiber optic
                                                                                 wires or cables encased within  a 4 inch
                                                                                 conduit located within the confines of
                                                                                 Wilson Bridge Road.
Norge Partnership                                             CO     80206       Right of Entry (Roe) @ 2930 E 3rd Ave
NORTH AMERICAN TELEPHONE NETWORK                              GA     30319       Collocation space agreement
NORTH AMERICAN TELEPHONE NETWORK                              GA     30319       Collocation space agreement
North Sacramento Land Company                                 CA     95815       Right of Entry (Roe) @ 310 Commerce Circle
Northmeadows Investments Inc.                                 WI     54914       Pop site @ 100 W. College Ave, Appleton, WI
Northwestern Mutual Life Insurance Company                    CA     91761       Right of Entry (Roe) @ 1035 S Milliken Ave
Norton Plaza Associates                                       CA                 Right of Entry /License @ 11911 San Vicente
NORWEGIAN CRUISE LINE                                         FL     33326       Faxing Services Agreement
NORWEGIAN CRUISE LINE                                         FL     33126       General Services Agreement
Norwood Tower, LP                                             TX     78701       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 114 W. 7th, Austin, TX
NTS Properties III                                            KY     40223       Right of Entry (Roe) @ 10401 Linn Station Road
O Toole Properties                                            CA     95131       Right of Entry (Roe) @ 2210 O'Toole Ave
O'Connor Development LLC                                      CO     80027       Right of Entry (Roe) @ 382 S Arthur
OHIO EDISON COMPANY                                           OH     44308       Eight mile IRU in Akron.
OHIO EDISON COMPANY                                           OH     44308       Fiber agreement
OHIO EDISON COMPANY                                           OH     44308       Fiber use, pole attachment.
Ohio Edison Tower LLC-066                                     MI   48106-3125    Right of Entry (Roe) @ 76 S Main St
Ohio Restaurant Association                                   OH     43220       Right of Entry (Roe) @ 1525 Bethel Road
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 1 Capital Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 1 Spectrum Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 100 N Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 102 N Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 103 N. Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 104 N Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 105 N Pointe Dt
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 11 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 13 Spectrum Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 15 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 17 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 19 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 2 S Pointe Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 20 Empire Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 21 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92618       Right of Entry (Roe) @ 23 Mauchly Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 23 Spectrum
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 25 Empire Dr
Olen Commercial Realty Corp.                                  CA     92618       Right of Entry (Roe) @ 25 Mauchly Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 25 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92618       Right of Entry (Roe) @ 27 Mauchly Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 27 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2801 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2803 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2805 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2807 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2811 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2813 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2815 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2817 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2819 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2821 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92606       Right of Entry (Roe) @ 2823 McGaw Ave
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 3 Spectrum Point Drive
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 40 Empire Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 5 Spectrum Point Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 60 Empire Dr
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 80 Empire Drive
Olen Commercial Realty Corp.                                  CA     92630       Right of Entry (Roe) @ 9 Spectrum Point Dr
OLIGARCHY DITCH COMPANY                                       CO   80502-1826    Ditch Crossing License Agreement dtd 3/11/1999
Olympic Steel Inc.,                                           OH     44146       Right of Entry (Roe) @ 5096 Richmond Rd
Omni Business Park, LP                                        CA     91761       Right of Entry (Roe) @ 350 Milliken Ave
Omnivest Park, LLP                                            CO     80202       Right of Entry/License Agreement
One American Center                                           AR     72715       Right of Entry (Roe) @ 3100 West End Ave
One Prestige Place Office Building Ltd.                       OH     45342       Right of Entry (Roe) @ One Prestige Place
One Southgate Corporation                                     CO   80233-1222    Right of Entry (Roe) @ 6892 S Yosemite
One Summer Street                                             IL     60611       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ One Summer St., Boston, MA
One Wilshire Arcade Imperial LTD                              CA     90017       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 624 S Grand Ave., Los Angeles, CA
Organizational Synergies                                                         Right of Entry (Roe)
ORIX GF Denver Venture                                        IL     60606       Right of Entry (Roe) @ 9780 South Meridian Blvd
Orley & Lenoia Weaver, Family Trust                           CA     92627       Right of Entry (Roe) @ 1954 Placentia Avenue
Ostendorf Morris c/o Colliers International                   OH                 Right of Entry (Roe) @ 1150 W 3rd Street
Ostendorf Morris Company                                      OH     44115       Type 2 Hub @ 1150 W Third St., Clevland, OH
Ostendorf Morris, Co                                          OH     44113       Type 2 Hub @ 1621 Euclid Ave., Cleveland, OH
Overton, Moore & Associates                                   CA     90220       Right of Entry (Roe) @ 1959 East Cashdan Street
P & H, Ltd.                                                   CO     80112       Right of Entry (Roe) @ 41 Inverness Drive East
PAC BELL                                                      CA     94588       This agreement/contract establishes rules for
                                                                                 the ordering, provisioning, and maintenance of
                                                                                 equipment and facilities between ICG and the signee
PACIFIC BELL                                                  CA   95860-0347    This agreement/contract establishes rules for
                                                                                 the ordering, provisioning, and maintenance of
                                                                                 equipment and facilities between ICG and the signee
PACIFIC BELL MOBILE SERVICES                                  CA     94588       Collocation space agreement
PACIFIC BELL SBC                                              WI     53202       This agreement/contract establishes rules for the
                                                                                 ordering, provisioning, and maintenance of
                                                                                 equipment and facilities between ICG and the signee
PACIFIC CARE OF COLORADO                                      CO     80111       Employee Insurance Policy
Pacific Coast Properties (1)                                  CA     95823       Right of Entry (Roe) @ 6524 44th St
Pacific Coast Properties (2)                                  CA     95823       Right of Entry (Roe) @ 6520 44th St
PACIFIC GATEWAY EXCHANGE                                      CA     94010       SS7 and Special Access
Pacific Gulf Properties                                       CA     95813       Right of Entry (Roe) @ 1779 Tribute Rd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3500 W Moore
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3501 W Moore
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3601 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3605 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3609 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3613 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3617 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3621 MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3625 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3629 W MacArthur Blvd
Pacific Gulf Properties                                       CA     92704       Right of Entry (Roe) @ 3633 W MacArthur Blvd
Pacific Partners                                              CA     90210       Right of Entry (Roe) @ 9363 Wilshire Blvd
Pacific Plaza Associates                                      CA     92660       Right of Entry (Roe) @ 4299 MacArthur Blvd
Pacific Real Properties                                       CA     92120       Right of Entry (Roe) @ 5837 Mission Gorge Rd
Pacifica Hotel Company                                        CA     90277       Right of Entry (Roe) @ 400 N Harbor Dr
Pacifica Investment Co.                                       CA     90025       Right of Entry (Roe) @ 16742 Stagg St
Padick Partners                                               CA     90067       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 2300 Valley Blvd., Alhambra, CA
PAGING NETWORK, INC.                                          TX     75240       Collocation space agreement
Palmer Center, Ltd.                                           CO   80291-0863    Right of Entry (Roe) @ 2 North Cascade
Palmer Center, Ltd.                                           CO   80291-0863    Right of Entry (Roe) @ 90 S Cascade
Palomar Enterprises, Inc.                                     CA   92121-4208    Right of Entry (Roe) @ 5744 Pacific Center Blvd
Paramount Partners, LLC                                       CA     90010       Type 3 Euipment @ 3550 Wilshire, Los Angeles, CA
Park Building                                                 PA   15230-6050    Pop site @ 355 Fifth Avenue, Pittsburgh, PA
Park Central Building                                         CA     90014       Right of Entry (Roe) @ 412 W 6th St
Park Road Shopping Center, Inc.                               NC                 Right of Entry (Roe) @ 17501 Park Road
Parksdown Companies                                           CA     92108       Right of Entry (Roe) @ 2535 Camino Del Rio S
PARS SVSP II, LLC                                             CA   92126-4222    Right of Entry (Roe) @ 8949 Kenamar Dr
Pasa Alta Manor                                               CA     91109       Right of Entry (Roe) @ 1790 N Fair Oaks
Patrict Heights Inc.                                          TX                 Right of Entry (Roe) @ 5000 Fawn Meadow
Paul Dudum                                                    CA     94120       Right of Entry (Roe) @ 180 Hubell St
Paul E. Iacono                                                CA     94588       Right of Entry (Roe) @ 7075 Commerce Circle
Pearl East Partnership, LLP                                   CO     80301       ROE Multiple Properties on
                                                                                 Pearl East Circle Boulder, CO
PEOPLESOFT USA INC                                            CA     94588       Software and support services
PERA                                                          CO     80202       Right of Entry (Roe) @ 8055 E Tufts
Perimeter Park Inc.                                           GA     30341       Right of Entry (Roe) @ 30 Perimeter Park
Phillip Calderon                                              TX                 Right of Entry (Roe) @ 1822 Hildsbrand Ave
Phillip Goodenough                                            CA     84524       Right of Entry (Roe) @ 2199 Meridian Park Blvd
PHOENIX DEVELOPMENT CORPORATION                               NE     68508       Pop site @ 1320 N. St., Lincoln, NE
Phoenix Home Mutual Insurance Company                         CO     80112       Right of Entry (Roe) @ 94 Inverness
Piedmont Natural Gas Company Inc.                             NC     28211       Right of Entry (Roe) @ 1915 Rexford Road
Pieta and San Gal Trust                                       CA     92009       Right of Entry (Roe) @ 2075 Corte Del Nogel
Pinnacle San Antonio, LLC                                     TX     78205       Type 3 Equipment @ 301 Broadway, San Antonio, TX
Pio V. de Feo                                                 CA     94912       Type 3 Equipment @ 3010 -
                                                                                 3020 Kerner Blvd., San Rafael, CA
PIVOTAL SOFTWARE INC                                          BC    V7M 3M6      Sales & Marketing lead software.
PJS of Texas, Inc.                                            TX     78704       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 114 W. 7th, Austin, TX
PLATTE RIVER POWER AUTHORITY                                  CO     80525       Fiber use agreement
PLATTE RIVER POWER AUTHORITY                                  CO     80525       IRU in Northern Colorado.
Plazamerica Inc.                                              CA     92121       Right of Entry (Roe) @ 9710 Scranton Rd
Plazamerica Inc.                                              CA     92121       Right of Entry (Roe) @ 9740 Scranton Rd
PNC Bank, N.A.                                                IL   60677-1000    Right of Entry (Roe) @ 500 West Jefferson Street
Point One Telecommunications, Inc.                            TX     78731       Dedicated Transport Service Agreement
Potrero Hill Investors, Limited Partnership                   CA     94103       Right of Entry (Roe) @ 208 Utah St
POUDRE VALLEY RURAL ELECTRIC ASSOCIATION, INC.                CO   80527-2550    Joint pole use license agreement
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1351 S Sunset
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1375 Florida
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1501 S Sunset
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1551 S Sunseet
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1800 Nelson Rd
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1801 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1811 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1820 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1821 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1823 Sunset Pl
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1830 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1831 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1833 Sunset Pl
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1841 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1844 Nelson Blvd
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1850 Industrial Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1851 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1860 Industrial Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1861 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1869 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1871 Left Hand Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1880 Industrial Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1900 Diagnol Hwy
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1900 Pike Rd
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 1960 Industrial Circle
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 2040 Miller Drive
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 2120 Miller Dr
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 2121 Miller Dr
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 2150 Miller Dr
Pratt Land Limited Liability Company                          CO     80501       Right of Entry (Roe) @ 2190 Miller Dr
Pratt Land LLC                                                CO     80502       Type 3 Equipment @ 1820 Lefthand Circle,
                                                                                 Longmont, CO
Pratt Management, LLC                                         CO     80501       Right of Entry (Roe) @ 2605 Trade Center
Precedent Health Center Realty LLC                            CO     80206       Right of Entry (Roe) @ 1650 Fillmore Street
Precision Auto Care, Inc.                                     CA     90260       Right of Entry (Roe) @ 16801 Hawthorne
Preferred Properties Fund 82                                  CO     80111       Right of Entry (Roe) @ 7801 East Orchard
PREMIER SEARCH                                                CO     80454       Recruiting agreement
Prentiss Properties Aquisition Partners                       TX   75373-0267    Right of Entry (Roe) @ 5995 Greenwood Plaza Blvd
Prentiss Properties LTD Inc                                   CA                 Right of Entry (Roe) @ 18881 Von Karman Avenue
Prentiss Properties Natomes, LP                               CA     95833       Right of Entry (Roe) @ 2485 Natomes Park Dr
Prestige Management Group                                     OH     44128       Right of Entry (Roe) @ 24331 Miles Rd
Princeland Properties Inc.                                    CA     92841       Right of Entry (Roe) @ 7077 Orangewood Ave
Princeton Business Park                                       CA     95827       Right of Entry (Roe) @ 3353 Bradshaw Rd
Procomm                                                       TX     78232       Right of Entry (Roe) @ 1017 Central Parkway N
Progressive Insurance                                         CO     80920       Right of Entry (Roe) @ 1110 Chapel Hills Dr
Prominade Mall Development Corp.                              CA     92109       Right of Entry (Roe) @ 4150 Mission Blvd
Property Colorado OBJLW                                       OR     97208       Right of Entry (Roe) @ 6400 S Fiddlers Green Circle
Prospect Building G.P. c/o Steele Enterprises                 CA     95670       Right of Entry (Roe) @ 2868 Prospect Park Drive
Provident Life & Accident Insurance Co                        CO     80222       Right of Entry (Roe) @ 710 S Ash St
PRUDENTIAL                                                    NJ      7054       Employee Insurance Policy
Prudential Insurance Company of America                       CO     80265       717 17th Street Denver, CO (Johns Manville Plaza)
Prudential Insurance Company of America                       CO     80903       License Agreement  Norwest Bank Tower
                                                                                 90 South Cascade Colorado Springs, CO
Prudential Insurance Company of America                       CO     80202       License Agreement 633 17th Street Denver, CO
                                                                                 (First Interstate Tower North)
Prudential Insurance Company of America                       CO     80265       License Agreement Prudential Plaza Building
                                                                                 1050 17th Street Denver, CO
Prudential Insurance Company of America                       CO     80265       NSROE @ 707 17th Street Denver, Colorado 80265
Prudential Insurance Company of America                       CO     80202       Right of Entry (Roe) @ 633 17th St
Prudential Insurance Company of America                       CO     80202       Right of Entry (Roe) @ 717 17th Street
Prudential/Daniel Office Venture, LLC                         AL     35242       ROE @ 3310 West End Avenue Nashville, TN
Prugnara Corporation                                          CA     94102       Right of Entry (Roe) @ 490 Post St
PS Business Parks, LP                                         CA     91754       Right of Entry (Roe) @ 2560 Corporate Park
PUBLIC SERVICE COMPANY OF CO                                  CO     80204       License for pole usage for non-cable
PUBLIC UTILITIES COMMISSION OF OHIO                           OH   43235-2798    Agreement allowing ICG to enter public right
                                                                                 of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
PUBLIC UTILITIES COMMISSION OF                                NH      3301       Agreement allowing ICG to enter public right
 THE STATE OF NEW HAMPSHIRE                                                      of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
Quail 600 Ltd. Partnership                                    AL   35243-3250    Right of Entry (Roe) @ 3535 Grandview Pkwy
Quality Naturally Foods                                       CA     91348       Right of Entry (Roe) @ 18830 E San Jose
Quinby Building LLC                                           CA     90017       Right of Entry (Roe) @ 650 S Grand Ave
Quintiles Pacific, Inc.                                       CA     92121       Right of Entry (Roe) @ 5160 Caroll Canyon Rd
QWEST COMMUNICATIONS                                          VA     22203       Capacity lease agreement
QWEST COMMUNICATIONS                                          VA     22203       Carrier services provided
QWEST COMMUNICATIONS                                          VA     22203       Fiber use agreement
QWEST COMMUNICATIONS                                          VA     22203       Fiber use agreement
QWEST COMMUNICATIONS                                          VA     22203       PRI, private line services
QWEST COMMUNICATIONS                                          VA     22203       PRI, private line services
QWEST COMMUNICATIONS                                          VA     22203       PRI, private line services
QWEST COMMUNICATIONS                                          NJ   07193-5104    PRI, private line services
QWEST COMMUNICATIONS CORP                                     CO     80202       IRU agreement
QWEST COMMUNICATIONS CORP                                     CO     80202       IRU agreement
QWEST COMMUNICATIONS CORP                                     CO     80202       PRI, private line services
QWEST COMMUNICATIONS CORP                                     CO     80202       PRI, private line services
QWEST COMMUNICATIONS CORP                                     CO     80202       PRI, private line services
QWEST COMMUNICATIONS CORP                                     CO     80202       PRI, private line services
QWEST COMMUNICATIONS CORP                                     CO     80202       PRI, private line services
QWEST COMMUNICATIONS CORP                                     VA     22203       Special Access
QWEST COMMUNICATIONS CORPORATION                              VA     22203       PRI, private line services
QWEST COMMUNICATIONS CORPORATION                              VA     22203       Special Access
R&H Mission Gorge, Ltd.                                       CA     92120       Right of Entry (Roe) @ 6545 Mission George Rd
R.R. Robinson                                                 CA     92008       Right of Entry (Roe) @ 2541 State St
R.S. Mills                                                    OH   43635-1150    Pop site @ 130 N. Summit, Toledo, OH
RAL Group, LTD                                                CA     90013       Right of Entry (Roe) @ 351 S Broadway
Ramsey Realty Corp.                                           TX                 Right of Entry (Roe) @ 359 E. Ramsey Road
Randy Mael                                                    CA     95828       Right of Entry (Roe) @ 8520 Younger Creek Dr
Randy Steinberg                                               CA     90003       Right of Entry (Roe) @ 8720 S San Pedro St
RCB Trust Company                                             CO     80111       Right of Entry (Roe) @ 5990 Greenwood Plaza Blvd
RDST, INC.                                                    TX     75063       SS7 and Special Access
Realtec Associates                                            CO     80920       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 1935 Jamboree Dr., Colorado Springs, CO
REDSTONE NETWORK SERVICES                                                        SS7 and Special Access
Reliable Wholesale Lumber, Inc.                               CA     90241       Right of Entry (Roe) @ 7300 Firestone Blvd
Reliance Development Group                                    CA     90025       Right of Entry (Roe) @ 2038 Armacost Ave
Reliance Development Group                                    CA     90025       Right of Entry (Roe) @ 11872 La Grange Ave
   c/o Reliance Insurance Company, Inc
Remo Pasouini                                                 CO     80111       Right of Entry (Roe) @ 3439 1/2 S. Broadway
Republic Park Building 99, LLC                                CA     91423       Right of Entry (Roe) @ 9250 E Costilla Ave
Res-Care, Inc.                                                KY     40223       Right of Entry (Roe) @ 10140 Linn Station
Reserve Building Associates L.P.                              OH     44113       Right of Entry (Roe) @ 1468 W. 9th Street
RESONATE INC                                                  CA     94089       Maintenance on the SS7 - Software and
                                                                                 support services.
Rezepka & Associates                                          OH     44146       Right of Entry (Roe) @ 6500 Rockside Rd
RHSC LLC                                                      CO     80909       Right of Entry (Roe) @ 1739 N Academy Blvd
RHSC LLC                                                      CO     80909       Right of Entry (Roe) @ 1749 N Academy Blvd
Richard A. Lazarus & Family Trust                             CA     94080       Right of Entry (Roe) @ 137 Utah Ave
Richard Bertolucci                                            CA     94816       Right of Entry (Roe) @ 1717 Stockton Blvd
Richard Deal                                                  CA     95815       Right of Entry (Roe) @ 2557 Albatross Way
Richard Moore                                                 CA     95825       Right of Entry (Roe) @ 1420 Fulton Ave
Richard, Herbert R., Walter J. Brendlen                       CA     94080       Right of Entry (Roe) @ 242 Shaw Rd
Rick Mower                                                    CA     95814       Right of Entry (Roe) @ 1314 H St
Riger Investment Properties                                   CA     91744       Right of Entry (Roe) @ 16207 Ward Way
Ritchie Commercial                                            CA     95124       Right of Entry (Roe) @ 2730 Union Ave
Riverboat Delta King                                          CA     95814       Right of Entry (Roe) @ 1000 Front Street
Rob Miller                                                    CA     95814       Right of Entry (Roe) @ 1816 19th St
Robert Bell                                                   CA     95742       Right of Entry (Roe) @ 2706 Merchantile Dr
ROBERT BELTON - BORN INFORMATION SERVICES                     MN     55391       Temporary employees
Robert Colman Trust                                           CA     90401       Right of Entry (Roe) @ 602 Santa Monica Blvd
Robert Jones                                                  CO     80207       Right of Entry (Roe) @ 3980 Quebec St, Suite 111
Robert Robeson                                                TN     37067       Right of Entry (Roe) @ 360 Cool Springs Rd
Robert Willard                                                CO     80918       Right of Entry (Roe) @ 4760 Flintridge Dr
Rock Properties                                               CO                 Easement @ Lot 1, Quebec City,
                                                                                 Greenwood Village, CO
Rockfield / Banyan Associates, LP                             CA     92618       Right of Entry (Roe) @ 15707 Rockfield Plaza
Rockside Investors LP                                         OH     44131       Right of Entry (Roe) @ 6060 Rockside Woods Blvd
Roger Easley                                                  CA     95112       Right of Entry (Roe) @ 297 Commercial St
Roll Properties                                               CA     90670       Right of Entry (Roe) @ 13310 E Firestone Blvd
Ron Bieber                                                    CA     95815       Right of Entry (Roe) @ 1401 El Camino Ave
Roque De La Fuente Alexander Revocable Trust #1               CA     92121       Right of Entry (Roe) @ 5440 Morehouse Dr
Rose Canyon Business Park                                     CA     92117       Right of Entry (Roe) @ 4901 Morena Blvd, 400 Bldg
Rose Realty                                                   CO   80110-2017    Right of Entry (Roe) @ 1860 W Hamilton Pl
Rosenblum Associates                                          NY   12203-5954    Pop site @ 100 Great Oaks, Albany, NY
Roy A. Woodward                                               CA     92071       Right of Entry (Roe) @ 8528 N Magnolia Ave
Royal Century Inc.                                            CA     91723       Right of Entry (Roe) @ 320 W Badillo St
Royce Yost                                                    TX     78216       Right of Entry (Roe) @ 11103 San Pedro
Ruey F. Hodapp, Jr.                                           OH   45439-2384    Right of Entry (Roe) @ 2080 South of Farmington Rd
Russell & Lavona Tinsley Living Trust                         CA     90028       Right of Entry (Roe) @ 5858 Hollywood Blvd
S. Naimi                                                      CA     90404       Right of Entry (Roe) @ 3200 Santa Monica Blvd
S.B. Jax Ltd.                                                 FL     32202       Pop site @ 200 W. Forsyth, Jacksonville, FL
S.X. Callahan Inc.                                            TX     78207       Right of Entry (Roe) @ 824 S. Lavedo Street
Safari Business Center                                        CA     91761       Right of Entry (Roe) @ 2032 E Francis St
Saint Lukes Medical Ctr                                       CO     80218       Right of Entry (Roe) @ 1719 E 19th
Samuel K. Wong                                                CA     91745       Right of Entry (Roe) @ 137 S 7th St
San Diego 225 RPFIII Limited Liability Co.                    CA     92101       Right of Entry (Roe) @ 101 W Broadway
San Diego Community College District                          CA     92126       Right of Entry (Roe) @ 10440 Black Mountain Road
San Diego Community College District                          CA     92101       Right of Entry (Roe) @ 1313 12th St
San Diego Community College District                          CA     92108       Right of Entry (Roe) @ 1536 Frazee Rd
San Diego Community College District                          CA     92113       Right of Entry (Roe) @ 1960 National Ave
San Diego Community College District                          CA     92110       Right of Entry (Roe) @ 3249 Fordham St
San Diego Community College District                          CA     92108       Right of Entry (Roe) @ 3375 Camino Del Rio S
San Diego Community College District                          CA     92111       Right of Entry (Roe) @ 3890 Modoc
San Diego Community College District                          CA     92113       Right of Entry (Roe) @ 4343 Oceaniview
San Diego Community College District                          CA     92111       Right of Entry (Roe) @ 7250 Mesa College Dr
San Diego Community College District                          CA     92111       Right of Entry (Roe) @ 7405 Mesa College Dr
SAN DIEGO GAS & ELECTRIC CO                                   CA     92101       Utility Agreement license for
                                                                                 underground facility use
San Diego Mayflower                                           CA     92069       Right of Entry (Roe) @ 1145 Grand Ave
San Diego Mayflower                                           CA     92113       Right of Entry (Roe) @ 116 S 20th Street
San Diego Mayflower                                           CA     92020       Right of Entry (Roe) @ 1426 Fayette St
San Diego Mayflower                                           CA     92113       Right of Entry (Roe) @ 1944 Commercial St
San Diego Mayflower                                           CA     92126       Right of Entry (Roe) @ 9320 Miramar Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 10055 Barnes Canyon Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 10065 Barnes Canyon Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 10075 Barnes Canyon Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9605 Scranton Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9645 Scranton Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9685 Scranton Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9725 Scranton Rd
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9805 Scranton Road
San Diego Tech Center LLC                                     CA     92121       Right of Entry (Roe) @ 9855 Scranton Road
San Franando Cathedral                                        TX     78205       Right of Entry (Roe) @ 115 Main Plaza
San Gabriel Valley Medical Center                             CA     91775       Right of Entry (Roe) @ 438 W Las Tunas Dr
San Marcos Pavilion/Las Campanillas Villa                     CA     92069       Right of Entry (Roe) @ 731 W San Marcos Blvd
Sanderson J. Ray Carnagie Centre Associates                   CA     92714       Right of Entry (Roe) @ 2510 Redhill Ave
Sanderson J. Ray Carnagie Centre Associates                   CA     92714       Right of Entry (Roe) @ 2520 Redhill Ave
Sang C Lee & Soon Lee                                         CO     80906       Right of Entry (Roe) @ 155 Polo Pony Dr
Sara H. Bissell and Alice Harney                              NC     28211       Right of Entry (Roe) @ 6337 Morrison Blvd
Sarah H. Bissell                                              NC     28210       Right of Entry (Roe) @ 6230 Fairview Road
Sarah H. Bissell                                              NC     28210       Right of Entry (Roe) @ 6302 Fairview Road
SBHI, Inc                                                     OH     43215       Right of Entry (Roe) @ 580 N 4th St
SCC COMMUNICATIONS                                            CO   80301-3343    Amendment 1 to 911 Data Services Agreement
Scenic Loan Acquisition Partnership                           CA                 Right of Entry (Roe) @ 3545 Howard Way
SCHWAB RETIREMENT PLAN SERVICES                               OH     44333       Employee Insurance Policy
SCI                                                           TX     78415       Right of Entry (Roe) @ 8200 Old Brownsville Road
Scott Jones                                                   TX   78247-3749    Right of Entry (Roe) @ 14526 Jones Maltsberger
Scurfield Co.                                                 CA     95814       Right of Entry (Roe) @ 1012 2nd St
Service Corporation International                             TX     78415       Right of Entry (Roe) @ 3422 Holly Road
SHARED COMMUNICATIONS SERVICES, INC                           OR     97301       Special Access
Sharland Investment                                           CA     95821       Right of Entry (Roe) 3814 Auburn Blvd
Shaw Business Center                                          CA     94080       Right of Entry (Roe) @ 212 Shaw Rd
Sheldon Appel Company                                         CA     90405       Right of Entry (Roe) @ 2924 Main St
Sheldon Gans                                                  CA     95112       Right of Entry (Roe) @ 242 E Gish Rd
Shepards                                                      CO     80921       Right of Entry (Roe) @ 555 Middlecreek Parkway
Sheraton San Diego                                            CA   92101-1007    Right of Entry (Roe) @ 1380 Harbor Island Drive
Sherrilyn I. Coakes                                           CO                 Easement & Right of Entry (Roe) in Arapahoe
                                                                                 County, CO (near Himalaya Rd.)
Shoal Creek No.1, LLC                                         TX     75231       Right of Entry (Roe) @ 10830 N Central Expressway
Sierra Curtis Neighborhood Association                        CA     95818       Right of Entry (Roe) @ 2424 Castro Way
Signature Services                                            CA     95670       Right of Entry (Roe) @ 11344 Coloma Road
Signature Yosemite Limited Liability                          CO     80111       Right of Entry (Roe) @ 5655 South Yosemite

Sinco Investments                                             CA     95827       Right of Entry (Roe) @ 3130 Bradshaw Rd
SJ Archulete                                                  CO     80112       Right of Entry (Roe) @ 333 Inverness

Square Six Partnership, Ltd
Slesnick Realty Co. Ltd                                       OH     44702       Type 3 Equipment @ 404 5th St SE, Canton, OH
Slesnick Realty Co. Ltd.                                      OH     44702       Right of Entry (Roe) @ 404 5th Street
SlipNet, Incorporated                                         CA     94107       Right of Entry (Roe) @ 25 Stillman St
Smyth Asset Management Company                                CA     92714       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 2698 White Rd., Irvine, CA
Society National Bank                                         OH     44113       Right of Entry (Roe) @ 34 N. Main
Soeder Limited                                                OH     44114       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 1554 Hamilton, Cleveland, OH
Softlanding Systems Inc                                       NH     03458       SoftLanding Systems specializes in iSeries 400
                                                                                 software management tools that streamline
                                                                                 your entire software development process,.
Solana Beach Towne Centers Investments, LP                    CA     92075       Right of Entry (Roe) 380 & 462 Stevens Ave
SOSINC                                                        IA     51106       Collocation space agreement
SOUTH DAKOTA NETWORK                                          SD     57104       Carrier Sales Agreements
South Grammar Office Complex                                  CT     06108       Pop site @ 287 Main, E.Hartford, CT
SOUTHEAST COLORADO POWER ASSOCIATION                          CO     81050       Fiber use agreement
SOUTHERN CALIFORNIA EDISON CO                                 CA     91770       Franchise Agreement - cable and
                                                                                 facilities license and lease
SOUTHERN CALIFORNIA EDISON CO                                 CA     91770       IRU in Southern California.
SOUTHERN CALIFORNIA EDISON CO                                 CA     91770       Utility agreement
SOUTHERN DEVELOPMENT &                                        GA     30346       Fiber optic and facilities and services agreement
Southern National Center LTD Partnership                      NC     28202       Right of Entry (Roe) @ 200 S. College Street
SOUTHERN TELECOM 1 INC                                        GA     30303       Fiber optic network facilities
SOUTHWESTERN BELL                                             TX     75202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
SOUTHWESTERN BELL TELEPHONE                                   TX     75202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
SOUTHWESTERN BELL TELEPHONE CO                                MO     63101       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
SOUTHWESTERN BELL TELEPHONE COMPANY                           TX     77401       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
SOUTHWESTERN BELL TELEPHONE COMPANY                           TX     75202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
SOUTHWESTERN BELL TELEPHONE COMPANY (SWBT)                    TX     75202       This agreement/contract establishes rules
                                                                                 for the ordering, provisioning, and
                                                                                 maintenance of equipment and facilities
                                                                                 between ICG and the signee.
Spieker Properties LP                                         CA     94538       Right of Entry (Roe) @ 41786 Christy St
Spieker Properties LP                                         CA     92647       Right of Entry (Roe) @ 7777 Center Ave
Spieker Properties LP                                         CA     95826       Right of Entry (Roe) @ 8880 Cal Center Drive
SPRINT                                                        MO     64105       Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing
                                                                                 fiber, underground or above ground.
Sprint Communications Company LP                              MO     64114       Access Services Agreement (Special Access)
Sprint Spectrum LP                                            CO     80112       Right of Entry (Roe) @ 7346 S Yosemite
ST PAUL FIRE AND MARINE INSURANCE COMPANY                     MN     55102       Insurance services
St. Paul Properties Inc                                       CO     80111       Right of Entry (Roe) @ 6060 S Willow Dr
ST. PAULS GREEK ORTHODOX CHURCH                               GA     31401       Pop site @ 1319 Bull St, Savannah, GA
Standard Register                                             OH     45408       Right of Entry (Roe) @ 600 Albany St
Stanley & Ruth Crowe                                          OH     45036       Right of Entry (Roe) @ 4162 Weisenberger Rd
Stanton Partners                                              CA     94010       Right of Entry (Roe) @ 1640 Gilbreth Rd
STAR TELECOM INC                                              OH     44301       SS7 and Special Access
STARNET                                                       IL     60067       Collocation space agreement
STAR-TEL (STARTEL, STAR TEL)                                  TX     77802       SS7 and Special Access
Starwood SVP II, LLC                                          CA     90503       Right of Entry (Roe) @ 21535 Hawthorne Blvd
State  of Colorado                                            CO     80215       Amendment 1 to DS-3 & Sonet Fiber
                                                                                 Telecommunications Service Agmt-
                                                                                  State of Colorado, Dept of
                                                                                 Personnel 97-735/Original
State  of Colorado                                            CO     80215       Easement @ 1524 Sherman Street Denver, CO
State  of Colorado                                            CO     80215       Easement @ 690 North Kipling Denver, CO
State  of Colorado                                            CO     80215       Master Contract - State of Colorado Department
                                                                                 of Personnel 96-716/Original
State  of Colorado                                            CO     80215       Rental Service Agmt - State of CO (Original)
State  of Colorado                                            CO     80215       State of Colorado Department of Personnel
                                                                                 - Renewal Agreement 99-2227/Original
STATE COMMUNICATIONS                                          SC     29601       Special Access
STATE OF ALABAMA/GTE SOUTH, INC                               AL     36101       Approval of interconnection agreement
                                                                                 between ICG & GTE
State of California Public Employees Retirement Sy            CO     80111       Right of Entry (Roe) @ 7400 East Orchard Road
STATE OF COLORADO                                             CO                 EASEMENT
STATE OF COLORADO DEPT OF TRANSPORTATION                      CO     80222       T-Rex construction; fiber movement.
STATE OF GEORGIA                                              GA     30334       Right of way permit
STATE OF NORTH CAROLINA                                       NC   27640-0001    Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing
                                                                                 fiber, underground or above ground.
STATE OF NORTH CAROLINA                                       NC     28659       Right of way encroachment agreement
State Teachers Retirement System                              CA     90025       Right of Entry (Roe) @ 11755 Wilshire Blvd
STD, Ltd                                                      CA     90058       Right of Entry (Roe) @ 2901 Saco St
Stephen Brandenburger                                         CA     95742       Right of Entry (Roe) @ 11290 Trade Center Drive
Stephen J. Whicahard                                          CA     92102       Right of Entry (Roe) @ 995 Gateway Center Way
STERLING TELECOMMUNICATIONS                                   CA     90211       Special Access
Steve Bayes                                                   CA     95608       Right of Entry (Roe) @ 6127 Fair Oaks Blvd
Steven C. Hallman Press                                       TX                 Right of Entry (Roe) @ 13624 Floyd Circle
Strawberry Holding, Inc.                                      CO     80111       Right of Entry (Roe) @ 5613 DTC Parkway
Stuart Gruendl                                                CA     94611       Right of Entry (Roe) @ 2067 Mountain Blvd
Summit Office Park                                            OH   44192-2393    Right of Entry (Roe) @ 3 Summit Park Dr
Summit Office Park                                            OH   44192-0391    Right of Entry (Roe) @ 4700 Rockside Rd
Sunbelt-Varna, LTD                                            CA     91605       Right of Entry (Roe) @ 7633 Varna Ave
SUPERIOR                                                      CA     92653       Employee Insurance Policy
Surrendra & Savita Gorel                                      CA     94612       Right of Entry (Roe) @ 2740 Telegraph Ave
Sutton Properties                                             FL     32905       Right of Entry (Roe) @ 2174 Harris Ave
Suzanne Kilmer                                                CA     95916       Right of Entry (Roe) @ 3835 J St
Swedish Hospital                                              CO     80110       Right of Entry (Roe) @ 701 E. Hampden Avenue
Swedish Medical Center                                        CO     80123       Right of Entry (Roe) @ 6169 S. Balsam Way
T Allan & J Henry et al                                       CA     94124       Right of Entry (Roe) @ 390 Bayshore
T.P. Corporation                                              OH     44124       Right of Entry (Roe) @ 6181 Mayfield Rd
T.P. Corporation                                              OH     44124       Right of Entry (Roe) @ 6189 Mayfield Rd
Taber Consultants                                             CA     95691       Right of Entry (Roe) @ 3911 W Capitol Ave
Tabor Center Associates, L.P.                                 CO     80202       Right of Entry (Roe) @ 1200 17th St
TCAST COMMUNICATIONS, INC (T CAST)                            CA     90017       Special Access
Tegra Telephone Systems, LLC                                  NC     28202       Right of Entry (Roe) @ 200 W 10th St
TEKSYSTEMS                                                    MD     21076       Temporary employees
TEKSYSTEMS, INC                                               MD     21076       Temporary employees
TELECOM AFFILIATES INC                                        CO     80525       Special Access
Telehub, Inc.                                                 CA   94904-1128    Right of Entry (Roe) @ 1019 Mission St
TELEPACIFIC CORPORATION                                       CA   90071-2220    Carrier Sales Agreement
TELEPACIFIC CORPORATION                                       CA     90017       Carrier Sales Agreement
Teresa Sharp                                                  TX     78238       Right of Entry (Roe) @ 7217 Bandera Road
Terry R O'Neill                                               CA     92653       Right of Entry (Roe) @ 23221 S Point Dr
Th Harris Group Partners                                      NC     28202       Right of Entry (Roe) @ 330 South Tryon Street
The Beerman Realty Company                                    OH     45414       Right of Entry (Roe) @ 6450 Poe Ave
The Brentwood at Kiowa, HOA                                   CA     90049       Right of Entry (Roe) @ 11500 San Vicente Blvd
The Briargate Joint Venture                                   CO     80920       Right of Entry (Roe) @ 7710 North Union Blvd
The Burnham Insitute                                          CA     92037       Right of Entry (Roe) @ 10901 N Torrey Pines Rd
The Clorox Company                                            CA     94612       Right of Entry (Roe) @ 1221 Broadway
The Equitable Life Assurance Society of the US                IL   60673-1212    Right of Entry (Roe) @ 6312 S Fiddlers Green Circle
The First National Bank of Boston                             CO     80112       Right of Entry (Roe) @ 74 Inverness Drive
THE FOXWORTHY PARTNERSHIP                                     FL     33901       Pop site @ 1601 Jackson, Ft. Meyers, Fl
The French Company                                            CA     92618       Right of Entry (Roe) @ 108 Pacifica
The Galbreath Company                                         OH     45402       Right of Entry (Roe) @ 33 West First Street
The Galbreath Company                                         OH     45402       Right of Entry (Roe) @ 40 W Fourth Street
The Goathill Group, LLC                                       CO     80910       Right of Entry (Roe) @ 2375 N Academy Blvd
The Lafayette Partnership                                     AR     72201       Pop site @ 523 S. Louisiana, Little Rock, AR
The Lebovic Family Trust                                      CA     91605       Right of Entry (Roe) @ 7021 Radford Ave
The Realty Assoc Fund IV/Tri Freeway Business Park            CA     92801       Type 2 Hub @ 716 N. Valley St., Anaheim, CA
The Secretary of the Army                                     NE   68102-4978    Right of Entry (Roe) @ Ft. Carson
                                                                                 Military Reservation, Colorado
THE SUPREME COURT LTD                                         WI     53719       Pop site @ 5555 Odana Rd., Madison, WI
The University of Denver                                      CO     80208       Local Exchange/Dialtone Services Agreement
THE ZELLERBACH FAMILY FUND                                    CA     94107       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 620/630 Third St., San Francisco, CA
Thomas A. Hollfelder                                          CA     91722       Right of Entry (Roe) @ 760 Arrow Grand Circle
Thomas Gabele                                                 CA     90745       Right of Entry (Roe) @ 21611 Perry Street
Thomas H. Oneal Revocable Trust                               CO     80134       Right of Entry (Roe) @ 19039 E Plaza Drive
Three Cloverleaf Parkway                                      OH     44125       Right of Entry (Roe) @ 5525 Cloverleaf Parkway
Thruway Court LLC                                             NY     13088       Pop site @ 290 Elwood Davis Rd., Liverpool, NY
Thunderstone-Expansion Programs International Inc.            OH     44102       Right of Entry (Roe) @ 11115 S Edgewater Drive
Tiernan Communications                                        CA     92121       Right of Entry (Roe) @ 11025 Roselle St
TIME WARNER ENTERTAINMENT LP                                  OH     44310       Entered into 5/97 pertains to Akron, Ohio area
C/O TIME WARNER CABLE NORTHEAST OHIO
TIME WARNER ENTERTAINMENT LP                                  NC     28202       Facilities agreement made 4/1/93 - Time Warner
C/O TIME WARNER CABLEVISION OF CHARLOTTE                                         provides construction of and operation of fiber
                                                                                 optic telecommunications facilities for
                                                                                 24 single mode fibers
TIME WARNER ENTERTAINMENT LP                                  NC     28202       Facilities agreement made 4/1/93 - Time Warner
C/O TIME WARNER CABLEVISION OF CHARLOTTE                                         provides construction of and operation of fiber
                                                                                 optic telecommunications facilities for
                                                                                 24 single mode fibers
TIME WARNER ENTERTAINMENT LP                                  NC     28202       Time Warner provides construction of and
C/O TIME WARNER CABLEVISION OF CHARLOTTE                                         operation of fiber optic telecommunications
                                                                                 facilities in the Charlotte area.
TIME WARNER TELECOM                                           CO     80124       Formerly GST - GST Access Service agreement
                                                                                 effective 9/2/98, the effective term continues
                                                                                 for one year terms for each Local Access
                                                                                 Transport Area serviced.
TIME WARNER TELECOM                                           WA     98663       Leased fiber in Charlotte.
Todd Smith                                                    CA     92126       Right of Entry (Roe) @ 6920 Miramar Rd
Toebben, LTD.                                                 KY     41042       Right of Entry (Roe) @ 8172 Mall Rd
Tokai Financial Services, Inc.                                CA     92123       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 8951 Complex Dr., San Diego, CA
Tom and Barbara Schmidt                                       CA     95816       Right of Entry (Roe) @ 2828 Q St
Tom Cheng                                                     CA     95131       Right of Entry (Roe) @ 2149 Old Oakland Rd
Tom Cook                                                      CA     95825       Right of Entry (Roe) @ 2020 Hurley Way
Tom Keberlein Construction, LLC                               CO     80634       Type 3 Equipment @ 2990 29th Street., Greeley, CO
Tower Corporation                                             CO     80202       Right of Entry (Roe) @ 1405 Curtis Street
Town & Country Foods                                          CO     80524       Right of Entry (Roe) @ 3115 E. Mulberry
Toyo Real Estate Company USA, Inc.                            CA     90017       Right of Entry (Roe) @ 6000 Lombardo Center
Toyo Real Estate Company USA, Inc.                            CA     90017       Right of Entry (Roe) @ 626 Wilshire Blvd
TRANSAMERICA                                                  CA     90015       Employee Insurance Policy
TRANSTEL COMMUNICATIONS, INC.                                UTAH    84111       Assignment and assumption of easement
   D/B/A NATIONAL NETWO                                                          from TDL to Telecom.
TRAVERS REALTY CORP.                                          CA     90010       Agreement to represent ICG on a Real
                                                                                 Estate transaction.
Tres Limited c/o Total Management                             TN     37212       Right of Entry (Roe) @ 1009 16th Ave South
Triad Property Management                                     CA     90057       Right of Entry (Roe) @ 123 S Alvarado St
Triangle Real Estate Services, Inc.                           OH     43229       Type 1 Central Office - Lucent 5ESS Switch
                                                                                 @ 6185 K Huntley Rd., Worthington, OH
Trident Center Partners                                       CA     90064       Right of Entry (Roe) @ 11355 W Olympic Blvd
Trinet Realty Investors V, Inc.                               TX     75039       Office space @ 161 Inverness Drive West,
                                                                                 Englewood, CO
Tri-State Improvement Co                                      OH     45202       Right of Entry (Roe) @ 105 E 4th St
   c/o Compass Management & Leasing

TT Consulting                                                 FL     33187       Right of Entry (Roe) @ 332 W Broadway
Two American Center                                           AR     72715       Right of Entry (Roe) @ 3102 W End Ave
Two First Unio Centre                                         NC     28217       Right of Entry (Roe) @ 10 Pkwy Plaza
Two North Twentieth, L.P.                                     AL     35203       Right of Entry (Roe) @ 2 North 20th Street
Ultima Holdings LLC                                           GA     30303       Right of Entry (Roe) @ 55 Marietta Bldg
UniFirst Holdings L.P. dba UniFirst                           TX     78220       Right of Entry (Roe) @ 3047 E Commerce St
UNION PACIFIC                                                 CA     94536       Right of Way Railroad Agreement
UNION PACIFIC RAILROAD COMPANY                                NE     68102       Right of Way Railroad Agreement
UNION PACIFIC RAILROAD COMPANY                                CA     94536       Right of Way Railroad Agreement
United Building Associates                                    CA     90014       Right of Entry (Roe) @ 707 S Broadway
United Office Inc.                                            SC     29609       Pop site @ 217 E Stone Ave., Greenville, SC
UNITED PARCEL SERVICE                                         NV   88905-5820    Overnight Services contract # 00-1658
UNITED PERSONNEL                                              CO     80111       Recruiting agreement
United States Realty & Investment Co                          TX     78477       Right of Entry (Roe) @ 615 N. Upper Broadway
United Way                                                    CA     95826       Right of Entry (Roe) @ 8928 Volunteer Ln
University National Bank Center J V                           CO     80222       Right of Entry (Roe) @ 2696 S Colorado Blvd
University of Texas System                                    TX     78701       Type 3 Equipment @ 702 Colorado St., Austin, TX
University Town Center Associates LP                          IL     60606       Right of Entry (Roe) @ 180 East Broad Street
US ARMY., Omaha District, Corps of Engineers                  NE   68102-4978    Easement Fort Carson Military
                                                                                 Reservation El Paso County, Colorado
US WEST COMMUNICATIONS                                        CO     80202       Private line, PRI
US WEST COMMUNICATIONS                                        CO     81501       Private line, PRI
US WEST COMMUNICATIONS INC                                    CO     80202       Interconnect agreement
Utah State Retirement Fund                                    CO     80903       Type 2 Hub @ 102 S. Tejon St., Colorado Springs, CO
Valley Business Park                                          CA     92708       Right of Entry (Roe) @ 10850 Spencer Ave
Valley Community Health Center                                CA     94566       Right of Entry (Roe) @ 4361 Railroad Ave
Valley Presbyterian Hospital                                  CA     91405       Right of Entry (Roe) @ 15211 Vanowen Ave
Valley Village                                                CA     91306       Right of Entry (Roe) @ 20830 Sherman Way
ValleyLab, Inc.                                               CO     80301       Right of Entry (Roe) @ 5920 Longbow Dr
VANION, INC.                                                  CO     80903       Collocation space agreement
VANKAMPEN INVESTMENTS, INC.                                   IL   60181-5555    Faxing Services Agreement
Vault/Land Limited Co.                                        OH     44720       Right of Entry (Roe) @ 5377 Lauby Rd NW
VENTURE REALTY                                                FL     32607       Pop site @ 1204 NW 13th, Gainsville, FL
VERIO TEXAS                                                   TX     78746       Collocation space agreement
VERIZON                                                                          This agreement/contract establishes rules
                                                                                  for the ordering, provisioning, and maintenance
                                                                                 of equipment and facilities between
                                                                                 ICG and the signee.
Vernon C. Genn                                                CA     94710       Right of Entry (Roe) @ 950 Parker St
Versacom, Inc                                                 CO     80120       Right of Entry (Roe) @ 801 West Mineral Ave
VIATEL, INC                                                   NY     10022       SS7 and Special Access
Victor Dallari, Jr.                                           CA     95742       Right of Entry (Roe) @ 11363 Folsom Blvd
VILLAGE OF VALLEY VIEW                                        OH   44125-4799    Agreement allowing ICG to enter public
                                                                                 right of way to lay or maintain existing fiber,
                                                                                 underground or above ground.
VILLAGE OF VALLEY VIEW                                        OH   44125-4799    Fiber optic construction supervision
Vincent Maita                                                 CA     95821       Right of Entry (Roe) @3320 Auburn
Vincent Vanni                                                 FL     32922       Pop site @ 242 John Garren Ln., Cocoa, FL
Vine Properties                                               CA     90010       Right of Entry (Roe) @ 3255 Wilshire Blvd
Violette Florika                                              CA     92121       Right of Entry (Roe) @ 8666 Commerce Ave
VISTA VOICE AND DATA                                          AZ     85002       Collocation space agreement
Vitesse Semiconductor, Inc.                                   CO     80903       Right of Entry (Roe) @ 4323 Arrows Dr W
VNET                                                          NC     28220       Right of Entry (Roe) @ 325 E 9th Street
VOICE VISION INTERNATIONAL                                    CA     90071       General Service Agmt -
                                                                                 Voice Vision 98-1000/Original
WALLER CREEK COMMUNICATIONS                                   TX     78701       Carrier agreement dated 7/28/99 re: 144 fibers
WALLER CREEK COMMUNICATIONS                                   TX     78701       Fiber capacity agreement dated 7/28/99
                                                                                 re: 24 DS3's in Austin San Antonio, & Dalls.
Wang Partnership                                              CA     90803       Right of Entry (Roe) @ 1650 Ximeno
Ward, Asel, Sunthimer & Co. P.C.                              TX                 Right of Entry (Roe) @ 5495 Beltline Road
Warner Redhill Association, LTD                               CA     92780       Right of Entry (Roe) @ 15991 Redhill Avenue
Watt Management Co.                                           CA     91790       Right of Entry (Roe) @ 1050 Lakes Dr
Waxie Enterprises, Inc.                                       CA     92123       Right of Entry (Roe) @ 9353 Waxie Way
WCB Five Limited Partnership                                  CA     92121       Right of Entry (Roe) @ 5355 Mira Sorrento Pl
WCB Five Limited Partnership                                  CA     92121       Right of Entry (Roe) @ 5375 Mira Sorrento
Webster Street Partners LTD                                   CA     94612       Right of Entry (Roe) @ 2101 Webster Street
WECS Corporation                                              MO     65804       Pop site @ 1736 E. Sunshine, Springfield, MO
Weigand-Omega Management, Inc                                 KS     67202       Pop site @ 333 S. Broadway, Wichita, KS
West Capital Partners                                         CA     95691       Right of Entry (Roe) @ 825 Harbor Blvd
WEST COAST PORTABILITY SERVICES, LLC                                             Local number portability.
West Court Square                                             AL     35801       Pop site @ 200 W. Court Square, Huntsville, AL
West First Plaza, LLC                                         OH     45402       Right of Entry (Roe) @ 333 W First St
West Investment Properties                                    CA     91790       0
West Jefferson Place                                          KY     40508       Pop site @ 535 W. Second St., Lexington, KY
West Point Development Co                                     CO     80634       Right of Entry (Roe) @ 910 54th Avenue
Western Farm Credit Bank                                      CA     95853       Right of Entry (Roe) @ 3636 American River Drive
Western Union ATS, Inc.                                       TX     75082       (Construction and Use agreement) Fiber in Charlotte
Western Union, ATS, Inc                                       TX     75082       (Construction and Use agreement) Fiber in Denver
Westport, LTD                                                 CO     80110       Right of Entry (Roe) @ 5500 Greenwood Plaza Blvd
Westside Residence Hall, Inc                                  CA     90301       Right of Entry (Roe) @ 733 S Hindry Ave
W-F Associates, LTD Partnership                               NC     28246       Right of Entry (Roe) @ 101 North Tryon St
Whittington Realty Partners                                   KY     40223       Right of Entry (Roe) @ 10300 Linn Station
WHML-S Real Estate Limited Partnership                        AL     35203       Right of Entry (Roe) @ 2001 Park Place North
WHML-S Real Estate Limited Partnership                        AL     35203       Type 3 Equipment @ 2001 Park Place North,
                                                                                 Birmingham, AL
WHPX-S Real Estate Limited Partnership                        CA     92121       Right of Entry (Roe) @ 6335 Ferris Square
Willard & Company                                             CO     80216       Right of Entry (Roe) @ 4000 Dahlia St
Willard Computers                                             OH     44017       Right of Entry (Roe) @ 276 W. Bangle Road
William C. Godley                                             NC     28217       Right of Entry (Roe) @ 415-D Minuet Lane
William or Sharon Reininger                                   MO   63123-7241    Pop site @ 10934 Linvalle, St Louis, MO
Willow Trace II Associates LP                                 TN     37210       Right of Entry (Roe) @ 830 Fesslers Parkway
Wilshire Center Inc                                           CA     90010       Equipment Installation Agreement (ROE)
                                                                                 @ 3255 Wilshire Boulevard Los Angeles, CA
Wilson Plaza Associates LP                                    TX   78476-2001    Right of Entry (Roe) @ 606 N. Caranchua
Wilson Plaza Associates, LP                                   TX     78476       Right of Entry (Roe) @ 545 N Upper Broadway
Wilson Plaza Associates, LP                                   TX     78476       Right of Entry (Roe) @ 615 Leopard Street
Wireless Acquisition Corporation / Vyvx, Inc.                 OK     74103       Type 2 Hub @ 9174 S. Jamaica, Englewood, CO
WJS, Inc.                                                     CA     92122       Right of Entry (Roe) @ 9363 Town Center Dr
WJS, Inc.                                                     CA     92122       Right of Entry (Roe) @ 9373 Town Center Dr
WJS, Inc.                                                     CA     92122       Right of Entry (Roe) @ 9393 Town Center Dr
WKB Value Partners, LP-Eaton Center                           OH      4414       Right of Entry (Roe)
                                                                                 @ 1111 Superior Ave (Eaton Center)
Wohl/Valley Plaza                                             CA     92708       Right of Entry (Roe) @ 9550 Warner Ave
Woodmen Office Campus 3 JV, LLC                               CO     80920       Right of Entry (Roe) @ 7250 Campus Dr
Woodmen Office Campus 4 JV LLC                                CO     80920       Right of Entry (Roe) @ 7350 Campus Drive
WORLD TOUCH                                                   TX     75081       Special Access
   COMMUNICATIONS, INC (WORLDTOUCH)
Writer Corporation                                            CO     80112       Right of Entry (Roe) @ 27 Inverness Drive East
WW & LJ Gateways Ltd                                          CA     92121       Right of Entry (Roe) @ 9171 Towne Center Drive
WW & LJ Gateways Ltd                                          CA     92121       Right of Entry (Roe) @ 9191 Towne Center Drive
Yehuda Lavee, Gideon Goldman and Yehuda Handel                CA     91343       Right of Entry (Roe) @ 16161 Roscoe Blvd
Yellow Transportation LLC                                     CO     80216       Right of Entry (Roe) @ 7500 E 41 St
Young Life Inc                                                CO     80903       Right of Entry (Roe) @ 420 N Cascade
Zellerbach Family Fund                                        CA     94107       Right of Entry (Roe) @ 620 3rd St ad 630 3rd St
Ziff Properties Inc                                           NC   28275-1554    Pop site @ 201 N. Front Street, Wilmington, NC
ZNET, INC.                                                    CA     92075       Collocation space agreement
Zufu Properties Company, LTD                                  CA     90010       Right of Entry (Roe) @ 3440 Wilshire Blvd
Zufu Properties Company, LTD                                  CA     90010       Right of Entry (Roe) @ 3450 Wilshire Blvd
Zufu Properties Company, LTD                                  CA     90010       Right of Entry (Roe) @ 3460 Wilshire Blvd
Zufu Properties Company, LTD                                  CA     90010       Right of Entry (Roe) @ 3470 Wilshire Blvd
Zufu Properties Company, LTD                                  CA     90010       Right of Entry (Roe) @ 3530 Wilshire Blvd


888 Craycroft Properties                                      AZ   85704-4339    Pop site @ 888 S. Craycroft Rd.,
                                                                                 Basement #3, Tucson, AZ
Beacon Investment Corporation                                 NC     28231       Easement & Right of Entry (Roe) @ 1900 Rexford Rdd
Bijou Limited Liability Company c/o Fieldhill Properties      MN     55318       Office Space @ 2221 Bijou St., Colorado Springs, CO
City of Reno                                                  NV     89505       Pop site @ One E. First St, Reno, NV
Downtown Properties                                           OH   43215-3590    Right of Entry (Roe) @ 815 Superior Ave
Highwoods Forsyth, LP                                         NC     28217       ROE @ 2 Parkway Plaza Boulevard Charlotte, NC 28217
Koger Equity, Inc.                                            TX     79902       Pop site @ 4050 Rio Bravo, El Paso, TX
Northern Colorado Water  Conservancy District                 CO     80537       License Agrmt. dtd 12/15/98 for easement in
                                                                                 Boulder County, Colorado
Rockside Investors Limited Partnership                        OH     44131       Lease, as amended, for office Space
   and Spectrum Investors Ltd.                                                   @ 6060 Rockside Woods Blvd., Independence, OH
SimRock 2 - 180 Grand LLC                                     CA     94139       Type 1 Central Office @ 180 Grand Ave., Oakland, CA
TrizecHahn Regional Pooling LLC                               GA     30328       Office Space @ 5901 A Peachtree
                                                                                 Dunwoody Rd., Atlanta, GA

Public Employees Retriement Assn. Of Colorado                 IL   60694-5737    Telecommunications License Agreement
                                                                                 dtd 4/22/1997 for ROE at
                                                                                 8055 E. Tufts, Denver, CO

                                                    REVISED PLAN SCHEDULE 7.3

ICG COMMUNICATIONS, INC.
LISTING OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
--------------------------------------------------------------------------------------------------------------------------
                                                  Non-Debtor Party to Lease/Contract
--------------------------------------------------------------------------------------------------------------------------
                                                                          Address
--------------------------------------------------------------------------------------------------------------------------
Name                                                  Street                                          City
--------------------------------------------------------------------------------------------------------------------------
3 HUTTON CENTRE, LP                                   3 HUTTON CENTRE DRIVE, SUITE 900                SANTA ANA
455 SHERMAN ASSOCIATES LLC                            455 Sherman Street                              Denver
A&B UNDERGROUND LLC                                   4968 RICKMAN RD NE                              SALEM
A. M. ORTEGA                                          10125 CHANNEL RD.                               LAKESIDE
A.M. ORTEGA                                           10125 CHANNEL RD.,                              LAKESIDE
ABACON TELECOMMUNICATIONS                             PO BOX 35908                                    GREENSBORO
ABACON TELECOMMUNICATIONS                             PO BOX 35908                                    GREENSBORO
ABEL COMMUNICATIONS, INC.                             13400 N.E. 28TH STREET                          VANCOUVER
ABTS NET                                              1555 FOURTH AVE., S.E.                          HICKORY
ACCESS DATA                                           8101 E PRENTICE AVE., STE 810                   ENGLEWOOD
ACCESS DATA CONSULTING CORP                           8101 E PRENTICE AVE                             ENGLEWOOD
                                                      SUITE 810
Access Transmission Services                          2270 LAKESIDE BOULEVARD 41103/882               Rchardson
ACREE DAILY CORPORATION                               2128 CITYGATE DR                                COLUMBUS
ACTION BUSINESS CLEANING SYSTEMS                      1926 HIGHWAY 31                                 BIRMINGHAM
                                                      SOUTH SUITE 132
ACTON CONTRACTORS INC                                 P.O. BOX 43386                                  BIRMINGHAM
ACTON CONTRACTORS INC                                 P.O. BOX 43386                                  BIRMINGHAM
ADC TELECOMMUNICATIONS                                2111 WOODHOLLOW LANE                            CHINO HILLS
                                                      PATTY ENGLISH
ADDISON CIRCLE TWO LTD.                               N/A
ADEX CORPORATION                                      3988 FLOWERS RD                                 ATLANTA
                                                      SUITE 600
ADVANCED COMMUNICATIONS, INC.                         8720 MIRAMAR ROAD                               SAN DIEGO
ADVANCED FIBER RESPONSE                               8505 WEST 64TH PLACE                            ARVADA
ADVANCED FIBER RESPONSE, INC.                         8505 WEST 64TH PLACE                            ARVADA
ADVANCED TECHNOLOGIES & SERVICES                      1501 HAMBURG TURNPIKE                           WAYNE
                                                      STE 419
AEROTECH MECHANICAL CONTRACTORS INC                   574 MCCLURG ROAD                                YOUNGSTOWN
AEROTEK INK /OPTOINS ONE INC                          6992 GATEWAY DR                                 COLUMBIA
AGUIRRE CORPORATION                                   12700 PARK CENTRAL DR                           DALLAS
                                                      FLOOR 15
AIR MASTERS/CSUSA FLORIDA                             14413 NORTH NEBRASKA AVENUE                     TAMPA
ALABAMA LINE LOCATION CENTER INC                      PO BOX 1476                                     BIRMINGHAM
ALBAN ENGINE POWER SYSTEMS                            5455 WASHINGTON BLVD.                           ELKRIDGE
ALBERT PLUMBING HEATING & AIR                         820  W  LOS VALLECITOS BLVD                     SAN MARCOS
                                                      STE K
ALEXANDER UTILITY ENGINEERING                         975 W BITTERS RD                                SAN ANTONIO
ALL SEASONS CLEANERS INC                              5602 CARRY AVE                                  CLEVELAND
ALL STAR TELECOM                                      5945 PALM DR                                    CARMICHAEL
ALL STAR TELECOM                                      5945 PALM DR                                    CARMICHAEL
ALL STAR TELECOM                                      5945 PALM DR                                    CARMICHAEL
ALL STAR TELECOM                                      5945 PALM DR                                    CARMICHAEL
ALLIED ELECTRIC INC                                   2503 WALDORF CT NW                              GRAN RAPIDS
ALLSTAR PERSONNEL (ALL STAR)                          1819 WESTINGHOUSE DRIVE                         CHARLOTTE
ALLTECH TECHNOLOGIES LLC                              PO BOX 2558                                     ASHLAND
                                                      1212 BATH AVE / PENTHOUSE
ALLTECH TECHNOLOGIES LLC                              PO BOX 2558                                     ASHLAND
                                                      1212 BATH AVE / PENTHOUSE
ALLTEL                                                PO BOX 81249                                    LINCOLN
ALLTEL CORP                                           10100 SARDIS CROSSING DR                        CHARLOTTE
ALLTEL INFORMATION SERVICES INC                       2000 HIGHLAND RD                                TWINSBURG
ALLTEL INFORMATION SERVICES INC                       2000 HIGHLAND RD                                TWINSBURG
ALLWEST SYSTEMS INC                                   ATTN: ROBIN GILBERT                             DENVER
                                                      5701 N LOGAN ST
ALLWEST SYSTEMS INC                                   ATTN: ROBIN GILBERT                             DENVER
                                                      5701 N LOGAN ST
ALPINE POWER SYSTEMS                                  7200 E. BROAD ST.                               COLUMBUS
ALTA TELECOM                                          4830 RIVER GREEN PKWY.                          DULUTH
                                                      STE 100
                                                      PO BOX 100042
AMERICAN APPRAISAL ASSOCIATES                         236 ALBION STREET                               DENVER
AMERICAN BUSINESS PERSONNEL SVCS                      11499 CHESTER RD                                CINCINNATI
                                                      STE 701
AMERICAN EXPRESS                                      1900 Macarthur Blvd. #200                       Irvine
AMERICAN EXPRESS TAX & BUSINESS                       6320 CANAGA AVE                                 WOODLAND HILL
                                                      SUITE 600
AMERICAN MANAGEMENT SYSTEMS                           WACHOVIA LOCK BOX                               ATLANTA
                                                      PO BOX 101043
AMERICAN MANAGEMENT SYSTEMS                           WACHOVIA LOCK BOX                               ATLANTA
                                                      PO BOX 101043
AMERICAN OFFICE PARK                                  N/A
AMERICAST INDUSTRIES, INC                             13170 Spring Street                             Baldwin Park
AMERICOM                                              158 GENTRY ST                                   POMONA
AMERICOM ENTERPRISES, INC.                            2720 SAWBURY BLVD.                              COLUMBUS
AMERITECH OHIO                                        C/O FERRIS & FERRIS                             COLUMBUS
                                                      27533 W. DUBLIN-GRANVILLE ROAD
AMS                                                   WACHOVIA LOCK BOX                               ATLANTA
                                                      P.O. BOX 10143
AMSHER COLLECTIONS                                    1816 N THIRD AVENUE                             BIRMINGHAM
AMTEVA TECHNOLOGIES, INC.                             10900 NUCKOLS ROAD                              GLEN ALLEN
                                                      4TH FLOOR
ANSCO AND ASSOCIATES, INC.                            16-C OAK BRANCH DR.                             GREENSBORO
ANSPACH, BARRY                                        6050 S FRANKLIN ST                              LITTLETON
APCON NETWORK SOLUTIONS, INC.                         TIM WOODS OPERATIONS MGR.                       WESTMINSTER
                                                      8670 WOLFF CT., SUITE 250
APEX ASSOCIATES                                       16662 E. ITHACA PL.                             AURORA
APPLIED INNOVATION                                    5800 INNOVATION DRIVE                           DUBLIN
APPLIED TELECOMMUNICATIONS                            P.O. BOX 3259                                   BOSTON
ARC SERVICES                                          PO BOX 803                                      ARVADA
ARCHITECTURE ONE                                      150 EAST 29TH STREET                            LOVELAND
                                                      SUITE #200
ARCHITEL                                              190 ATTWELL DRIVE, SUITE 300                    TORONTO
ARCUS DATA SECURITY                                   PO BOX 911862                                   DALLAS
ARISS KAHAN DATABASE MARKETING GRP                    10020 E GIRARD AVE, STE 350                     DENVER
ARIZONA PIPELINE CO                                   DEPT 8714                                       LOS ANGELES
ARMSTRONG LAING INC                                   3340 PEACHTREE RD NE                            ATLANTA
                                                      STE 1100
ARROW ELECTRIC CO, INC                                PO BOX 36215                                    LOUISVILLE
ARROW ELECTRIC COMPANY, INC.                          P.O. BOX 36215                                  LOUISVILLE
ARROW ELECTRIC CONTRACTORS INC                        PO BOX 36215                                    LOUISVILLE
ARROWHEAD CONSULTING COMPANY                          7936 E ARAPAHOE CT, STE 1000                    ENGLEWOOD
ARTHUR ANDERSEN LLP                                   PO BOX 730743                                   DALLAS
ARTHUR ANDERSEN LLP                                   PO BOX 730743                                   DALLAS
ASCEND COMMUNICATIONS INC                             5 CARLISLE ROAD                                 WESTFORD
ASIA INTERNATIONAL (AIC)                              4585 CANADA WAY, SUITE 206                      BURNABY
ASPECT TELECOMMUNICATIONS CORP                        1730 FOX DRIVE                                  SAN JOSE
ASPECT TELECOMMUNICATIONS CORP                        1730 FOX DRIVE                                  SAN JOSE
ASTRAL COMMUNCIATIONS                                 6600 NW 82 AVE                                  MIAMI
AT&T CAPITAL CORP                                     C/O AT&T CREDIT CORPORATION                     MORRISTOWN
                                                      CAPITAL MARKETS DIVISION
                                                      44 WHIPPANY ROAD
AT&T GLOBAL NETWORK SERVICES                          231 NORTH MARTINGALE                            SCHAUMBURG
ATLANTIC AND PACIFIC TELECOM, INC                     PO BOX 1729                                     SALEM
ATLANTIC AND PACIFIC TELECOM, INC.                    ATTN:  GENE LATHEY                              GROVE CITY
                                                      PO BOX 877
ATLANTIC CONNECTIONS                                  44 FRONT STREET, SUITE 500                      WORCHESTER
AUSTIN DATA SYSTEMS                                   4926 SPICEWOOD SPRINGS RD                       AUSTIN
AUTOMOTIVE RENTALS, INC.                              9000 MIDLANTIC                                  MT LAUREL
AUTOMOTIVE RENTALS, INC.                              9000 MIDLANTIC                                  MT LAUREL
AUTOMOTIVE RESOURCES INTERNATIONAL                    9000 MIDATLANTIC DRIVE                          MT LAUREL
/AUTOMOTIVE RENTALS INC.                              PO BOX 5039
AVESTA TECHNOLOGIES INC                               2 RECTOR ST, 15TH FLOOR                         NEW YORK
AVIS RENT A CAR INC                                   PO BOX 355                                      CARLE PLACE
AXIOM TECHNOLOGY, INC.                                16801 E. GALE AVENUE, UNIT D                    CITY OF INDUSTRY
AXIOM TECHNOLOGY, INC.                                16801 E. GALE AVENUE, UNIT D                    CITY OF INDUSTRY
AZTEC CABLE AND COMMUNICATIONS CONTRACTORS            307 WELCH AVENUE, SUITE C                       BERTHOUD
                                                      PO BOX 452
AZTEC NETWORK COMMUNICATIONS                          6600 SANDS POINT DR., STE. 250                  HOUSTON
BACKWEB TECHNOLOGIES                                  2077 GATEWAY PLACE, SUITE 500                   SAN JOSE
BANK ONE ARIZONA, NA/ARIZONA STATE RETIREMENT         11211 KATY FREEWAY                              HOUSTON
                                                      SUITE 390
BBN CORP. - DBA: GTE INTERNETWORKING, INC.            3 VAN DE GRAAF DRIVE                            BURLINGTON
BDSI INC D/B/A BEECHWOOD                              100 WALNUT AVE , SUITE 103                      CLARK
BEANS, WILLIAM S. JR                                  161 INVERNESS DR W                              ENGLEWOOD
BECKETT BROWN INTERNATIONAL INC                       1600 S ALBION ST., SUITE 309                    DENVER
BELL COMMUNICATIONS RESEARCH INC (BELLCORE)           331 NEWMAN SPRINGS ROAD 2X281                   RED BANK
BELLCORE                                              P.O. BOX 18192                                  NEWARK
BELLCORE                                              P.O. BOX 18192                                  NEWARK
BELLSOUTH LONG DISTANCE INC                           32 PERIMETER CENTER E                           ATLANTA
BELLSOUTH TELECOMMUNICATIONS INC                      600 N 19TH STREET, 9TH FLOOR                    BIRMINGHAM
BERGER & COMPANY                                      AKA MODIS SOLUTIONS                             DENVER
                                                      1350 17TH ST., SUITE 300
Berry Building Partners, LLC                          300 21st Ave. North                             BIRMINGHAM
BERTHEL LEWIS ELECTRIC INC                            9030 SHERIDAN AVE                               BROOKFIELD
BERTHEL LEWIS ELECTRIC, INC.                          9030 SHERIDAN AVENUE                            BROOKFIELD
BERWICK ELECTRIC                                      129 WEST COSTILLA STREET                        COLORADO SPRINGS
BERWICK ELECTRIC CO.                                  P O BOX 2306                                    COLORADO SPRINGS
BETSCHART ELECTRIC COMPANY, INC.                      500 CHERRY SE                                   OLYMPIA
                                                      P.O. BOX 88
BETSHART ELECTRIC COMPANY, INC.                       500 CHERRY SE                                   OLYMPIA
BETTER COMFORT SYSTEMS INC                            1310 EASTERN AVE                                MALDEN
BILBREY CONSTRUCTION INC                              PO BOX 822                                      DAYTON
BILBREY CONSTRUCTION, INC.                            832 S. LUDLOW STREET                            DAYTON
BIZILLIONS TELECOM                                    910 1ST STREET DENVER                           DENVER
                                                      SUITE 1060
BLACK BOX CORPORATION                                 PO BOX 371671                                   PITTSBURGH
BLACK BOX NETWORK SERVICES OF CHICAGO                 1919 SOUTH MICHIGAN AVENUE                      CHICAGO
BLACK TIE ENTERPRISES                                 128 MAGNOLIA DRIVE                              GREENSBURG
BLOOMBERG LP                                          499 PARK AVE                                    NEW YORK
BLUE ADVANTAGE                                        700 BROADWAY                                    DENVER
BOARD OF REGENTS OF THE                               201 WEST SEVENTH, ASH 4TH FLOOR                 AUSTIN
   UNIVERSITY OF TEXAS SYSTEM
BOLDTECH SYSTEMS, INC.                                1675 LARIMER STREET                             DENVER
                                                      SUITE 460
BORN INFORMATION SERVICES                             8101 E. PRENTICE AVENUE                         ENGLEWOOD
                                                      SUITE 310
BOVIS LEND LEASE INC                                  1300 MT. KEMBLE AVE.                            MORRISTOWN
BOWER AND ASSOCIATES                                  610 BRIDGEPORT LANE                             FOSTER CITY
BRADLEY-MORRIS, INC.                                  1825 BARRETT LAKES BLVD                         KENNESAW
                                                      SUITE 300
BRD CONSULTING                                        2111 CASTLE VIEW DR.                            AUSTIN
BRECK LARSON I                                        5683 EAST SOUTHMOOR CIRCLE                      ENGLEWOOD
BRIO TECHNOLOGY INC                                                                                   PALANTINE
BROADWING COMMUNICATIONS SVCS                         PO BOX 79159                                    PHOENIX
BROOKS INTERNATIONAL                                  763 SANTA FE DRIVE                              DENVER
BRYAN J. SHELBY PC                                    2203 TIMBERLOCH, #213                           THE WOODLANDS
BTECH SYSTEMS INTEGRATORS                             20545 CENTER RIDGE RD                           ROCKY RIVER
                                                      SUITE 200
B-TECH WIRE & CABLE, INC.                             20545 CENTER RIDGE ROAD                         ROCKY RIVER
                                                      SUITE 200
BUCKEYE POWER                                         P.O. BOX 265                                    BLACKLICK
BUCKEYE POWER SALES CO. INC.                          7782 SERVICE CENTER DRIVE                       WEST CHESTER
BUILDER'S ELECTRICAL                                  195 MADISON ST                                  EUGEHE
BUILDER'S ELECTRICAL, INC.                            195 MADISON STREET                              EUGENE
BURKE INCORPORATED                                    805 CENTRAL AENUE                               CINCINNATI
BURKEEN CONSTRUCTION                                  ATTN RICK JOHNSON VP                            OLIVE BRANCH
                                                      11200 HIGH POINT COVE
BURNIP & SIMMS OF TEXAS                               PO BOX 340                                      AUSTIN
BURNIP & SIMMS OF TEXAS                               PO BOX 340                                      AUSTIN
BUSINESS SOLUTIONS INC                                234 COLUMBINE ST., STE 203                      DENVER
BW ELECTRIC INC                                       22 SOUTH CHESTNUT STREET                        COLORADO SPRINGS
C - SYSTEMS                                           610 W. HUBBARD, SUITE 125                       COEUR D'ALENE
C AND Y ASSOCIATES
C.R. CARNEY ARCHITECTS, INC                           130 S. PROSPECT AVENUE                          TUSTIN
CABLCON                                               359 ROBBINS DR.                                 TROY
CABLE & WIRELESS COMMUNICATIONS                       1919 GALLOWS ROAD                               VIENNA
Cable & Wireless Inc                                  P.O. Box  371689                                Pittsburgh
CABLE TV SERVICE INC. & SOUTH SHORE CABLE             & SOUTH SHORE CABLE CONSTRUCTION IN             BROOK PARK
                                                      6400 KOLTHOFF DRIVE
CABLE TV SERVICES                                     6400 KOLTHOFF DRIVE                             BROOK PARK
CABLE TV SERVICES                                     6400 KOLTHOFF DRIVE                             BROOKPARK
CACTUS INTEGRATION GROUP                              PO BOX 270                                      FAIRVIEW VILLAGE
CACTUS INTEGRATION GROUP                              3751 REVERE STREET                              DENVER
CAE & ASSOCIATES INC                                  7627 196TH ST. SW                               LYNNWOOD
CAE & ASSOCIATES, INC.                                7627 196TH STREET SW                            LYNNWOOD
CALL SCIENCES                                         379 THORNALL STREET                             EDISON
                                                      STE 1100, WEST TOWER
CALLIDUS SOFTWARE INC                                 160 W SANTA CLARA ST                            SAN JOSE
                                                      SUITE 1400
CAL-TECH INTERNATIONAL TELECOM CORP                   2121 N CALIFORNIA BLVD                          WALNUT CREEK
                                                      SUITE 290
CAMBRIDGE TECHNOLOGY PARTNERS                         304 VASSAR STREET                               CAMBRIDGE
CAP GEMINI AMERICA INC                                PO BOX 7777-W9065                               PHILADELPHIA
CAP GEMINI AMERICA INC                                PO BOX 7777-W9065                               PHILADELPHIA
CAP GEMINI AMERICA LLC                                PO BOX 7777-W9065                               PHILADELPHIA
CAPROCK COMMUNICATIONS/MCCLOUD                        13455 NOEL RD, SUITE 1925                       Dallas
CARAT USA INC                                         2450 COLORADO AVE                               SANTA MONICA
CAREER CONSULTANTS                                    7320 N. MOPAC, SUITE 400                        AUSTIN
CAREER FORUM INC                                      350 INDIANA ST, STE 500                         GOLDEN
CAREERS LTD                                           PO BOX 842214                                   DALLAS
CARLSON DESIGN CONSTRUCT CORPORATION
CAROL ELECTRIC CO INC                                 3822 CERRITOS AVE                               LOS ALAMITOS
CARRIER 1, INC.                                       777 PASSAIC AVENUE                              CLIFTON
CARTER & BURGESS                                      PO BOX 985006                                   FORT WORTH
CASCADE COMMUNICATIONS CORP                           5 CARLISLE ROAD                                 WESTFORD
CASTLE PINES                                          8480 E. ORCHARD RD, # 6000                      GREENWOOD VILLAGE
CBT SYSTEMS, USA LIMITED                              900 CHESAPEAKE DRIVE                            REDWOOD CITY
CENTRAL HEATING & PLUMBING INC                        925 MORAVIA ST                                  NEW CASTLE
CENTRAL HEATING AND PLUMBING, INC.                    925 MORAVIA STREET                              NEW CASTLE
Centrum-Belleview LLC                                 2060 Broadway, Suite 250                        Boulder
CERTIFIED ASSOCIATES, INC.                            3700 BUFFALO SPEEDWAY                           HOUSTON
                                                      SUITE 1100
CH2M HILL, INC.                                       116 INVERNESS DR. EAST                          ENGLEWOOD
                                                      SUITE 105
CHA SYSTEMS INC                                       2711 LBJ FREEWAY, SUITE 560                     DALLAS
CHARLES SCHWAB AND COMPANY, INC.                      4500 CHERRY CREEK DR SO STE 700                 DENVER
CHARLES TAYLOR COMMUNICATIONS                         5931 SEA LION PLACE, SUITE 104                  CARLSBAD
CHARLES TAYLOR COMMUNICATIONS, INC.                   2005 RAYMER AVENUE, SUITE J                     FULLERTON
CHAT COMMUNICATION SERVICES                           2505 KERNER BLVD                                SAN RAFAEL
CHAT COMMUNICATIONS                                   2505 KERNER BLVD.                               SAN RAFAEL
CHOICE OPTIC COMMUNICATIONS, INC.                     820 SHELBY LANE #102                            AUSTIN
CHOICE OPTICS COMMUNICATIONS INC                      PO BOX 19573                                    AUSTIN
CIBER INC                                             5990 GREENWOOD PLAZA BLVD                       ENGLEWOOD
                                                      STE 270
CIBER INC                                             5990 GREENWOOD PLAZA BLVD                       ENGLEWOOD
                                                      STE 270
CIRCUIT-TRAN CORPORATION                              1635 S. ALVERNON WAY                            TUCSON
   AKA PRE-VENTRONICS
CISCO SYSTEMS                                         9155 EAST NICHOLS AVENUE                        ENGLEWOOD
                                                      SUITE 400
CISCO SYSTEMS                                         170 W TASMAN DRIVE                              SAN JOSE
CISCO SYSTEMS CAPITAL CORP.                           170 WEST TASMAN DRIVE                           SAN JOSE
                                                      MAIL STOP SJ C2, 3RD FLOOR
CISCO SYSTEMS CAPITAL CORP.                           170 WEST TASMAN DRIVE                           SAN JOSE
                                                      MAIL STOP SJ C2, 3RD FLOOR
CISCO SYSTEMS CAPITAL CORP.                           170 WEST TASMAN DRIVE                           SAN JOSE
CISCO SYSTEMS INC                                     170 W.  TASMAN DRIVE                            SAN JOSE
                                                      MAILSTOP SJC2 3RD FL
CISCO SYSTEMS, INC.                                   170 WEST TASMAN DRIVE                           SAN JOSE
CISCO SYSTEMS, INC.                                   170 W. TASMAN DRIVE                             SAN JOSE
CISCO SYSTEMS, INC.                                   170 W. TASMAN DRIVE                             SAN JOSE
CITRIX                                                PO BOX 931686                                   ATLANTA
CITY OF BOULDER                                       DEPARTMENT OF FINANCE                           BOULDER
                                                      PO BOX 1316
CITY OF BOULDER                                       SALES/USE TAX DIVISION                          BOULDER
                                                      PO BOX 791
CITY OF BOULDER                                       DEPARTMENT OF FINANCE                           BOULDER
                                                      PO BOX 1316
CITY OF CHARLESTON                                    CLAWSON & STAUBES, LLC                          CHARLESTON
                                                      PO BOX 652
CITY OF CLEVELAND                                     1201 LAKESIDE AVENUE                            CLEVELAND
CITY OF DENVER/MILE HI CABLE                          333 WEST COLFAX AVENUE                          DENVER
CITY OF GREENVILLE,SC
CITY OF LONGMONT                                      POWER & COMMUNICATIONS DEPT                     LONGMONT
                                                      1100 SOUTH SHERMAN STREET
CITY SIGNAL FIBER SERVICES INC.                       19668 PROGRESS DRIVE                            STRONGSVILLE
CITY SIGNAL FIBER SERVICES, INC                       575 56TH STREET, SW                             WYOMING
CLASS ACT TRAINING & CONSULTING                       9269 W 100TH CIRCLE                             BROOMFIELD
CLASS ACT TRAINING & CONSULTING                       9269 W 100TH CIRCLE                             BROOMFIELD
CLEVELAND REAL ESTATE PARTNERS                        1801 East Ninth Street Suite 1700               Cleveland
CLEVELAND REAL ESTATE PARTNERS                        1965 E. 6TH ST.                                 CLEVELAND
CMACAO                                                700 BRYDEN ROAD                                 COLUMBUS
CMS ELECTRICAL SERVICE CO                             135 WEST 50TH STREET                            NEW YORK
CMS ELECTRICAL SERVICES INC                           135 W 50TH ST., 17TH FLOOR                      NEW YORK
COLONIAL AIR CONDITIONING COMPANY                     4 NORTHWOOD DRIVE                               BLOOMFIELD
COLORADO SEMINARY, UNIVERSITY OF DENVER               2020 S. RACE STREET, BA 126                     DENVER
COLORADO TELE-EQUIPMENT COMPANY (CTEC)                5756 SOUTH KITTREDGE COURT                      AURORA
COMDISCO INC                                          6111 N. RIVER ROAD                              ROSEMONT
COMDISCO INC                                          6111 N. RIVER ROAD                              ROSEMONT
COMDISCO INC                                          6111 N. RIVER ROAD                              ROSEMONT
COMDISCO INC                                          6111 N. RIVER ROAD                              ROSEMONT
COMFORT SYSTEMS USA, FLORIDA                          14413 NORTH NEBRASKA AVENUE                     TAMPA
COMMERCIAL REALTY GROUP, INC                          1919 LYNNFIELD RD., SUITE C                     MEMPHIS
COMMS PEOPLE INC                                      401 EDGE WATER PL., STE 600                     WAKEFIELD
COMMUNICATION LINK, INC.                              9571 ALDEN                                      LENEXA
COMMUNICATION TECHNICAL SYSTEMS INC                   11660 ALPHARETTA HWY                            ROSWELL
                                                      SUITE 490
COMMUNICATIONS RESOURCES INTERNATIONAL, INC.          8547 E. ARAPAHOE, STE. J-290                    GREENWOOD VILLAGE
COMMUNICATIONS SUPPLY CORP                            DEPT 3050                                       CHICAGO
                                                      135 S LASALLE ST
COMMUNICATIONS TEST DESIGN, INC.                      1334 ENTERPRISE DRIVE                           WEST CHESTER
COMNEX INTERNATIONAL                                  3333 S. CONGRESS AVENUE                         DELRAY BEACH
                                                      SUITE 302
COMPATIBLE COMMUNICATION SYSTEMS                      4802 SHERBURN LN                                LOUISVILLE
COMPLETE COMMUNICATIONS SYSTEMS                       3253 CAHABA HEIGHTS RD                          BIRMINGHAM
COMPLUS                                               P.O. BOX 844480                                 DALLAS
COMPUTER HORIZONS CORPORATION                         49 OLD BLOOMFIELD AVENUE                        MOUNTAIN LAKES
COMPUTER ROOM DESIGN CORPORATION                      14021 MADISON AVE                               CLEVELAND
COMPUWARE CORPORATION                                 31440 NORTHWESTERN HWY                          FARMINGTON HILLS
COMTEL SYSTEMS TECHNOLOGY INC                         2433 DE LA CRUZ BLVD                            SANTA CLARA
CONCORD ATLANTIC ENGINEERS                            8025 BLACK HORSE PIKE                           WEST ATLANTIC CITY
                                                      SUITE 501
CONLEY EQUIPMENT COMPANY                              P. O. BOX 481950                                DENVER
Consolidated Assets Company                           P.O.Box 1814                                    Los Angeles
CONSOLIDATED COMMUNICATIONS                           C/O MCLEOD USA TELECOM SRVS INC                 MATTOON
                                                      SUCESSORS & INTEREST
                                                      121 SOUTH 17TH STREET
CONSOLIDATED CRANE & RIGGING, LTD                     6370 LONG DRIVE                                 HOUSTON
CONVERGENT COMMUNICATIONS INC                         402 E WILSON BRIDGE RD., STE A                  WORTHINGTON
CONVERGENT COMMUNICATIONS INC                         402 E WILSON BRIDGE RD., STE A                  WORTHINGTON
CONVERGENT COMMUNICATIONS INC                         402 E WILSON BRIDGE RD., STE A                  WORTHINGTON
COOK PAVING & CONSTRUCTION                            11360 BROOKPARK RD.                             BROOKLYN
                                                      SUITE 212
COOPER RIBNER CORPORATION, THE                        3005 PARFET DRIVE                               LAKEWOOD
COPPER MOUNTAIN NETWORKS INC                          10145 PACIFIC HEIGHTS BLVD                      SAN DIEGO
                                                      STE 100
COPPER MOUNTAIN NETWORKS INC                          10145 PACIFIC HEIGHTS BLVD                      SAN DIEGO
                                                      STE 100
COPPERCOM                                             3255 SCOTT BLVD., SUITE 102                     SANTA CLARA
CORENET SERVICES, INC.                                3500 PARKWAY LN. STE. 290                       NORCROSS
CORETECH CONSULTING GROUP, INC.                       6312 S FIDDLERS GREEN CIR                       ENGLEWOOD
                                                      SUITE 510N
CORPORATE REAL ESTATE SERVICES, INC                   60 MONMOUTH PARK HIGHWAY                        WEST LONG BRANCH
COSTA SOUTHWEST                                       7039 CLIFFBROOK DR                              DALLAS
COVAD COMMUNICATIONS CO.                              2330 CENTRAL EXPRESS WAY                        SANTA CLARA
COVAD COMMUNICATIONS GROUP                            2330 CENTRAL EXPRESSWAY                         SANTA CLARA
COVAD NATIONAL                                        30 PERIMETER PARK                               ATLANTA
COVERALL CLEANING CONCEPTS                            555 METRO PLACE NORTH, SUITE 450                DUBLIN
COWIN FIBER OPTIC SERVICES, INC.                      13794 STAINFORD DRIVE                           WELLINGTON
CPUI CORPORATION                                      707 17TH STREET, SUITE 2900                     DENVER
CRANSTON, TIMOTHY M                                   2252 CASTLEGATE DRIVE NORTH                     CASTLE ROCK
CROCE ELECTRIC CO INC                                 2 BETTY ST                                      EVERETT
CROCE ELECTRIC COMPANY INC.                           2 BETTY STREET                                  EVERTT
CROWN FIBER COMMUNICATIONS                            6001 LIVE OAK PARKWAY                           NORCROSS
CROWN FIBER COMMUNICATIONS, INC.                      6001 LIVE OAK PARKWAY                           NORCROSS
CROY M ETLING-SOFTWARE ARCHITECTS, INC                122 W CARPENTER FREEWAY                         IRVING
                                                      SUITE 300
CSG SYSTEMS, INC.                                     7887 E BELLEVIEW STREET                         ENGLEWOOD
                                                      SUITE 1000
CSI COMMUNICATION SERVICES, INC.                      6220 GILBOA ROAD                                MARSHVILLE
CSI CORPORATION                                       12835 E ARAPAHOE ROAD                           ENGLEWOOD
                                                      TOWER 1, SUITE 500
CULVER PERSONNEL SERVICES                             6610 FLANDERS DRIVE                             SAN DIEGO
CURRENT ANALYSIS                                      C/O FAGELSON, SCHONBERGER ETAL                  FAIRFAX
                                                      11320 RANDOM HILLS RD, #690
CUSTOM POWER SERVICES, INC.                           PO BOX 180                                      ROXBURY
CUSTOMER COMM                                         1066 BLINDBROOK DR                              COLUMBUS
CUYAHOGA FALLS PUBLIC SCHOOLS                         431 STOW AVENUE                                 CUYAHOGA FALLS
CW FENTRESS JH BRADBURN AND ASSOCIATES, PC            421 BROADWAY                                    DENVER
CYGENT INC                                            201 3RD ST., 2ND FLOOR                          SAN FRANCISCO
CYRAS SYSTEMS, INC.                                   47100 BAYSIDE PARKWAY                           FREMONT
D.E.A. CONSTRUCTION COMPANY                           6201 EAST 49TH AVE.                             COMMERCE CITY
DANA COMMERCIAL CREDIT CORP                           1801 RICHARDS RD                                TOLEDO
DANA COMMERCIAL CREDIT CORP                           1801 RICHARDS RD                                TOLEDO
DANELLA CONSTRUCTION CORP OF COLO                     14101 E MONCRIEFF PLACE                         AURORA
DANELLA CONSTRUCTION CORP. OF COLORADO                14101 EAST MONCRIEFF PLACE                      AURORA
DANIEL J. EDELMAN, INC.                               200 E. RUDOLPH DRIVE                            CHICAGO
                                                      63RD FLOOR
DANIELS AND PATTERSON CORPORATE SEARCH, INC.          1732 MARION STREET                              DENVER
DANIS BUILDING CONSTRUCTION COMPANY                   2 RIVER PLACE                                   DAYTON
DASIA.NET                                             118 MATTHEWS - INDIAN TRAIL RD                  INDIAN TRAIL
DATA PROCESSING RESOURCES CORP.                       4400 MACARTHUR BLVD                             NEWPORT BEACH
                                                      SUITE 600
DAVID GINN DBA CONTROLLED MAINTENANCE SYSTEMS         P.O. BOX 380064                                 BIRMINGHAM
DAWN TECHNOLOGIES INC                                 7012 SOUTH ASH CIRCLE                           LITTLETON
DAWSON PERSONNEL SYSTEMS                              59 GENDER RD                                    CANAL WINCHESTER
DAYTON NETWORK ACCESS COMPANY, THE                    130 W 2ND STREET, SUITE 1111                    DAYTON
DEA CONSTRUCTION COMPANY                              6201 EAST 49TH AVENUE                           COMMERCE CITY
DEBUSK ELECTRIC INC.                                  4125 C. TODD LANE                               AUSTIN
DEBUSK ELECTRIC, INC                                  PO BOX 19371                                    AUSTIN
DELOITTE & TOUCHE TAX TECH LLC                        PO BOX 95546                                    CHICAGO
DELTA AIR LINES                                       1030 DELTA BOULEVARD                            ATLANTA
                                                      HARTSFIELD INTERNATIONAL AIRPORT
DENNIS K BURKE                                        PO BOX 6069                                     CHELSEA
                                                      284 EASTERN AVENUE
DEPLOY COMMUNICATIONS, INC                            210 NORTH MAIN STREET                           WYOMING
DIAL TONE SERVICES                                    56707 DESERT GOLD DR                            YUCCA VALLEY
DIAMONDBACK INTERNATIONAL INC                         2301 N GREENVILLE AVE                           RICHARDSON
                                                      STE 200
DIAMONDBACK INTERNATIONAL INC                         2301 N GREENVILLE AVE #200                      RICHARDSON
DISCOUNT AIR COND. & HEATING, INC.                    3230 E. CHARLESTON, # 107                       LAS VEGAS
DISCOUNT AIR CONDITIONING AND HEATING, INC.           3230 E. CHARLESTON, STE. 107                    LASVEGAS
DIVCO, INC.                                           715 NORTH MADELIA                               SPOKANE
                                                      PO BOX 3245
DIVCO, INC.                                           715 N. MADELIA                                  SPOKANE
DMR CONSULTING                                        333 THORNHALL STREET                            EDISON
DOMINO PARTNERS                                       427 E MARKET STR                                LOUISVILLE
DOMINO PARTNERS                                       427 E MARKET STR                                LOUISVILLE
DOMINO PARTNERS                                       427 EAST MARKET STREET                          LOUISVILLE
DOUBRAVA MAINTENANCE, INC.                            726 WILDWOOD DR.                                CORPUS CHRISTI
Douglas I. Falk                                       310 The Village # 312                           REDONDO BEACH
DPI USER GROUP                                        PO BOX 611                                      HOUSTON
DPRC                                                  6530 S. Yosemite Suite 204                      Englewood
DRAKE CONTRACTORS, INC.                               5190 PARFET STREET                              WHEAT RIDGE
DRAKE CONTRACTORS, INC.                               5190 PARFET ST.                                 WHEAT RIDGE
DSI TECHNOLOGY ESCROW SVCS                            9555 CHESAPEAKE DRIVE                           SAN DIEGO
                                                      SUITE 200
DUANE EVANS-PARKER - BORN INFORMATION SERVICE
East County Internet Services                         1612 A Street                                   ANTIOCH
EASTERN REASEARCH, INC.                               225 EXECUTIVE DRIVE                             MOORESTOWN
EDP RECRUITING SERVICES INC                           7340 E CALEY AVE., STE 230                      ENGLEWOOD
EF&I SERVICES COMPANY                                 3350 SCOTT BLVD., BLDG. 53                      SANTA CARLA
EGLOBE, INC.                                          4260 E. EVANS AVE.                              DENVER
EINHEIT ELECTRIC CONSTRUCTION CO                      12905-F YORK DELTA DR                           NORTH ROYALTON
EIR ELECTRIC                                          PO BOX 2408                                     BATTLEGROUND
ELECTRIC LIGHTWAVE                                    PO BOX 5037, UNIT #207                          PORTLAND
ELECTRIC LIGHTWAVE                                    PO BOX 5037, UNIT #207                          PORTLAND
ELECTRONIC SEARCH INC. (ESI)                          3601 ALOGONQUIN ROAD                            ROLLING MEADOWS
                                                      SUITE 820
ELITE PERSONNEL                                       940 THE TERMINAL TOWER                          CLEVELAND
ELKA MANAGEMENT                                       2702 CLAYTON RD                                 CONCORD
EMC CORPORATION                                       171 SOUTH STREET                                HOPKINTON
EMPLOYEE ASSISTANCE                                   410 17TH STREET, SUITE 2000                     DENVER
EMPLOYEE INFORMATION SERVICES                         12600 WEST COLFAX                               LAKEWOOD
                                                      SUITE A501
ENCOMPASS NATIONAL ACCOUNTS GROUP, INC.               2452 S. TRENTON WAY                             DENVER
ENERGY PRODUCTS & SERVICES                            315 NORTH INDUSCO COURT                         TROY
ENERGY PRODUCTS & SERVICES, INC                       315 NORTH INDUSCO COURT                         TROY
ENTERPRISE STORAGE COMPANY                            171 SOUTH STREET                                HOPKINTON
ENVIRONMENTAL MITIGATION GROUP (EMG)                  450 GRANT STREET                                AKRON
ENVIROSAFE SERVICES OF OHIO, INC                      1155 BUSINESS CENTER DRIVE                      HORSHAM
EQUAL NET CORP (EQUALNET)                             1250 WOOD BRANCH PARK DRIVE                     HOUSTON
EQUINIX                                               901 MARSHALL STREET                             REDWOOD CITY
ERICSSON ENTERPRISES                                  7001 DEVELOPMENT DRIVE                          NORTH CAROLINA
ERVIN CABLE CONSTRUCTION                              2007 OLD MONTGOMERY HWY                         BIRMINGHAM
ERVIN CABLE CONSTRUCTION INC.                         450 PRYOR BLVD                                  STURGIS
ERVIN CABLE CONSTRUCTION, INC.                        450 PRYOR BLVD.                                 STURGIS
                                                      PO BOX 10
ESI INTERNATIONAL                                     4301 FAIRFAX DR., STE 800                       ARLINGTON
EUROSOFT INC.                                         1705 CAPITAL OF TX H'WAY                        AUSTIN
                                                      SUITE 202
EVERETT & O'BRIEN                                     2042 BRENTWOOD DR                               HOUSTON
EVERGREEN SPECIALTY COMPANY                           3353 LARIMER ST                                 DENVER
EVERGREEN STATE SHEET METAL                           1611 EAST MARINE VIEW DRIVE                     EVERETT
EVERGREEN STATE SHEET METAL INC                       1611 E MARINE VIEW DRIVE                        EVERETT
EXCESS, INC./P.C.S.E.                                 9401 JAMES AVE., STE 132                        BLOOMINGTON
EXCHANGE APPLICATIONS INC                             LINCOLN PLAZA                                   BOSTON
                                                      89 SOUTH ST
EXECUTIVE SOLUTIONS/MUTUAL BENEFIT                    PO BOX 461205                                   ENGLEWOOD
FASTECH, INC. (CUSTOM POWER SERVICES)                 P.O. BOX 180                                    ROXBURY
FBS COMMUNICATIONS, L.P.                              1550 N. E. LOOP 410                             SAN ANTONIO
FIBER PROTECTION SYSTEMS                              50 S. HAVANA ST                                 AURORA
FIBERLINK TELECOM GROUP                               11255 MAGNOLIA BLVD                             NORTH HOLLYWOOD
FIBERNET TELECOM GROUP, INC.                          570 LEXINGTON AVENUE                            NEW YORK
FIBERSPAN COMMUNICATIONS CORP.                        424 VIOLET STREET                               GOLDEN
FIBERSPAN COMMUNICATIONS CORP.                        424 VIOLET STREET                               GOLDEN
FIBEX SYSTEMS                                         5350 OLD REDWOOD HWY                            PETALUMA
FINZER IMAGING SYSTEMS                                11001 EAST 51 AVENUE                            DENVER
First Carroll Partners, LP                            c/o Insignia Commercial Group,                  Englewood
                                                      7720 Belleview Ave., Suite BG4
First Carroll Partners, LP                            7720 Belleview Ave., Suite BG4                  Englewood
FIRST LAYER COMMUNICATIONS, INC                       14906 BENSON STREET                             OVERLAND PARK
FIRST NATIONAL BANK                                   16924 ST CLAIR., PO Box 796                     EAST LIVERPOOL
FIRST RESOURCE                                        561 W CALEY AVENUE                              LITTLETON
FIRST RESOURCES INC                                   561 W CALEY AVE                                 LITTLETON
FIRST SOUTH UTILITY CONSTRUCTION, INC.                1892 TROX STREET                                GREENSBORO
FISHEL COMPANY                                        1810 ARLINGATE LANE                             COLUMBUS
FISHEL COMPANY, THE                                   3333 HYDES FERRY RD.                            NASHVILLE
FIVE STAR ELECTRIC CORP                               101-32 101 STREET                               OZONE PARK
FIVE STAR TELECOM/A&N (A AND N)                       650 SOUTH GRAND AVENUE                          LOS ANGELES
FIVE-O ELECTRIC                                       2324 CAMELBACK DRIVE                            ANTIOCH
FLIGHT LINE SERVICE AND SUPPORT GROUP                 6305 SOUTH MADELIA                              SPOKANE
FLIGHTLINE SERVICE & SUPPORT GROUP                    6305 S. MADELIA                                 SPOKANE
FLYNT AND KALLENBERGER                                8147 EAST 63RD PLACE                            TULSA
FOCAL COMMUNICATIONS CORP OF IL                       135 S LASALLE ST., Lockbox 3546                 CHICAGO
FORSYTHE MCAUTHUR                                     7500 FRONTAGE ROAD                              SKOKIE
FOX COMMUNICATIONS                                    13400 NE 20TH., Suite 28                        BELLEVUE
FRANKLIN COVEY CLIENT SALES                           2200 WEST PARKWAY BLVD                          SALT LAKE CITY
FRONTIER COMMUNICATIONS                               PO BOX 23239                                    ROCHESTER
FULCRUM TECHNOLOGIES                                  712 AURORA AVE N                                SEATTLE
FULCRUM TECHNOLOGIES                                  712 AURORA AVE N                                SEATTLE
FUTURE COMMUNICATIONS                                 6471 FACTORY SHOALS ROAD INC.                   MABLETON
FUTURE COMMUNICATIONS INC                             6471 FACTORY SHOALS RD                          MABLETON
GAMMA TELECOM INTERNATIONAL                           60  HUDSON STREET                               NEW YORK
GAPWARE SOLUTIONS                                     7710 T CHERRY PARK DRIVE, SUITE 170             HOUSTON
GCI GAILCOMM, INC.                                    PO BOX 1746                                     TERRELL
GCI TELECOM SERVICES                                  PO BOX 1746                                     TERRELL
GE CAPITAL                                            PO BOX 31001 0271                               PASADENA
GERARD ELECTRIC, INC                                  PO DRAWER 39                                    CONVERSE
GIBSON ELECTRIC CO. INC.                              2100 SOUTH YORK ROAD, STE 200                   OAK BROOK
GIBSON ELECTRIC COMPANY                               2100 SOUTH YORK RD., STE. 200                   OAK BROOK
GIC INC.                                              2100 ROSWELL RD., SUITE 200C-723                MARIETTA
GLA INTERNATIONAL                                     PO BOX 60467                                    ST LOUIS
GLA NETWORK TECHNOLOGIES INC                          5555 WINGHAVEN ROAD                             O'FALLON
GLENAYRE ELECTRONICS INC                              4201 CONGRESS STREET STE 455                    CHARLOTTE
GLENAYRE ELECTRONICS INC                              4201 CONGRESS STREET STE 455                    CHARLOTTE
GLENAYRE ELECTRONICS INC                              4201 CONGRESS STREET STE 455                    CHARLOTTE
GLENAYRE ELECTRONICS INC                              4201 CONGRESS STREET STE 455                    CHARLOTTE
GLOBAL EXCHANGE                                       7740 DONEGAN DR.                                MANASSAS
GLOBAL NAPS INC                                       89 ACCESS RD                                    NORWOOD
GLT, INC                                              3341 SUCCESSFUL WAY                             DAYTON
GM CONSTRUCTION                                       6208 VALROY DRIVE                               SAN JOSE
GM CONSTRUCTION                                       6208 VALROY DRIVE                               SAN JOSE
GO CONCEPTS, INC.                                     777 COLUMBUS AVE.                               LEBANON
GO TELECOM, INC.                                      P.O. BOX 547., 100 HIGHLAND COURT               MEDINA
GOLDEN GAMING CARD CORPORATION, THE                   1905 ARAFICOST AVE.                             LA
GOTELCOM, INC                                         100 HIGHLAND COURT, #13A                        MEDINA
GPD ASSOCIATES                                        520 SOUTH MAIN STREET, STE 2531                 AKRON
GROPP ELECTRIC INC                                    N 809 HELENA STREET                             SPOKANE
GROPP ELECTRIC, INC.                                  N 809 HELENA STREET                             SPOKANE
GROUND ENGINEERING CONSULTANTS                        7393 DAHILIA STREET                             COMMERCE CITY
GROUP V                                               460 W CAPITAL., STE 1333                        LITTLE ROCK
GTE INTERNETWORKING                                   TELCO INVOICING., 10 MOULTON ST                 CAMBRIDGE
H&F CONSULTING LLC                                    PO BOX 1668                                     MONUMENT
HACKNEY ELECTRIC INC                                  9272 JERONIMO., STE 116                         IRVINE
HADJI & ASSOCIATES INC                                1825 LAWRENCE ST                                DENVER
HALL KINION & ASSOCIATES                              PO BOX 49078                                    SAN JOSE
HALL KINION & ASSOCIATES                              PO BOX 49078                                    SAN JOSE
HAMRICK AIR CONDITIONING AND HEATING, INC.            2400 NORTH PACE BLVD.                           PENSACOLA
HATTON INDUSTRIES INC                                 1603 9TH ST                                     GREELEY
HATTON INDUSTRIES, INC.                               1603 - 9TH STREET                               GREELEY
HCB CONTRACTORS                                       P.O. BOX 29450                                  SAN ANTONIO
HCI, INC.                                             11201 HARREL ST.                                MIRA LOMA
HEALTHBREAK, INC                                      6552 E FREEPORT DRIVE                           HIGHLANDS RANCH
HELI FLITE, INC                                       1969 AVIATION DRIVE, #C                         CORONA
HELI-FLITE, INC.                                      1969 AVIATION DRIVE, #C                         CORONA
HEMMER & ASSOCIATES, INC.                             512 CASTLE PINES DRIVE S                        CASTLE ROCK
HENKELS & MCCOY & DAYTON                              13338 EAST BROAD STREET                         PATASKALA
HENKELS & MCCOY INC                                   13338 EAST BROAD ST                             PATASKALA
HERBST, HARRY                                         4450 E PRENTICE PL                              GREENWOOD VILLAGE
HERMAN WEISSKER                                       2631 S RIVERSIDE AVE                            BLOOMINGTON
HERMAN WEISSKER INC.                                  2361 SOUTH RIVERSIDE AVENUE                     BLOOMINGTON
HIGH BANDWIDTH, INC.                                  309 WEST GREGORY ST.                            PENSACOLA
HIGHPOINT TELECOMMUNICATIONS INC.                     1890 NORTHSHORELINE BLVD                        MT. VIEW
HILLCOM & ELECTRIC                                    3445 VICTOR STREET SUITE 5                      SANTA CLARA
HIRE.COM                                              200 ACADEMY DRIVE                               AUSTIN
HOLBROOK SERVICE, INC.                                4740 FORGE ROAD SUITE 110                       COLORADO  SPRINGS
HOLBROOK SERVICES                                     2050 N REDWOOD RD, #10 P.O. BOX 16567           SALT LAKE CITY
HOLT COMPANY OF OHIO                                  5282 WALNUT COURT, P.O. BOX 28525               COLUMBUS
HORACE WARD                                           11200 EAST DARTMOUTH AVENUE  #317               AURORA
HOTJOBS.COM, LTD.                                     406 W 31ST STREET 9TH FLOOR                     NEW YORK
HOWARD GROUP, THE                                     7600 W. 110TH ST SUITE 204                      OVERLAND PARK
HR OPTIONS                                            1357 WEST LANE AVENUE, Suite 207                COLUMBUS
HR PLUS                                               2902 EVERGREEN PARKWAY, SUITE 1000              EVERGREEN
HREASY, INC                                           6407 IDLEWILD ROAD, SUITE 100                   CHARLOTTE
HUGH O'KANE DATACOM, INC.                             88 WHITE STREET                                 NEW YORK
HUGH O'KANE ELECTRIC CO., LLC                         88 WHITE STREET                                 NEW YORK
HUNT BUILDERS CORPORATION                             221 E. 4TH STREET, SUITE 2310                   CINCINNATI
HUNT BUILDERS CORPORATION                             221 E. 4TH STREET, SUITE 2310                   CINCINNATI
HURTADO, DAVID                                        161 INVERNESS DRIVE WEST                        ENGLEWOOD
HUTTON COMPANY INC, THE                               562 WILLOWBROOK OFFICE PARK                     FAIRPORT
Hyperion                                              900 LONG RIDGE ROAD                             STAMFORD
HYPERION SOFTWARE CORP                                PO BOX 19254A                                   NEWARK
IBM CORPORATION                                       15450 SW KOLL PARKWAY                           DENVER
IBM CORPORATION                                       15450 SW KOLL PARKWAY                           BEAVERTON
IBM CORPORATION                                       15450 SW KOLL PARKWAY                           DENVER
IBM CORPORATION                                       15450 SW KOLL PARKWAY                           DENVER
IBS CONVERSIONS, INC.                                 2625 BUTTERFLY ROAD                             OAKBROOK
ICG TELECOM GROUP INC                                 161 INVERNESS DRIVE WEST                        ENGLEWOOD
ICWU BUILDING CORPORATION                             1655 West Market Street                         Akron
IDEAL ENGINEERING                                     11902 BURNETT RD #100                           AUSTON
IDEAL SERVICE CO, THE                                 DBA IDEAL ENGINEERING INC., 8005 DUNLAP         HOUSTON
IDEAL SERVICES, INC.                                  (DBA IDEAL ENGINEERING, INC.), 8005 DUNLAP      HOUSTON
I-LINE                                                ONE METROPOLITAN SQ, STE 3000                   ST. LOUIS
IN BUILDING SYSTEMS CORPORATION                       5580 LA JOLLA BLVD.                             SAN DIEGO
INDUSTRIAL POWER SYSTEMS                              3233 OAKLAND STREET                             AURORA
INDUSTRIAL POWER SYSTEMS                              3233 OAKLAND STREET                             AURORA
INFORMATION PARTNERS, INC.                            10730 E. BETHANY DRIVE #100                     AURORA
INGALLS POWER                                         2240 ENCINITAS BLVD, D-364                      ENCINITAS
INGALLS POWER PRODUCTS                                2240 ENCINITAS BLVD., D-364                     ENCINITAS
INGLETT & STUBBS INC                                  845 MARIETTA ST NW., PO BOX 93007               ATLANTA
INGLETT AND STUBBS, INC.                              PO BOX 93007                                    ATLANTA
INGRAM MICRO INC                                      PO BOX 60000                                    SAN FRANCISCO
INKTOMI CORP.                                         1900 S. NORFOLK ST STE 310                      SAN MATEO
INNOVATIVE ECONOMIC SOLUTIONS                         8767 E DRY CREEK RD STE 1314                    ENGLEWOOD
INNOVATIVE ECONOMIC SOLUTIONS                         8767 E DRY CREEK RD STE 1314                    ENGLEWOOD
INTEGRATED CLEANING SOLUTIONS                         771 CAPP ST                                     SAN FRANCISCO
INTEGRATION SERVICES INTERNATIONAL (ISI)              5100 NW 33RD AVE                                FT. LAUDERDALE
INTELITECH EMPLOYMENT SERVICES                        1611 S PACIFIC COAST HWY., STE 305              PEDONDO BEACH
INTELLIGENCE DATA INC                                 7172 COLLECTION CENTER DR                       CHICAGO
INTELLIQUEST INFORMATION GROUP INC                    1250 CAPITAL OF TEXAS HWY SOUTH.,               AUSTIN
                                                      BLDG 1., SUITE 600
INTERACT COMMERCE CORP (ENACT)                        8800 N GAINEY CENTER DR , STE 200               SCOTTSDALE
INTERACTIVE BUSINESS SYSTEMS INC                      300 UNION BLVD., STE 102                        LAKEWOOD
INTERACTIVE BUSINESS SYSTEMS INC                      300 UNION BLVD., STE 102                        LAKEWOOD
INTERFACE SECURITY SYSTEMS, L.L.C.                    6625 NORTH WEST CENTRAL DRIVE                   HOUSTON
INTERMEDIA COMMUNICATIONS                             3625 QUEEN PALM DR                              TAMPA
INTERNATIONAL BUSINESS MACHINES                       15450 SW KOLL PARKWAY                           DENVER
INTERNATIONAL CRUISE & FERRY ADVERTISING              CCL MARINE NESTOR HOUSE PLAYHOUSE YARD          LONDON, EC4V5EX
INTERNET COMMUNICATIONS CORP                          DEPT 710                                        DENVER
INTERNETSTREET SERVICES, INC.                         13200 CENTRAL AVE., SUITE A                     BOULDER CREEK
IPVERSE                                               11840 NORTH 103RD PLACE                         SCOTTSDALE
IQUEST SOLUTIONS                                      6621 BAY CIRCLE, SUITE 210                      NORCROSS
IRISH COMMUNICATION CO                                8457 SPECIALTY CIRCLE                           SACRAMENTO
IRISH COMMUNICATION COMPANY                           2649 STINGLE AVE.                               ROSEMEAD
IRISH CONSTRUCTION                                    2641 RIVER AVE.,                                ROSEMEAD
                                                      PO BOX 579
IRISH CONSTRUCTION                                    2641 RIVER AVE.                                 ROSEMEAD
IRISH CONSTRUCTION                                    2641 RIVER AVENUE                               ROSEMEAD
ISEC INC                                              33 INVERNESS DRIVE                              ENGLEWOOD
ISEC, INC.                                            33 INVERNESS DRIVE EAST                         ENGLEWOOD
ITXC CORPORATION                                      600 COLLEGE ROAD EAST                           PRINCETON
IXC CARRIER GROUP INC A/K/A BROADWING                 1122 CAPITAL OF TEXAS HIGHWAY SOUTH             AUSTIN
J Russell Price Lane P Smith                          241 John Knox Road, Suite 200                   Tallahassee
J.E. RICHARDS, INC.                                   10401 TUCKER ST.                                BELTSVILLE
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
J.SHELBY BRYAN                                        721 - 5TH AVE SUITE 38 G                        NEW YORK
JAD PROPERTIES, LLC                                   400 South Colorado Blvd                         Denver
JAPAN TELECOM AMERICA, INC                            150 ALMADEN BOULEVARD                           SAN JOSE
   DBA ITJ AMERICA INC                                SUITE 1300
JAYTEL INC.                                           2770 LEXINGTON AVENUE                           MANSFIELD
                                                      P.O. BOX 3168
JAYTEL, INC.                                          2770 LEXINGTON AVENUE                           MANSFIELD
JB BROWN & ASSOCIATES                                 820 TERMINAL TOWER                              CLEVELAND
JE RICHARDS, INC.                                     10401 TUCKER STREET                             BELTSVILLE
JENSEN ASSOCIATES                                     220 MONTGOMERY STREET                           SAN FRANCISCO
                                                      SUITE 968
JH SNYDER COMPANY                                     5670 Wilshire Boulevard                         Los Angeles
JLW & ASSOC CAREER PLACEMENT LLC                      7777 GREENBACK LANE, STE 107                    CITRUS HEIGHTS
JM CABLE CORPORATION                                  130 CESSNA DR                                   ERIE
JM CABLE CORPORATION                                  130 CESSNA DRIVE                                ERIE
JM CONSULTING GROUP, INC.                             6755 HOLLISTER AVE., SUITE 200                  GOLETA
JM CONSULTING GROUP, INC.                             6755 HOLLISTER AVE STE 200                      GOLETA
JNB TELECOM, INC.                                     5674 EL CAMINO REAL, STE K                      CARLSBAD
JO FERGUSON (CALGARY GROUP)                           11200 EAST DARTMOUTH AVENUE, #317               AURORA
JOHN J KIRLIN INC                                     515 DOVER RD, STE. 2700                         ROCKVILLE
JOHN J. KIRLIN, INC, MECHANICAL SVCS DIV.             515 DOVER ROAD, SUITE 2700                      ROCKVILLE
JOHNSTONWELLS                                         1512 LARIMER STREET                             DENVER
                                                      SUITE 700
JOSEPH PROPERTIES LP                                  1860, 1866, 1868 Campus Place                   Louisville
JUMP POINT COMMUNICATIONS, INC                        7218 MCNEIL DRIVE, 301                          AUSTIN
K&M BACKHOE SERVICES, INC.                            P.O. BOX 481                                    CATOOSA
K-1 FIBER OPTIC CONSTRUCTION                          1535 JOHN GLENN HWY                             NEW CONCORD
KASTLE ELECTRIC                                       809 XENIA AVENUE                                DAYTON
KASTLE ELECTRIC COMPANY                               809 XENIA AVENUE                                DAYTON
KATHMAN ELECTRIC                                      8969 HARRISON AVE.                              CLEVES
KATHMAN ELECTRIC CO INC                               8969 HARRISON AVENUE                            CLEVES
KELLY LOCATE SERVICES
KELLY SERVICES INC                                    PO BOX 820405                                   PHILADELPHIA
KENTRON CORP                                          3801 E FLORIDA AVE., #208                       DENVER
K-I FIBER OPTIC CONSTRUCTION                          P.O. BOX 187                                    NEW CONCORD
KNIPPLE, WENDY                                        6188 WEST GRAND AVE                             DENVER
                                                      SUITE 101
KNOX LARUE SEPARATE PROPERTY TRUST                    2171 RALPH AVENUE                               STOCKTON
KOSSEN EQUIPMENT                                      6005 NORTH MCRAVEN ROAD                         JACKSON
L.K. JORDAN AND ASSOCIATES                            321 TEXAN TRAIL, SUITE 100                      CORPUS CHRISTI
LADD ENGINEERING ASSOCIATES, INC.                     3007 PARK CENTRAL AVENUE, #A5                   NICHOLASVILLE
LAEK & ASSOCIATES INC                                 PO BOX 245                                      GALION
LAEK & ASSOCIATES, INC.                               1376 STREET, ROUTE 598                          GALION
LAIBE ELECTRIC CO. ELECTRICAL CONTRACTORS             404 NORTH BYRNE ROAD                            TOLEDO
LAMBCO ENGINEERING INC                                1170 E FRUST ST                                 SANTA ANA
LAMBERT CONSULTING GROUP INC                          8699 CRAIGSTON CT                               DUBLIN
LAMCO ENGINEERING, INC.                               1170 EAST FRUIT STREET                          SANTA ANA
LAMCO ENGINEERING, INC.                               1170 EAST FRUIT STREET                          SANTA ANA
LANSET AMERICA CORPORATION                            5011 AUBURN BLVD.                               SACRAMENTO
LANSET COMMUNICATIONS                                 5011 AUBURN BLVD                                SACRAMENTO
LARRY CADY - SOURCE SERVICES                          7730 E BELLVIEW AVENUE                          ENGLEWOOD
                                                      SUITE 302
LASER DATA SERVICES INC                               5300 DTC PARKWAY, SUITE 430                     ENGLEWOOD
LASER DATA SERVICES INC                               5300 DTC PARKWAY, SUITE 430                     ENGLEWOOD
LATITUDE COMMUNICATIONS                               2121 TASMAN DR                                  SANTA CLARA
LAUGHLIN & ASSOCIATES                                 110 BOGGSLANE, STE 151                          CINCINNATI
LAVINE AND ASSOCIATES                                 23151 MOULTON PARKWAY                           LAGUNA HILLS
LAZER ENERGY CO INC                                   PO BOX 75044                                    HOUSTON
LDI SOLUTIONS, INC                                    224 FREMONT STREET                              SAN FRANCISCO
LDI SOLUTIONS, INC                                    224 FREMONT STREET                              SAN FRANCISCO
Leader Mortgage Company                               28790 Chagrin Blvd.                             Woodmore
LEE COMPANY                                           PO BOX 30405                                    NASHVILLE
LEVEL 3 COMMUNICATIONS                                300 BLVD. EAST                                  WEEHAUKEN
LEVEL 3 COMMUNICATIONS                                300 BLVD. EAST                                  WEEHAUKEN
LEVEL 3 COMMUNICATIONS                                300 BLVD. EAST                                  WEEHAUKEN
LEVEL 3 COMMUNICATIONS LLC                            7577 WEST 103RD AVENUE                          WESTMINSTER
LEWAN AND ASSOCIATES                                  P. O. BOX 22855
LEXENT SERVICES, INC.                                 3 NEW YORK PLAZA, 12TH FLOOR                    NEW YORK
LG&E HOME SERVICES INC                                C/O LG&E ENERGY CORP                            LOUISVILLE
                                                      220 WEST MAIN STREET
LIFE MASTERY INSTITUTE                                123 COOK ST., STE 102B                          DENVER
LIFE MASTERY INSTITUTE                                123 COOK ST., STE 102B                          DENVER
LIGHTHOUSE TECHNOLOGIES INC                           1295 LOST ROCK LANE                             MONUMENT
LIGHTHOUSE TECHNOLOGIES INC                           1295 LOST ROCK LANE                             MONUMENT
LINKATEL/COPLEY                                       2330 FARADAY AVE.                               CARLSBAD
LION'S TIME                                           P.O. BOX 33406                                  GRANADA HILLS
LOCKHEED MARTIN                                       777 OLD SAW MILL RIVER ROAD                     TARRYTOWN
LOUIS KALISKI, INC.                                   101 CALIFORNIA STREET, #1075                    SAN FRANCISCO
LUCENT TECHNOLOGIES                                   5555 OAKBROOK PKWY                              NORCROSS
                                                      STE 500
LUCENT TECHNOLOGIES                                   5555 OAKBROOK PKWY                              NORCROSS
                                                      STE 500
LUCENT TECHNOLOGIES                                   5555 OAKBROOK PKWY                              NORCROSS
                                                      STE 500
LUCENT TECHNOLOGIES                                   8400 EAST PRENTICE AVENUE                       ENGLEWOOD
                                                      9TH FLOOR
LUCENT TECHNOLOGIES                                   5555 OAKBROOK PKWY                              NORCROSS
                                                      STE 500
LUCENT TECHNOLOGIES INC                               111 MADISON AVENUE                              MORRISTOWN
LUCENT TECHNOLOGIES INC                               GLOBAL COMMERCIAL MARKETS                       MCLEANSVILLE
                                                      5440 MILLSTREAM RD, E2N32
                                                      I-85 & MOUNT HOPE CHURCH ROAD
LUCENT TECHNOLOGIES INC                               600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES INC.                              600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES                                   4020 STIRRUP CREEK DRIVE                        DURHAM
    SERVICES COMPANY INC                              SUITE 103
LUCENT TECHNOLOGIES, INC                              600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES, INC                              600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES, INC                              600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES, INC                              600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES, INC.                             600 MOUNTAIN AVENUE                             MURRAY HILL
LUCENT TECHNOLOGIES, INC.                             8400 EAST PRENTICE AVENUE                       ENGLEWOOD
                                                      9TH FLOOR
                                                      DAVID GARCIA
LUCENT TECHNOLOGIES, INC.                             200 LUCENT LN                                   CARY
LYNCH COMMUNICATIONS, INC.                            570 EAST LA-CADENA                              RIVERSIDE
                                                      SUITE 2-E
LYNCH COMMUNICATIONS, INC.                            570 E. LA CADENA DR., STE. 2E                   RIVERSIDE
LYNCOLE INDUSTRIES, INC.                              3547 VOYAGER ST. # 104                          TORRANCE
LYNCOLE XIT GROUNDING                                 3547 VOYAGER STREET, SUITE 104                  TORRANCE
LYNNE DREW/DREW COMMUNICATIONS                        P.O. BOX 370923                                 DENVER
M&I DATA SERVICES                                     4900 W BROWN DEER RD                            BROWN DEER
M. A. MORTENSON                                       1112 OAKRIDGE DRIVE, SUITE 104-227              FORT COLLINS
MA MORTENSON COMPANY                                  700 MEADOW LANE NORTH                           MINNEAPOLIS
MACDONALD MILLER CO INC                               7707 DETROIT AVE SW                             SEATTLE
MACDONALD-MILLER OF OREGON                            5711 SW HOOD                                    PORTLAND
MACMUNNIS INC                                         1920 WAUKEGAN RD, SUITE 202                     GLENVIEW
MACQUARIUM INTELLIGENT COMMUNICATIONS                 1800 PEACHTREE STREET SUITE 250                 ATLANTA
MACQUARIUM INTELLIGENT COMMUNICATIONS                 1800 PEACHTREE STREET                           ATLANTA
                                                      SUITE 250
MACROLOGIC INC                                        6334 S RACINE CIRCLE                            ENGLEWOOD
MANAGEMENT RECRUITERS (MRI)                           157 W. 3RD STREET, SUITE 100                    WINONA
MANUFACTURER'S LIFE INSURANCE                         7510 CLAIRMONT MESA BLVD., SUITE 211            SAN DIEGO
MARCONI COMMUNICATIONS                                5875 LANDERBROOK DRIVE, STE 250                 MAYFIELD HEIGHTS
MARCONI COMMUNICATIONS, INC.                          5900 LANDERBROOK DRIVE                          CLEVELAND
                                                      SUITE 300
MARINA MECHANICAL                                     799 THORNTON  ST                                SAN LEANDRO
MARINA MECHANICAL                                     799 THORNTON STREET                             SAN LEANDRO
MARINA MECHANICAL, INC.                               799 THORTON                                     SAN LEANDRO
MARRIOTT MANAGEMENT                                   MARRIOTT MANAGEMENT SERVICES CORP               LOS ANGELES
                                                      DEPT. NO. 43283
MARRIOTT MANAGEMENT                                   MARRIOTT MANAGEMENT SERVICES CORP               LOS ANGELES
                                                      DEPT. NO. 43283
MARTIN, ROBERTS AND STEVENS                           3419 VIA LIDO DRIVE, SUITE 336                  NEWPORT BEACH
MASTEC NORTH AMERICA                                  PO BOX 340                                      AUSTIN
MASTEC NORTH AMERICA INC                              15519 ARROW HIGHWAY                             IRWINDALE
MASTEC NORTH AMERICA INC                              15519 ARROW HIGHWAY                             IRWINDALE
MASTEC NORTH AMERICA, INC                             15519 ARROW HIGHWAY                             IRWINDALE
MASTER CONSULTANTS AGENCY                             851 BURLWAY RD., STE 618                        BURLINGAME
MATRIX RESOURCES, INC.                                115 PERIMETER CENTER PLACE, NE                  ATLANTA
                                                      SUITE 250
MCB ARCHITECTS                                        1780 SOUTH BELLAIRE STREET                      DENVER
                                                      SUITE 800
MCBRIDE ELECTRIC                                      6480 WEATHERS PLACE                             SAN DIEGO
                                                      SUITE 340
MCGEOUGH - NOREEN MCGOUGH                             1720 BELLAIRE STREET                            DENVER
                                                      SUITE 106
MCGEOUGH/INFINITY BENEFITS, INC.                      1720 Bellaire St. Suite 106                     Denver
MCI                                                   7900 WESTPARK DRIVE                             MCLEAN
MCI DIRECTORY ASSISTANCE DATA                         7900 WESTPARK DRIVE                             MCLEAN
MCI METRO                                             PO BOX 840032                                   DALLAS
MCI TELECOMMUNICATIONS                                601 S. 12TH STREET                              ARLINGTON
MCI TELECOMMUNICATIONS CORPORATION                    205 NORTH MICHIGAN AVE STE 3000                 CHICAGO
MCI TELECOMMUNICATIONS CORPORATION                    2270 LAKESIDE BOULEVARD                         RICHARDSON
MCI WORLDCOM                                          2270 LAKESIDE BOULEVARD                         RICHARDSON
MCI WORLDCOM NETWORK SERVICES, INC.                   601 SOUTH 12TH ST.                              ARLINGTON
MCI WORLDCOM NETWORK SERVICES, INC.                   601 SOUTH 12TH ST.                              ARLINGTON
MCI WORLDCOM NETWORK SERVICES, INC.                   601 SOUTH 12TH ST.                              ARLINGTON
MCI WORLDCOM NETWORK SERVICES, INC.                   601 SOUTH 12TH ST.                              ARLINGTON
MCI WORLDCOM WHOLESALE SERVICES                       601 SOUTH 12TH ST.                              ARLINGTON
MCLEOD USA                                            PO BOX 3243                                     MILWAUKEE
MCLEOD USA                                            PO BOX 3243                                     MILWAUKEE
MCMILLAN DATA COMMUNICATIONS                          1515 SOUTH VAN NESS AVE                         SAN FRANCISCO
MCMILLAN DATA COMMUNICATIONS                          1515 SOUTH VAN NESS AVENUE                      SAN FRANCISCO
MCPHEE ELECTRIC LTD                                   505 MAIN STREET                                 FARMINGTON
MCPHEE ELECTRIC LTD., LLC                             505 MAIN STREET                                 FARMINGTON
MERRILL LYNCH                                         PO BOX 9013
METRO CONTRACTING SERVICES                            500 THERESA DRIVE                               BOULDER
METROPOLITAN ELECTRIC                                 2400 THIRD STREET                               SAN FRANCISCO
MICROSOFT CORP                                        PO BOX 5540                                     PLEASANTON
MICROSOFT CORPORATION                                 One  MICROSOFT WAY                              REDMOND
MICROSOFT CORPORATION                                 One  MICROSOFT WAY                              REDMOND
MICROSOFT CORPORATION                                 One  MICROSOFT WAY                              REDMOND
MICROSOFT CORPORATION                                 One  MICROSOFT WAY                              REDMOND
MICROSOFT CORPORATION                                 1 MICROSOFT WAY                                 REDMOND
MICROSOFT CORPORATION                                 3214 W MCCRAW STREET                            SEATTLE
                                                      SUITE 300
MICROSOFT CORPORATION                                 3214 W MCCRAW STREET                            SEATTLE
                                                      SUITE 300
MICROSOFT NETWORK                                     ONE MICROSOFT WAY                               REDMOND
MICROSOFT PREMIER                                     ONE MICROSOFT WAY                               REDMOND
MID-AMERICAN RESTORATION SERVICES                     13938A CEDAR ROAD, SUITE 135                    UNIV. HEIGHTS
MID-AMERICAN RESTORATION SERVICES                     13938A CEDAR ROAD, SUITE 135                    UNIVERSITY HEIGHTS
MID-AMERICAN SERVICE                                  13938A CEDAR ROAD, #135                         UNIVERSITY HEIGHTS
MID-CITY ELECTRIC COMPANY                             PO BOX 23075                                    COLUMBUS
MID-CITY ELECTRICAL CONSTRUCTION                      1099 SULLIVANT AVENUE                           COLUMBUS
                                                      PO BOX 23075
MIDPARK ELECTRIC CONSTRUCTION CO                      16809 ALBERS AVE                                CLEVELAND
MIDPARK ELECTRIC CONSTRUCTION COMPANY, INC.           16809 ALBERF AVE.                               CLEVELAND
MILLENNIUM TECHNICAL SERVICES, INC.                   7112 WESTLAND DRIVE                             KNOXVILLE
MILLER TECHNICAL SERVICES                             PO BOX 1083                                     BENICIA
MITCHELL TECHNICAL SALES INC                          PO BOX 29661                                    DALLAS
MITCHELL TECHNICAL SALES, INC.                        2356 GLENDA LANE                                DALLAS
MODIS (BERGER) (IDEA INTEGRATION)                     4582 SOUTH ULSTER STREET                        DENVER
                                                      SUITE 410
MONITORING MANAGEMENT                                 5921 BLUEBIRD HILL LN                           MATTHEWS
MOORE NORTH AMERICA/                                  7720 E BELLVIEW AVE                             ENGLEWOOD
                                                      STE 300B
Mortgage Resource Group                               812 E. National Rd                              Vandalia
MULTIMEDIA SYSTEMS INC                                707 17TH, SUITE 2900                            DENVER
MUTUAL OF OMAHA                                       GROUP PREMIUM & ENROLLMENT SERVICES             KANSAS CITY
                                                      720 MAIN, 6TH FLOOR
MUTUAL SPRINKLERS INC                                 PO BOX 711510                                   CINCINNATI
NASHVILLE MACHINE CO INC                              PO BOX 101603                                   NASHVILLE
NASHVILLE MACHINE CO INC                              PO BOX 101603                                   NASHVILLE
NASHVILLE MACHINE CO, INC.                            530 WOODYCREST AVENUE                           NASHVILLE
NATIONAL CAR RENTAL SYSTEM, INC.                      9419 AIRPORT BLVD., SUITE 200                   LOS ANGELES
NATIONAL ELECTRIC COMPANY, INC                        514 NORTH 17TH STREET                           OMAHA
NATIONAL ELECTRIC COMPANY, INC.                       514 NORTH 17TH STREET                           OMAHA
NATIONAL EMPLOYMENT                                   3100 FITE CIRCLE, SUITE 202                     SACRAMENTO
NATIONAL NETWORK SERVICES                             ENCOMPASS NATIONAL ACCO                         DENVER
                                                      2452 S TRENTON WAY
NATIONWIDE EMPLOYMENT SERVICES, INC.                  3500 VIRGINIA BEACH BLVD., SUITE 206            VIRGINIA BEACH
NET HERE                                              4993 NIAGARA AVE., SUITE 206                    SAN DIEGO
NETCO TEL CORPORATION                                 791 - B NULTMAN STREET                          SANTA CLARA
NETCOM INTERNET LIMITED                               ST. JAMES HOUSE OLDBURY, BRACKNELL              BERKSHIRE, RG 128TH
NETEFFECT                                             4600 S ULSTER STREET., SUITE 700                DENVER
NETEFFECT                                             4600 SOUTH ULSTER, SUITE 700                    DENVER
NETWORK ASSOCIATES INC                                3965 FREEDOM CIRCLE                             SANTA CLARA
NETWORK AUDIT CONTROL INC                             115 W PEARCE                                    WENTZVILLE
NETWORK CONSTRUCTION SERVICES, INC.,                  2606-700 PHOENIX DRIVE                          GREENSBORO
   SUBSIDIARY OF
NETWORK CONSTRUCTION SVCS., INC                       2606-700 PHOENIX DRIVE                          GREENSBORO
NETWORK DYNAMICS                                      1760 DIVIDEND DRIVE                             COLUMBUS
NETWORK DYNAMICS CABLING                              1760 DIVIDEND DRIVE                             COLUMBUS
NETWORK TWO COMMUNICATIONS                            8665 NEW TRAILS DR                              WOODLANDS
NEW ENGLAND FINISH SYSTEMS INC                        11A INDUSTRIAL WAY                              SALEM
NEW ENGLAND FINISH SYSTEMS, INC.                      11A INDUSTRIAL WAY                              SALEM
NEW MILLENNIUM SYSTEMS, INC.                          2555 S. ZANG ST.                                LAKEWOOD
Newport Beach Property Management, Inc.               18516 Beach Blvd                                HUNTINGTON BEACH
NEXTEL COMMUNICATIONS
NEXTLINK INC                                          8871 S SANDY PARKWAY., SUITE 200                SANDY
NGH BATTERY SERVICE CO.                               3818 EAST LASALLE, SUITE 4                      PHOENIX
NGH BATTERY SERVICE CO/C&D TECH.                      3818 EAST LASALLE, STE. 4                       PHOENIX
NIXON POWER SERVICES CO                               PO BOX 30007                                    NASHVILLE
NOCAR CONSTRUCTION CO INC                             969 CLAYCRAFT ROAD                              COLUMBUS
NOREEN P MCGEOUGH (INFINITY BENEFITS, INC)            1720 BELLAIRE STREET                            DENVER
                                                      SUITE 106
NORTEL NETWORKS                                       5979 SOUTH QUEBEC STREET., SUITE 300            ENGLEWOOD
NORTH AMERICAN DIGICOM                                11059 EAST BETHANY DRIVE., SUITE 230            AURORA
NORTH EAST INDEPENDENT SCHOOL
DISTRICT/KUNZ CONSTR
NORTH SUPPLY COMPANY DBA                              SPRINT NORTH SUPPLY                             NEW CENTURY
                                                      600 NEW CENTURY PARKWAY
NORTHCENTRAL TELCOM INCO                              PO BOX 291                                      PRENTICE
NORTHEAST OPTIC NETWORK, INC.                         2200 WEST PARK DR.                              WESTBOROUGH
NORTHERN TELECOM                                      (NORTEL NETWORKS, INC.)                         RICHARDSON
                                                      2221 LAKESIDE BLVD
                                                      12TH FLOOR
NORTHERN TELECOM INC                                  5555 WINDWARD PKWY, SUITE B                     ALPHARETTA
NORTHERN TELECOM INC                                  5555 WINDWARD PKWY, SUITE B                     ALPHARETTA
NORTHERN TELECOM INC                                  5555 WINDWARD PKWY, SUITE B                     ALPHARETTA
NORTHERN TELECOM INC                                  5555 WINDWARD PKWY, SUITE B                     ALPHARETTA
NORTHPOINT COMMUNICATIONS                             303 SECOND STREET                               SAN FRANCISCO
                                                      7TH FLOOR SOUTH TOWER
NORTHPOINT COMMUNICATIONS INC                         222 SUTTER STREET, 7TH FLOOR                    SAN FRANCISCO
NORTHPOINT COMMUNICATIONS INC                         222 SUTTER STREET, 7TH FLOOR                    SAN FRANCISCO
NTS COMMUNICATIONS                                    1220 BROADWAY, STE. 400                         LUBBOCK
O.P.E. SERVICES, LLC                                  1192 COUNTY ROAD, STE. 230                      SALMA
OAO CORPORATION                                       2020 N. ACADEMY BLVD., SUITE 300                COLORADO SPRINGS
OBJECTIVE SYSTEM INTEGRATORS                          101 PARK WAY                                    FOLSOM
OBJECTIVE SYSTEM INTEGRATORS                          101 PARK WAY                                    FOLSOM
OCI CONSTRUCTION                                      8560 PEKIN ROAD                                 NOVELTY
OCI CONSTRUCTION, INC.                                8560 PEKIN ROAD                                 NOVELTY
                                                      P.O. BOX 15
OCI CONSTRUCTION, INC.                                8560 PEKIN ROAD                                 NOVELTY
OMEGA ELECTRIC CO                                     23980 WCR 38                                    LASALLE
ONE CLEAR TELECOM                                     650 S GRAND AVE., #1000                         LOS ANGELES
ONE.TEL (ONE TEL, ONE-TEL))                           111 WEST OCEAN BLVD, SUITE 1717                 LONG BEACH
ORACLE CORPORATION                                    500 ORACLE PARKWAY                              REDWOOD SHORES
ORACLE CORPORATION                                    500 ORACLE PARKWAY                              REDWOOD SHORES
ORANGE COUNTY TRANSIT AUTHORITY (OTCA)                P.O. BOX 14184                                  ORGANGE
                                                      550 SOUTH MAIN STREET
ORION DEVELOPMENT GROUP                               117 BEACH 116TH STREET                          ROCKAWAY PARK
ORIUS CORPORATION                                     1240 PARK AVENUE                                AMHERST
ORIUS CORPORATION                                     1240 PARK AVE.                                  AMHERST
ORLANDO DIEFENDERFER                                  P.O. BOX 88                                     ALLENTOWN
   ELECTRICAL CONTRACTOR, INC.                        116 SOUTH SECOND STREET
ORLANDO DIEFENDERFER                                  575C VIRGINIA DRIVE                             FORT WASHINGTON
   ELECTRICAL CONTRACTORS, INC
OSP CONSULTANTS, INC.                                 21400 RIDGETOP CIRCLE, SUITE 101                STERLING
OSP CONSULTANTS, INC.                                 21400 RIDGETOP CIRCLE, SUITE 101                STERLING
OXFORD LOWELL HOLDINGS, INC.                          2701 ALCOTT STREET, SUITE 384                   DENVER
   DBA TELECON PROSEARCH
PAIX.NET                                              285 HAMILTON AVENUE., SUITE 440                 PALO ALTO
PARADIGM COMMUNICATIONS GROUP                         250 PRODUCTION PLAZA                            CINCINNATI
PARK-SALINAS, INC.                                    800 AIRPORT BLVD., SUITE 530                    BURLINGAME
PATTI FERRELL & ASSOCIATES                            3018 CHARLES ST                                 FALLSTON
PATTON AIR CONDITIONING                               272 NORTH PALM AVENUE                           FRESNO
PATTON AIR CONDITIONING                               272 NORTH PALM AVENUE                           FRESNO
PAYTON CONSTRUCTION CORP.                             273 SUMMER STREET
                                                      2ND FLOOR
PAYTON CONSTRUCTION CORPORATION                       273 SUMMER STREET                               BOSTON
                                                      2ND FLOOR
PBAY TO EMC DISK MIGRATION                            4100 E. MISSISSIPPI AVE.                        DENVER
PEA OF OHIO                                           5980-I WILCOX PLACE                             DUBLIN
PEA OF OHIO, INC.                                     5980-I WILCOX PLACE                             DUBLIN
PEACHTREE BUSINESS PRODUCTS                           PO BOX 13290                                    ATLANTA
PECO II                                               DEPT. L - 786                                   COLUMBUS
PECO II, INC.                                         1376 STATE ROUTE 598                            GALION
                                                      P.O. BOX 910
PEPPERS & ROGERS GROUP                                MARKETING 1 TO 1                                STAMFORD
                                                      470 WEST AVE
PEREGRINE SYSTEMS INC                                 126 HIGH BLUFF DRIVE                            SAN DIEGO
PERIGEE CONSULTING INC                                2174 FOOTHILLS DR S                             GOLDEN
PHASE 3 COMMUNICATIONS INC                            763 AMES AVE                                    MILPITAS
PHASE 3 COMMUNICATIONS, INC.                          753 ARNES AVE                                   MILPITAS
PHASE MASTERS INC                                     101 NW 176TH ST                                 MIAMI
PHASE MASTERS, INC.                                   101 NW 176TH STREET                             MIAMI
PILLAR HOMES INC                                      2525 S CESSNA DR                                ERIE
PILOT NETWORK SERVICES                                1080 VILLAGE PARKWAY                            ALAMEDA
PINKERTON, INC.                                       4755 PARIS STREET, SUITE 160                    DENVER
PINKERTON, INC.                                       JOHN MANN                                       DENVER
                                                      4755 PARIS STREET, STE. 160
PINKERTONS INC                                        LOCKBOX #2111                                   CAROL STREAM
                                                      PO BOX 2111
PITTS CONSTRUCTION, INC.                              2700 BEE CAVES ROAD, SUITE 110                  AUSTIN
PITTS CONTRUCTION, INC.                               2700 BEE CAVES ROAD, STE. 110                   AUSTIN
PLANERGY INC                                          1003 W CUTTING BLVD                             RICHMOND
                                                      SUITE 110
PLANERGY POWER                                        1099 18TH STREET, SUITE 3000                    DENVER
PLANERGY, INC.                                        1331 17TH ST. #601                              DENVER
POINT TO POINT COMMUNICATIONS, INC.                   107 NOLAN RD.                                   BROUSSARD
POWER & TELEPHONE                                     2673 YALE AVENUE                                MEMPHIS
POWER & TELEPHONE SUPPLY COMPANY                      2673 YALE AVENUE                                MEMPHIS
POWER CONVERSION PRODUCTS, INC.                       115 ERICK STREET                                CRYSTAL LAKE
POWER INGENUITY                                       250 WEST HAVEN DRIVE                            SEVERNA
POWER PRODUCTS                                        2170 BRANDON TRL #A                             ALPHARETTA
PREDICTIVE SYSTEMS INC                                417 5TH AVE., 11TH FLOOR                        NEW YORK
PREMIER RECORDS STORAGE                               3108 WEST HAMPDEN AVE                           SHERIDAN
PREMIERE TECHNOLOGIES INC                             PO BOX 105024                                   ATLANTA
                                                      DEPT LAC
PREPAID CELLULAR LLC                                  55 MARIETTA ST., SUITE 1740                     ATLANTA
PRESCOTT COMMUNICATIONS, INC.                         10640 SEPULVEDA BLVD.                           MISSION HILLS
                                                      SUITE 1
PRESCOTT COMMUNICATIONS, INC.                         10640 SEPULVEDA BLVD., STE. 1                   MISSION HILLS
PRIDE ELECTRIC                                        4355 CHEROKEE ST.                               DENVER
PRIME TIME MARKETING                                  201A ALABAMA ST.                                SAN FRANCISCO
PRIMUS GEOGRAPHICS INC                                3801 E FLORIDA AVE., STE 400                    DENVER
PRIVATE  TRANSATLANTIC                                C/O SPRINT LAW DEPT.                            KANSAS CITY
                                                      8140 LORD PARKWAY
PRODUCTIVE DATA COMMERCIAL SOL                        6143 S. WILLOW DRIVE                            ENGLEWOOD
                                                      SUITE 200
PRODUCTIVE DATA COMMERCIAL SOLUTION                   6160 S SYRACUSE WAY                             GREENWOOD VILLAGE
                                                      SUITE 300
PRODUCTIVE DATA COMMERCIAL SOLUTION                   6160 S SYRACUSE WAY                             GREENWOOD VILLAGE
                                                      SUITE 300
PRODX PROFESSIONAL DATA EXCHANGE                      2020 SW 4TH AVE                                 PORTLAND
PROFESSIONAL SALES SEARCH CO INC                      PO BOX 606                                      GIG HARBOR
PROFESSIONAL SALES SEARCH CO INC                      PO BOX 606                                      GIG HARBOR
PROGRESSIVE STRUCTURES, INC.                          6133 AYERS                                      CORPUS CHRISTI
PROGRESSIVE STRUCTURES, INC.                          PO BOX 270713                                   CORPUS CHRISTI
PROJECT MANAGEMENT SERVICES, INC. (PMSI)              100 GALENRIDGE POINT PKWY                       ATLANTA
                                                      SUITE 400
PROSPECT WATERPROOFING COMPANY                        118 ACACIA LANE                                 STERLING
PROTOTEST LLC                                         8000 S LINCOLN ST., #206                        LITTLETON
PSN.NET
PUBLIC STORAGE                                        6540 Lusk Drive., Suite C-274                   SAN DIEGO
PYRAMID ELECTRIC CO                                   5069 CORBIN DRIVE                               BEDFORD HTS
PYRAMID ELECTRIC, INC.                                5069 CORBIN                                     BEDFORD
PYRAMID INDUSTRIES, INC.                              100 STATE STREET, SUITE 200                     ERIE
QED CONSULTING                                        41 CENTRAL PARK WEST                            NEW YORK
QPC FIBER OPTIC INC                                   915 CALLE AMANECER, STE. B                      SAN CLEMENTE
QPC FIBER OPTIC, INC.                                 915 CALLE AMANECER, STE. B                      SAN CLEMENTE
QUALITY AIR HEATING AND COOLING, INC                  3395 KRAFT AVENUE                               GRAND RAPIDS
QUALITY AIR HEATING AND COOLING, INC.                 3395 KRAFT AVENUE                               GRAND RAPIDS
QUALITY METAL WORKS (QMW) COMMUNICATIONS, INC.        1207 WOOD COURT                                 PLANT CITY
QUALITY METAL WORKS (QMW) COMMUNICATIONS, INC.        1207 WOOD COURT                                 PLANT CITY
QUANTUM BRIDGE COMMUNICATIONS, INC.                   ONE HIGH ST.                                    NORTH ANDOVER
R.A. WAFFENSMITH                                      2042 N KELTY RD                                 FRANKTOWN
                                                      P.O. BOX 888
R.A. WAFFENSMITH, INC.                                2042 N KELTY RD                                 FRANKTOWN
                                                      PO BOX 888
R.J. GLEESON CONSTRUCTION, LLC                        4860 PURCELL DRIVE                              COLORADO SPRINGS
R.J. GLEESON CONSTRUCTION, LLC                        4860 PURCELL DRIVE                              COLORADO SPRINGS
RAPIDIGM  INC                                         361 CENTENNIAL PKWY, STE 370                    LOUISVILLE
RAPIDIGM  INC                                         361 CENTENNIAL PKWY, STE 370                    LOUISVILLE
RATIONAL SOFTWARE CORP                                4900 PEARL EAST CIRCLE                          BOOULDER
                                                      SUITE 106
RATIONAL SOFTWARE CORP                                4900 PEARL EAST CIRCLE                          BOOULDER
                                                      SUITE 106
RATIONAL SOFTWARE CORPORATION                         10475 PARK MEADOWS DR                           LITTLETON
                                                      # 200
RAUSCHENBACH MARVELLI BECKER, ARCHITECTS              2277 WATT AVENUE, 2ND FLOOR                     SACRAMENTO
RAY WELCH & ASSOCIATES                                PO BOX 371104                                   DENVER
RAY WELCH & ASSOCIATES                                PO BOX 371104                                   DENVER
REALTECH SYSTEMS CORP                                 350 FIFTH AVENUE, 77TH FLOOR                    NEW YORK
RECOMM                                                105 WEST ALAMEDA AVENUE                         BURBANK
RED SIMPSON, INC                                      P.O. BOX 12120                                  ALEXANDRIA
RED SIMPSON, INC                                      P.O. BOX 12120                                  ALEXANDRIA
RED SIMPSON, INC.                                     4227 FELTER LANE                                AUSTIN
REDI-RELIEF MEDICINE SERVICE                          17584 E. BELLEWOOD CIRCLE                       AURORA
REMEDY INTELLIGENT STAFFING                           FILE #54122                                     NASHVILLE
                                                      PARK PLACE
                                                      2817 WEST END AVE
REPUBLIC FINANCIAL CORPORATION                        3300 SOUTH PARKER ROAD                          AURORA
REPUBLIC FINANCIAL CORPORATION                        3300 S PARKER ROAD, SUITE 500                   AURORA
RESULTS RECRUITING GROUP LLC                          10935 CRABAPPLE RD, STE #104                    ROSWELL
RESUMES ON-LINE, INC                                  333 WEST HAMPDEN AVENUE                         ENGLEWOOD
                                                      SUITE 501
RESUMES ON-LINE, INC                                  333 WEST HAMPDEN AVENUE                         ENGLEWOOD
                                                      SUITE 501
RESUMES ON-LINE, INC.                                 333 WEST HAMPDEN AVENUE                         ENGLEWOOD
                                                      SUITE 501
REVENEW INTERNATIONAL, INC.                           440 LOUISIANA, SUITE 400                        HOUSTON
REVENUE COMMUNICATIONS                                202 NORTH ALLEN DRIVE,                          ALLEN
                                                      SUITE E
RHI MANAGEMENT RESOURCES                              PO BOX 60000                                    SAN FRANCISCO
RHI MANAGEMENT RESOURCES                              PO BOX 60000                                    SAN FRANCISCO
RHI MANAGEMENT RESOURCES                              1225 17TH STREET, SUITE 1450                    DENVER
RHIMR, A DIV OF ROBERT HALF INT'L                     1225 17TH STREET, SUITE 1450                    DENVER
RICHARD KADER AND ASSOCIATES                          7850 FREEWAY CIRCLE                             CLEVELAND
RISERCORP, INC (RISER CORP)                           700 NORTH PEARL STREET, SUITE 200               DALLAS
RJ GLEESON CONSTRUCTION LLC                           4860 PURCELL DR                                 COLORADO SPRINGS
ROBERT E. HAZELTINE, INC                              11518 WEST 99 TERRACE                           OVERLAND PARK
ROBERT GEIER & ASSOCIATES                             2964 TINCUP CIRCLE                              BOULDER
RON CHRISTOPHER COMPANY                               611 K PARK MEADOW ROAD                          WESTERVILLE
RONALD A. KATZ TECHNOLOGY                             9401 WILSHIRE BLVD, SUITE 900                   BEVERLY HILLS
ROSS G. STEPHENSON ASSOC., INC                        ROSS G. STEPHENSON                              MODESTO
                                                      2801 COFFE ROAD, STE. B1
ROSS G. STEPHENSON ASSOCIATES, INC.                   2801 COFFEE ROAD, SUITE B-1                     MODESTO
RUCCIONE & ASSOCIATES                                 A CONSORTIUM NETWORK                            PLAYA DEL REY
                                                      6400 PACIFIC AVE., SUITE 301
RUNVEE HOBART, LTD C/O                                3660 WILSHIRE BLVD., SUITE 800                  LOS ANGELES
  TRANSWESTERN PROPERTY COMPANY
RYALS AND ASSOCIATES, INC.                            505 14TH STREET, SUITE 1220                     OAKLAND
SALEM HEATING & SHEET METAL, INC                      1225 22ND STREET S.E.                           SALEM
SALEM HEATING & SHEET METAL, INC.                     P.O. BOX 12005                                  SALEM
                                                      1225 22ND STREET S.E.
SAN FRANCISCO CONSULTING GROUP                        3 EMBARCADERO CENTER                            SAN FRANCISCO
                                                      SUITE 1700
SAN FRANCISCO CONSULTING GROUP                        3 EMBARCADERO CENTER                            SAN FRANCISCO
                                                      SUITE 1700
SAS INSTITUTE, INC                                    SAS CAMPUS DRIVE                                CARY
SASCO ELECTRIC, INC.                                  18815 139TH AVE N. E.                           WOODINVILLE
SATURN SYSTEMS                                        PO BOX 482                                      BAILEY
SAVILLE SYSTEMS INC                                   675 COCHRANE DR                                 MARKHAM
SCEPTER ENTERPRISES LLC                               470 WEST AVE                                    STANFORD
SCHONHAUT, CINDY Z                                    1020 15TH ST., # 33C                            DENVER
SCHULD INCORPORATED                                   PO BOX 249                                      NEW LENOX
SCHULD INCORPORATED                                   PO BOX 249                                      NEW LENOX
SCHULD, INC.                                          PO BOX 249                                      NEW LENOX
                                                      352 W. MAPLE ROAD
SEATAC ELECTRIC, INC                                  6265 SOUTH 143RD PLACE                          TUKWILA
SEATON & ASSOCIATES                                   GATEWAY ACCEPTANCE CO                           ALAMO
                                                      PO BOX 829
SECC CORPORATION                                      183 BUSINESS CENTER DR.                         CORONA
SECC CORPORATION                                      183 BUSINESS CENTER DR.                         CORONA
SEQUENT COMPUTER SYSTEMS INC                          15450 SOUTHWEST KOLL PKWY                       BEAVERTON
SEQUENT COMPUTER SYSTEMS INC                          15450 SOUTHWEST KOLL PKWY                       BEAVERTON
SEQUENT COMPUTER SYSTEMS INC                          15450 SOUTHWEST KOLL PKWY                       BEAVERTON
SHOOK & FLETCHER                                      AIR CONDITIONING COMPANY                        BIRMINGHAM
                                                      PO BOX 10803
SILICON VALLEY TECHNICAL STAFFING                     2000 POWELL ST., SUITE 1300                     EMERYVILLE
SILICON VALLEY TECHNICAL STAFFING                     2000 POWELL ST., SUITE 1300                     EMERYVILLE
SIM J HARRIS COMMUNICATIONS                           PO BOX 261279                                   SAN DIEGO
SIM J HARRIS COMMUNICATIONS                           P.O. BOX 639069                                 SAN DIEGO
SIMPLIFY CONSULTING                                   1255 HUDSON ST                                  DENVER
SIRIUS INC                                            PO BOX 1027                                     CANBY
SITELINK                                              7887 E BELLVIEW                                 ENGLEWOOD
SITELINK                                              7887 E BELLVIEW                                 ENGLEWOOD
SJH COMMUNICATIONS, INC.                              PO BOX 261279                                   SAN DIEGO
SKYTEL                                                1680 ROUTE 23 NORTH                             WAYNE
SKYTEL                                                1680 ROUTE 23 NORTH                             WAYNE
SKYTEL                                                1680 ROUTE 23 NORTH                             WAYNE
SMARTECH TALENT SEARCH                                314 CLIFFORD ST                                 CORPUS CHRISTI
SNELLING PERSONNEL SERVICES                           110 N MILLER RD                                 FAIRLAWN
SNELLING SEARCH                                       3460 S DIXIE HIGHWAY                            DAYTON
SNELLING SEARCH                                       3460 S DIXIE HIGHWAY                            DAYTON
SODEXHO MARIOTT                                       5619 DTC PARKWAY                                ENGLEWOOD
SOFTWARE ARCHITECTS                                   FOUR WESTBROOK CORP CENTER,                     WESTCHER
                                                      SUITE 800
SOLBOURNE COMPUTER INC                                1790 38TH ST., STE 300                          BOULDER
SOLBOURNE COMPUTER INC                                1790 38TH ST., STE 300                          BOULDER
SONUS NETWORKS                                        5 CARLISLE RD.                                  WESTFORD
SONUS NETWORKS, INC.                                  FIVE CARLISLE ROAD                              WESTFORD
SONUS NETWORKS, INC.                                  FIVE CARLISLE ROAD                              WESTFORD
SOURCE SERVICES                                       7730 EAST BELLEVIEW AVENUE                      ENGLEWOOD
                                                      SUITE 302
SOURCE SERVICES CORP (AKA SOURCE CONSULTING)          7730 EAST BELLEVIEW AVE                         ENGLEWOOD
                                                      SUITE 302
SOUTHERN TELECOM                                      241 RALPH MCGILL BOULEVARD, NE                  ATLANTA
SPATA COMMUNICATIONS                                  325 CRAMER CREEK COURT                          DUBLIN
                                                      SUITE 205
SPECIALIZED TELECOMMUNICATIONS SERVICES, INC.         26219 EDEN LANDING ROAD                         HAYWARD
SPECIALTY STAFFING                                    2000 EAST 4TH STREET                            CLEVELAND
                                                      SUITE 304
SPRINT                                                1200 MAIN ST., 10TH FLOOR                       KANSAS CITY
SPRINT                                                1200 MAIN ST., 10TH FLOOR                       KANSAS CITY
SPRINT NORTH SUPPLY                                   PO BOX 804433                                   KANSAS CITY
SPRINT NORTH SUPPLY                                   PO BOX 804414                                   KANSAS CITY
SPRINT NORTH SUPPLY COMPANY                           7364 CORTEZ LANE                                BOULDER
SRT ELECTRIC COMPANY                                  5380 TENNYSON, UNIT C                           DENVER
ST JAMES EPISCOPAL CHURCH                             155 NORTH 6TH STREET                            ZANESVILLE
STANLEY STAFFING                                      5510 PEARL RD., STE 102                         PARMA
STATE OF CALIFORNIA EMPLOYMENT DEV                    PO BOX 825278                                   SACRAMENTO
STEEL VALLEY ENGINEERING, INC.                        5105 MARKET STREET                              YOUNGSTOWN
STETSON PLACEMENT, LTD                                18 NORTH TEJON STREET                           COLORADO SPRINGS
                                                      SUITE 215
STOCKTON TELECOMMUNICATIONS INC                       401 COORS N.W.                                  ALBURQURQUE
STOCKTON TELECOMMUNICATIONS INC.                      P.O. BOX 20518                                  ALBUQUERQUE
                                                      829 PENNSYLVANIA NORTH EAST
STOCUM AND ASSOCIATES                                 6204 CENTER STREET                              MENTOR
STORAGETEK                                            1099 18TH STREET, SUITE 450                     DENVER
STORAGETEK                                            1099 18TH STREET, SUITE 450                     DENVER
STRATEGIC FOCUS INC                                   PO BOX 3897                                     EVERGREEN
STRATEL INC.                                          3000 EXECUITVE PARKWAY                          SAN RAMON
                                                      SUITE 111
STRATEL INC.                                          588 SUTTER ST., SUITE 424                       SAN FRANCISCO
STRATEL INC.                                          588 SUTTER ST, SUITE 424                        SAN FRANCISCO
STREET FUSION                                         100 SPEAR ST, 6TH FLOOR                         SAN FRANCISCO
STURGEON ELECTRIC                                     12150 E 112TH AVE                               HENDERSON
SULLIVAN & MCLAUGHLIN COMMUNICATIONS GROUP, INC.      74 LAWLEY STREET                                BOSTON
SUMMERFIELD SUITES HOTEL                              9280 COSTILLA AVENUE                            ENGLEWOOD
SUN MICROSYSTEMS                                      1842 N SHORELINE BLVD                           MOUNTAIN VIEW
SUN MICROSYSTEMS                                      1842 N SHORELINE BLVD                           MOUNTAIN VIEW
SUN MICROSYSTEMS FINANCE                              1400 COMPUTER DRIVE                             WESTBOROUGH
                                                      SUITE 200
SUN MICROSYSTEMS, INC                                 901 SAN ANTONIO ROAD                            PALO ALTO
SUN MICROSYSTEMS, INC                                 901 SAN ANTONIO ROAD                            PALO ALTO
SUPERIOR MECHANICAL SERVICES, INC.                    3155 PLAINFIELD ROAD                            DAYTON
SUPERIOR STAFFING, INC.                               120 EAST MILL STREET                            AKRON
                                                      QUAKER SQUARE, SUITE 420
SUPPLEMENTAL STAFFING                                 11270 W PARK PL, STE 100                        MILWAUKEE
SUPPORTEK INC                                         425 SANTA FE DR                                 DENVER
SUPPORTEX                                             425 SANTA FE DRIVE                              DENVER
SUPPORTEX, INC.                                       425 SANTA FE DRIVE                              DENVER
SURFSOFT                                              PO BOX 1089                                     SAN JOSE
SVV SALES INC DBA ARCADA COMMUNICATIONS               2001 6TH AVENUE, SUITE 3210                     SEATTLE
SWITCH ROOM DESIGN                                    910 FIFTEENTH STREET                            DENVER
T I E INC.                                            PO BOX 1074,                                    ELEPHANT BUTTE
                                                      202 SAN MATEO
T. MICHAEL INSTALLATION, LLC                          6132 ESTES STREET                               ARVADA
TACTICA TECHNOLOGY GROUP                              GATEWAY NATIONAL BANK                           BALCH SPRINGS
                                                      FBO: TACTICA TECHNOLOGY GROUP
                                                      LOCKBOX 800302
TEC COMMUNICATIONS INC                                5128 E CRESTONE AVE                             CASTLE ROCK
TEC COMMUNICATIONS, INC./TIMBERLINE                   5128 E. CRESTONE AVE.                           CASTLE ROCK
TECHNOLOGIES MANAGEMENT INC                           210 N. PARK AVE.                                WINTER PARK
TECHNOLOGY STAFFING RESOURCES                         1020 MILWAUKEE AVE, SUITE 230                   DEERFIELD
TECH-PRO, INC                                         1529 MARKET STREET, SUITE 200                   DENVER
TEK SYSTEMS                                           PO BOX 198568                                   ATLANTA
TEKELEC                                               8445 FREEPORT PARKWAY                           IRVING
                                                      SUITE 530
TEKELEC                                               P.O. BOX 92580                                  LOS ANGELES
TELCOM TRAINING CORPORATION                           288 S MAIN ST, SUITE 300                        ALPHARETTA
TELCORDIA TECHNOLOGIES                                445 SOUTH STREET - 1C133R                       MORRISTOWN
TELCORDIA TECHNOLOGIES INC                            8 CORPORATE PL, RM 3A-181                       PISCATAWAY
TELCORDIA TECHNOLOGIES INC                            8 CORPORATE PL, RM 3A-181                       PISCATAWAY
TELCORDIA TECHNOLOGIES INC                            8 CORPORATE PL, RM 3A-181                       PISCATAWAY
TELCORDIA TECHNOLOGIES INC                            445 SOUTH STREET                                MORRISTOWN
TELCORDIA TECHNOLOGIES, INC.                          445 SOUTH STREET, 1A312G                        MORRISTOWN
TELDON SOLUTIONS, LLC                                 1825 C. GRASSLAND PKWY.                         ALPHARETTA
TELECOM EXECUTIVE GROUP                               FOUR GREENTREE CENTRE                           MARLTON
                                                      SUITE 102
TELECOM INSTALLATION & ENGINEERING, INC.              1495 E. LONGVILLE DRIVE                         SANDY
TELECOM NETWORK SPECIALISTS, INC.                     22590 CEDAR GREEN ROAD                          DULLES
TELECOM POWER SYSTEMS (TPS)                           145 W MAIN STREET                               GRAND RIDGE
                                                      PO  BOX 710
TELECOM PROSEARCH INC                                 2701 ALCOTT STREET, SUITE 384                   DENVER
TELECOM RECRUITER, THE                                1831 NORTH FOREST COURT                         CROFTON
                                                      SUITE F
TELECOM. INSTALLATIONS SPECIALISTS (TIS)              107 BANKS STREET                                WEST MONROE
TELECOMMUNICATIONS RESOURCE INTL                      8547 E. ARAPAHOE ROAD                           GREENWOOD VILLAGE
                                                      SUITE J290
TELECOMMUNICATIONS RESOURCE INTL                      8547 E. ARAPAHOE ROAD                           GREENWOOD VILLAGE
                                                      SUITE J290
TELECOMMUNICATIONS TECHNOLOGIES & RESOURCES           11999 PLANO RD, #160                            DALLAS
TELECON, INC.                                         2711 PROSPERITY AVE                             FAIRFAX
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELECORDIA TECHNOLOGIES, INC.                         6021 S SYRACUSE WAY                             ENGLEWOOD
TELEDIRECT TELECOMMUNICATIONS GROUP, LLC              650 S. GRAND AVE, SUITE 1400                    LOS ANGELES
TELEDON SOLUTIONS, INC.                               1825-C GRASSLAND PARKWAY                        ALPHARETTA
TELEDON SOLUTIONS, INC.                               1825-C GRASSLAND PARKWAY                        ALPHARETTA
TELEGROUP, INC                                        2098 NUTMEG AVENUE                              FAIRFIELD
TELEMETRY TECHNOLOGY, INC                             BOX 620                                         MAGRATH
TELEMETRY TECHNOLOGY, INC.                            BOX 620                                         MAGRATH
TELEPHONE COMPANY OF CENTRAL FLORIDA                  3575 WEST LAKE MARY BLVD                        LAKE MARY
                                                      SUITE 107
TELEPHONE SERVICES, INC. (TSI)                        560 W. MAIN ST., SUITE 105                      LEWISVILLE
TELESCIENCES INC                                      351 NEW ALBANY RD                               MORRESTOWN
TELESCIENCES INC                                      2000 MIDLANTIC DR STE 410                       MT LAUREL
TELESCIENCES, INC                                     351 NEW ALBANY RD                               MOORESTOWN
TELE-TECH COMPANY, INC                                2628 WILHITE COURT                              LEXINGTON
TELE-TECH COMPANY, INC (TELETECH, TELE TECH)          2628 WILHITE COURT                              LEXINGTON
TELE-TECH COMPANY, INC.                               2008 MERCER ROAD                                LEXINGTON
TELE-TECH COMPNAY, INC.                               2008 MERCER RD.                                 LEXINGTON
TELIGENT                                              PO BOX 931761                                   ATLANTA
TELLABS CORP                                          PO BOX 99206                                    CHICAGO
TELLABS OPERATIONS INC                                PO BOX 99206                                    CHICAGO
TELLABS OPERATIONS, INC.                              4951 INDIANA AVENUE MS 16                       LISLE
TELLABS OPERATIONS, INC.                              7901 SOUTHPARK PLAZA, SUITE #100                LITTLETON
TELLABS OPERATIONS, INC.                              4951 INDIANA AVENUE MS 16                       LISLE
TELPRO TECHNOLOGIES                                   414 THIRTEENTH STREET                           OAKLAND
                                                      SUITE 700
TELPRO TECHNOLOGIES                                   3000 EXECUTIVE PKWY, STE 225                    SAN RAMON
TELSCAPE USA                                          2700 POST OAK, SUITE 1000                       HOUSTON
TELSOURCE CORPORATION                                 3009 EAST RIDGE DRIVE                           GIBSONIA
TELSOURCE CORPORATION                                 999 RIVERVIEW DRIVE, STE 201                    TOTOWA
TEL-TEC, INCORPORATED                                 328 WAREHOUSE ROAD                              OAKRIDGE
TENDER LOVING CARE JANITORIAL SERVICES                19703 ENCHANTED OAKS                            SPRING
TENG & ASSOCIATES, INC.                               205 NORTH MICHIGAN AVENUE                       CHICAGO
   (TENG CONSTRUCTION)
TENG & ASSOCICATES                                    205 NORTH MICHIGAN AVE                          CHICAGO
                                                      SUITE 3600
TERRA DESIGNS                                         2924 BLACKBURN BRIDGE ROAD                      LINCOLNTON
TERRA DESIGNS INC.                                    2924 BLACKBURN BRIDGE ROAD                      LINCOLNTON
TERRALINK COMMUNICATIONS INC                          705-2 E BIDWELL ST, PMB-221                     FOLSOM
TEXAN ELECTRIC COMPANY, INC.                          7011 DIXIE DRIVE                                HOUSTON
TEXSTAR ENTERPRISES, INC                              4249 INDUSTRIAL CENTER                          SAN ANTONIO
TEXSTAR ENTERPRISES, INC.                             4236 INDUSTRIAL CENTER                          SAN ANTONIO
THAYER POWER AND COMMUNICATION                        7400 MARKET ROAD                                FAIRVIEW
THAYER POWER AND COMMUNICATION LINE                   7400 MARKET RD.                                 FAIRVIEW
THERMAL AIRE                                          503 GIUSEPPE COURT, SUITE #4                    ROSEVILLE
THERMAL AIRE, INC                                     503 GIUSEPPE COURT                              ROSEVILLE
THOMAS & PERKINS                                      1530 16TH ST, SUITE 500                         DENVER
THOMAS CABLE COMMUNICATION INC                        5520 RUFFIN ROAD, SUITE 205                     SAN DIEGO
THOMAS CABLE COMMUNICATIONS                           5520 RUFFIN RD, SUITE 205                       SAN DIEGO
THOMAS RESOURCE GROUP                                 1640 TIBERON BLVD, SUITE 4                      TIBURON
THOMPSON ASSOCIATES                                   4747 HOP YARD ROAD                              PLEASANTON
TIME WARNER TELECOM                                   10475 PARK MEADOWS DRIVE                        LITTLETON
TIS WORLDWIDE                                         115 BROADWAY, 20TH FLOOR                        NEW YORK
TIS WORLDWIDE                                         115 BROADWAY, 20TH FLOOR                        NEW YORK
TIS, INC. (TELECOMMUNICATIONS INSTALLATION SPECIAL    107 BANKS ST.                                   WEST MONROE
TITAN AIR CORPORATION                                 60 E 42ND ST                                    NEW YORK
TMP INTERACTIVE, INC. (MONSTER.COM)                   5 CLOCK TOWER, SUITE 500                        MAYNARD
TEMP.WORLDWIDE                                        12225 GREENVILLE AVE., SUITE 750                DALLAS
TOLIN MECHANICAL SYSTEMS COMPANY                      12005 E 45TH AVE                                DENVER
TOLLBRIDGE TECHNOLOGIES                               872 HERMOSA DR.                                 SUNNYVALE
T-ONE, INC.                                           2300 W. PARK PLACE BLVD.                        STONE MOUNTAIN
TOTAL INSTRUMENT SERVICES, INC.                       7931 SOUTH BROADWAY, #113                       LITTLETON
TRANS GLOBAL COMMUNICATIONS                           PO BOX 15448                                    DURHAM
TRANS GLOBAL COMMUNICATIONS, INC.                     3505 NORTH ROXBORO ROAD                         DURHAM
                                                      PO BOX 15448
TRAVELERS INDEMNITY COMPANY                           1 TOWER SQUARE                                  HARTFORD
TRIAD CONSULTANTS                                     8101 EAST PRENTICE AVE                          ENGLEWOOD
                                                      SUITE 610
TRI-AREA ELECTRIC CO., INC                            37 WAYNE AVENUE                                 YOUNGSTOWN
TRI-CITY TELECOM AND CABLE                            703 POLARIS PLACE                               THORNTON
TRI-CITY TELECOM AND CABLE, INC.                      703 POLARIS PLACE                               THORNTON
TRI-LAN, INC.                                         904 FOX RIDGE PLACE                             WILMINGTON
TRISTEP HIRING SYTEMS                                 39159 PASEO PADRE PARKWAY                       FREMONT
                                                      SUITE 303
TRUECOMP INSTALLATION                                 160 W. SANTA CLARA ST                           SAN JOSE
                                                      SUITE 1400
TRUEVANCE COMMUNICATIONS, LLC                         1536 KINGSLEY AVE                               ORANGE PARK
                                                      SUITE 128
TRUEVANCE COMMUNICATIONS, LLC                         1536 KINGSLEY AVE., STE. 128                    ORANGE PARK
TRUSTED INFORMATIONS SYSTEMS, INC. (TIS)              15204 OMEGA DRIVE                               ROCKVILLE
TTM, INC.                                             1722 TOAL ST.                                   CHARLOTTE
TTM, INC.                                             1722 TOAL STREET                                CHARLOTTE
TTR, LLC                                              11999 PLANO ROAD, STE. 160                      DALLAS
TURNER CONSTRUCTION COMPANY                           1873 S BELLAIRE ST, SUITE 1200                  DENVER
TURNER CONSTRUCTION COMPANY                           1873 S BELLAIRE ST, SUITE 1200                  DENVER
TURNER CONSTRUCTION COMPANY                           1873 S BELLAIRE ST, SUITE 1200                  DENVER
TVC INC                                               PO BOX 798049                                   ST LOUIS
U.S. INTERNET
U2SI (UNDERGROUND UTLITIES SERVICES, INC.)            P.O. BOX 700                                    CASTLE ROCK
UCA COMPUTER SYSTEMS INC                              1050 17TH ST, STE 1940                          DENVER
UNCC
UNDERGROUND CONSTRUCTION CO INC                       5145 INDUSTRIAL WAY.,PO BOX 2000                BENICIA
UNDERGROUND CONSTRUCTION CO INC.                      PO BOX 2000                                     BENICIA
UNDERGROUND TECHNOLOGY INC                            PO BOX 3820                                     VENTURA
UNISON SYSTEMS INC                                    3900 E MEXICO AVE, SUITE 504                    DENVER
UNISON SYSTEMS INC                                    3900 E MEXICO AVE, SUITE 504                    DENVER
UNISON SYSTEMS INC                                    3900 E MEXICO AVE, SUITE 504                    DENVER
UNITED AIRLINES                                       1200 EAST ALGONQUIN ROAD                        ELK GROVE VILLAGE
UNITED AMERITEC CORPORATION                           DBA UAC SECURITY SYSTEMS                        SAN DIEGO
                                                      9920 SCRIPPS LAKE DRIVE
                                                      SUITE 108
UNITED AMERITEC CORPORATOIN                           2342 EAST VALENCIA DRIVE                        FULLERTON
UNITED HEALTHCARE                                     603 HARLAND DRIVE                               COLUMBUS
UNITED INFORMATION TECHNOLOGIES CORPORATION           1051 PERIMETER DRIVE                            SCHAMBURG
                                                      SUITE 550
UNLIMITED TECHNOLOGY                                  81 LANGTON ST, SUITE 10                         SAN FRANCISCO
US COMMUNICATIONS INC                                 5030 EDITH NE                                   ALBUQUERQUE
                                                      PO BOX 21250
US COMMUNICATIONS INC                                 5030 EDITH NE                                   ALBUQUERQUE
                                                      PO BOX 21250
US COMMUNICATIONS INC                                 5030 EDITH NE                                   ALBUQUERQUE
                                                      PO BOX 21250
US COMMUNICATIONS, INC.,                              PO DRAWER 21520                                 ALBUQUERQUE
   DIV. OF ARGUSS COMM. GRP
US SOUTH COMMUNICATIONS                               3200 WINDY HILL ROAD                            ATLANTA
                                                      WILDWOOD PLAZA WEST
UTILIQUEST                                            5417 BABDERA, STE 608                           SAN ANTONIO
UTILIQUEST                                            5417 BABDERA, STE 608                           SAN ANTONIO
UTILITIES CONSTRUCTION                                645 SOUTH GREEN ROAD                            SOUTH EUCLID
UTILITY CONSULTANTS                                   1810 WATER PLACE, STE 200                       ATLANTA
UUNET                                                 PAYEMNTS PROCESSING CENTER                      RICHMOND
                                                      PO BOX 85080
V&A JANITORIAL SERVICES                               P.O. BOX 25574                                  FRESNO
VALUCOM, INC                                          415 CHURCH STREET N.E.                          VIENNA
                                                      SUITE 204
VCI TELECOM INC                                       PO BOX 846343                                   DALLAS
VCI TELECOM, INC.                                     1921 W. 11 STREET                               UPLAND
VECA                                                  PO BOX 80467                                    SEATTLE
VECTOR MANAGEMENT GROUP                               910 16TH STREET, SUITE 426                      DENVER
VERITAS SOFTWARE CORP                                 1600 PLYMOUTH ST                                MOUNTAIN VIEW
VERITAS SOFTWARE CORP                                 1600 PLYMOUTH ST                                MOUNTAIN VIEW
VIDEOTRONIC, INC.                                     15000 WEST 6TH AVE., #102-A                     GOLDEN
VIDEOTRONIX, INC.                                     15000 W. 6TH AVENUE                             GOLDEN
                                                      SUITE 102-A
VIRTUAL ENTERPRISES, INC DBA                          ADVANCED SYSTEMS GROUP INC                      THORNTON
                                                      12405 NORTH GRANT STREET
VIRTUAL VALLEY INTERNET                               219 1ST AVE. NW                                 HICKORY
VISA USA, INC.                                        6400 S. FIDDLERS GREEN CIRCLE                   ENGLEWOOD
VISION SYSTEMS LLC                                    6750 WEST LOOP SOUTH                            BELLAIRE
VITRIA TECHNOLOGY INC                                 945 STEWART DRIVE                               SUNNYVALE
VITRIA TECHNOLOGY INC                                 945 STEWART DR                                  SUNNYVALE
VOCAL DATA, INC.                                      1701 NORTH GREENVILLE AVE  SUITE 304            RICHARDSON
VOICEWARE SYSTEMS                                     1109 OKEECHOBEE ROAD                            WEST PALM BEACH
VOICEWARE SYSTEMS                                     1109 OKEECHOBEE ROAD                            WEST PALM BEACH
VOLT INFORMATION SCIENCES, INC.                       505 ARBOR OAK DRIVE                             GRAPEVINE
VOLT SERVICES                                         1800 SAINT JAMES PLACE                          HOUSTON
                                                      SUITE 204
VOLT SERVICES INC.                                    1800 SAINT JAMES PLACE                          HOUSTON
                                                      SUITE 204
VOLT TELECOM GROUP                                    5300 OAKBROOK PARKWAY #245                      NORCROSS
VOLT TELECOM GROUP                                    5300 OAKBROOK PARKWAY #245                      NORCROSS
VROOM                                                 13111 EAST BRIARWOOD AVE                        ENGLEWOOD
                                                      SUITE 270
W. T. LEONE'S TRI-AREA ELECTRIC CO. INC.              37 WAYNE AVENUE                                 YOUNGSTOWN
W.L. CONTRACTORS, INC.                                6435 W. 55TH                                    ARVADA
WALLER CREEK COMMUNICATIONS                           1801 N. LAMAR BOULEVARD, SUITE M                AUSTIN
WANG GLOBAL SERVICES                                  19011 LAKE DRIVE EAST                           CHANHASSEN
WARREN, MORRIS & MADISON, LTD.                        4108 HOLLY ROAD                                 VIRGINIA BEACH
WAUKESHA-PEARCE INDUSTRIES, INC.                      3740 SOUTHEAST ROUTE 410                        SAN ANTONIO
                                                      JIM LAMBRECHT
WEITZ COHEN CONSTRUCTION CO                           899 LOGAN ST, SUITE 600                         DENVER
WELLS FARGO ALARM SERVICES                            3725 EAST ROESER, SUITE 21                      PHOENIX
WELLS FARGO ALARM SERVICES                            3725 EAST ROESER ROAD                           PHOENIX
                                                      SUITE 21
WESBELL ASSET RECOVERY CENTER                         14705 WEST 112TH STREET                         `
WEST AmericA MORTGAGE (WESTPIKE, LLC)                 8700 TURNPIKE DR.                               Westminster
WESTAFF                                               3415 GREY STONE, SUITE 107                      AUSTIN
WESTERN DATA                                          304 INVERNESS WAY SOUTH                         ENGLEWOOD
                                                      SUITE 190
WESTERN UNION                                         PO BOX 60253                                    ST LOUIS
WESTERN UNION                                         PO BOX 60253                                    ST LOUIS
Western Union Ats C/O Worldcom                        2270 LAKESIDE BOULEVARD 41103/882               Rchardson
WESTFIRE INC                                          10725 PLANO RD, STE 300                         DALLAS
WESTFIRE INC.                                         14818 WEST 6TH AVENUE                           GOLDEN
                                                      UNIT 4-A
WESTFIRE, INC.                                        14818 W. 6TH AVENUE                             GOLDEN
                                                      UNIT 4-A
WESTSHARE SERVICES, INC.                              14529 BROADWAY AVENUE SE                        SNOHOMISH
WESTSHARE SERVICES, INC.                              C/O STANIS LAW ASHBAUGH LLP                     SEATTLE
                                                      4400 BANK OF AMERICA TOWER
                                                      701 FIFTH AVENUE KING CO
WESTSHARE SERVICES, INC.                              14529 BROADWAY AVENUE, SE                       SNOHOMISH
WHITTMAN HART INC                                     6400 S FIDDLERS GREEN CIRLE                     ENGLEWOOD
WHITTMAN HART INC                                     6400 S FIDDLERS GREEN CIRLE                     ENGLEWOOD
                                                      SUITE 200
WILLIAMS ELECTRIC COMPANY                             2119 E. DIXON BLVD.                             SHELBY
                                                      P.O. BOX 2367
WILLIAMS ELECTRIC COMPANY (PIONEER                    ASSOCIATES, INC.                                SHELBY
                                                      P.O. BOX 2267
WILSON CONSULTING GROUP INC                           PO BOX 759                                      VAIL
WILSON GROUP, THE                                     P.O. BOX 346                                    CORPUS CHRISTI
WILSON'S AIR TECHNOLOGIES                             5045 SOUTH YAKIMA AVENUE                        TACOMA
WILSON'S AIR TECHNOLOGIES, INC.                       5045 SOUTH YAKIMA AVENUE                        TACOMA
WINDSOR CONSULTANTS INC                               13201 NW FRWY, #704                             HOUSTON
WINSTAR COMMUNICATIONS                                1577 SPRING HILL RD                             VIENNA
WOLIN, CARLA J                                        240 GARFIELD ST                                 DENVER
WORLDCOM                                              ONE WILLIAMS CENTER, MD 29-6                    TULSA
WORLDCOM NETWORK SERVICES                             PO BOX 730426                                   DALLAS
WORLDCOM NETWORK SERVICES INC                         ONE WILLIAMS CENTER MD-27-3                     TULSA
WORLDCOM NETWORK SERVICES INC                         6929 NORTH LAKEWOOD AVE                         TULSA
WORLDPORT COMMUNICATIONS (ENERGIS)                    1825 BARRETT LAKES BLVD                         KENNESAW
XEROX BUSINESS SERVICES                               4600 S.ULSTER STREET                            DENVER
                                                      SUITE 1000
XO COMMUNICATIONS/NEXTLINK                            14811  NORTH KIERLAND BLVD.                     SCOTTSDALE
YANKEE GROUP, THE                                     31 ST. JAMES AVENUE                             BOSTON


Access Transmission Services, Inc.                    2400 N. Glenville Dr.                           Richardson
Alaska Center Limited Partnership                     817 W. Franklin, P.O. Box 2725                  Boise
Arapahoe County, Colorado                             c/o Development Services, Infrastructure        Littleton
                                                      Management, 5334 S. Prince St.
Arapahoe County, Colorado                             c/o Development Services, Infrastructure        Littleton
                                                      Management, 5334 S. Prince St.
Arapahoe County, Colorado                             c/o Development Services, Infrastructure        Littleton
                                                      Management, 5334 S. Prince St.
Arapahoe County, Colorado                             c/o Development Services, Infrastructure        Littleton
                                                      Management, 5334 S. Prince St.
City Mall                                             948 - 11th St., Suite 11                        Modesto
Domain Silver Square                                  c/o JKel Corporation                            Albuquerque
                                                      8801 Horizon Blvd. N.E, Suite 150
Gateway Associates                                    c/o WEB Properties, 140 S. Arthur, Suite 510    Spokane
Huntington Towers                                     c/o Devonshire Realty Ltd, P. O. Box 140        Champaign
James P. Gibbs                                        165 Doe Run                                     Athens
Kenneth R. Ahif                                       1230 Ruddell Rod., Suite 201                    Lacey
Landrock Builder's Inc.                               2222 E. State Street, Suite G, Highland Square  Rockford
Level 3 Communications, LLC                           Attn: Director Network Devleopment              Broomfield
                                                      Attn: General Counsel
                                                      1025 Eldorado Blvd.
Metropolitan Fiber Systems                            Attn:  Contract Administration                  Oakbrook Terrace
                                                      Attn:  General Counsel
                                                      One Tower Lane, Suite 1000
Midwest Property Services, LLC                        P.O. Box 3489                                   Bloomington
ProLogis North Carolina, LP                           100 Division, Suite 101                         Bensenville
The Arden Group, Inc.                                 121 South Broad St., 13th Floor                 Philadelphia
The Chateau                                           20501 Ventura Blvd., Suite 220                  Woodland Hills
TMP Worldwide, Inc.                                   1600 Broadway, Suite 1200                       Denver
Transaction Network Services, Inc. (TNS)              c/o General Counsel,                            Herndon
                                                      13873 Park Center Rd, Suite 405
Vellutini Corporation dba Velcor                      3131 - 52nd Avenue                              Sacramento
Western Union ATS                                     2400 N. Glenville Dr.                           Richardson

Brewer-Garret Company                                 6800 Eastlan Road                               Middleburg Heights
Brewer-Garret Company                                 6800 Eastlan Road                               Middleburg Heights
Cahners Publishing                                    8878 Barrons Boulevard                          Highlands Ranch
Callidus Software Inc.                                160 W Santa Clara St., Suite 1400               San Jose
Copley Press, Inc. (The)                              c/o Chief Financial Officer                     LaJolla
                                                      7776 Ivanhoe
Fax Link Plus, Inc., F/K/A audio Fax, Inc.            2000 Powers Ferry Road, Suite 200               MARIETTA
Fiireline Corporation                                 4506 Hollins Ferry Road                         Baltimore
Fiireline Corporation                                 4506 Hollins Ferry Road                         Baltimore
Fiireline Corporation                                 4506 Hollins Ferry Road                         Baltimore
Fireline Testing, Inspection and Service of Fire P    4506 Hollins Ferry Road                         Baltimore
GUDENKAUF CORPORATION                                 2679 MCKINLEY AVENUE                            COLUMBUS
GUDENKAUF CORPORATION                                 2679 MCKINLEY AVENUE                            COLUMBUS
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
J. Shelby Bryan                                       721 - 5th Ave., Suite 38 G                      New York
Orr Protection System, Inc.                           11379 Grooms Road                               Cincinnati
PSINet Transaction Solutions, Inc.                    P. O. Box 221441                                Chantilly
ROCKY MTN. SECURITY SERVICES                          2171 S. GRAPE ST.                               DENVER
   DBA INTEGRATED SYSTEM
US COM INC                                            146 W. COURTLAND                                JACKSON
US COM INC                                            146 W. COURTLAND                                JACKSON
VERTEX INC                                            1041 OLD CASSATT ROAD                           BERWYN
VERTEX INC                                            8410 BRYN MAWR                                  CHICAGO



ICG COMMUNICATIONS, INC.
LISTING OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED

------------------------------------------------------------------------------------------------------------------------------
                                           Non-Debtor Party to Lease/Contract
------------------------------------------------------------------------------------------------------------------------------
                                                           Address
------------------------------------------------------------------------------------------------------------------------------
                       Name                             State       Zip                        Description
------------------------------------------------------------------------------------------------------------------------------
3 HUTTON CENTRE, LP                                       CA       92707    NON-STANDARD ROE AGREEMENT
455 SHERMAN ASSOCIATES LLC                                CO       80203    NON-STANDARD ROE AGREEMENT
A&B UNDERGROUND LLC                                       OR       97303    Central office construction in Oregon.
A. M. ORTEGA                                              CA       92040    Maintenance agreement
A.M. ORTEGA                                               CA       92040    Construction agreement
ABACON TELECOMMUNICATIONS                                 NC       27425    Distributor that  provides Lucent equipment.
ABACON TELECOMMUNICATIONS                                 NC       27425    P.O. Vendor - central office outside plant construction.
ABEL COMMUNICATIONS, INC.                                 WA       98687    Security System installation
ABTS NET                                                  NC       28602    Collocation space agreement
ACCESS DATA                                               CO       80111    Master consulting agreement
ACCESS DATA CONSULTING CORP                               CO       80111    Consulting services
Access Transmission Services                              TX       75082    Fiber use agreement from 624 S Grand Avenue.,
                                                                            Los Angeles, CA to 15303 Ventura Highyway
ACREE DAILY CORPORATION                                   OH     43219-3566 Nationwide security system installation.
ACTION BUSINESS CLEANING SYSTEMS                          AL       35244    Janitorial co in Birmingham for office.
ACTON CONTRACTORS INC                                     AL       35243    General contractor in Birmingham -
ACTON CONTRACTORS INC                                     AL       35243    Specializing in tenant finishing(contract dated 7/10/00)
ADC TELECOMMUNICATIONS                                    CA       91709    Construction and installation.
ADDISON CIRCLE TWO LTD.                                                     EQUIPMENT INSTALLATION AGREEMENT
ADEX CORPORATION                                          GA       30360    Master construction agreement
ADVANCED COMMUNICATIONS, INC.                             CA       92126    Fiber installation.  Conduit construction.
ADVANCED FIBER RESPONSE                                   CO       80004    Lash fiber install - conduit lowering and maintenance.
ADVANCED FIBER RESPONSE, INC.                             CO       80004    Lash fiber install.
ADVANCED TECHNOLOGIES & SERVICES                          NJ        7470    Software and support services.
AEROTECH MECHANICAL CONTRACTORS INC                       OH       44512    Central office construction.
AEROTEK INK /OPTOINS ONE INC                              MD       21046    Professional services.
AGUIRRE CORPORATION                                       TX       75251    Professional  Engineering services.
AIR MASTERS/CSUSA FLORIDA                                 FL       33613    Central office construction.
ALABAMA LINE LOCATION CENTER INC                          AL       35201    Line locating service
ALBAN ENGINE POWER SYSTEMS                                MD     21075-5398 Generator maintenance.
ALBERT PLUMBING HEATING & AIR                             CA       92069    Professional services
ALEXANDER UTILITY ENGINEERING                             TX     78216-7800 Outside Plant construction.
ALL SEASONS CLEANERS INC                                  OH       44103    Janitorial vendor has 5 sites.  Contract - 00-1148
ALL STAR TELECOM                                          CA       95608    Outside Plant construction.
ALL STAR TELECOM                                          CA       95608    Outside Plant construction.
ALL STAR TELECOM                                          CA       95608    Outside Plant construction.
ALL STAR TELECOM                                          CA       95608    Outside Plant construction.
ALLIED ELECTRIC INC                                       MI       49544    Electrical Contractors
ALLSTAR PERSONNEL (ALL STAR)                              NC       28273    Recruiting agreement
ALLTECH TECHNOLOGIES LLC                                  KY     41105-2558 Engineering, Furnish and Install Agreement
ALLTECH TECHNOLOGIES LLC                                  KY     41105-2558 Lash fiber install.
ALLTEL                                                    NE     68501-1249 Carrier - PRI in Nebraska
ALLTEL CORP                                               NC       28270    Outside plant materials and central office equipment.
ALLTEL INFORMATION SERVICES INC                           OH       44087    PRI service in Ohio.
ALLTEL INFORMATION SERVICES INC                           OH       44087    Recruiting agreement
ALLWEST SYSTEMS INC                                       CO       80216    Security MDI - Installation and Maintenance
ALLWEST SYSTEMS INC                                       CO       80216    Security MDI - Installation and Maintenance
ALPINE POWER SYSTEMS                                      OH       43213    DC Power installation
ALTA TELECOM                                              GA     30096-9409 Engineering, Furnish and Install Agreement
AMERICAN APPRAISAL ASSOCIATES                             CO       80220    Real Estate Appraiser
AMERICAN BUSINESS PERSONNEL SVCS                          OH       45246    Recruiting agreement
AMERICAN EXPRESS                                          CA       92612    Employee travel
AMERICAN EXPRESS TAX & BUSINESS                           CA       91367    Corporate cards
AMERICAN MANAGEMENT SYSTEMS                               GA       30392    Temporary employees
AMERICAN MANAGEMENT SYSTEMS                               GA       30392    Temporary employees
AMERICAN OFFICE PARK                                                        RIGHT OF ENTRY AGREEMENT
AMERICAST INDUSTRIES, INC                                 CA       91706    EQUIPMENT INSTALLATION AGREEMENT
AMERICOM                                                  CA       91767    Engineering, Furnish & Install agreement
AMERICOM ENTERPRISES, INC.                                OH       43235    Engineering, Furnish & Install agreement
AMERITECH OHIO                                            OH     43235-2798 This agreement/contract establishes rules for the ordering, provisioning, and maintenance of equipment
                                                                            and facilities between ICG and the signee.
AMS                                                       GA       30392    Confidentiality agreement.
AMSHER COLLECTIONS                                        AL       35203    Collocation space agreement
AMTEVA TECHNOLOGIES, INC.                                 VA       23060    Software and support services
ANSCO AND ASSOCIATES, INC.                                NC       27407    Outside Plant Construction.
ANSPACH, BARRY                                            CO       80121    Consulting services
APCON NETWORK SOLUTIONS, INC.                             CO       80031    Conduit lowering and maintenance.
APEX ASSOCIATES                                           CO       80013    Recruiting agreement
APPLIED INNOVATION                                        OH       43016    Trial agreement to test X.25 Cisco router
APPLIED TELECOMMUNICATIONS                                MA     02241-3259 Trial agreement.
ARC SERVICES                                              CO       80001    Consulting services
ARCHITECTURE ONE                                          CO       80538    Real Estate Architect
ARCHITEL                                                  ON       M9W6H8   Software and support services
ARCUS DATA SECURITY                                       TX     75391-1862 Tape Data storage services
ARISS KAHAN DATABASE MARKETING GRP                        CO       80231    Consulting services
ARIZONA PIPELINE CO                                       CA     90084-8714 Conduit lowering
ARMSTRONG LAING INC                                       GA       30326    Software license agreement
ARROW ELECTRIC CO, INC                                    KY     40233-6215 Standard electrical services - Electrical construction.
ARROW ELECTRIC COMPANY, INC.                              MO       40233    Standard electrical services - Electrical construction.
ARROW ELECTRIC CONTRACTORS INC                            KY       40233    Standard electrical services - Electrical construction.
ARROWHEAD CONSULTING COMPANY                              CO       80112    Consulting Services
ARTHUR ANDERSEN LLP                                       TX     75373-0743 Professional services
ARTHUR ANDERSEN LLP                                       TX     75373-0743 Professional services
ASCEND COMMUNICATIONS INC                                 MA        1886    AKA Cascade View.
ASIA INTERNATIONAL (AIC)                                  BC      V5G 4L6   CARRIER SALES AGREEMENTS
ASPECT TELECOMMUNICATIONS CORP                            CA     95131-2312 Customer care system.
ASPECT TELECOMMUNICATIONS CORP                            CA     95131-2312 Purchase and Sale agreement
ASTRAL COMMUNCIATIONS                                     FL       33166    Collocation space agreement
AT&T CAPITAL CORP                                         NJ     07962-1983 Purchasing master equipment lease agreement
AT&T GLOBAL NETWORK SERVICES                              IL       60173    Carrier private line
ATLANTIC AND PACIFIC TELECOM, INC                         VA       24153    Central office installation
ATLANTIC AND PACIFIC TELECOM, INC.                        OH       43123    Central office installation
ATLANTIC CONNECTIONS                                      MA        1608    Special Access
AUSTIN DATA SYSTEMS                                       TX       78759    Software and support services
AUTOMOTIVE RENTALS, INC.                                  NJ        8054    Facilities - Fleet agreement guarantee.
AUTOMOTIVE RENTALS, INC.                                  NJ        8054    Lease agreement for fleet vans
AUTOMOTIVE RESOURCES INTERNATIONAL/AUTOMOTIVE RENTALS INC.NJ       08054    Lease agreement and subsequent  addendum
AVESTA TECHNOLOGIES INC                                   NY       10006    Software and support services
AVIS RENT A CAR INC                                       NY     11514-0355 Auto Rental agreement
AXIOM TECHNOLOGY, INC.                                    CA       91745    Axiom is now Telesciences.
AXIOM TECHNOLOGY, INC.                                    CA       91745    Axiom is now Telesciences.
AZTEC CABLE AND COMMUNICATIONS CONTRACTORS                CO       80513    Fiber relocations in Denver.
AZTEC NETWORK COMMUNICATIONS                              TX       77074    Engineering, Furnish & Install agreement
BACKWEB TECHNOLOGIES                                      CA       95110    Software license agreement dated 5/07/99
BANK ONE ARIZONA, NA/ARIZONA STATE RETIREMENT             TX       77079    License agreement
BBN CORP. - DBA: GTE INTERNETWORKING, INC.                MA        1803    Carrier
BDSI INC D/B/A BEECHWOOD                                  NJ        7066    IT  Master Custom Software Development, Software License
                                                                            & Services Agreement
BEANS, WILLIAM S. JR                                      CO       80112    Employment Agreement dtd 12/22/1999
BECKETT BROWN INTERNATIONAL INC                           CO       80222    Recruiting agreement
BELL COMMUNICATIONS RESEARCH INC (BELLCORE)               NJ        7701    Professional services agreement
BELLCORE                                                  NJ        7191    Master License Agreement
BELLCORE                                                  NJ        7191    Supplement to Master License Agreement
BELLSOUTH LONG DISTANCE INC                               GA       30346    This agreement/contract establishes rules for the
                                                                            ordering, provisioning, and maintenance of equipment and
                                                                            facilities between ICG and the signee.
BELLSOUTH TELECOMMUNICATIONS INC                          AL       35203    This agreement/contract establishes rules for the
                                                                            ordering, provisioning, and maintenance of equipment and
                                                                            facilities between ICG and the signee.
BERGER & COMPANY                                          CO       80202    Consulting services
Berry Building Partners, LLC                              AL       35203    ROE - Due upon installation
BERTHEL LEWIS ELECTRIC INC                                IL       60513    Inside wiring and electrical.
BERTHEL LEWIS ELECTRIC, INC.                              IL       60513    Maintenance agreement
BERWICK ELECTRIC                                          CO       80903    Conduit Construction
BERWICK ELECTRIC CO.                                      CO       80903    Electrical contractors
BETSCHART ELECTRIC COMPANY, INC.                          WA       98501    Conduit construction and drilling.
BETSHART ELECTRIC COMPANY, INC.                           WA       98501    Conduit construction and drilling.
BETTER COMFORT SYSTEMS INC                                MA        2148    Conduit construction and drilling.
BILBREY CONSTRUCTION INC                                  OH     45401-0822 Surveying outside plant construction
BILBREY CONSTRUCTION, INC.                                OH       45402    Surveying outside plant construction
BIZILLIONS TELECOM                                        CO       80202    Collocation space agreement
BLACK BOX CORPORATION                                     PA     15251-7671 Inside wiring and electrical.
BLACK BOX NETWORK SERVICES OF CHICAGO                     IL       60616    Inside wiring and electrical.
BLACK TIE ENTERPRISES                                     PA     15601-9598 Consulting services
BLOOMBERG LP                                              NY     10022-1240 Leased equipment
BLUE ADVANTAGE                                            CO       80273    Employee medical coverage
BOARD OF REGENTS OF THE UNIVERSITY OF TEXAS SYSTEM        TX       74133    License Agreements
BOLDTECH SYSTEMS, INC.                                    CO       80202    Consulting services
BORN INFORMATION SERVICES                                 CO       80111    Consulting services
BOVIS LEND LEASE INC                                      NJ        7962    Work on the garage
BOWER AND ASSOCIATES                                      CA       94404    Recruiting agreement
BRADLEY-MORRIS, INC.                                      GA       30144    Recruiting agreement
BRD CONSULTING                                            TX       78728    Recruiting agreement
BRECK LARSON I                                            CO       80111    Video services
BRIO TECHNOLOGY INC                                       IL     60055-0866 Oracle report writing software.
BROADWING COMMUNICATIONS SVCS                             AZ     85062-9159 P2P Vendor Relations is negotiating.
BROOKS INTERNATIONAL                                      CO       80204    Professional services
BRYAN J. SHELBY PC                                        TX       77380    Employment Agreement
BTECH SYSTEMS INTEGRATORS                                 OH       44116    Construction agreement
B-TECH WIRE & CABLE, INC.                                 OH       44116    Install wire cable and fiber.
BUCKEYE POWER                                             OH       43004    Generator Maintenance
BUCKEYE POWER SALES CO. INC.                              OH       45069    Generator Maintenance
BUILDER'S ELECTRICAL                                      OR       97402    Inside wiring and electrical.
BUILDER'S ELECTRICAL, INC.                                OR       97402    Inside wiring and electrical.
BURKE INCORPORATED                                        OH       45202    Consulting services
BURKEEN CONSTRUCTION                                      TN       38654    Cable locating (contract 99-3071)
BURNIP & SIMMS OF TEXAS                                   TX       78767    Directional conduit plowing.
BURNIP & SIMMS OF TEXAS                                   TX       78767    Directional conduit plowing.
BUSINESS SOLUTIONS INC                                    CO       80206    Consulting Services
BW ELECTRIC INC                                           CO       80905    Security installation work.   (contract 99-3511)
C - SYSTEMS                                               ID       83814    Special Access
C AND Y ASSOCIATES                                                   0      Lease modification
C.R. CARNEY ARCHITECTS, INC                               CA       92680    Professional Services
CABLCON                                                   MI       48083    Confidentiality agreement.
CABLE & WIRELESS COMMUNICATIONS                           VA       22182    Carrier
Cable & Wireless Inc                                      PA     15251-7689 Carrier Sales 96-1052 - PRIVATE LINE
CABLE TV SERVICE INC. & SOUTH SHORE CABLE                 OH       44142    Fiber splicing and emergency restoration in Ohio.
CABLE TV SERVICES                                         OH       44142    Outside plant construction
CABLE TV SERVICES                                         OH       44142    Underground fiber optic cable paving and boring.
CACTUS INTEGRATION GROUP                                  PA       19409    Custom cabinet HVAC design.
CACTUS INTEGRATION GROUP                                  CO       80239    Custom cabinet HVAC design.
CAE & ASSOCIATES INC                                      WA       98036    Security Systems
CAE & ASSOCIATES, INC.                                    WA       98036    Nation Design/Build firm
CALL SCIENCES                                             NJ        8837    Collocation space agreement
CALLIDUS SOFTWARE INC                                     CA       95113    Software to track sales
CAL-TECH INTERNATIONAL TELECOM CORP                       CA       94596    Carrier sales agreement
CAMBRIDGE TECHNOLOGY PARTNERS                             MA        2139    Temporary employees
CAP GEMINI AMERICA INC                                    PA     19175-9065 Professional services addendum, maintenance, software,
                                                                            Master software development agreement.
CAP GEMINI AMERICA INC                                    PA     19175-9065 Professional services addendum, maintenance, software,
                                                                            Master software development agreement.
CAP GEMINI AMERICA LLC                                    PA     19175-9065 Professional services addendum, maintenance, software,
                                                                            Master software development agreement.
CAPROCK COMMUNICATIONS/MCCLOUD                            TX       75240    OPERATOR SERVICES & PRIVATE LINE.
CARAT USA INC                                             CA       90404    Media/Advertising agreement
CAREER CONSULTANTS                                        TX       78731    Recruiting agreement
CAREER FORUM INC                                          CO       80401    Recruiting agreement
CAREERS LTD                                               TX     75284-2214 Recruiting agreement
CARLSON DESIGN CONSTRUCT CORPORATION                                 0      Construction contractor.
CAROL ELECTRIC CO INC                                     CA       90720    Construction contractor in Southern California.
CARRIER 1, INC.                                           NJ        7012    Special Access
CARTER & BURGESS                                          TX       76185    Real Estate Architect
CASCADE COMMUNICATIONS CORP                               MA        1886    Old Lucent Switches  AKA Ascend now Lucent
CASTLE PINES                                              CO       80111    Promotional advertising
CBT SYSTEMS, USA LIMITED                                  CA       94063    Online training.
CENTRAL HEATING & PLUMBING INC                            PA       16101    HVAC installs and repairs
CENTRAL HEATING AND PLUMBING, INC.                        PA       16101    HVAC for central office
Centrum-Belleview LLC                                     CO       80302    ROE - Fleisher-Smyth/8700 E Belleview 97-1046/Original
CERTIFIED ASSOCIATES, INC.                                TX       77098    Recruiting agreement
CH2M HILL, INC.                                           CO       80112    Project management
CHA SYSTEMS INC                                           TX       75234    Software and support services
CHARLES SCHWAB AND COMPANY, INC.                          CO       80246    HR benefits  - 401K plan
CHARLES TAYLOR COMMUNICATIONS                             CA       92008    Construction projects in the west
CHARLES TAYLOR COMMUNICATIONS, INC.                       CA       92633    General contractor co installs.
CHAT COMMUNICATION SERVICES                               CA       94901    Fiber splicing - Digital transport systems
CHAT COMMUNICATIONS                                       CA       94901    Construction projects
CHOICE OPTIC COMMUNICATIONS, INC.                         TX       78745    Maintenance agreement
CHOICE OPTICS COMMUNICATIONS INC                          TX       78760    Inside wiring & electrical.
CIBER INC                                                 CO       80111    Consulting services
CIBER INC                                                 CO       80111    Consulting services
CIRCUIT-TRAN CORPORATION AKA PRE-VENTRONICS               AZ       85711    Engineering, Furnish & Install agreement
CISCO SYSTEMS                                             CO       80112    Evaluation Agreement to demo equipment in the lab
CISCO SYSTEMS                                             CA       95134    Lease or acquisition of Cisco equipment to buildout
                                                                            ICG's dial port network
CISCO SYSTEMS CAPITAL CORP.                               CA       95134    Guarantee of payment and performance obligations
CISCO SYSTEMS CAPITAL CORP.                               CA       95134    Master Agreement to govern schedules which will contain
                                                                            specific equipment lease details.
CISCO SYSTEMS CAPITAL CORP.                               CA       95134    Master Agreement to govern schedules which will contain
                                                                            specific equipment lease details.
CISCO SYSTEMS INC                                         CA     95134-1706 Master Integrated Communications Service Provider
                                                                            Purchase and License Agreement.
CISCO SYSTEMS, INC.                                       CA       95134    EF&I Professional Services Subcontract Agreement.
                                                                            Details in SOW installing equipment where necessary.
CISCO SYSTEMS, INC.                                       CA       95134    Master Integrated Communications Service Provider
                                                                            Purchase and License Agreement.
CISCO SYSTEMS, INC.                                       CA       95134    NOC Staff Augmentation for 2 Cisco Engineers to be on
                                                                            staff at ICG to support the network
CITRIX                                                    GA     31193-1686 Winframe software - diagnostics, bulletin board, etc.
CITY OF BOULDER                                           CO       80302    Agreement allowing ICG to enter public right of way to
                                                                            lay or maintain existing fiber, underground or
                                                                            above ground.
CITY OF BOULDER                                           CO       80306    Agreement allowing ICG to enter public right of way to
                                                                            lay or maintain existing fiber, underground or
                                                                            above ground.
CITY OF BOULDER                                           CO       80302    Franchise municipal license agreement
CITY OF CHARLESTON                                        SC       29402    Agreement allowing ICG to enter public right of way to
                                                                            lay or maintain existing fiber, underground or
                                                                            above ground.
CITY OF CLEVELAND                                         OH       44114    Agreement allowing ICG to enter public right of way to
                                                                            lay or maintain existing fiber, underground or
                                                                            above ground.
CITY OF DENVER/MILE HI CABLE                              CO       80204    Agreement allowing ICG to enter public right of way to
                                                                            lay or maintain existing fiber, underground or
                                                                            above ground.
CITY OF GREENVILLE,SC                                                       Franchise Agreement
CITY OF LONGMONT                                          CO       80501    IRU
CITY SIGNAL FIBER SERVICES INC.                           OH       44136    Network Construction.
CITY SIGNAL FIBER SERVICES, INC                           MI       49548    Outside plant construction
CLASS ACT TRAINING & CONSULTING                           CO       80021    Consulting Services
CLASS ACT TRAINING & CONSULTING                           CO       80021    Consulting Services
CLEVELAND REAL ESTATE PARTNERS                            OH       44114    Right of Entry (Roe) @ 1965 E 6th Street., Cleveland
CLEVELAND REAL ESTATE PARTNERS                            OH                RIGHT OF ENTRY AGREEMENT
CMACAO                                                    OH       43215    Collocation space agreement
CMS ELECTRICAL SERVICE CO                                 NY     10020-1295 Electricians
CMS ELECTRICAL SERVICES INC                               NY     10020-1295 Inside wiring & electrical
COLONIAL AIR CONDITIONING COMPANY                         CT        6002    HVAC & electrical service for POPs
COLORADO SEMINARY, UNIVERSITY OF DENVER                   CO       80208    Consulting Services
COLORADO TELE-EQUIPMENT COMPANY (CTEC)                    CO       80015    Purchasing surplus, equipment sales
COMDISCO INC                                              IL       60018    Assignment and Assumption Agreement
COMDISCO INC                                              IL       60018    Computer Equipment Lease
COMDISCO INC                                              IL       60018    ICG leases computers through Comdisco as a reseller
                                                                            of Compaq
COMDISCO INC                                              IL       60018    Market value buy out option on old Netcom equipment.
COMFORT SYSTEMS USA, FLORIDA                              FL       33613    Confidentiality agreement
COMMERCIAL REALTY GROUP, INC                              TN       38119    Real Estate Broker
COMMS PEOPLE INC                                          MA        1880    Consulting Services
COMMUNICATION LINK, INC.                                  KS       66215    Engineering, Furnish & Install agreement and
                                                                            confidentiality agreement
COMMUNICATION TECHNICAL SYSTEMS INC                       GA       30076    Consulting services
COMMUNICATIONS RESOURCES INTERNATIONAL, INC.              CO       80112    Independent Contractor
COMMUNICATIONS SUPPLY CORP                                IL       60674    Cable supplier.
COMMUNICATIONS TEST DESIGN, INC.                          PA       19380    Management services agreement.
COMNEX INTERNATIONAL                                      FL       33215    SS7 and Special Access
COMPATIBLE COMMUNICATION SYSTEMS                          KY       40207    Confidentiality agreement.
COMPLETE COMMUNICATIONS SYSTEMS                           AL       35243    Consulting Services
COMPLUS                                                   TX     75284-4480 Line locating service
COMPUTER HORIZONS CORPORATION                             NJ     07046-1495 Temporary employees
COMPUTER ROOM DESIGN CORPORATION                          OH       44107    Fiber optic installs
COMPUWARE CORPORATION                                     MI     48334-2564 Master consulting agreement
COMTEL SYSTEMS TECHNOLOGY INC                             CA       95050    Engineering, Furnish & Install agreement
CONCORD ATLANTIC ENGINEERS                                NJ        8232    Engineering, Furnish & Install agreement
CONLEY EQUIPMENT COMPANY                                  CO     80248-1950 Engineering, Furnish & Install agreement
Consolidated Assets Company                               CA       90020    Right of Entry (Roe) @ 3550 W 6th St
CONSOLIDATED COMMUNICATIONS                               IL       61938    Operator services ie collect calls, third number
                                                                            billing, calling card, person-person, etc.
CONSOLIDATED CRANE & RIGGING, LTD                         TX       77087    Crane operating services
CONVERGENT COMMUNICATIONS INC                             OH       43085    Recruiting agreement
CONVERGENT COMMUNICATIONS INC                             OH       43085    Special Access
CONVERGENT COMMUNICATIONS INC                             OH       43085    Special Access
COOK PAVING & CONSTRUCTION                                OH       44130    Asphalt, paving, concrete work.
COOPER RIBNER CORPORATION, THE                            CO       80215    Consulting services
COPPER MOUNTAIN NETWORKS INC                              CA     92121-4238 DSL data networking solutions.
COPPER MOUNTAIN NETWORKS INC                              CA     92121-4238 Equipment/software purchase
COPPERCOM                                                 CA       95054    Software and support services.
CORENET SERVICES, INC.                                    GA       30092    System inspection and documentation.
CORETECH CONSULTING GROUP, INC.                           CO       80111    Consulting services
CORPORATE REAL ESTATE SERVICES, INC                       NJ        7764    Lease audited service.
COSTA SOUTHWEST                                           TX       75240    Engineering, Furnish & Install agreement
COVAD COMMUNICATIONS CO.                                  CA       94050    Distributor agreement
COVAD COMMUNICATIONS GROUP                                CA       95050    CARRIER SALES AGREEMENTS- PRIVATE LINE
COVAD NATIONAL                                            GA       30341    Leased space
COVERALL CLEANING CONCEPTS                                OH       43017    Maintenance.
COWIN FIBER OPTIC SERVICES, INC.                          FL       33414    Test, document, and analyze fiber.
CPUI CORPORATION                                          CO       80202    Recruiting agreement
CRANSTON, TIMOTHY M                                       CO       80104    Market Research - Independent Contractor
CROCE ELECTRIC CO INC                                     MA        2149    Did electrical work in Boston (contract 00-1744)
CROCE ELECTRIC COMPANY INC.                               MA        2149    Maintenance agreement for power plant
CROWN FIBER COMMUNICATIONS                                GA       30093    Trenching, plowing & conduit construction.
CROWN FIBER COMMUNICATIONS, INC.                          GA       30093    Trenching, plowing & conduit construction.
CROY M ETLING-SOFTWARE ARCHITECTS, INC                    CA       75039    Consulting services
CSG SYSTEMS, INC.                                         CO       80111    Confidentiality agreement.
CSI COMMUNICATION SERVICES, INC.                          NC       28103    Inside wiring & electrical.
CSI CORPORATION                                           CO       80112    Special Access
CULVER PERSONNEL SERVICES                                 CA       92121    Recruiting agreement
CURRENT ANALYSIS                                          VA       22030    Market Research -
CUSTOM POWER SERVICES, INC.                               PA       17251    Engineering, Furnish & Install agreement
CUSTOMER COMM                                             OH       43235    Collocation space agreement
CUYAHOGA FALLS PUBLIC SCHOOLS                             OH       44221    Y2K letter.
CW FENTRESS JH BRADBURN AND ASSOCIATES, PC                CO       80203    Architect
CYGENT INC                                                CA       94103    Software and support services
CYRAS SYSTEMS, INC.                                       CA       94538    Trial agreement
D.E.A. CONSTRUCTION COMPANY                               CO       80022    Hired to replace conduit in the Denver area.
DANA COMMERCIAL CREDIT CORP                               OH       43607    Outside services
DANA COMMERCIAL CREDIT CORP                               OH       43607    Outside services
DANELLA CONSTRUCTION CORP OF COLO                         CO       80011    Outside plant construction services.
DANELLA CONSTRUCTION CORP. OF COLORADO                    CO       80011    Outside plant construction services.
DANIEL J. EDELMAN, INC.                                   IL       60601    Public Relations Services
DANIELS AND PATTERSON CORPORATE SEARCH, INC.              CO       80218    Recruiting agreement
DANIS BUILDING CONSTRUCTION COMPANY                       OH       45405    Outside plant construction services.
DASIA.NET                                                 NC       28079    Collocation space agreement
DATA PROCESSING RESOURCES CORP.                           CA       92660    Consulting services
DAVID GINN DBA CONTROLLED MAINTENANCE SYSTEMS             AL       35238    Janitorial co in Birmingham for switch.
DAWN TECHNOLOGIES INC                                     CO       80122    Recruiting agreement
DAWSON PERSONNEL SYSTEMS                                  OH       43110    Recruiting agreement
DAYTON NETWORK ACCESS COMPANY, THE                        OH       45402    Dedicated Transport Services 00-2317
DEA CONSTRUCTION COMPANY                                  CO       80022    Hired to replace conduit in the Denver area -
q                                                                           contracted dated 10/14/99
DEBUSK ELECTRIC INC.                                      TX       78744    Conduit lowering & maintenance.
DEBUSK ELECTRIC, INC                                      TX       78760    Conduit lowering & maintenance.
DELOITTE & TOUCHE TAX TECH LLC                            IL     60694-5546 Professional services
DELTA AIR LINES                                           GA       30320    Volume agreement
DENNIS K BURKE                                            MA        2150    Market Research - Independent Contractor
DEPLOY COMMUNICATIONS, INC                                IL       61491    Engineering, Furnish & Install agreement
DIAL TONE SERVICES                                        CA       92284    Carrier sales agreement
DIAMONDBACK INTERNATIONAL INC                             TX       75081    Project management
DIAMONDBACK INTERNATIONAL INC                             TX     75082-4415 Project management
DISCOUNT AIR COND. & HEATING, INC.                        NV       89104    HVAC Installs
DISCOUNT AIR CONDITIONING AND HEATING, INC.               NV       89104    HVAC installs
DIVCO, INC.                                               WA       99220    HVAC installs & maintenance.
DIVCO, INC.                                               WA       99220    HVAC installs & maintenance.
DMR CONSULTING                                            NJ        8837    Labor consulting agreement
DOMINO PARTNERS                                           KY       40202    Manages, renovates and maintains office and
                                                                            commercial properties.
DOMINO PARTNERS                                           KY       40202    Manages, renovates and maintains office and
                                                                            commercial properties.
DOMINO PARTNERS                                           MO       40202    Manages, renovates and maintains office and
                                                                            commercial properties.
DOUBRAVA MAINTENANCE, INC.                                TX       78410    Outside plant conduit construction.
Douglas I. Falk                                           CA       90277    General Release Agreement dtd 1/17/2000
DPI USER GROUP                                            MN       55943    Seminars
DPRC                                                      CO       80111    Temporary employees
DRAKE CONTRACTORS, INC.                                   CO       80033    Underground installs
DRAKE CONTRACTORS, INC.                                   CO       80033    Underground installs
DSI TECHNOLOGY ESCROW SVCS                                CA       92123    Code in escrow.
DUANE EVANS-PARKER - BORN INFORMATION SERVICE                        0      Temporary employees
East County Internet Services                             CA                Colocation @ 1612 A Street., Antioch, CA
EASTERN REASEARCH, INC.                                   NJ        8057    Services to hold data in escrow
EDP RECRUITING SERVICES INC                               CO       80111    Consulting services
EF&I SERVICES COMPANY                                     CA       95054    Engineering, Furnish & Install agreement
EGLOBE, INC.                                              CO       80222    SS7 and Special Access
EINHEIT ELECTRIC CONSTRUCTION CO                          OH       44133    Central office construction.
EIR ELECTRIC                                              WA       98604    FOTI agreement.
ELECTRIC LIGHTWAVE                                        OR       97208    LEASE OF PRIVATE LINE SERVICES AND PRI.
ELECTRIC LIGHTWAVE                                        OR       97208    Special Access
ELECTRONIC SEARCH INC. (ESI)                              IL       60008    Recruiting agreement
ELITE PERSONNEL                                           OH       44113    Recruiting agreement
ELKA MANAGEMENT                                           CA                EQUIPMENT INSTALLATION AGREEMENT
EMC CORPORATION                                           MA     01748-9103 Hardware and software and support services
EMPLOYEE ASSISTANCE                                       CO       80202    Mental Health Services, Short term counseling
EMPLOYEE INFORMATION SERVICES                             CO       80215    Employee Drug testing service
ENCOMPASS NATIONAL ACCOUNTS GROUP, INC.                   CO       80231    HVAC maintenance
ENERGY PRODUCTS & SERVICES                                MI       48083    Provides battery plants and designs power supply
                                                                            (contract dated 6/21/00)
ENERGY PRODUCTS & SERVICES, INC                           MI       48083    Battery install & disposal testing & maintenance.
ENTERPRISE STORAGE COMPANY                                MA     01748-9103 IT data storage
ENVIRONMENTAL MITIGATION GROUP (EMG)                      OH       44311    Construction excavator
ENVIROSAFE SERVICES OF OHIO, INC                          PA       19044    Old Foti Construction
EQUAL NET CORP (EQUALNET)                                 TX       77079    SS7 and Special Access
EQUINIX                                                   CA       94063    Provides high security facilities internet business
                                                                            exchange facilities with related services
ERICSSON ENTERPRISES                                      NC       27709    Wireless phone services.
ERVIN CABLE CONSTRUCTION                                  AL       35244    Outside plant construction.
ERVIN CABLE CONSTRUCTION INC.                             KY       42459    Outside plant maintenance, fiber splicing, and emergency
                                                                            restoration in Kentucky and Alabama.
ERVIN CABLE CONSTRUCTION, INC.                            KY       42459    Lash fiber installs
ESI INTERNATIONAL                                         VA       22203    Consulting Services
EUROSOFT INC.                                             TX       78746    Recruiting agreement
EVERETT & O'BRIEN                                         TX     77019-3616 Recruiting agreement
EVERGREEN SPECIALTY COMPANY                               CO       80205    Holiday decorating company
EVERGREEN STATE SHEET METAL                               WA       98201    HVAC installs
EVERGREEN STATE SHEET METAL INC                           WA       98201    HVAC installs
EXCESS, INC./P.C.S.E.                                     MN       55431    Recruiting agreement
EXCHANGE APPLICATIONS INC                                 MA        2111    Software and support services
EXECUTIVE SOLUTIONS/MUTUAL BENEFIT                        CO       80046    Recruiting agreement
FASTECH, INC. (CUSTOM POWER SERVICES)                     PA       17251    Engineering, Furnish & Install agreement
FBS COMMUNICATIONS, L.P.                                  TX     78209-1626 Central office installs
FIBER PROTECTION SYSTEMS                                  CO       80012    Cable locates.
FIBERLINK TELECOM GROUP                                   CA       91601    Testing of switch equipment & fiber splicing.
FIBERNET TELECOM GROUP, INC.                              NY       10022    Special Access
FIBERSPAN COMMUNICATIONS CORP.                            CO       80401    Outside plant construction dated 3/2/00
FIBERSPAN COMMUNICATIONS CORP.                            CO       80401    Working the Genuity job in LA.
FIBEX SYSTEMS                                             CA       94954    Hardware, software and support services.
FINZER IMAGING SYSTEMS                                    CO       80239    Copying services agreement and addendum
First Carroll Partners, LP                                CO       80111    Non Standard ROE 7720 East Belleview Avenue Englewood,CO
First Carroll Partners, LP                                CO       80111    Non Standard ROE 7730 East Belleview Avenue Englewood,CO
FIRST LAYER COMMUNICATIONS, INC                           KS       66221    Engineering, Furnish & Install agreement
FIRST NATIONAL BANK                                       OH       43920    Y2K letter.
FIRST RESOURCE                                            CO       80120    Market Research
FIRST RESOURCES INC                                       CO       80120    Consulting Services
FIRST SOUTH UTILITY CONSTRUCTION, INC.                    NC       27406    Underground & aerial cable construction.
FISHEL COMPANY                                            OH       43228    Provides outside plant restoration services
FISHEL COMPANY, THE                                       TN       37218    Outside plant construction.
FIVE STAR ELECTRIC CORP                                   NY       11416    Engineering, Furnish & Install agreement
FIVE STAR TELECOM/A&N (A AND N)                           CA       90017    Special Access
FIVE-O ELECTRIC                                           CA       94509    Electrical contractor
FLIGHT LINE SERVICE AND SUPPORT GROUP                     WA       99223    Fiber pulls & plowing.
FLIGHTLINE SERVICE & SUPPORT GROUP                        WA       99223    Fiber pulls & plowing.
FLYNT AND KALLENBERGER                                    OK       74133    Engineering agreement
FOCAL COMMUNICATIONS CORP OF IL                           IL     60674-3546 PRI service and private line.
FORSYTHE MCAUTHUR                                         IL       60077    Master equipment lease agreement
FOX COMMUNICATIONS                                        WA       98005    Carrier sales agreement
FRANKLIN COVEY CLIENT SALES                              UTAH               License Agreement
FRONTIER COMMUNICATIONS                                   NY       14692    Private line services.
FULCRUM TECHNOLOGIES                                      WA       98019    Subcontractor of ADC Saville.
FULCRUM TECHNOLOGIES                                      WA       98019    Subcontractor of ADC Saville.
FUTURE COMMUNICATIONS                                     GA     30059-5115 Places conduit ,manholes
FUTURE COMMUNICATIONS INC                                 GA       30126    Fiber maintenance
GAMMA TELECOM INTERNATIONAL                               NY       10013    SS7 and Special Access
GAPWARE SOLUTIONS                                         TX       77095    Consulting services
GCI GAILCOMM, INC.                                        TX       75161    Engineering, Furnish & Install agreement
GCI TELECOM SERVICES                                      TX       75161    Engineering, Furnish & Install agreement
GE CAPITAL                                                CA     91110-0270 Purchasing card.
GERARD ELECTRIC, INC                                      TX       78109    Electrical Repairs-
GIBSON ELECTRIC CO. INC.                                  IL       60523    Voice data cabling
GIBSON ELECTRIC COMPANY                                   IL       60523    Electrical construction
GIC INC.                                                  GA       30062    Collocation space agreement
GLA INTERNATIONAL                                         MO     63160-0467 Temp firm used for outside plant construction
GLA NETWORK TECHNOLOGIES INC                              KS       63366    Outside plant construction
GLENAYRE ELECTRONICS INC                                  NC       28209    Hardware, software, and support services.
GLENAYRE ELECTRONICS INC                                  NC       28209    ICG's voicemail system.
GLENAYRE ELECTRONICS INC                                  NC       28209    Purchase and sale agreement
GLENAYRE ELECTRONICS INC                                  NC       28209    Purchase and sale agreement
GLOBAL EXCHANGE                                           VA       20109    Special Access
GLOBAL NAPS INC                                           MA        2062    PROVIDE PRI SERVICE & PRIVATE LINE SERVICES.
GLT, INC                                                  OH       45414    Y2K letter.
GM CONSTRUCTION                                           CA       95123    Outside plant construction
GM CONSTRUCTION                                           CA       95123    Outside plant construction
GO CONCEPTS, INC.                                         OH       45036    Collocation space agreement
GO TELECOM, INC.                                          OH       44258    Engineering, Furnish & Install agreement
GOLDEN GAMING CARD CORPORATION, THE                       CA       90025    Collocation space agreement
GOTELCOM, INC                                             OH       44258    Engineering, Furnish & Install agreement
GPD ASSOCIATES                                            OH       44311    Construction projects in Ohio
GROPP ELECTRIC INC                                        WA       99202    Engineering, Furnish & Install agreement
GROPP ELECTRIC, INC.                                      WA       99202    Engineering, Furnish & Install agreement
GROUND ENGINEERING CONSULTANTS                            CO     80022-1834 Professional Services
GROUP V                                                   AR       72201    Carrier sales agreement
GTE INTERNETWORKING                                       MA        2138    Carrier
H&F CONSULTING LLC                                        CO     80132-1668 Consulting services
HACKNEY ELECTRIC INC                                      CA       92618    Electrical contractor.
HADJI & ASSOCIATES INC                                    CO       80111    Recruiting agreement
HALL KINION & ASSOCIATES                                  CA     95161-9078 Recruiting agreement
HALL KINION & ASSOCIATES                                  CA     95161-9078 Recruiting agreement
HAMRICK AIR CONDITIONING AND HEATING, INC.                FL       32505    Trenching & Conduit Construction.
HATTON INDUSTRIES INC                                     CO       80631    Security contractor
HATTON INDUSTRIES, INC.                                   CO       80631    Security contractor
HCB CONTRACTORS                                           TX     78229-0450 Emergency generator vendor - Maintenance agreement for portable and stationary units in Colorado.
HCI, INC.                                                 CA       91752    Engineering, Furnish & Install agreement
HEALTHBREAK, INC                                          CO       80216    Fitness center.
HELI FLITE, INC                                           CA       92880    Engineering, Furnish & Install agreement
HELI-FLITE, INC.                                          CA       92880    Engineering, Furnish & Install agreement
HEMMER & ASSOCIATES, INC.                                 CO       80104    Engineering consultant
HENKELS & MCCOY & DAYTON                                  OH       43062    Turn  Key services
HENKELS & MCCOY INC                                       OH       43062    Outside plant construction
HERBST, HARRY                                             CO       80121    Employment Agreement dtd 5/19/1998 and Amendment to
                                                                            Employment Agreement dtd 8/22/1999; Gross-Up Agreement
                                                                            dtd 12/16/1998
HERMAN WEISSKER                                           CA       92316    Underground construction of manholes
HERMAN WEISSKER INC.                                      CA       92316    Underground construction of manholes
HIGH BANDWIDTH, INC.                                      FL       32501    Engineering, Furnish & Install agreement
HIGHPOINT TELECOMMUNICATIONS INC.                         CA       94043    Special Access
HILLCOM & ELECTRIC                                        CA       95054    Engineering, Furnish & Install agreement
HIRE.COM                                                  TX       78704    Professional services
HOLBROOK SERVICE, INC.                                    CO       80907    HVAC Maintenance
HOLBROOK SERVICES                                         UT       84116    HVAC Maintenance
HOLT COMPANY OF OHIO                                      OH       43228    Addendum to rental agreement.
HORACE WARD                                               CO       80014    Recruiter
HOTJOBS.COM, LTD.                                         NY       10001    Builds online application - No internal capability.
HOWARD GROUP, THE                                         KS       66210    Recruiting agreement
HR OPTIONS                                                OH       43221    Recruiting agreement
HR PLUS                                                   CO       80439    Employee background checks.
HREASY, INC                                               NC       28201    Automated interviewing process
HUGH O'KANE DATACOM, INC.                                 NY       10013    Engineering, Furnish & Install agreement
HUGH O'KANE ELECTRIC CO., LLC                             NY       10013    Engineering, Furnish & Install agreement
HUNT BUILDERS CORPORATION                                 OH     45202-4108 Construction of collocation expansion in Ohio.
HUNT BUILDERS CORPORATION                                 OH     45202-4108 Master Telecommunications Agreement
HURTADO, DAVID                                            CO       80112    Employment Agreement dtd 3/05/2000
HUTTON COMPANY INC, THE                                   NY       14450    Software and support services
Hyperion                                                  CT       06902    Consulting services
HYPERION SOFTWARE CORP                                    NJ     07195-2054 Software and support services
IBM CORPORATION                                           CO       80237    Agreements are cabling services signed with FOTI.
IBM CORPORATION                                           OR       97006    Provides office equipment
IBM CORPORATION                                           CO       80237    Purchase and installation , construction.
IBM CORPORATION                                           CO       80237    Purchase and installation , construction.
IBS CONVERSIONS, INC.                                     WA       98497    Consulting services
ICG TELECOM GROUP INC                                     CO       80112    Construction agreement
ICWU BUILDING CORPORATION                                 OH       44313    EQUIPMENT INSTALLATION AGREEMENT
IDEAL ENGINEERING                                         TX       78754    HVAC Maintenance and repair
IDEAL SERVICE CO, THE                                     TX       77074    Engineering agreement
IDEAL SERVICES, INC.                                      TX       77015    Engineering independent contractor
I-LINE                                                    MO       63102    Collocation space agreement
IN BUILDING SYSTEMS CORPORATION                           CA       92037    Collocation space agreement
INDUSTRIAL POWER SYSTEMS                                  CO       80010    Emergency generator vendor
INDUSTRIAL POWER SYSTEMS                                  CO       80010    Generator maintenance
INFORMATION PARTNERS, INC.                                CO       80014    Recruiting agreement
INGALLS POWER                                             CA       92024    Construction of power equipment
INGALLS POWER PRODUCTS                                    CA       92024    Engineering, Furnish & Install agreement
INGLETT & STUBBS INC                                      GA       30318    Outside Plant construction services
INGLETT AND STUBBS, INC.                                  GA       30318    Outside plant construction services
INGRAM MICRO INC                                          CA     94160-2452 Program agreement - national service network
INKTOMI CORP.                                             CA       94403    Software and support services
INNOVATIVE ECONOMIC SOLUTIONS                             CO       80112    Consulting services
INNOVATIVE ECONOMIC SOLUTIONS                             CO       80112    Market Research
INTEGRATED CLEANING SOLUTIONS                             CA       94110    Cleaning service
INTEGRATION SERVICES INTERNATIONAL (ISI)                  FL       33309    Special Access
INTELITECH EMPLOYMENT SERVICES                            CA       90277    Recruiting agreement
INTELLIGENCE DATA INC                                     IL       60693    Intelliscope subscriber agreement
INTELLIQUEST INFORMATION GROUP INC                        TX       78746    Software and support services
INTERACT COMMERCE CORP (ENACT)                            AZ       85258    Software and support services.
INTERACTIVE BUSINESS SYSTEMS INC                          CO       80228    Consulting services
INTERACTIVE BUSINESS SYSTEMS INC                          CO       80228    Consulting services
INTERFACE SECURITY SYSTEMS, L.L.C.                        TX       77092    Installation of security systems in central offices
INTERMEDIA COMMUNICATIONS                                 FL     33647 1752 Collocation agreement and Special Access
INTERNATIONAL BUSINESS MACHINES                           CO       80237    Purchase and installation , construction.
INTERNATIONAL CRUISE & FERRY ADVERTISING               ENGLAND              Maritime Telecommunicatins Network
INTERNET COMMUNICATIONS CORP                              CO     80291-0710 Consulting services
INTERNETSTREET SERVICES, INC.                             CA       95006    Carrier Sales Agreement
IPVERSE                                                   AZ       85260    Control switch software
IQUEST SOLUTIONS                                          GA       30071    Engineering, Furnish & Install agreement
IRISH COMMUNICATION CO                                    CA       95828    Construction contract
IRISH COMMUNICATION COMPANY                               CA       91770    Fiber installation
IRISH CONSTRUCTION                                        CA       91770    Outside plant construction
IRISH CONSTRUCTION                                        CA       91770    Outside plant construction
IRISH CONSTRUCTION                                        CA       91770    Outside plant construction
ISEC INC                                                  CO       80112    Built fence at Alameda Site
ISEC, INC.                                                CO       80112    Master Telecommunications Construction Agreement
ITXC CORPORATION                                          NJ        8540    Carrier Sales Agreement
IXC CARRIER GROUP INC A/K/A BROADWING                     TX       78746    Private line services
J Russell Price Lane P Smith                              FL       32303    Executive Suite
J.E. RICHARDS, INC.                                       MD       20705    General engineering
J.SHELBY BRYAN                                            NY       10022    Amendment to employment agreement made as of 3/26/97
J.SHELBY BRYAN                                            NY       10022    Amendment to employment agreement made as of 9/14/99
J.SHELBY BRYAN                                            NY       10022    Deferred Compensation agreement made as of 4/01/99
J.SHELBY BRYAN                                            NY       10022    Deferred Compensation agreement made as of 3/31/00
J.SHELBY BRYAN                                            NY       10022    Employment agreement made as of 5/30/05
J.SHELBY BRYAN                                            NY       10022    Extension and Amendment to Employment agreement, made
                                                                            as of March 10, 1999
J.SHELBY BRYAN                                            NY       10022    Letter Agreement dated December 16, 1998
J.SHELBY BRYAN                                            NY       10022    Letter Agreement dated March 10, 1999, with ICG Holdings
                                                                           (Canada) Co.,amending Nov 13, 1994 Stock Option Agreement
J.SHELBY BRYAN                                            NY       10022    Stock Option agreement made as of 11/13/95
J.SHELBY BRYAN                                            NY       10022    Stock Option agreement made as of 5/30/95
JAD PROPERTIES, LLC                                       CO       80222    NON-STANDARD ROE AGREEMENT
JAPAN TELECOM AMERICA, INC DBA ITJ AMERICA INC            CA       95113    SS7 and Special Access
JAYTEL INC.                                               OH       44904    Master Telecommunications Construction Agreement
                                                                            dated 8/28/00
JAYTEL, INC.                                              OH       44904    Outside Plant construction.
JB BROWN & ASSOCIATES                                     OH       44113    Recruiting agreement
JE RICHARDS, INC.                                         MD       20705    Engineering, Furnish & Install agreement
JENSEN ASSOCIATES                                         CA       94104    Recruiting agreement
JH SNYDER COMPANY                                         CA       90038    RIGHT OF ENTRY AGREEMENT
JLW & ASSOC CAREER PLACEMENT LLC                          CA       95610    Recruiting agreement
JM CABLE CORPORATION                                      CO       80516    Outside plant construction
JM CABLE CORPORATION                                      CO       80516    Relocations in downtown Denver.
JM CONSULTING GROUP, INC.                                 CA       93117    Consulting Services
JM CONSULTING GROUP, INC.                                 CA     93117-5551 Consulting Services
JNB TELECOM, INC.                                         CA       92008    Engineering, Furnish & Install agreement
JO FERGUSON (CALGARY GROUP)                               CO       80014    Recruiter
JOHN J KIRLIN INC                                         MD       20850    HVAC construction in Vienna.
JOHN J. KIRLIN, INC, MECHANICAL SVCS DIV.                 MD       20850    HVAC contractor dated  EF&I dated 9/6/00
JOHNSTONWELLS                                             CO       80202    Public Relations Services.

JOSEPH PROPERTIES LP                                      KY       40299    EQUIPMENT INSTALLATION AGREEMENT
JUMP POINT COMMUNICATIONS, INC                            TX       78729    Collocation space agreement
K&M BACKHOE SERVICES, INC.                                OK       74015    OSP construction
K-1 FIBER OPTIC CONSTRUCTION                              OH       43762    OSP construction
KASTLE ELECTRIC                                           OH       45401    Electrical contracting in Ohio.
KASTLE ELECTRIC COMPANY                                   OH       45410    General electrical contracting -
KATHMAN ELECTRIC                                          OH       45002    Electrical installs
KATHMAN ELECTRIC CO INC                                   OH       45002    Outside plant construction.
KELLY LOCATE SERVICES                                                0      Recruiting agreement
KELLY SERVICES INC                                        PA     19182-0405 Consulting services
KENTRON CORP                                              CO       80210    Auto renewal.
K-I FIBER OPTIC CONSTRUCTION                              OH       43762    Outside plant construction
KNIPPLE, WENDY                                            CO       80227    Market Research - Independent Contractor
KNOX LARUE SEPARATE PROPERTY TRUST                        CA       95206    Landlord of a microwave site that was rejected.
KOSSEN EQUIPMENT                                          MS       39284    Generator maintenance
L.K. JORDAN AND ASSOCIATES                                TX       78411    Recruiting agreement
LADD ENGINEERING ASSOCIATES, INC.                         MO       40356    Central office construction
LAEK & ASSOCIATES INC                                     OH       44833    Preventive maintenance/electrical
LAEK & ASSOCIATES, INC.                                   OH       44833    Preventive maintenance/electrical
LAIBE ELECTRIC CO. ELECTRICAL CONTRACTORS                 OH       43607    RAS installation
LAMBCO ENGINEERING INC                                    CA       92701    Outside plant construction fiber splicing in CA
LAMBERT CONSULTING GROUP INC                              OH       43017    Recruiting agreement
LAMCO ENGINEERING, INC.                                   CA       92701    Outside plant construction fiber splicing in CA
LAMCO ENGINEERING, INC.                                   CA       92701    Outside plant construction fiber splicing in CA
LANSET AMERICA CORPORATION                                CA       95841    Collocation space agreement
LANSET COMMUNICATIONS                                     CA       95841    Collocation space agreement
LARRY CADY - SOURCE SERVICES                              CO       80111    Contractor
LASER DATA SERVICES INC                                   CO       80111    Consulting services
LASER DATA SERVICES INC                                   CO       80111    Master Consulting agreement
LATITUDE COMMUNICATIONS                                   CA       95454    Meeting Place phone conferencing software.
LAUGHLIN & ASSOCIATES                                     OH       45246    Recruiting agreement
LAVINE AND ASSOCIATES                                     CA       92653    Recruiting agreement
LAZER ENERGY CO INC                                       TX       77234    Generator fuel provide
LDI SOLUTIONS, INC                                        CA       94105    Virtual Switch Service
LDI SOLUTIONS, INC                                        CA       94105    Virtual Switch Service
Leader Mortgage Company                                   OH       44122    Right of Entry (Roe) @ 28790 Chagrin Blvd
LEE COMPANY                                               TN     37241-0405 Design build contractor in the east.
LEVEL 3 COMMUNICATIONS                                    NJ        7987    Dark Fiber, Private line, & collocation
LEVEL 3 COMMUNICATIONS                                    NJ        7987    Ring in Houston
LEVEL 3 COMMUNICATIONS                                    NJ        7987    Cross connect / collocation in Dallas; metro access in
                                                                            NYC; and maintenance on an IRU in Houston.
LEVEL 3 COMMUNICATIONS LLC                                CO       80021    Conduit lease agreement
LEWAN AND ASSOCIATES                                    DENVER       CO     Business machine
LEXENT SERVICES, INC.                                     NY       10004    Engineering, Furnish & Install agreement
LG&E HOME SERVICES INC                                    KY       40202    Marketing Services Agreement
LIFE MASTERY INSTITUTE                                    CO       80206    Training services
LIFE MASTERY INSTITUTE                                    CO       80206    Training services
LIGHTHOUSE TECHNOLOGIES INC                               CO       80132    Consulting services
LIGHTHOUSE TECHNOLOGIES INC                               CO       80132    Consulting services
LINKATEL/COPLEY                                           CA       92008    Purchase and Sale Agreement
LION'S TIME                                               CA       91397    Recruiting agreement
LOCKHEED MARTIN                                           NY       10591    Carrier
LOUIS KALISKI, INC.                                       CA       94111    Architect for T.I build out at 180 Grand. Ave. Oakland.
LUCENT TECHNOLOGIES                                       GA       30093    Amendment for switch systems discounts
LUCENT TECHNOLOGIES                                       GA       30093    Beta test agreement
LUCENT TECHNOLOGIES                                       GA       30093    Purchase and license agreement assigned by Ascend
                                                                            to Lucent
LUCENT TECHNOLOGIES                                       CO       80111    Service agreement assigned by Ascent to Lucent
LUCENT TECHNOLOGIES                                       GA       30093    Software and maintenance agreement
LUCENT TECHNOLOGIES INC                                   NJ        7960    Master general agreement
LUCENT TECHNOLOGIES INC                                   NC       27301    Software and support services
LUCENT TECHNOLOGIES INC                                   NJ        7974    Technical support agreement
LUCENT TECHNOLOGIES INC.                                  NJ        7984    Demo agreement to test equipment in the lab
LUCENT TECHNOLOGIES SERVICES COMPANY INC                  NC       27703    Subcontract Agreement
LUCENT TECHNOLOGIES, INC                                  NJ        7974    Assignment and assumption
LUCENT TECHNOLOGIES, INC                                  NJ        7974    Equipment purchase agreement for 5E switches
                                                                            and transports
LUCENT TECHNOLOGIES, INC                                  NJ        7974    Maintenance services SOW to Communications software
                                                                            support agreement
LUCENT TECHNOLOGIES, INC                                  NJ        7974    Purchase and Sale Agreement
LUCENT TECHNOLOGIES, INC.                                 NJ        7974    Addendum to maintenance agreement, purchase and
                                                                            license agreement, and services agreement
LUCENT TECHNOLOGIES, INC.                                 CO       80111    Addendum to provide products and licensed materials
                                                                            manufactured or distributed by Lucent's Optical
                                                                            Networking Group
LUCENT TECHNOLOGIES, INC.                                 NC     27511-6035 Maintenance agreement assigned by Ascend to Lucent
LYNCH COMMUNICATIONS, INC.                                CA       92501    Outside plant construction in California
LYNCH COMMUNICATIONS, INC.                                CA       92501    Outside plant construction in California
LYNCOLE INDUSTRIES, INC.                                  CA       90503    Does design for electrical protection systems.
LYNCOLE XIT GROUNDING                                     CA       90503    Engineering, Furnish & Install agreement
LYNNE DREW/DREW COMMUNICATIONS                            CO       80327    Outside services
M&I DATA SERVICES                                         WI       53223    ICMS report builder system
M. A. MORTENSON                                           CO       80525    Build outs
MA MORTENSON COMPANY                                      MN       55442    Build outs
MACDONALD MILLER CO INC                                   WA       98146    Also Encompass National, see above.
MACDONALD-MILLER OF OREGON                                OR       97201    HVAC Maintenance
MACMUNNIS INC                                             IL       60025    Professional/Consulting services
MACQUARIUM INTELLIGENT COMMUNICATIONS                     GA       30309    Strategic planning consulting services
MACQUARIUM INTELLIGENT COMMUNICATIONS                     GA       30309    Strategic planning consulting services
MACROLOGIC INC                                            CO       80111    Data processing
MANAGEMENT RECRUITERS (MRI)                               MN       55987    Recruiting agreement
MANUFACTURER'S LIFE INSURANCE                             CA       92111    Roe @ 7920 Clairmont Mesa Blvd., San Diego , CA
MARCONI COMMUNICATIONS                                    OH       44124    DC power(battery plants)equipment supplier and installer
MARCONI COMMUNICATIONS, INC.                              OH       44124    Engineering, Furnish & Install agreement
MARINA MECHANICAL                                         CA       94577    HVAC maintenance
MARINA MECHANICAL                                         CA     94577-2628 HVAC maintenance
MARINA MECHANICAL, INC.                                   CA       94577    HVAC maintenance
MARRIOTT MANAGEMENT                                       CA     90088-3283 ICG Cafeteria
MARRIOTT MANAGEMENT                                       CA     90088-3283 ICG Cafeteria
MARTIN, ROBERTS AND STEVENS                               CA       92663    Recruiting agreement
MASTEC NORTH AMERICA                                      TX       78767    Outside plant contractor.
MASTEC NORTH AMERICA INC                                  CA       91706    Outside plant contractor in California
MASTEC NORTH AMERICA INC                                  CA       91706    Outside plant contractor in California
MASTEC NORTH AMERICA, INC                                 CA       91706    Outside plant engineering - installation
MASTER CONSULTANTS AGENCY                                 CA       94010    Recruiting agreement
MATRIX RESOURCES, INC.                                    GA       30340    Recruiting agreement
MCB ARCHITECTS                                            CO       80222    Architect
MCBRIDE ELECTRIC                                          CA       92121    Nationwide electrical upgrades for office space.
MCGEOUGH - NOREEN MCGOUGH                                 CO       80222    Independent Contractors
MCGEOUGH/INFINITY BENEFITS, INC.                          CO       80202    Independent Contractors
MCI                                                       VA       22102    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI DIRECTORY ASSISTANCE DATA                             VA       22102    Directory Assistance
MCI METRO                                                 TX     75284-0032 Local Loop Service
MCI TELECOMMUNICATIONS                                    VA       22202    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI TELECOMMUNICATIONS CORPORATION                        IL       60601    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI TELECOMMUNICATIONS CORPORATION                        TX       75081    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI WORLDCOM                                              TX       75082    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI WORLDCOM NETWORK SERVICES, INC.                       VA       22202    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI WORLDCOM NETWORK SERVICES, INC.                       VA       22202    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCI WORLDCOM NETWORK SERVICES, INC.                       VA       22202    Collocate Schedule effective 3/1/96
MCI WORLDCOM NETWORK SERVICES, INC.                       VA       22202    Telecommunication Service Agreement effective 11/15/98
MCI WORLDCOM WHOLESALE SERVICES                           VA       22202    Accept as amended. Switched services, dedicated internet
                                                                            services, frame relay services, atm service and PRI.
MCLEOD USA                                                WI     53201-3243 Private line
MCLEOD USA                                                WI     53201-3243 Private line
MCMILLAN DATA COMMUNICATIONS                              CA       94110    Does cabling at the switch site.
MCMILLAN DATA COMMUNICATIONS                              CA       94110    Fiber install
MCPHEE ELECTRIC LTD                                       CT        6032    Fiber install.
MCPHEE ELECTRIC LTD., LLC                                 CT        6032    Engineering, Furnish & Install agreement
MERRILL LYNCH                                         PRINCETON      NJ     Executive private financial planning
METRO CONTRACTING SERVICES                                CO       80303    Maroon remodel
METROPOLITAN ELECTRIC                                     CA       94107    Electrical contractor
MICROSOFT CORP                                            CA     94566-1540 Enterprise software agreement
MICROSOFT CORPORATION                                     WA     98052-6399 Microsoft Enterprise Select Agreement Effective 03/15/99
MICROSOFT CORPORATION                                     WA     98052-6399 Microsoft License Agreement (System Preparation Tool
                                                                            and Image Preparation Tool) Effective 02/23/99
MICROSOFT CORPORATION                                     WA     98052-6399 Replacement Microsoft Select Master Agreement
MICROSOFT CORPORATION                                     WA     98052-6399 Microsoft Consulting Services Agreement
                                                                              Effective 03/20/99
MICROSOFT CORPORATION                                     WA     98052-6399 Consulting Services
MICROSOFT CORPORATION                                     WA     98199-3239 Master consulting services agreement
MICROSOFT CORPORATION                                     WA     98199-3239 Software and support services
MICROSOFT NETWORK                                         WA       98052    Software and support services
MICROSOFT PREMIER                                         WA       98052    License for premium Microsoft programs such as Access
                                                                            and Front Page.
MID-AMERICAN RESTORATION SERVICES                         OH       44118    Fiber and outside plant construction
MID-AMERICAN RESTORATION SERVICES                         OH       44118    Fiber and outside plant construction
MID-AMERICAN SERVICE                                      OH       44118    General contractor
MID-CITY ELECTRIC COMPANY                                 OH       43223    Electrical contractors in central Ohio area
MID-CITY ELECTRICAL CONSTRUCTION                          OH     43223-0075 Electrical contractor
MIDPARK ELECTRIC CONSTRUCTION CO                          OH       44111    Electrical contractor
MIDPARK ELECTRIC CONSTRUCTION COMPANY, INC.               OH       44111    Electrical contractor
MILLENNIUM TECHNICAL SERVICES, INC.                       TN       37919    Switch installations in the Northeast.
MILLER TECHNICAL SERVICES                                 CA       94510    Network protection.
MITCHELL TECHNICAL SALES INC                              TX       75229    Engineering, Furnish & Install agreement
MITCHELL TECHNICAL SALES, INC.                            TX       75229    Engineering, Furnish & Install agreement
MODIS (BERGER) (IDEA INTEGRATION)                         CO       80237    Recruiting agreement
MONITORING MANAGEMENT                                     NC       28104    Engineering, Furnish & Install agreement
MOORE NORTH AMERICA/                                      CO       80111    Business forms/equipment
Mortgage Resource Group                                   OH                Right of Entry (Roe) @ 812 E. National Rd.
MULTIMEDIA SYSTEMS INC                                    CO       80202    Consulting services
MUTUAL OF OMAHA                                           MO     64180-0251 Employee Insurance Policy
MUTUAL SPRINKLERS INC                                     OH     45271-1510 Installation of sprinler systems in central offices
NASHVILLE MACHINE CO INC                                  TN       37224    HVAC install and repair.
NASHVILLE MACHINE CO INC                                  TN       37224    HVAC Maintenance
NASHVILLE MACHINE CO, INC.                                TN       37224    HVAC Maintenance
NATIONAL CAR RENTAL SYSTEM, INC.                          CA       90045    Corporate car rental agreement
NATIONAL ELECTRIC COMPANY, INC                            NE       68102    Conduit construction .
NATIONAL ELECTRIC COMPANY, INC.                           NE       68102    Inside wiring.
NATIONAL EMPLOYMENT                                       CA       95827    Recruiting agreement
NATIONAL NETWORK SERVICES                                 CO       80231    Engineering, Furnish & Install agreement
NATIONWIDE EMPLOYMENT SERVICES, INC.                      VA       23452    Recruiting agreement
NET HERE                                                  CA       92107    Dialtone
NETCO TEL CORPORATION                                     CA       95054    Collocation space agreement
NETCOM INTERNET LIMITED                                                     NETCOM - U.S. TRANSIT & PEERING AGREEMENT
NETEFFECT                                                 CO       90237    Temporary employees
NETEFFECT                                                 CO       80237    Temporary employees
NETWORK ASSOCIATES INC                                    CA       95054    Consulting services
NETWORK AUDIT CONTROL INC                                 MO       63385    Line cost and billing software
NETWORK CONSTRUCTION SERVICES, INC., SUBSIDIARY OF        NC       27406    Outside plant construction.
NETWORK CONSTRUCTION SVCS., INC                           NC       27406    Fiber and outside plant construction
NETWORK DYNAMICS                                          OH       43228    Outside plant construction
NETWORK DYNAMICS CABLING                                  OH       43228    Outside plant construction
NETWORK TWO COMMUNICATIONS                                TX       77381    Collocation agreement
NEW ENGLAND FINISH SYSTEMS INC                            NH        3079    Interior dry wall, floor install and cleaning.
NEW ENGLAND FINISH SYSTEMS, INC.                          NH        3079    Interior dry wall, floor install and cleaning.
NEW MILLENNIUM SYSTEMS, INC.                              CO       80228    Engineering, Furnish & Install agreement
Newport Beach Property Management, Inc.                   CA       92648    Right of Entry (Roe) @18516 Beach Blvd
NEXTEL COMMUNICATIONS                                                       Cell phones
NEXTLINK INC                                              UT       84070    Cell phone connection service in California
NGH BATTERY SERVICE CO.                                   AZ       85040    Engineering, Furnish & Install agreement
NGH BATTERY SERVICE CO/C&D TECH.                          AZ       85040    Engineering, Furnish & Install agreement
NIXON POWER SERVICES CO                                   TN     37241-0007 Generator power MTCE.
NOCAR CONSTRUCTION CO INC                                 OH       43230    Consulting service for inside plant.
NOREEN P MCGEOUGH (INFINITY BENEFITS, INC)                CO       80222    Consulting services
NORTEL NETWORKS                                           CO       80111    Provides optical network equipment and fiber optic rings
NORTH AMERICAN DIGICOM                                    CO       80014    Special Access
NORTH EAST INDEPENDENT SCHOOL
DISTRICT/KUNZ CONSTR                                                   0    Purchase and sale agreement
NORTH SUPPLY COMPANY DBA                                  KS       66032    Purchase agreement
NORTHCENTRAL TELCOM INCO                                  WI       54556    Engineering, Furnish & Install agreement
NORTHEAST OPTIC NETWORK, INC.                             MA        1581    Confidentiality agreement.
NORTHERN TELECOM                                          TN       75082    Provides network cards and equipment
NORTHERN TELECOM INC                                      GA     30201-3895 Provides network cards and equipment
NORTHERN TELECOM INC                                      GA     30201-3895 Provides network cards and equipment
NORTHERN TELECOM INC                                      GA     30201-3895 Provides network cards and equipment
NORTHERN TELECOM INC                                      GA     30201-3895 Provides network cards and equipment
NORTHPOINT COMMUNICATIONS                                 CA       94107    Special Access
NORTHPOINT COMMUNICATIONS INC                             CA     94108-4458 Carrier - DSL lines
NORTHPOINT COMMUNICATIONS INC                             CA     94108-4458 Carrier - DSL lines
NTS COMMUNICATIONS                                        TX       79401    Revenue Sharing Agreement
O.P.E. SERVICES, LLC                                      AL       36701    Engineering, Furnish & Install agreement
OAO CORPORATION                                           CO       80909    Joint marketing agreement
OBJECTIVE SYSTEM INTEGRATORS                              CA       95630    Software and support services
OBJECTIVE SYSTEM INTEGRATORS                              CA       95630    Software and support services
OCI CONSTRUCTION                                          OH       44072    Outside plant construction in Ohio. Install fiber at
                                                                            the Sterling building .
OCI CONSTRUCTION, INC.                                    OH       44072    Fiber and outside plant construction
OCI CONSTRUCTION, INC.                                    OH       44072    Fiber and outside plant construction
OMEGA ELECTRIC CO                                         CO       80645    Engineering, Furnish & Install agreement
ONE CLEAR TELECOM                                         CA       90017    Carrier Sales agreement
ONE.TEL (ONE TEL, ONE-TEL))                               CA       90802    SS7 and Special Access
ORACLE CORPORATION                                        CA       94005    Software and support services
ORACLE CORPORATION                                        CA       94005    Software license and service agreement
ORANGE COUNTY TRANSIT AUTHORITY (OTCA)                    CA     92613-1584 License Agreement
ORION DEVELOPMENT GROUP                                   NY       11694    Letter Agreement for Training & Consulting services
ORIUS CORPORATION                                         OH       44001    Engineering, Furnish & Install agreement
ORIUS CORPORATION                                         OH       44001    Engineering, Furnish & Install agreement
ORLANDO DIEFENDERFER ELECTRICAL CONTRACTOR, INC.          PA       18105    Engineering, Furnish & Install agreement
ORLANDO DIEFENDERFER ELECTRICAL CONTRACTORS, INC          PA       19034    Fire protection service
OSP CONSULTANTS, INC.                                     VA     20166-6511 Project management for Telecom Engineering and
                                                                            construction services.
OSP CONSULTANTS, INC.                                     VA       20166    Project management for Telecom Engineering and
                                                                            construction services.
OXFORD LOWELL HOLDINGS, INC. DBA TELECON PROSEARCH        CO       80211    Recruiting agreement
PAIX.NET                                                  CA       94301    Collocation agreement
PARADIGM COMMUNICATIONS GROUP                             OH       45249    Dial tone account
PARK-SALINAS, INC.                                        CA       94010    Recruiting agreement
PATTI FERRELL & ASSOCIATES                                MD       21047    Recruiting agreement
PATTON AIR CONDITIONING                                   CA       93701    HVAC Install
PATTON AIR CONDITIONING                                   CA       93701    HVAC Install
PAYTON CONSTRUCTION CORP.                                                   Outside plant construction.
PAYTON CONSTRUCTION CORPORATION                           MA        2210    Outside plant construction.
PBAY TO EMC DISK MIGRATION                                CO       80222    Support services
PEA OF OHIO                                               OH       43016    Outside plant construction - surveying.
PEA OF OHIO, INC.                                         OH       43016    Outside plant construction - surveying.
PEACHTREE BUSINESS PRODUCTS                               GA       30324    FOTI
PECO II                                                   OH       43260    Engineering, Furnish & Install agreement
PECO II, INC.                                             OH       44833    Engineering, Furnish & Install agreement
PEPPERS & ROGERS GROUP                                    CT        6902    Marketing Video
PEREGRINE SYSTEMS INC                                     CA       92130    Software and support services
PERIGEE CONSULTING INC                                    CO       80401    Recruiting agreement
PHASE 3 COMMUNICATIONS INC                                CA       95035    Central office installation.
PHASE 3 COMMUNICATIONS, INC.                              CA       95035    Central office installation.
PHASE MASTERS INC                                         FL       33169    Outside plant construction.
PHASE MASTERS, INC.                                       FL       33169    Outside plant construction.
PILLAR HOMES INC                                          CO       80516    General contractors
PILOT NETWORK SERVICES                                    CA       94501    Collocation space agreement
                                                                            @ 1080 Village Pkwy., Alameda, CA
PINKERTON, INC.                                           CO       80239    Security contractor
PINKERTON, INC.                                           CO       80239    Security contractor
PINKERTONS INC                                            IL     60132-2111 Security contractor
PITTS CONSTRUCTION, INC.                                  TX       78746    Reroute fiber.  Located in Austin, TX.
PITTS CONTRUCTION, INC.                                   TX       78746    Outside and inside plant construction.
PLANERGY INC                                              CA     94804-2028 Generator engineering & install - maintenance
PLANERGY POWER                                            CO       80202    CO engineering and colo.
PLANERGY, INC.                                            CO       80202    Engineering, Furnish & Install agreement
POINT TO POINT COMMUNICATIONS, INC.                       LA       70518    Construction agreement
POWER & TELEPHONE                                         TN       38112    Purchasing and services materials
POWER & TELEPHONE SUPPLY COMPANY                          TN       38112    VAR of Lucent and other telecom equipment.
POWER CONVERSION PRODUCTS, INC.                           IL       60014    Engineering, Furnish & Install agreement
POWER INGENUITY                                           MD       21146    Engineering, Furnish & Install agreement
POWER PRODUCTS                                            GA     30004-8457 Engineering, Furnish & Install agreement
PREDICTIVE SYSTEMS INC                                    NY       10016    Consulting services
PREMIER RECORDS STORAGE                                   CO       80110    Facilities record storage
PREMIERE TECHNOLOGIES INC                                 GA     30348-5024 Carrier Sales agreement
PREPAID CELLULAR LLC                                      GA       30303    Collocation space agreement
PRESCOTT COMMUNICATIONS, INC.                             CA       91345    Right of way acquisitions - inside wiring
PRESCOTT COMMUNICATIONS, INC.                             CA       91345    Right of way acquisitions - inside wiring
PRIDE ELECTRIC                                            CO       80216    Master Telecommunications Construction Agreement
PRIME TIME MARKETING                                      CA     94103-4270 Marketing merchandise purchases
PRIMUS GEOGRAPHICS INC                                    CO       80210    Provides GIS software - specializing in PSAP data.
PRIVATE  TRANSATLANTIC                                    MO       64114    Crestcom (satellite division)
PRODUCTIVE DATA COMMERCIAL SOL                            CO       80111    Temporary employees
PRODUCTIVE DATA COMMERCIAL SOLUTION                       CO       80111    Consulting services
PRODUCTIVE DATA COMMERCIAL SOLUTION                       CO       80111    Consulting services
PRODX PROFESSIONAL DATA EXCHANGE                          OR       97201    Consulting services
PROFESSIONAL SALES SEARCH CO INC                          WA       98335    Recruiting agreement
PROFESSIONAL SALES SEARCH CO INC                          WA       98335    Recruiting agreement
PROGRESSIVE STRUCTURES, INC.                              TX       78415    Engineering, Furnish & Install agreement
PROGRESSIVE STRUCTURES, INC.                              TX       78427    Work done on the Corpus Christi switch.
PROJECT MANAGEMENT SERVICES, INC. (PMSI)                  GA       30342    Recruiting agreement
PROSPECT WATERPROOFING COMPANY                            MD     20166-9307 Roofing contractor -
PROTOTEST LLC                                             CO     80122-2704 Temporary employees
PSN.NET                                                              0      PRI, PRIVATE LINE SERVICES
PUBLIC STORAGE                                            CA       92121    Right of entry (Roe) @ 6370  Lusk Blvd., San Diego, CA
                                                                            - due upon installation, equipment never installed.
PYRAMID ELECTRIC CO                                       OH       44128    Installs amps and other electrical work on the
                                                                            Keith building in Ohio.
PYRAMID ELECTRIC, INC.                                    OH       44128    Master Telecommunications Construction Agreement
PYRAMID INDUSTRIES, INC.                                  PA       16507    0
QED CONSULTING                                            NY       10023    Consulting Services
QPC FIBER OPTIC INC                                       CA       92673    Splices fiber in California (contract dated 2/25/00)
QPC FIBER OPTIC, INC.                                     CA       92673    Master Telecommunications Construction Agreement
QUALITY AIR HEATING AND COOLING, INC                      MI       49512    Master Engineer, Furnish & Install Agreement
QUALITY AIR HEATING AND COOLING, INC.                     MI       49512    Engineering, Furnish & Install agreement
QUALITY METAL WORKS (QMW) COMMUNICATIONS, INC.            FL       33567    Central office design and construction.
QUALITY METAL WORKS (QMW) COMMUNICATIONS, INC.            FL       33567    Central office design and construction.
QUANTUM BRIDGE COMMUNICATIONS, INC.                       MA        1845    Confidentiality agreement.
R.A. WAFFENSMITH                                          CO       80116    Outside plant construction.
R.A. WAFFENSMITH, INC.                                    CO       80116    Outside plant construction.
R.J. GLEESON CONSTRUCTION, LLC                            CO       80922    Outside plant construction.
R.J. GLEESON CONSTRUCTION, LLC                            CO       80922    Outside plant construction.
RAPIDIGM  INC                                             CO       80027    Consulting services
RAPIDIGM  INC                                             CO       80027    Temporary employees
RATIONAL SOFTWARE CORP                                    CO       80301    Software and support services
RATIONAL SOFTWARE CORP                                    CO       80301    Software and support services
RATIONAL SOFTWARE CORPORATION                             CO     80124-5454 Software and support services
RAUSCHENBACH MARVELLI BECKER, ARCHITECTS                  CA       95825    Architect
RAY WELCH & ASSOCIATES                                    CO     80237-1104 Recruiting agreement
RAY WELCH & ASSOCIATES                                    CO     80237-1104 Recruiting agreement
REALTECH SYSTEMS CORP                                     NY       10118    Network consulting
RECOMM                                                    CA       91502    Authorized distributor agreement
RED SIMPSON, INC                                          LA     71315-2120 Co install and emergency restoration.
RED SIMPSON, INC                                          LA     71315-2120 Did emergency restoration repairs in Corpus Christi.
RED SIMPSON, INC.                                         TX       78745    Master Telecommunications Construction Agreement
REDI-RELIEF MEDICINE SERVICE                              CO       80015    Medicine cabinets.
REMEDY INTELLIGENT STAFFING                               TN       37203    Recruiting agreement
REPUBLIC FINANCIAL CORPORATION                            CO      $ 80,014.0Equipment Leases4.00
REPUBLIC FINANCIAL CORPORATION                            CO       80014    Equipment Leases
RESULTS RECRUITING GROUP LLC                              GA       30075    Recruiting agreement
RESUMES ON-LINE, INC                                      CO       80111    Addendum to Master Consulting agreement
RESUMES ON-LINE, INC                                      CO       80111    Consulting Services
RESUMES ON-LINE, INC.                                     CO       80111    Recruiting agreement
REVENEW INTERNATIONAL, INC.                               TX       77002    Audit of all suppliers for possible contract
                                                                            compliance issues.
REVENUE COMMUNICATIONS                                    TX       75013    Carrier sales agreement
RHI MANAGEMENT RESOURCES                                  CA     94160-3484 Consulting services
RHI MANAGEMENT RESOURCES                                  CA     94160-3484 Consulting services
RHI MANAGEMENT RESOURCES                                  CO       80202    Temporary employees
RHIMR, A DIV OF ROBERT HALF INT'L                         CO       80202    Temporary employees
RICHARD KADER AND ASSOCIATES                              OH       44130    Recruiting agreement
RISERCORP, INC (RISER CORP)                               TX       75201    FOTI plant and cable installation.
RJ GLEESON CONSTRUCTION LLC                               CO       80922    Outside plant construction.
ROBERT E. HAZELTINE, INC                                KANSAS     66214    Consulting services
ROBERT GEIER & ASSOCIATES                                 CO       80303    Consulting services
RON CHRISTOPHER COMPANY                                   OH       43081    Recruiting agreement
RONALD A. KATZ TECHNOLOGY                                 CA       90212    SOFTWARE LICENSE dated 5/01/96
ROSS G. STEPHENSON ASSOC., INC                            CA       95355    Outside plant construction.
ROSS G. STEPHENSON ASSOCIATES, INC.                       CA       95355    Outside plant construction.
RUCCIONE & ASSOCIATES                                     CA       90293    Recruiting agreement
RUNVEE HOBART, LTD C/O TRANSWESTERN PROPERTY COMPANY      CA       90010    Right of Entry @ 3660 Wilshire Blvd., Los Angeles, CA
RYALS AND ASSOCIATES, INC.                                CA       94612    Recruiting agreement
SALEM HEATING & SHEET METAL, INC                          OR       97309    Engineering, Furnish & Install agreement
SALEM HEATING & SHEET METAL, INC.                         OR       97309    Engineering, Furnish & Install agreement
SAN FRANCISCO CONSULTING GROUP                            CA       94111    Consulting services
SAN FRANCISCO CONSULTING GROUP                            CA       94111    Consulting services
SAS INSTITUTE, INC                                        NC       27513    SOFTWARE LICENSE (36275)
SASCO ELECTRIC, INC.                                      WA       98072    Working on the completion of the LA II in California.
SATURN SYSTEMS                                            CO     80421-0482 Similar to a collection agency
SAVILLE SYSTEMS INC                                       ON       L3R0B8   Software and support services.
SCEPTER ENTERPRISES LLC                                   CT        6902    Recruiting agreement
SCHONHAUT, CINDY Z                                        CO       80202    Employment Agreement dtd 2/01/2000 and Amendment to
                                                                            Employment Agreement dtd 5/10/2000.
SCHULD INCORPORATED                                       IL       60451    CO Installation
SCHULD INCORPORATED                                       IL       60451    Performed certification work in Chicago.
SCHULD, INC.                                              IL       60451    CO Installation
SEATAC ELECTRIC, INC                                      WA       98168    Engineering, Furnish & Install agreement
SEATON & ASSOCIATES                                       CA       94507    Recruiting agreement
SECC CORPORATION                                          CA       91720    Outside plant construction.
SECC CORPORATION                                          CA       91720    Outside plant construction.
SEQUENT COMPUTER SYSTEMS INC                              OR       97006    Purchase and Sale agreement - now IBM
SEQUENT COMPUTER SYSTEMS INC                              OR       97006    Replaced by IBM
SEQUENT COMPUTER SYSTEMS INC                              OR       97006    Replaced by IBM
SHOOK & FLETCHER                                          AL       35202    HVAC Install
SILICON VALLEY TECHNICAL STAFFING                         CA       94608    Recruiting agreement
SILICON VALLEY TECHNICAL STAFFING                         CA       94608    Recruiting agreement
SIM J HARRIS COMMUNICATIONS                               CA     92196-1279 Construction and emergency restoration in
                                                                            Southern California.
SIM J HARRIS COMMUNICATIONS                               CA     92163-9069 Electrical Telecom contractor
SIMPLIFY CONSULTING                                       CO       80220    Professional services
SIRIUS INC                                                OH       97013    Consulting services.
SITELINK                                                  CO       80111    Agreement for portfolio management and negotiations
                                                                            of our Type 4 Pop sites
SITELINK                                                  CO       80111    Consulting agreement
SJH COMMUNICATIONS, INC.                                  CA     92196 1279 Electrical Telecom contractor
SKYTEL                                                    NJ        7470    Wireless messaging
SKYTEL                                                    NJ        7470    Wireless messaging
SKYTEL                                                    NJ        7470    Wireless messaging
SMARTECH TALENT SEARCH                                    TX       78404    Recruiting agreement
SNELLING PERSONNEL SERVICES                               OH       44333    Recruiting agreement
SNELLING SEARCH                                           OH       45439    Recruiting agreement
SNELLING SEARCH                                           OH       45439    Recruiting agreement
SODEXHO MARIOTT                                           CO       80111    Cafeteria Services
SOFTWARE ARCHITECTS                                       IL       60154    Consulting services
SOLBOURNE COMPUTER INC                                    CO       80301    Consulting services
SOLBOURNE COMPUTER INC                                    CO       80301    Consulting services
SONUS NETWORKS                                            MA        1886    Term sheet and letter of interest
SONUS NETWORKS, INC.                                      MA        1886    IT products-software
SONUS NETWORKS, INC.                                      MA        1886    Utility Agreement
SOURCE SERVICES                                           CO       80111    Recruiting agreement
SOURCE SERVICES CORP (AKA SOURCE CONSULTING)              CO       80111    Temporary employees
SOUTHERN TELECOM                                          GA       30308    IRU in Atlanta.
SPATA COMMUNICATIONS                                      OH       43017    Collocation space agreement
SPECIALIZED TELECOMMUNICATIONS SERVICES, INC.             CA       94545    Carrier Sales Agreements
SPECIALTY STAFFING                                        OH       44115    Recruiting agreement
SPRINT                                                    MO       64105    Long distance, private line, PRI.  In negotiations
SPRINT                                                    MO       64105    Private line and switched services.
SPRINT NORTH SUPPLY                                       MO     64180-4433 Parts and supplies distributor.
SPRINT NORTH SUPPLY                                       MO     64180-4414 Supplier Agreement
SPRINT NORTH SUPPLY COMPANY                               CO       80303    Engineering, Furnish & Install agreement
SRT ELECTRIC COMPANY                                      CO       80212    Engineering, Furnish & Install agreement
ST JAMES EPISCOPAL CHURCH                                 OH       43701    Collocation space agreement
STANLEY STAFFING                                          OH       44129    Recruiting agreement
STATE OF CALIFORNIA EMPLOYMENT DEV                        CA     94230-6276 Unemployment insurance audits - outside services
STEEL VALLEY ENGINEERING, INC.                            OH       44512    Engineering, Furnish & Install agreement
STETSON PLACEMENT, LTD                                    CO       80903    Recruiting agreement
STOCKTON TELECOMMUNICATIONS INC                           NM       87121    Engineering, Furnish & Install agreement
STOCKTON TELECOMMUNICATIONS INC.                          NM       87110    Engineering, Furnish & Install agreement
STOCUM AND ASSOCIATES                                     OH       44060    Recruiting agreement
STORAGETEK                                                CO       80202    Data storage agreement and a Veritas software purchase
                                                                            and license agreement.
STORAGETEK                                                CO       80202    Tape Data storage services
STRATEGIC FOCUS INC                                       CO       80437    Consulting services
STRATEL INC.                                              CA       94583    Collocation space agreement
STRATEL INC.                                              CA       94102    Collocation space agreement
STRATEL INC.                                              CA       94102    SS7 and Special Access
STREET FUSION                                             CA       94105    Outside services - conference calling
STURGEON ELECTRIC                                         CO       80640    Commercial Electrical construction.
SULLIVAN & MCLAUGHLIN COMMUNICATIONS GROUP, INC.          MA        2122    Engineering, Furnish & Install agreement
SUMMERFIELD SUITES HOTEL                                  CO       80112    Booking Confirmation Agreement
SUN MICROSYSTEMS                                          CA     94043-1100 Equip.and maintenance on servers used for the network
SUN MICROSYSTEMS                                          CA     94043-1100 Equip. and maintenance on servers used for the network
SUN MICROSYSTEMS FINANCE                                  MA        1581    Master Lease agreement
SUN MICROSYSTEMS, INC                                     CA       94303    Master Lease agreement/lease schedule
SUN MICROSYSTEMS, INC                                     CA       94303    Voice & Data Cabling Network Installations(agreement no.
                                                                            1856-0699 and customer support program (31727)
SUPERIOR MECHANICAL SERVICES, INC.                        OH       45432    Provides HVAC maintenance.
SUPERIOR STAFFING, INC.                                   OH       44308    Recruiting agreement
SUPPLEMENTAL STAFFING                                     WI       53224    Recruiting agreement
SUPPORTEK INC                                             CO       80204    UPS & CO power distributor.
SUPPORTEX                                                 CO       80204    Master Telecommunications Construction Agreement
SUPPORTEX, INC.                                           CO       80204    Master Telecommunications Construction Agreement
SURFSOFT                                                  CA     95108-1089 Recruiting agreement
SVV SALES INC DBA ARCADA COMMUNICATIONS                   WA       98121    Special Access
SWITCH ROOM DESIGN                                        CO       80202    910 Denver Switch site construction.
T I E INC.                                                NM       87935    Does DCS installation.
T. MICHAEL INSTALLATION, LLC                              CO       80004    Furniture Inventory Service
TACTICA TECHNOLOGY GROUP                                  TX       75180    Consulting services
TEC COMMUNICATIONS INC                                    CO       80104    CO Installation
TEC COMMUNICATIONS, INC./TIMBERLINE                       CO       80104    CO Installation
TECHNOLOGIES MANAGEMENT INC                               FL       32789    Compliance reporting agency
TECHNOLOGY STAFFING RESOURCES                             IL       60015    Temporary employees
TECH-PRO, INC                                             CO       80202    Master Consulting Agreement
TEK SYSTEMS                                               GA     30384-8568 Temporary employees
TEKELEC                                                   TX       75063    Purchasing Agreement
TEKELEC                                                   CA       90009    They provide SS7 equipment and software.
TELCOM TRAINING CORPORATION                               GA       30004    Training Services
TELCORDIA TECHNOLOGIES                                    NJ     07960 6438 Software and support services
TELCORDIA TECHNOLOGIES INC                                NJ        8854    Software and support services
TELCORDIA TECHNOLOGIES INC                                NJ        8854    Software and support services
TELCORDIA TECHNOLOGIES INC                                NJ        8854    Software and support services.
TELCORDIA TECHNOLOGIES INC                                NJ     07960 6438 Software and support services.
TELCORDIA TECHNOLOGIES, INC.                              NJ        7960    Software and support services
TELDON SOLUTIONS, LLC                                     GA       30004    Engineering, Furnish & Install agreement
TELECOM EXECUTIVE GROUP                                   NJ        8053    Recruiting agreement
TELECOM INSTALLATION & ENGINEERING, INC.                  CO       84092    Engineering, Furnish & Install agreement
TELECOM NETWORK SPECIALISTS, INC.                         VA       20166    Does site construction.
TELECOM POWER SYSTEMS (TPS)                               IL       61325    Engineering, Furnish & Install agreement
TELECOM PROSEARCH INC                                     CO       80211    Temporary employees
TELECOM RECRUITER, THE                                    MD       21114    Recruiting agreement
TELECOM. INSTALLATIONS SPECIALISTS (TIS)                  NE       71292    Engineering furnish and install agreement
TELECOMMUNICATIONS RESOURCE INTL                          CO       80112    Professional Services
TELECOMMUNICATIONS RESOURCE INTL                          CO       80112    Professional Services
TELECOMMUNICATIONS TECHNOLOGIES & RESOURCES               TX       75243    Engineering, Furnish & Install agreement
TELECON, INC.                                             VA     22031-4308 Training Services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Engagement letter
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    LETTER OF AUTHORIZATION FOR OSS PROJECT DATED 7/15/99
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    LETTER OF AUTHORIZATION FOR OSS PROJECT DATED 7/30/99
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELECORDIA TECHNOLOGIES, INC.                             CO       80111    Software and support services
TELEDIRECT TELECOMMUNICATIONS GROUP, LLC                  CA       90017    Special Access
TELEDON SOLUTIONS, INC.                                   GA       30004    Vendor for installation of transmission equipment.
TELEDON SOLUTIONS, INC.                                   GA       30004    Vendor for installation of transmission equipment.
TELEGROUP, INC                                            IA       52556    Carrier sales agreement
TELEMETRY TECHNOLOGY, INC                                 AB      T0K 1J0   Engineering, Furnish & Install agreement
TELEMETRY TECHNOLOGY, INC.                                AB                Engineering, Furnish & Install agreement
TELEPHONE COMPANY OF CENTRAL FLORIDA                      FL       32746    Carrier Sales Agreement
TELEPHONE SERVICES, INC. (TSI)                            TX       75057    Co installation
TELESCIENCES INC                                          NJ     08057-1177 Maintenance agreement
TELESCIENCES INC                                          NJ        8054    Software license and support agreement for the
                                                                            Sterling 531 data servers.
TELESCIENCES, INC                                         NJ        8057    Software
TELE-TECH COMPANY, INC                                    KY       40503    Engineering, Furnish & Install agreement
TELE-TECH COMPANY, INC (TELETECH, TELE TECH)              KY       40503    Temporary employees
TELE-TECH COMPANY, INC.                                   KY       40511    Engineering, Furnish & Install agreement
TELE-TECH COMPNAY, INC.                                   KY       40511    Engineering, Furnish & Install agreement
TELIGENT                                                  GA     31193-1761 Special Access
TELLABS CORP                                              IL     60693-9206 Manufacturer- providing installation services
TELLABS OPERATIONS INC                                    IL     60693-9206 Purchase and sale agreement
TELLABS OPERATIONS, INC.                                  IL       60532    Addendum to Purchase Agmt - Tellabs 98-259/Original
TELLABS OPERATIONS, INC.                                  CO       80120    Purchase agreement
TELLABS OPERATIONS, INC.                                  IL       60532    Tellabs Operations, Incorporated Addendum Number
                                                                            Three 00-1720 /Original
TELPRO TECHNOLOGIES                                       CA       94612    Construction 001552
TELPRO TECHNOLOGIES                                       CA       94583    Master Telecommunications Construction Agreement
TELSCAPE USA                                              TX       77056    CARRIER SALES AGREEMENTS
TELSOURCE CORPORATION                                     NY       15044    CO Install
TELSOURCE CORPORATION                                     NJ     07512-1165 Technicians for unnamed POP sites. They do card repairs and bring  down electrical power.
                                                                            Three agreements; (I) out of scope maintenance, (ii)
                                                                            normal maintenance, and (iii) installations.
TEL-TEC, INCORPORATED                                     TN       37830    Outside plant construction
TENDER LOVING CARE JANITORIAL SERVICES                    TX       77388    Janitorial services - Kenton
TENG & ASSOCIATES, INC.  (TENG CONSTRUCTION)              IL     60601-5924 Construction
TENG & ASSOCICATES                                        IL     60601-5924 National A&E vendor
TERRA DESIGNS                                             NC       28092    CO Installation
TERRA DESIGNS INC.                                        NC       28092    Subcontractors of CSI
TERRALINK COMMUNICATIONS INC                              CA       95630    Does installation of OC48 multiplexes and DSX cabling at
                                                                            the Fresno site.
TEXAN ELECTRIC COMPANY, INC.                              TX       77087    CO Installation
TEXSTAR ENTERPRISES, INC                                  TX       78217    CO Installation
TEXSTAR ENTERPRISES, INC.                                 TX       78217    CO Installation
THAYER POWER AND COMMUNICATION                            PA       16415    Outside plant construction
THAYER POWER AND COMMUNICATION LINE                       PA       16415    Outside plant construction
THERMAL AIRE                                              CA       95678    Co equipment maintenance
THERMAL AIRE, INC                                         CA       95678    Co equipment maintenance
THOMAS & PERKINS                                          CO       80202    Professional services
THOMAS CABLE COMMUNICATION INC                            CA       92123    Outside plant construction.
THOMAS CABLE COMMUNICATIONS                               CA       92123    Outside plant construction.
THOMAS RESOURCE GROUP                                     CA       94920    Recruiting agreement
THOMPSON ASSOCIATES                                       CA       94588    Recruiting agreement
TIME WARNER TELECOM                                       CO       80124    2/09/01 settlement for the following agreements:
                                                                            04/13/00 for the provisioning of 48 PRI circuits to be
                                                                            installed in Albany, NY 5/01 & 6/09/00 5/1700 for 112
                                                                            Pri circuits to be installed in Milwaukee, Wisconsin.
TIS WORLDWIDE                                             NY       10006    Consulting services
TIS WORLDWIDE                                             NY                Master Consulting Agreement&Subsequent statement of work
TIS, INC. (TELECOMMUNICATIONS INSTALLATION SPECIAL        LA       71292    Engineering, Furnish & Install agreement
TITAN AIR CORPORATION                                     NY       10165    Engineering, Furnish & Install agreement
TMP INTERACTIVE, INC. (MONSTER.COM)                       MA        1754    Recruiting services
TEMP.WORLDWIDE                                            TX       75243    Agreement dtd 11/02/1998 re. yellow pages agency
TOLIN MECHANICAL SYSTEMS COMPANY                          CO       80239    Mechanical services
TOLLBRIDGE TECHNOLOGIES                                   CA       94086    90 day trial.
T-ONE, INC.                                               GA       30083    Co installation fortified w/RBOC's, etal
TOTAL INSTRUMENT SERVICES, INC.                           CO       80122    0
TRANS GLOBAL COMMUNICATIONS                               NC       27704    Co installation
TRANS GLOBAL COMMUNICATIONS, INC.                         NC       27704    Co installation
TRAVELERS INDEMNITY COMPANY                               CT       06183    Auto insurance policy
TRIAD CONSULTANTS                                         CO       80111    Temporary employees
TRI-AREA ELECTRIC CO., INC                                OH       44502    Engineering, Furnish & Install agreement
TRI-CITY TELECOM AND CABLE                                CO       80260    Located in Thornton, CO. Does office wiring.
TRI-CITY TELECOM AND CABLE, INC.                          CO       80260    Telecommunication Construction agreement dated 7/28/00
TRI-LAN, INC.                                             NC       28405    Recruiting agreement
TRISTEP HIRING SYTEMS                                     CA     94538-1600 Consulting services
TRUECOMP INSTALLATION                                     CA       95113    SOW for the installation, implementation and testing
                                                                            of Truecom software.
TRUEVANCE COMMUNICATIONS, LLC                             FL       32073    Inside wiring, electrical & surveying.
TRUEVANCE COMMUNICATIONS, LLC                             FL       32073    Inside wiring, electrical & surveying.
TRUSTED INFORMATIONS SYSTEMS, INC. (TIS)                  MD       20850    Terminated according to contract terms.
TTM, INC.                                                 NC       28206    Engineering, Furnish & Install agreement
TTM, INC.                                                 NC       28206    Engineering, Furnish & Install agreement
TTR, LLC                                                  TX       75243    Engineering, Furnish & Install agreement
TURNER CONSTRUCTION COMPANY                               CO       80222    Construction agreement
TURNER CONSTRUCTION COMPANY                               CO       80222    Contract to do tenant finish at the Panorama
                                                                            office space
TURNER CONSTRUCTION COMPANY                               CO       80222    Subcontract agreement
TVC INC                                                   MO     63179-8000 Confidentiality Agreement
U.S. INTERNET                                                        0      Collocation space agreement
U2SI (UNDERGROUND UTLITIES SERVICES, INC.)                CO       80104    Cable locators
UCA COMPUTER SYSTEMS INC                                  CO     80265-1901 Engineering, Furnish & Install agreement
UNCC                                                                        0
UNDERGROUND CONSTRUCTION CO INC                           CA       94510    Engineering, Furnish & Install agreement
UNDERGROUND CONSTRUCTION CO INC.                          CA       94510    Engineering, Furnish & Install agreement
UNDERGROUND TECHNOLOGY INC                                CA     93006 3820 Line locating service
UNISON SYSTEMS INC                                        CO       80210    Consulting services
UNISON SYSTEMS INC                                        CO       80210    Temporary employees
UNISON SYSTEMS INC                                        CO       80210    Temporary employees
UNITED AIRLINES                                           IL       60007    Corporate volume agreement
UNITED AMERITEC CORPORATION                               CA       92131    Engineering, Furnish & Install agreement
UNITED AMERITEC CORPORATOIN                               CA     92831-4904 Security system installation and de installation.
UNITED HEALTHCARE                                         OH       43207    Employee medical coverage
UNITED INFORMATION TECHNOLOGIES CORPORATION               IL     60173-5059 Consulting Agreement
UNLIMITED TECHNOLOGY                                      CA       94103    Recruiting agreement
US COMMUNICATIONS INC                                     NM       87107    Outside plant construction
US COMMUNICATIONS INC                                     NM       87107    Outside plant construction
US COMMUNICATIONS INC                                     NM       87107    Outside plant construction and pulls fiber.
US COMMUNICATIONS, INC., DIV. OF ARGUSS COMM. GRP         NM       87154    Maintenance and confidentiality agreement
US SOUTH COMMUNICATIONS                                   GA       30339    Carrier Sales agreement
UTILIQUEST                                                TX       78238    Cable locators
UTILIQUEST                                                TX       78238    Cable locators
UTILITIES CONSTRUCTION                                    OH     44121-2879 Outside plant construction
UTILITY CONSULTANTS                                       GA       30339    Outside plant design & installation
UUNET                                                     VA     23285-4100 Special Access
V&A JANITORIAL SERVICES                                   CA       93729    Janitorial services.
VALUCOM, INC                                              VA       22180    SOFTWARE LICENSE dated 10/16/97
VCI TELECOM INC                                           TX     75284-6343 Outside plant construction and maintenance
VCI TELECOM, INC.                                         `        91786    Co installation
VECA                                                      WA       98108    VECA Construction Agreement
VECTOR MANAGEMENT GROUP                                   CO       80202    Consulting Services
VERITAS SOFTWARE CORP                                     CA       94043    Sales tax software.
VERITAS SOFTWARE CORP                                     CA       94043    Software and support services
VIDEOTRONIC, INC.                                         CO       80401    Engineering, Furnish & Install agreement
VIDEOTRONIX, INC.                                         CO       80401    Engineering, Furnish & Install agreement
VIRTUAL ENTERPRISES, INC DBA                              CO       80241    Consulting services.
VIRTUAL VALLEY INTERNET                                   NC       28601    Collocation space agreement
VISA USA, INC.                                            CO       80111    Collocation agreement
VISION SYSTEMS LLC                                        TX       77401    Consulting services
VITRIA TECHNOLOGY INC                                     CA     94085 3913 Software and support services
VITRIA TECHNOLOGY INC                                     CA     94085-3913 Software and support services.
VOCAL DATA, INC.                                          TX       75081    Hardware and Software Trial Agreement.
VOICEWARE SYSTEMS                                         FL       33401    Appendix for SS7 Network Service -
                                                                            Voiceware 98-493/Original
VOICEWARE SYSTEMS                                         FL       33401    General Service Agreement, Voiceware 98-493
VOLT INFORMATION SCIENCES, INC.                           TX       76051    General co & outside plant installation
VOLT SERVICES                                             TX       77056    Recruiting agreement
VOLT SERVICES INC.                                        TX       77056    Recruiting agreement
VOLT TELECOM GROUP                                        GA       30093    Construction and maintenance outside plant
VOLT TELECOM GROUP                                        GA       30093    Construction and maintenance outside plant
VROOM                                                     CO       80112    Software and support services
W. T. LEONE'S TRI-AREA ELECTRIC CO. INC.                  OH       44502    Electrical  contractors
W.L. CONTRACTORS, INC.                                    CO       80002    Outside plant construction
WALLER CREEK COMMUNICATIONS                               TX       78701    Fiber capacity agreement date 7/28/99 (6 Fibers)
WANG GLOBAL SERVICES                                      MN       55317    Installation services subcontract agreement - install
                                                                            & service computer related equipment and cabeling.
WARREN, MORRIS & MADISON, LTD.                            VA       23451    Recruiting agreement
WAUKESHA-PEARCE INDUSTRIES, INC.                          TX       78220    Generator maintenance
WEITZ COHEN CONSTRUCTION CO                               CO       80203    Subcontract agreement
WELLS FARGO ALARM SERVICES                                AZ       85040    Alarm services
WELLS FARGO ALARM SERVICES                                AZ       85040    Security products and installation
WESBELL ASSET RECOVERY CENTER                             KS       66215    Wesbell auto renewal
WEST AmericA MORTGAGE (WESTPIKE, LLC)                     CO                CUSTOMER PREMISES COLLATION AGREEMENT
WESTAFF                                                   TX       78731    Recruiting agreement
WESTERN DATA                                              CO       80112    Recrutiing agreement
WESTERN UNION                                             MO     63150-0253 Assigned to MCI
WESTERN UNION                                             MO     63150-0253 Construction agreement
Western Union Ats C/O Worldcom                            TX       75082    Fiber use agreement from 50 Public Square tp 1621
                                                                            Euclid, Cleveland Ohio
WESTFIRE INC                                              TX       75238    Nationwide fire prevention contractor providing and
                                                                            maintaining fire suppression equipment.
WESTFIRE INC.                                             CO       80401    Nationwide fire prevention contractor providing and
                                                                            maintaining fire suppression equipment.
WESTFIRE, INC.                                            CO       80401    Nationwide fire prevention contractor providing and
                                                                            maintaining fire suppression equipment.
WESTSHARE SERVICES, INC.                                  WA       98296    Engineering, Furnish & Install agreement
WESTSHARE SERVICES, INC.                                  WA       98104    Engineering, Furnish & Install agreement
WESTSHARE SERVICES, INC.                                  WA       98296    Engineering, Furnish & Install agreement
WHITTMAN HART INC                                         CO       80111    Consulting services
WHITTMAN HART INC                                         CO       80111    Consulting services
WILLIAMS ELECTRIC COMPANY                                 NC       28151    Electrical
WILLIAMS ELECTRIC COMPANY (PIONEER                        NC       28151    Overhead -underground power line work
WILSON CONSULTING GROUP INC                               CO       81658    Consulting services
WILSON GROUP, THE                                         TX       78403    Recruiting agreement
WILSON'S AIR TECHNOLOGIES                                 WA       98408    Maintenance & repair
WILSON'S AIR TECHNOLOGIES, INC.                           WA       98408    Maintenance & repair
WINDSOR CONSULTANTS INC                                   TX       77040    Recruiting agreement
WINSTAR COMMUNICATIONS                                    VA       22182    SPECIAL ACCESS.  DS-1 and DS-3 connections.
WOLIN, CARLA J                                            CO       80206    Employment Agreement dtd 7/01/1999, Amendment to
                                                                            Employment Agreement dtd 8/22/1999 and Amendment to
                                                                            Employment Agreement dtd 5/10/2000.
WORLDCOM                                                  OK       74172    0
WORLDCOM NETWORK SERVICES                                 TX     75373-0426 0
WORLDCOM NETWORK SERVICES INC                             OK       74172    Telecommunication Service Agreement effective 11/15/98
WORLDCOM NETWORK SERVICES INC                             OK       74117    0
WORLDPORT COMMUNICATIONS (ENERGIS)                        GA       30144    SS7 and Special Access
XEROX BUSINESS SERVICES                                   CO       80237    Facilities copy center
XO COMMUNICATIONS/NEXTLINK                                AZ       85254    Local Loop OC48, OC12, DS3  Seattle, Salt Lake.
YANKEE GROUP, THE                                         MA       21160    Market  research


Access Transmission Services, Inc.                        TX       75082    Construction and Use Agreement dtd 2/25/1994;
                                                                            Contract # 2-586
Alaska Center Limited Partnership                         ID       83702    Pop site @ 1020 Main, Boise, ID
Arapahoe County, Colorado                                 CO     80166-0001 Subdivision Improvement Agreement for Inverness #22
                                                                            @ 161 Inverness Dr. West dtd 4/14/2000.
Arapahoe County, Colorado                                 CO     80166-0001 Traffic Signal Escrow Agreement for Inverness #22
                                                                            @ 161 Inverness Dr. West dtd 4/14/2000
Arapahoe County, Colorado                                 CO     80166-0001 Escrow Contract and Security Agreement for Inverness
                                                                            #22 @ 161 Inverness Dr. West dtd 5/23/2000 relating
                                                                            to the Traffic Signal Escrow Agreement dtd 4/14/2000
Arapahoe County, Colorado                                 CO     80166-0001 Escrow Contract and Security Agreement for Inverness #22
                                                                            @ 161 Inverness Dr. West dtd 5/23/2000 relating to the
                                                                            Subdivision Improvement Agreement dtd 4/14/2000
City Mall                                                 CA       95354    Type 4 POP site @ 948 - 11th St., Suite 35, Modesto, CA
Domain Silver Square                                      NM       87113    Pop site @ 625 Silver SW, Albuquerque.
Gateway Associates                                        WA       99202    Type 4 POP site @ 140 S. Arthur, Suites 310 and 315,
                                                                            Spokane, WA
Huntington Towers                                         IL     61824-0140 Pop site @ 201 W. Springfield, Champaign, IL
James P. Gibbs                                            GA       30605    Pop site @ 544 Mulberry St.,  Macon, GA
Kenneth R. Ahif                                           WA       98503    Type 4 POP site @ 1230 Ruddle Road SE, Suite 102,
                                                                            Olympia, WA
Landrock Builder's Inc.                                   IL       61104    Pop site @ 222 E. State, Rockford, IL
Level 3 Communications, LLC                               CO       80021    Conduit Lease Agreement dtd 6/21/1999; CM# LEV-27616
Metropolitan Fiber Systems                                IL       60181    Master Service Agreement dtd 6/28/1991
Midwest Property Services, LLC                            IN     47402-3489 Pop site @ 505 1/2 N. Walnut, Bloomington, IN
ProLogis North Carolina, LP                               IL       60106    Type 1 switch site lease @ 3902 Hanna Circle,
                                                                            Indianapolis, IN
The Arden Group, Inc.                                     PA       19107    Pop site @ 1099 N. Meridian, Indianapolis, IN
The Chateau                                               CA       91364    Type 4 POP site @ 20501 Ventura Bl vd., Suite 388,
                                                                            Woodland Hills, CA
TMP Worldwide, Inc.                                       CO       80202    Agreement dtd 11/02/1998 and Letter of Appointment
                                                                            dtd 10/30/1998
Transaction Network Services, Inc. (TNS)                  VA       22071    Transaction Network Services, Inc. @@7 Network Services
                                                                            Agreement dtd 12/04/1995;  CM# TRA-24423
Vellutini Corporation dba Velcor                          CA       95823    Master Telecommunications Construction Agreement
                                                                            dtd 1/20/1998
Western Union ATS                                         TX       75082    Construction and Use Agreement dtd 7/08/1991 re. fiber
                                                                            conduit @ 1621 Euclid Ave., Cleveland, OH and
                                                                            50 Public Sq., Cleveland, OH

Brewer-Garret Company                                     OH       44130    Master Telecommunications Construction Agreement
                                                                            dtd 6/20/2000; PC Docs # 00-1861 and CM # BRE-01587
Brewer-Garret Company                                     OH       44130    Master HVAC Maintenance Agrement dtd 4/01/2000;
                                                                            PC Doc # 00-553 and CM # BRE-00602
Cahners Publishing                                        CO       80126    Faxing Services Agreement
Callidus Software Inc.                                    CA       95113    Source code escrow agreement.
Copley Press, Inc. (The)                                  CA       92037    Amended and Restated Agreement of Limited Partnership
                                                                            of ICG Telecom of San Diego, L.P.; Amendment No. 1 to
                                                                            Amended and Restated Agreement of Limited Partnership
                                                                            of ICG Telecom of San Diego, L.P.; Amendment No. 2 to
                                                                            Amended and Restated Agreement of Limited Partnership
                                                                            of ICG Telecom of San Diego, L.P.
Fax Link Plus, Inc., F/K/A audio Fax, Inc.                GA       30067    IT source code license agreement
Fiireline Corporation                                     MD     21227-4671 Fireline Testing, Inspection and Service of Fire
                                                                            Protection System Vendor's Agrmt Effective 04/10/2000
Fiireline Corporation                                     MD     21227-4671 Fireline Testing, Inspection and Service of Fire
                                                                            Protection System Vendor's Agreement
Fiireline Corporation                                     MD     21227-4671 Statement of Work Fireline Testing, Inspection and
                                                                            Service of Fire Protection System Vendor's Agreement
Fireline Testing, Inspection and Service of Fire P        MD       21227    Fire suppression & testing vendor.
GUDENKAUF CORPORATION                                     OH       43204    Fiber optic installs & construction
GUDENKAUF CORPORATION                                     OH       45402    Fiber optic installs & construction
J. Shelby Bryan                                           NY       10022    Stock Option Agreement dtd 5/10/2000
J. Shelby Bryan                                           NY       10022    Stock Option Agreement dtd 3/10/1999
J. Shelby Bryan                                           NY       10022    Indemnification Agreement dtd 5/30/1995
J. Shelby Bryan                                           NY       10022    Assignment and Amendment to Employment Agreement and
                                                                            Indemnifcation Agreement dtd 10/23/1996
J. Shelby Bryan                                           NY       10022    Waiver Letter dtd 2/16/2000
J. Shelby Bryan                                           NY       10022    Letter Agreement dtd 8/22/2000
Orr Protection System, Inc.                               OH       45242    Master Maintenance Agrement dtd 4/01/2000;
                                                                            PC Docs # 99-3397 and CM # ORR-01679
PSINet Transaction Solutions, Inc.                        VA     20153-1441 SS7 and Special Access
ROCKY MTN. SECURITY SERVICES DBA INTEGRATED SYSTEM        CO       80222    Fire system monitoring at multiple switch sites.
US COM INC                                                MI       49201    Co installation
US COM INC                                                MI       49201    Maintenance and confidentiality agreement
VERTEX INC                                                PA       19312    Software and support services
VERTEX INC                                                IL       60631    Software license agreement and non disclosure agreement

                                 EXHIBIT C
                         REJECTION BAR DATE NOTICE


                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE

In re:                                    :
                                          :        Chapter 11
ICG COMMUNICATIONS, INC.,                 :        Case No.  00-4238 (PJW)
et al.,                                   :
-- ---
                                          :        Jointly Administered
                           Debtors.       :


 NOTICE REGARDING (A) EXECUTORY CONTRACTS AND UNEXPIRED LEASES TO BE REJECTED
    PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE AND (B) BAR DATE FOR
                          CLAIMS ARISING THEREFROM
                          ------------------------


                  PLEASE TAKE NOTICE OF THE FOLLOWING:

1. Executory Contracts and Unexpired Leases to Be Rejected. Pursuant to Section 7.3 of the Second Amended Joint Plan of Reorganization of ICG Communications, Inc. dated April 3, 2002, as modified by that certain modification dated July 26, 2002 (the "Modified Plan"),1 section 365 of the Bankruptcy Code, 11 U.S.C.ss.ss.101-1330 (the "Bankruptcy Code"), and the Order of the Bankruptcy Court confirming the Modified Plan (the "Confirmation Order"), the above-captioned debtors and debtors in possession (collectively, the "Debtors") have rejected, as of October 10, 2002 (the "Effective Date"), each of the executory contracts (collectively, the "Contracts") and unexpired leases (collectively, the "Leases") listed on Schedule 7.3 to the Modified Plan that has not previously expired or been terminated pursuant to its own terms. The Contracts and Leases to which you are a party that appear on Schedule 7.3 to the Modified Plan (and thus have been identified for rejection) are listed on the attached Annex A.


2. Bar Date for Proof of Claim. Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of a Contract or Lease pursuant to Section 7.3 of the Modified Plan gives rise to a Claim by the other party or parties to the Contract or Lease, such Claim shall be forever barred and shall not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is filed with the Reorganized Debtors' claims and noticing agent, Logan and Company, Inc. by sending the executed proof of Claim by mail, overnight delivery or hand delivery to Logan and Company, Inc., 546 Valley Road, Upper Montclair, NJ 07043 so that the proof of Claim is actually received no later than 30 days after the date of this Notice indicated below. For your convenience, a copy of a proof of Claim form is included with this Notice.

-------------------

         1 Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Modified Plan.




Dated:   November __, 2002
         Wilmington, Delaware

                                            Timothy R. Pohl
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606
                                            (312) 407-0700

                                                  - and -

                                            -----------------------------------
                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE, MEAGHER
                                              & FLOM LLP
                                            One Rodney Square
                                            Wilmington, Delaware 19899
                                            (302) 651-3000

                                            ATTORNEYS FOR DEBTORS IN POSSESSION





                                  ANNEX A

                                 EXHIBIT D
                             CURE AMOUNT NOTICE

                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                         :
                               :        Chapter 11
ICG COMMUNICATIONS, INC.,      :        Case No.  00-4238 (PJW)
et al.,                        :
-- ---
                               :        Jointly Administered
                   Debtors.    :



          NOTICE OF (I) ASSUMPTION OF CERTAIN EXECUTORY CONTRACTS
                          AND UNEXPIRED LEASES AND
                 (II) DEADLINE TO FILE A CURE AMOUNT NOTICE
                 ------------------------------------------


PLEASE TAKE NOTICE THAT:

                  1. Executory Contracts and Unexpired Leases to Be Assumed or Assumed and Assigned. On October 9, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., as modified by that certain modification dated as of July 26, 2002 (the "Modified Plan"), in the chapter 11 cases of ICG Communications, Inc. ("ICG") and its affiliates (collectively, the "Debtors"). Pursuant to Article VII of the Modified Plan, the Debtors will assume certain executory contracts and unexpired leases (together the "Executory Contracts and Unexpired Leases"). The Executory Contracts and Unexpired Leases are all of the Debtors' executory contracts and unexpired leases (as those terms are defined under applicable law), except: (i) executory contracts and unexpired leases previously assumed by Order of the Court; (ii) executory contracts and unexpired leases previously rejected by Order of the Court and (iii) executory contracts and unexpired leases to be rejected listed on Schedule 7.3 to the Modified Plan.

                  2. Proposed Amounts Required to Cure Defaults. Section 365(b)(1)(A) of the Bankruptcy Code requires that the Debtors cure ("Cure") or provide adequate assurance that they will promptly cure defaults under the Proposed Assumed Contracts at the time of assumption. The Debtors have determined the amounts required to cure defaults under the Proposed Assumed Contracts based on the Debtors' books and records and related documents (the "Cure Amount Claims"). The Cure Amount Claims for the Executory Contracts and Unexpired Leases to which you are a party are identified on the attached Annex A.

                  3. Deadline to Respond to Proposed Assumption or Assumption and Assignment and Proposed Cure Amount Claims. Pursuant to the Confirmation Order, if you dispute (i) the amount of any Cure, (ii) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or
(iii) any other matter pertaining to assumption of such contract or lease, you must file with the Bankruptcy Court and serve on the Debtors or the Reorganized Debtors, as applicable, a written objection setting forth the basis for such dispute no later than 20 days after the date of service of this Cure Amount Notice (the "Objection Deadline"). The Cure shall be made following the entry of a Final Order resolving the dispute and approving the assumption or assumption and assignment, as the case may be. For purposes of filing Objections, the address of the Bankruptcy Court is 824 North Market Street, Wilmington, Delaware 19801.

                  4. Consensual Resolution of Disputes. The Debtors request that any party that disputes the assumption or assumption and assignment of a Executory Contracts and Unexpired Leases or the amount of a Cure Amount Claim contact the Debtors prior to the Objection Deadline to attempt to resolve such dispute consensually. The Debtors' contact person for such matters is Bernard Zuroff, Esq., at ICG Communications, Inc., 161 Inverness Drive West, Englewood, Colorado 80112 or (303) 414- 5872. If such disputes cannot be resolved consensually prior to the Objection Deadline, you must file and serve an Objection to preserve your right to dispute the assumption or assumption and assignment of an Executory Contract or Unexpired Lease or the amount of a Cure Amount Claim. If you do not timely and properly object to the proposed Cure Amount Claim identified on Exhibit A, the proposed amount shall become the final Allowed Cure Amount Claim without further action by the Bankruptcy Court, the Debtors or the Reorganized Debtors, and the Cure Amount Claim shall be paid or satisfied in accordance with the Modified Plan and the Confirmation Order.

                  5. Hearing; Reservation of Rights. If your dispute regarding the amount of Cure or any requirement for adequate assurance of future performance that cannot be resolved consensually among the parties,
(i) such disputes shall be determined by the Bankruptcy Court at a hearing scheduled on not less than 30 days notice and (ii) the Debtors shall have the right to reject the contract or lease for a period of five (5) days after entry of a Final Order establishing a Cure amount in excess of that provided by the Debtors or any requirement for adequate assurance of future performance that is not acceptable to the Debtors.

                  6. Payment of Cure Amount. Absent any pending disputes, the Cure Amount Claims shall be satisfied, at the option of the Debtor or Reorganized Debtor assuming the applicable Executory Contract or Unexpired Lease or the assignee of such Debtor or Reorganized Debtor, (a) by payment of the Cure Amount Claim in cash on the Effective Date or as soon as practicable after the applicable Objection Deadline or (b) on such other terms as agreed to by the parties to such Executory Contract or Unexpired Lease. If there is a dispute regarding the amount of any Cure Amount Claim or any other matter pertaining to the assumption or assumption and assignment of the underlying Executory Contract or Unexpired Lease, the applicable Cure Amount Claim shall be paid as soon as practicable following the entry of a Final Order, or the filing of such agreement or other document, resolving the dispute. Until a Cure Amount Claim becomes Allowed in accordance with the procedures set forth herein and in the Confirmation Order, such Claim shall be treated as a Disputed Claim for purposes of making distributions under the Modified Plan.




         DATED this __ day of November, 2002.










                                    ___________________________________
                                    Timothy R. Pohl
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM (ILLINOIS)
                                    333 West Wacker Drive
                                    Chicago, Illinois 60606
                                    (312) 407-0700

                                            - and -

                                    Gregg M. Galardi
                                    SKADDEN, ARPS, SLATE, MEAGHER
                                       & FLOM LLP
                                    One Rodney Square
                                    Wilmington, Delaware 19899
                                    (302) 651-3000

                                    Attorneys for the Debtors and
                                    Debtors-in-Possession




                         [EXHIBITS TO BE PROVIDED]

                                 EXHIBIT E
                            CONFIRMATION NOTICE

                       UNITED STATES BANKRUPTCY COURT
                            DISTRICT OF DELAWARE


In re:                                  :
                                        :        Chapter 11
ICG COMMUNICATIONS, INC.,               :        Case No.  00-4238 (PJW)
et al.,                                 :
-- ---
                                        :        Jointly Administered
                           Debtors.     :



     NOTICE OF ENTRY OF ORDER CONFIRMING THE SECOND AMENDED JOINT PLAN
         OF REORGANIZATION OF ICG COMMUNICATIONS, INC., AS MODIFIED

                  PLEASE TAKE NOTICE OF THE FOLLOWING:

                  1. Confirmation of the Plan. On October 9, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") entered an order (the "Confirmation Order") confirming the Second Amended Joint Plan of Reorganization of ICG Communications, Inc., dated April 3, 2002, as modified by that certain modification dated July 26, 2002 (the "Modified Plan"), in the chapter 11 cases of the above-captioned debtors and debtors in possession (collectively, the "Debtors"). The Effective Date of the Modified Plan (as defined therein) occurred on October 10, 2002. Unless otherwise defined in this Notice, capitalized terms and phrases used herein have the meanings given to them in the Modified Plan and the Confirmation Order.

                  2. Discharge of Claims and Termination of Interests.

         (a) Except as provided in the Modified Plan or in the Confirmation Order, all consideration distributed under the Modified Plan shall be in exchange for and in complete satisfaction, settlement, discharge and release of all Claims of any nature whatsoever against the Debtors or any of their assets or properties, and, regardless of whether any property shall have been distributed or retained pursuant to the Modified Plan on account of such Claims, upon the Effective Date, the Debtors, and each of them, shall (i) be discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (A) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (B) a Claim based upon such debt is Allowed under section 502 of the Bankruptcy Code or (C) the holder of a Claim based on such debt accepted the Modified Plan; and (ii) terminate all ICG Interests.

         (b) Except as provided in the Modified Plan or in the Confirmation Order, the Confirmation Order constitutes a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and termination of all ICG Interests and other rights of equity security holders in ICG, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

                  3. Injunctions.

         (a) Except as provided in the Modified Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Modified Plan are permanently enjoined from taking any of the following actions against the Debtors, Reorganized Debtors or their property on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (i) commencing or continuing in any manner or in any place any action or other proceeding;
(ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

         (b) As of the Effective Date, all entities that have held, currently hold or may hold a Claim, demand, debt, right, cause of action or liability that is released pursuant to the Modified Plan are permanently enjoined from taking any of the following actions against any released entity or its property on account of such released Claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (i) commencing or continuing in any manner any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity and (v) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Modified Plan.

         (c) By accepting distribution pursuant to the Modified Plan, each holder of an Allowed Claim or Allowed Interest receiving distributions pursuant to the Modified Plan shall be deemed to have specifically consented to the injunctions set forth above.

                  4. Releases and Satisfaction of Subordination Rights. All Claims of the holders of the Secured Lender Claims and the Old Note Claims against the Debtors and all rights and claims between or among such holders relating in any manner whatsoever to any claimed subordination rights or rights to assert Claims that are owned by any of the Debtors or their Estates against any other Debtor or third party, shall be deemed satisfied by the distributions under, described in, contemplated by, and/or implemented in Section 3.3 of the Modified Plan. Distributions under, described in, contemplated by, and/or implemented by the Modified Plan to the various Classes of Claims under the Modified Plan shall not be subject to levy, garnishment, attachment or like legal process by any Claim holder, including but not limited to, holders of Secured Lender Claims and Old Note Claims by reason of any claimed subordination rights or otherwise, so that each Claim holder shall have and receive the benefit of the distributions in the manner set forth in the Modified Plan.

                  5. Bar Dates.

         (a) Except as otherwise provided below and in Sections 3.1 and
12.1 of the Modified Plan, unless previously Filed, requests for payment of Administrative Claims must be Filed with the Bankruptcy Court and served on counsel to the Debtors and counsel for the Creditors' Committee so that they are actually received no later than forty-five (45) days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims and that do not File and serve a request by the applicable bar date shall be forever barred from asserting such Administrative Claims against the Debtors, the Reorganized Debtors or their respective property, and such Administrative Claims shall be deemed discharged as of the Effective Date. Objections by the Debtors to such requests must be Filed not later than forty-five (45) days after the Filing of the applicable request for payment of Administrative Claims.

         (b) No later than forty-five (45) days after the Effective Date, Professionals or other entities asserting a Professional Fee Claim for services rendered before the Effective Date, other than any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals' Order, must File with the Bankruptcy Court and serve the Reorganized Debtors and their counsel an application for final allowance of such Professional Fees. Objections to any Professional Fee Claim must be filed with the Bankruptcy Courtand served on the Reorganized Debtors and their counsel and the requesting Professional so that they are actually received not later than thirty (30) days after the Filing of the applicable application for compensation or reimbursement was served.

         (c) Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business are not required to File or serve any request for payment of such Administrative Claims. Such Administrative Claims shall be satisfied pursuant to Section 3.1 of the Modified Plan.

                  6. Bankruptcy Court Address. For purposes of Filing requests for payment of Administrative Claims and applications for allowance of Fee Claims, the address of the Bankruptcy Court is 824 Market Street, Marine Midland Plaza, 5th Floor, Wilmington, Delaware 19801.

                  7. Effective Date. A separate notice of the occurrence of the Effective Date has been posted on the Debtors' website at www.icgcomm.com and the Bankruptcy Court's website at www.deb.uscourts.gov.

                  8. Copies of Confirmation Order. Copies of the
Confirmation Order are publicly available, free of charge, online in electronic format at www.icgcomm.com and www.deb.uscourts.gov. Copies of the Confirmation Order may also be obtained, at the requesting parties expense, by contacting IKON Office Solutions at (302) 777-4500.

Dated:   Wilmington, Delaware
         October 10, 2002

                                              /s/ Timothy R. Pohl
                                            -----------------------------------
                                            Timothy R. Pohl
                                            SKADDEN, ARPS, SLATE,
                                              MEAGHER & FLOM (ILLINOIS)
                                            333 West Wacker Drive
                                            Chicago, Illinois 60606
                                            (312) 407-0700

                                                 - and -

                                            Gregg M. Galardi
                                            SKADDEN, ARPS, SLATE,
                                               MEAGHER & FLOM LLP
                                            One Rodney Square
                                            Wilmington, Delaware 19899
                                            (302) 651-3000

                                            ATTORNEYS FOR DEBTORS IN POSSESSION